Filed pursuant to Rule 424(b)(3)
File No. 333-264472

BLACKSTONE PRIVATE CREDIT FUND

SUPPLEMENT NO. 4 DATED NOVEMBER 17, 2022

TO THE PROSPECTUS DATED APRIL 25, 2022

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Blackstone Private Credit Fund (“we,” “our” or the “Fund”), dated April 25, 2022 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purposes of this Supplement are:

•	to update the Prospectus; and

•	to include our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Updates to Prospectus

The following replaces the ninth paragraph of the “What potential strengths does the Adviser offer?” section of the Prospectus Summary, the thirteenth paragraph under the “Investment Objectives and Strategies – Blackstone Credit Strengths” section of the Prospectus and all similar disclosure in the Prospectus:

Strong Investment Track Record. Blackstone Credit’s track record in private debt lending and investing in below investment grade credit dates back to the inception of Blackstone Credit. Since 2005 through September 30, 2022, Blackstone Credit has invested approximately $152 billion in capital in privately originated transactions. Specifically within the U.S. Direct Lending Strategy, Blackstone Credit has invested approximately $80 billion in privately originated or privately negotiated first lien / unitranche transactions. Corresponding to this U.S. Direct Lending track record, Blackstone Credit has an annualized default rate of 0.30% and an annualized loss rate of 0.10% compared to the Credit Suisse Leveraged Loan Index’s default and loss rate of 1.53% and 0.64%, respectively, over the same time period.1

[1]

Blackstone Credit U.S. Direct Lending platform default is defined as a payment default or bankruptcy event. Represents default rate and loss of principal net of interest received resulting from default for all transactions in the U.S. Direct Lending track record from December 2006 to September 2022. This information is presented for all U.S. Direct Lending transactions across the Blackstone Credit platform. These numbers include the FS BDCs as described and defined below through March 31, 2018. Blackstone Credit default rate is calculated based on defaults in each calendar year period (“YTD”), while Credit Suisse default rate is calculated based on defaults in the last twelve months (“LTM”) due to availability of data. Therefore, Blackstone Credit and Credit Suisse will cover different periods except when Blackstone Credit presents a full calendar year. Credit Suisse’s default and loss rates are intended to be representative of the broader leveraged loan market which is different from Blackstone Credit’s portfolio as follows. First, the composition, volatility and risk profile of the Credit Suisse Leveraged Loan Index presented is likely to be materially different from that of the Fund. Second, the Credit Suisse Leveraged Loan Index employs different investment guidelines and criteria than the Fund and does not employ leverage. Loss of principal net of interest received resulting from default calculation includes investments in BDCs that were sub-advised by Blackstone Credit (the “FS BDCs”) on a non-discretionary basis until April 9, 2018. Investments sourced by Blackstone Credit for the FS BDCs did, in certain cases, experience defaults and losses after Blackstone Credit was no longer sub-adviser and such defaults and losses are not included in the rates provided. Past performance is not necessarily indicative of future results, and there can be no assurance that Blackstone Credit will achieve comparable results or that any entity or account managed or advised by Blackstone Credit will be able to implement its investment strategy or achieve its investment objectives.

The following replaces the firth paragraph of the “Management of the Fund — Payment of Our Expenses Under the Investment Advisory and Administration Agreements” section of the Prospectus Summary and all similar disclosure in the Prospectus:

(i) organization and offering expenses associated with our public and private offerings, including this offering and offerings by feeder vehicles (which are primarily created to hold our shares and in turn offer interests in such feeder vehicles to non-U.S. persons) (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses and other offering expenses, including costs associated with technology integration between the Fund’s systems and those of participating intermediaries, expenses incurred in connection with the provision of administrative or similar services by participating broker-dealers for their clients and reasonable bona fide due diligence expenses of participating intermediaries supported by detailed and itemized invoices, costs in connection with preparing sales materials and other marketing expenses, design and website expenses, fees and expenses of the Fund’s escrow agent and transfer agent, formation, distribution, administrative, regulatory or similar expenses related to the management and operation of feeder vehicles or related entities, fees to attend retail seminars sponsored by participating intermediaries and costs, expenses and reimbursements for travel, meals, accommodations, entertainment and other similar expenses related to meetings or events with prospective investors, intermediaries, registered investment advisors or financial or other advisors, but excluding the shareholder servicing fee);

The following amends and restates “Appendix B: Supplemental Performance Information of the Adviser” in the Prospectus:

APPENDIX B: SUPPLEMENTAL PERFORMANCE INFORMATION OF THE ADVISER

The Fund is a recently organized, non-diversified, closed-end management investment company with limited operating history that has elected to be regulated as a BDC under the 1940 Act. The performance information presented below is for the Fund and all funds and accounts currently or previously advised or sub-advised by the Adviser or its affiliates that have investment strategies (including with respect to leverage) that are substantially similar to the investment strategies of the Fund (“Similar Accounts”). Performance information is presented for funds and accounts that invest primarily in secured debt investments with a focus on originated transactions, including first and/or second lien senior secured loans and unitranche loans and, to a lesser extent, in subordinated and junior loans and other debt or equity instruments.

This supplemental performance information is provided to illustrate the past performance of the Adviser and its affiliates, in managing funds and accounts with investment strategies that are substantially similar to the investment strategies of the Fund.

The performance of the Similar Accounts presented below is not the performance record of the Fund and should not be considered a substitute for the Fund’s own performance. Past returns are not indicative of future performance.

Certain of the Similar Accounts are not subject to investment limitations, leverage restrictions, diversification requirements and other restrictions imposed on business development companies by the 1940 Act and RICs under the Code. If these accounts were operated as business development companies and/or RICs their returns might have been lower. The fees and expenses of the Fund may be higher than those of certain of the Similar Accounts. Had the Similar Accounts’ performance reflected the anticipated fees and expenses of the Fund, their performance may have been lower. In addition, although the Similar Accounts have substantially similar investment strategies to the investment strategies of the Fund, the Fund will not always make the same investments as any Similar Accounts, and, therefore, the investment performance of the Fund will differ from the investment performance of the Similar Accounts. For certain of the Similar Accounts, affiliates of the Adviser act or acted as a non-discretionary investment adviser or sub-adviser. Thus, while these affiliates of the Adviser propose or proposed investment opportunities to the advisers or investors of such accounts for investment, such advisers or investors have or had investment discretion to approve or reject such investment recommendations.

The following table sets forth the historical “net” and “gross” annualized total returns of the Similar Accounts for periods ending September 30, 2022.

Fund and Similar Accounts*

	1 year	3 year	5 year	10 year	Since Inception (January 2009)
Net	4.8%	8.4%	7.9%	8.4%	10.7%
Gross	8.0%	11.8%	12.0%	13.8%	17.2%

* Performance presented for the Similar Accounts excludes the three-month period ended June 30, 2018, during which the Adviser and its affiliates did not advise or sub-advise any Similar Accounts, except for certain sub-advised funds for which the resignation of the Adviser’s affiliates had already been announced but did not become effective until April 9, 2018.

Returns for periods over one year are annualized. The Similar Accounts include unitized and non-unitized funds with returns for unitized funds calculated on a total return basis and returns for separately managed accounts and non-unitized funds calculated on an internal rate of return basis. Annualized returns for the Similar Accounts are calculated by geometrically linking weighted fund quarterly returns. The historical performance presented above does not reflect the impact of any sales load, transaction or other fees, distribution fees or servicing fees.

“Net” returns are presented after management fees, distribution fees, organizational expenses, fund expenses, and performance-based compensation but before any taxes or tax withholding incurred by investors. “Gross” returns are returns presented before management fees, organizational expenses, fund expenses, performance-based compensation and taxes and tax withholding incurred by investors, which in the aggregate are expected to be substantial.

Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2022

On November 14, 2022, we filed our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 with the Securities and Exchange Commission. The report (without exhibits) is attached to this Supplement.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2022

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                  to

Commission File Number 814-01358

Blackstone Private Credit Fund

(Exact name of Registrant as specified in its Charter)

Delaware	84-7071531
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor New York, New York	10154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 503-2100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the Registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the Registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Act).    Yes  ☐    No  ☒

The number of shares of Registrant’s Common Stock, $0.01 par value per share, outstanding as of November 14, 2022 was 615,147,931, 274,597,992 and 45,800,448 of Class I, Class S and Class D common shares, respectively. Common shares outstanding exclude November 1, 2022 subscriptions since the issuance price is not yet finalized at this time.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about Blackstone Private Credit Fund (together, with its consolidated subsidiaries, the “Company,” “we,” “us” or “our”), our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•	our future operating results;

•	our business prospects and the prospects of the companies in which we may invest;

•	the impact of the investments that we expect to make;

•	our ability to raise sufficient capital to execute our investment strategy;

•	general economic, logistical and political trends and other external factors, inflation and recent supply chain and labor market disruptions;

•	turmoil in Ukraine and Russia and the potential for volatility in energy prices and its impact on the industries in which we invest;

•	the ability of our portfolio companies to achieve their objectives;

•	our current and expected financing arrangements and investments;

•	changes in the general interest rate environment;

•	the adequacy of our cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;

•	our contractual arrangements and relationships with third parties;

•	risks associated with the demand for liquidity under our share repurchase program and the Board’s continued approval of quarterly tender offers;

•	actual and potential conflicts of interest with Blackstone Credit BDC Advisors LLC (the “Adviser”) or any of its affiliates;

•	the dependence of our future success on the general economy and its effect on the industries in which we may invest;

•	our use of financial leverage;

•	our business prospects and the prospects of our portfolio companies;

•	the ability of the Adviser to source suitable investments for us and to monitor and administer our investments;

•	the ability of the Adviser or its affiliates to attract and retain highly talented professionals;

•	our ability to qualify for and maintain our qualification as a regulated investment company and as a business development company (“BDC”);

•	the impact on our business of U.S. and international financial reform legislation, rules and regulations;

•	the effect of changes to tax legislation and our tax position; and

•	the tax status of the enterprises in which we may invest.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of any projection or forward-looking statement in this report should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Risk Factors” in Part I, Item 1A of our annual report on Form 10-K for the year ended December 31, 2021 as updated by the Company’s periodic filings with the Securities and Exchange Commission. These projections and forward-looking statements apply only as of the date of this report. Moreover, we assume no duty and do not undertake to update the forward-looking statements, except as required by applicable law. Because we are an investment company, the forward-looking statements and projections contained in this report are excluded from the safe harbor protection provided by Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”).

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements.

Blackstone Private Credit Fund

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share amounts)

(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (cost of $48,097,184 and $30,483,619 at September 30, 2022 and December 31, 2021, respectively)	$46,908,574	$30,579,870
Non-controlled/affiliated investments (cost of $719 and $583 at September 30, 2022 and December 31, 2021, respectively)	2,360	1,614
Controlled/affiliated investments (cost of $2,077,717 and $213,821 at September 30, 2022 and December 31, 2021, respectively)	2,048,069	214,209

Total investments at fair value (cost of $50,175,620 and $30,698,023 at September 30, 2022 and December 31, 2021, respectively)	48,959,003	30,795,693
Cash and cash equivalents (restricted cash of $51,518 and $2,500 at September 30, 2022 and December 31, 2021, respectively)	1,588,992	617,986
Interest receivable from non-controlled/non-affiliated investments	499,239	194,493
Deferred financing costs	101,752	76,357
Deferred offering costs	2,861	2,471
Receivable for investments sold	1,168,633	663,594
Subscription receivable	8,593	826
Derivative asset at fair value (Note 6)	1,642	1,505
Other assets	4,504	789

Total assets	$52,335,219	$32,353,714

LIABILITIES
Debt (net of unamortized debt issuance costs of $100,245 and $61,526 at September 30, 2022 and December 31, 2021, respectively)	$27,043,081	$18,239,934
Payable for investments purchased	1,379,203	997,408
Management fees payable (Note 3)	70,984	35,038
Income based incentive fees payable (Note 3)	83,663	36,004
Capital gains incentive fees payable (Note 3)	—	15,058
Derivative liability at fair value (Note 6)	265,010	—
Interest payable	244,362	50,294
Due to affiliates	25,010	9,348
Distribution payable (Note 9)	157,871	100,155
Payable for share repurchases (Note 9)	671,705	12,205
Accrued expenses and other liabilities	15,754	3,450

Total liabilities	29,956,643	19,498,894

Commitments and contingencies (Note 8)

NET ASSETS
Common shares, $0.01 par value (909,121,615 and 495,831,116 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively)	9,091	4,958
Additional paid in capital	23,361,101	12,734,425
Distributable earnings (loss)	(991,616)	115,437

Total net assets	22,378,576	12,854,820

Total liabilities and net assets	$52,335,219	$32,353,714

NET ASSET VALUE PER SHARE
Class I Shares:
Net assets	$14,734,969	$8,985,674
Common shares outstanding ($0.01 par value, unlimited shares authorized)	598,605,098	346,591,556
Net asset value per share	$24.62	$25.93
Class S Shares:
Net assets	$6,568,170	$3,433,213
Common shares outstanding ($0.01 par value, unlimited shares authorized)	266,826,806	132,425,100
Net asset value per share	$24.62	$25.93
Class D Shares:
Net assets	$1,075,437	$435,933
Common shares outstanding ($0.01 par value, unlimited shares authorized)	43,689,711	16,814,460
Net asset value per share	$24.62	$25.93

The accompanying notes are an integral part of these consolidated financial statements.

Blackstone Private Credit Fund

Consolidated Statement of Operations

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Investment income:
From non-controlled/non-affiliated investments:
Interest income	$970,341	$231,869	$2,150,852	$380,505
Payment-in-kind interest income	36,734	1,213	89,526	1,913
Dividend income	—	—	1,510	—
Fee income	12,752	5,733	26,849	13,910
From controlled/affiliated investments:
Dividend income	25,152	—	68,765	—

Total investment income	1,044,979	238,815	2,337,502	396,328

Expenses:
Interest expense	294,772	39,759	566,332	60,544
Management fees (Note 3)	70,984	22,521	186,552	39,521
Income based incentive fees (Note 3)	83,663	21,735	194,775	35,496
Capital gains incentive fees (Note 3)	—	3,173	(15,059)	12,491
Distribution and shareholder servicing fees
Class S	13,811	3,442	35,703	5,598
Class D	649	97	1,570	120
Professional fees	2,215	720	7,842	2,307
Board of Trustees’ fees	239	130	641	409
Administrative service expenses (Note 3)	1,897	606	4,090	1,225
Other general & administrative	3,918	1,399	9,764	3,658
Organization costs	—	—	—	1,090
Amortization of continuous offering costs	1,649	1,036	3,791	2,645

Total expenses	473,797	94,618	996,001	165,104
Expense support (Note 3)	—	—	—	(2,199)
Recoupment of expense support (Note 3)	—	—	—	2,199
Management fees waived (Note 3)	—	(1,231)	—	(18,231)
Incentive fees waived (Note 3)	—	(1,109)	—	(14,870)

Net expenses	473,797	92,278	996,001	132,003
Net investment income before excise tax	571,182	146,537	1,341,501	264,325
Excise tax expense	—	—	292	—

Net investment income after excise tax	571,182	146,537	1,341,209	264,325

Realized and unrealized gain (loss):
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments	(143,934)	21,091	(1,058,844)	89,619
Controlled/affiliated investments	4,106	(4)	(30,036)	(1)
Non-controlled/affiliated investments	562	39	608	39
Derivative instruments (Note 6)	3,958	—	2,289	—

Net unrealized appreciation (depreciation)	(135,308)	21,126	(1,085,983)	89,657

Realized gain (loss):
Non-controlled/non-affiliated investments	(92,364)	5,135	(108,268)	5,912
Forward purchase obligation (Note 8)	—	—	—	3,709
Syndicated warehouse agreement (Note 8)	—	—	—	2,334
Foreign currency and other transactions	(7,192)	(880)	(2,606)	(1,682)

Net realized gain (loss)	(99,556)	4,255	(110,874)	10,273

Net realized and unrealized gain (loss)	(234,864)	25,381	(1,196,857)	99,930

Net increase (decrease) in net assets resulting from operations	$336,318	$171,918	$144,352	$364,255

The accompanying notes are an integral part of these consolidated financial statements.

Blackstone Private Credit Fund

Consolidated Statement of Changes in Net Assets

(in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operations:
Net investment income	$571,182	$146,537	$1,341,209	$264,325
Net realized gain (loss) on investments	(99,556)	4,255	(110,874)	10,273
Net change in unrealized appreciation (depreciation) on investments	(135,308)	21,126	(1,085,983)	89,657

Net increase (decrease) in net assets resulting from operations	336,318	171,918	144,352	364,255

Distributions to common shareholders:
Class I	(359,759)	(109,808)	(871,105)	(207,543)
Class S	(140,144)	(29,305)	(327,288)	(51,138)
Class D	(23,963)	(3,055)	(52,959)	(4,120)

Net decrease in net assets resulting from distributions	(523,865)	(142,168)	(1,251,352)	(262,801)

Share transactions:
Class I:
Proceeds from shares sold	1,253,674	2,479,115	6,973,021	6,148,343
Share transfers between classes	16,753	14,693	56,232	17,438
Distributions reinvested	151,911	49,034	370,696	73,596
Repurchased shares, net of early repurchase deduction	(611,647)	(2,801)	(904,839)	(4,040)

Net increase (decrease) from share transactions	810,691	2,540,041	6,495,110	6,235,337

Class S:
Proceeds from shares sold	601,002	823,021	3,406,722	1,916,892
Share transfers between classes	(6,483)	(3,439)	(11,003)	(3,439)
Distributions reinvested	61,154	15,471	142,331	20,812
Repurchased shares, net of early repurchase deduction	(47,971)	(87)	(89,583)	(81)

Net increase (decrease) from share transactions	607,702	834,966	3,448,467	1,934,184

Class D:
Proceeds from shares sold	179,680	132,547	713,712	212,894
Share transfers between classes	(10,270)	(11,254)	(45,229)	(13,999)
Distributions reinvested	11,404	1,210	24,710	1,272
Repurchased shares, net of early repurchase deduction	(3,796)	1	(6,014)	1

Net increase (decrease) from share transactions	177,018	122,504	687,179	200,168

Total increase (decrease) in net assets	1,407,864	3,527,261	9,523,756	8,471,143
Net assets, beginning of period	20,970,712	4,943,934	12,854,820	52

Net assets, end of period	$22,378,576	$8,471,195	$22,378,576	$8,471,195

The accompanying notes are an integral part of these consolidated financial statements.

Blackstone Private Credit Fund

Consolidated Statement of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$144,352	$364,255
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Net unrealized (appreciation) depreciation on investments	1,088,272	(89,658)
Net change in unrealized gain/loss on derivative instruments	2,499	—
Net realized (gain) loss on investments	108,268	(5,912)
Net realized (gain) loss on forward purchase obligation	—	(3,709)
Net realized (gain) loss on syndicated warehouse agreement	—	(2,334)
Payment-in-kind interest capitalized	(102,604)	383
Net accretion of discount and amortization of premium	(103,749)	(17,225)
Amortization of deferred financing costs	17,596	4,718
Amortization of debt issuance costs and original issue discount on notes	14,228	615
Amortization of offering costs	3,792	2,645
Payment in connection with purchase of Syndicated Warehouse, net of cash received	—	(44,521)
Payment in connection with Purchase Agreement transaction, net of cash received	—	(697,431)
Purchases of investments	(24,992,598)	(18,427,308)
Proceeds from sale of investments and principal repayments	5,604,898	2,117,834
Changes in operating assets and liabilities:
Interest receivable	(304,745)	(103,781)
Receivable for investments	(505,039)	(561,860)
Other assets	(3,713)	(53)
Payable for investments purchased	381,795	1,336,567
Management fee payable	35,946	21,290
Income based incentive fee payable	47,659	20,626
Capital gains incentive fee payable	(15,058)	12,491
Due to affiliates	15,662	6,957
Interest payable	194,067	19,463
Accrued expenses and other liabilities	12,303	4,404

Net cash provided by (used in) operating activities	(18,356,170)	(16,041,544)

Cash flows from financing activities:
Borrowings on debt	17,575,191	14,514,975
Repayments on debt	(8,269,116)	(6,188,087)
Deferred financing costs paid	(51,442)	(51,926)
Debt issuance costs paid	(6,657)	(535)
Deferred offering costs paid	(4,865)	(4,323)
Proceeds from issuance of common shares	11,093,454	8,277,035
Repurchased shares, net of early repurchase deduction paid	(348,806)	(1,233)
Dividends paid in cash	(655,795)	(111,619)

Net cash provided by (used in) financing activities	19,331,964	16,434,287

Net increase (decrease) in cash and cash equivalents	975,794	392,743
Effect of foreign exchange rate changes on cash and cash equivalents	(4,788)	—
Cash and cash equivalents, beginning of period	617,986	52

Cash and cash equivalents, end of period	$1,588,992	$392,795

Supplemental information and non-cash activities:
Interest paid during the period	$405,828	$35,752
Distribution payable	$157,871	$55,504
Subscription receivable	$—	$1,094
Reinvestment of dividends during the period	$537,737	$95,680
Accrued but unpaid debt financing and debt issuance costs	$2,718	$3,373
Accrued but unpaid offering costs	$6	$557
Share repurchases accrued but not yet paid	$663,415	$2,887
Non-cash assets acquired/liabilities assumed:
Syndicated Warehouse (Note 8):
Investments	$—	$300,464
Debt	$—	$(134,000)
Other assets/liabilities, net	$—	$(118,411)
Twin Peaks (Note 12):
Investments	$—	$1,023,188
Debt	$—	$(337,648)
Other assets/liabilities, net	$—	$35,473

The accompanying notes are an integral part of these consolidated financial statements.

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
Investments—non-controlled/non-affiliated
First Lien Debt
Aerospace & Defense
Amentum Government Services Holdings, LLC (8)	L + 4.00%	7.67%	1/29/2027	$7,952	$7,844	$7,620	0.03%
Amentum Government Services Holdings, LLC (9)	SOFR + 4.00%	7.21%	2/15/2029	12,248	12,191	11,727	0.05
Atlas CC Acquisition Corp. (7)(10)	L + 4.25%	7.32%	5/25/2028	60,169	58,164	47,824	0.21
Corfin Holdings, Inc. (4)(11)	L + 5.75%	9.42%	2/5/2026	30,573	30,564	30,267	0.14
Corfin Holdings, Inc. (4)(11)	L + 5.75%	8.82%	2/5/2026	1,698	1,674	1,681	0.01
LinQuest Corp. (4)(5)(7)(10)	L + 5.75%	9.10%	7/28/2028	156,000	153,032	150,872	0.67
Loar Group, Inc. (4)(11)	L + 7.25%	10.37%	10/2/2023	29,249	27,750	27,249	0.12
Loar Group, Inc. (4)(7)(8)	L + 7.25%	10.37%	10/2/2024	144,638	141,981	144,638	0.65
MAG DS Corp. (4)(11)	L + 5.50%	9.17%	4/1/2027	9,695	9,566	8,919	0.04
Maverick Acquisition, Inc. (4)(5)(7)(11)	L + 6.25%	9.92%	6/1/2027	48,836	47,867	46,352	0.21
Peraton Corp. (10)	L + 3.75%	6.87%	2/1/2028	70,307	70,154	66,818	0.30
Vertex Aerospace Services Corp. (10)	L + 3.75%	6.87%	12/6/2028	30,208	30,116	29,453	0.13
West Star Aviation Acquisition, LLC (4)(7)(10)	SOFR + 6.00%	8.59%	3/1/2028	4,316	4,217	4,211	0.02

					595,120	577,632	2.58
Air Freight & Logistics
AGI-CFI Holdings, Inc. (4)(10)	L + 5.50%	8.88%	6/11/2027	216,354	212,801	214,190	0.96
AGI-CFI Holdings, Inc. (4)(10)	L + 5.75%	7.91%	6/11/2027	52,699	51,795	52,172	0.23
Alliance Ground (4)(10)	SOFR + 5.75%	8.44%	6/11/2027	95,908	94,064	94,949	0.42
ENV Bidco (4)(6)(10)	SOFR + 6.00%	9.55%	7/19/2029	102,349	99,854	99,790	0.45
ENV Bidco (4)(6)(7)(8)	E + 6.00%	7.19%	7/19/2029	€114,140	111,211	105,806	0.47
Livingston International, Inc. (4)(6)(10)	L + 5.50%	9.14%	4/30/2027	104,924	104,262	103,875	0.46
Mode Purchaser, Inc. (4)(11)	SOFR + 6.25%	8.96%	2/5/2029	169,427	166,355	169,427	0.76
Mode Purchaser, Inc. (4)(11)	SOFR + 6.25%	8.96%	12/9/2026	34,125	33,319	34,125	0.15
R1 Holdings, LLC (4)(11)	L + 6.00%	7.00%	1/2/2026	44,223	44,187	44,223	0.20
Redwood Services Group, LLC (4)(7)(10)	SOFR + 6.00%	6.75%	6/15/2029	36,851	36,061	36,026	0.16
RWL Holdings, LLC (4)(7)(10)	SOFR + 5.75%	9.45%	12/31/2028	217,761	213,385	215,003	0.96
SEKO Global Logistics Network, LLC (4)(5)(6)(11)	E + 5.00%	6.00%	12/30/2026	€35,393	40,490	34,548	0.15
SEKO Global Logistics Network, LLC (4)(5)(7)(11)	L + 5.00%	8.07%	12/30/2026	88,976	88,013	88,361	0.39

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Air Freight & Logistics (continued)
The Kenan Advantage Group, Inc. (10)	L + 3.75%	6.87%	3/24/2026	42,524	42,340	40,318	0.18
Wwex Uni Topco Holdings, LLC (10)	L + 4.00%	7.67%	7/26/2028	19,031	18,780	17,386	0.08

					1,356,917	1,350,200	6.03
Airlines
Air Canada (6)(10)	L + 3.50%	6.42%	8/11/2028	16,777	16,648	15,996	0.07
United Airlines, Inc. (6)(10)	L + 3.75%	6.53%	4/21/2028	26,446	26,482	25,353	0.11

					43,130	41,349	0.18
Auto Components
Clarios Global LP (6)(8)	L + 3.25%	6.37%	4/30/2026	19,806	19,668	18,795	0.08
Metis Buyer, Inc. (5)(7)(10)	SOFR + 4.00%	7.25%	5/4/2028	57,583	56,295	53,391	0.24
Wheel Pros, Inc. (10)	L + 4.50%	7.55%	5/11/2028	25,711	25,717	19,019	0.08

					101,680	91,205	0.41
Beverages
Naked Juice, LLC (9)	SOFR + 3.25%	6.90%	1/24/2029	25,067	24,964	23,089	0.10
Triton Water Holdings, Inc. (9)	L + 3.50%	7.17%	3/31/2028	61,055	59,962	55,094	0.25

					84,926	78,183	0.35
Building Products
Camelot Return Merger SU (6)(8)	8.75%	8.75%	8/1/2028	12,160	11,016	10,039	0.04
Cornerstone Building Brands, Inc. (6)(9)	L + 3.25%	6.07%	4/12/2028	7,410	7,385	6,129	0.03
Cornerstone Building Brands, Inc. (6)(9)	SOFR + 5.63%	8.47%	8/1/2028	50,000	45,250	46,000	0.21
CP Atlas Buyer, Inc. (9)	L + 3.75%	6.27%	11/23/2027	54,252	54,070	47,525	0.21
Engineered Stone Group Holdings III Ltd. (4)(6)(7)(10)	SOFR + 5.51%	8.50%	4/23/2028	€58,583	57,967	59,987	0.27
Fencing Supply Group Acquisition, LLC (4)(5)(11)	L + 6.00%	8.08%	2/26/2027	108,233	106,884	108,233	0.48
Great Day Improvements, LLC (4)(10)	L + 6.25%	9.92%	12/29/2027	182,392	179,204	179,656	0.80
Griffon Corporation (6)(9)	SOFR + 2.50%	5.49%	1/24/2029	1,268	1,265	1,222	0.01
Illuminate Merger Sub Corp. (9)	L + 3.50%	6.38%	7/21/2028	30,768	30,487	27,037	0.12
Jacuzzi Brands, LLC (4)(10)	SOFR + 6.00%	9.55%	2/25/2025	52,738	52,339	52,738	0.24
Jacuzzi Brands, LLC (4)(10)	SOFR + 6.00%	8.05%	4/21/2030	205,058	202,740	205,058	0.92
Kodiak BP, LLC (10)	L + 3.25%	6.92%	3/12/2028	48,933	48,591	45,110	0.20
L&S Mechanical Acquisition, LLC (4)(5)(10)	L + 5.75%	9.43%	9/1/2027	113,994	112,125	108,579	0.49
Lindstrom, LLC (4)(11)	SOFR + 6.25%	8.86%	4/7/2025	150,798	147,247	149,290	0.67

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Building Products (continued)
Mi Windows and Doors, LLC (9)	SOFR + 3.50%	6.63%	12/18/2027	5,559	5,576	5,433	0.02
New Arclin US Holding Corp. (6)(7)(9)	L + 3.75%	6.87%	10/2/2028	21,312	21,258	19,499	0.09
The Chamberlain Group, Inc. (9)	L + 3.50%	6.62%	11/3/2028	48,196	47,832	43,959	0.20
Windows Acquisition Holdings, Inc. (4)(5)(11)	L + 6.50%	10.17%	12/29/2026	60,465	59,603	60,465	0.27

					1,190,838	1,175,958	5.25
Capital Markets
Advisor Group Holdings, Inc. (8)	L + 4.50%	7.62%	7/31/2026	42,039	41,961	40,110	0.18
AllSpring Buyer, LLC (6)(9)	L + 3.25%	6.69%	11/1/2028	2,985	3,000	2,906	0.01
Resolute Investment Managers, Inc. (11)	L + 4.25%	7.92%	4/30/2024	10,839	10,867	9,674	0.04
Situs-AMC Holdings Corporation (4)(11)	SOFR + 5.75%	9.42%	12/22/2027	35,832	35,520	35,295	0.16
Superannuation And Investments US, LLC (6)(9)	L + 3.75%	6.87%	12/1/2028	17,539	17,429	17,197	0.08
The Edelman Financial Engines Center, LLC (10)	L + 3.50%	6.62%	4/7/2028	55,525	55,018	51,106	0.23

					163,796	156,288	0.70
Chemicals
Ascend Performance Materials Operations, LLC (10)	SOFR + 4.75%	8.83%	8/27/2026	4,925	4,985	4,834	0.02
DCG Acquisition Corp. (8)	L + 4.50%	7.62%	9/30/2026	4,962	4,973	4,644	0.02
Dominion Colour Corporation (4)(6)(11)	L + 7.25% (incl. 2.00% PIK)	9.81%	4/6/2024	35,696	35,157	29,003	0.13
Geon Performance Solutions, LLC (10)	L + 4.50%	8.17%	8/18/2028	3,662	3,638	3,547	0.02
Hyperion Materials & Technologies, Inc. (9)	L + 4.50%	7.57%	8/30/2028	25,063	24,981	23,559	0.11
LSF11 Skyscraper Holdco S.à r.l, LLC (4)(6)(10)	L + 3.50%	7.17%	9/29/2027	19,751	19,672	18,862	0.08
NIC Acquisition Corp. (10)	L + 3.75%	7.42%	12/29/2027	11,171	11,186	8,764	0.04
Olympus Water US Holding Corp. (9)	L + 3.75%	7.44%	11/9/2028	13,769	13,755	12,603	0.06
Oxea Corporation (6)(8)	L + 3.25%	5.94%	10/14/2024	6	6	6	0.00
WR Grace Holdings, LLC (6)(9)	L + 3.75%	7.44%	9/22/2028	9,925	9,942	9,317	0.04

					128,294	115,140	0.51

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Commercial Services & Supplies
Access CIG, LLC (8)	L + 3.75%	6.82%	2/27/2025	40,717	40,597	39,098	0.17
Allied Universal Holdco, LLC (9)	L + 3.75%	6.87%	5/12/2028	72,379	72,107	63,829	0.29
Anticimex, Inc. (6)(9)	L + 3.50%	6.57%	11/16/2028	35,226	35,097	33,465	0.15
Anticimex, Inc. (6)(9)	L + 4.00%	7.07%	11/16/2028	2,790	2,800	2,668	0.01
APX Group, Inc. (11)	L + 3.25%	6.24%	7/10/2028	47,550	47,229	44,485	0.20
Bazaarvoice, Inc. (4)(7)(8)	L + 5.75%	7.71%	5/7/2028	369,375	369,375	369,375	1.65
Belfor Holdings, Inc. (8)	L + 4.00%	7.12%	4/6/2026	4,924	4,939	4,850	0.02
DG Investment Intermediate Holdings 2, Inc. (10)	L + 3.75%	6.87%	3/31/2028	46,296	46,324	43,272	0.19
DG Investment Intermediate Holdings 2, Inc. (4)(10)	SOFR + 4.25%	6.71%	3/31/2028	27,417	27,171	26,320	0.12
Divisions Holding Corp. (10)	L + 4.75%	7.87%	5/27/2028	23,855	23,661	22,871	0.10
EAB Global, Inc. (9)	L + 3.50%	6.31%	8/16/2028	25,949	25,752	24,378	0.11
eResearchTechnology, Inc. (11)	L + 4.50%	7.62%	2/4/2027	36,336	36,302	33,993	0.15
Foundational Education Group, Inc. (4)(9)	SOFR + 3.75%	7.56%	8/31/2028	9,074	8,998	8,530	0.04
Garda World Security Corp. (6)(8)	SOFR + 4.25%	7.05%	2/1/2029	21,545	21,334	20,127	0.09
Garda World Security Corp. (6)(8)	L + 4.25%	7.24%	10/30/2026	32,435	32,480	30,605	0.14
Genuine Financial Holdings, LLC (8)	L + 3.75%	6.87%	7/11/2025	11,052	11,015	10,755	0.05
GFL Environmental, Inc. (9)	L + 3.00%	5.81%	5/30/2025	4,975	4,945	4,930	0.02
International SOS The Americas LP (4)(6)(9)	L + 3.75%	7.44%	9/7/2028	2,314	2,294	2,262	0.01
Java Buyer, Inc. (4)(7)(10)	L + 5.75%	9.04%	12/15/2027	166,714	163,467	160,281	0.72
JSS Holdings, Inc. (4)(10)	L + 6.00%	6.75%	12/17/2028	246,479	243,192	246,479	1.10
JSS Holdings, Inc. (4)(10)	L + 6.00%	6.75%	12/17/2027	41,049	40,583	41,049	0.18
Knowledge Pro Buyer, Inc. (4)(7)(10)	L + 5.75%	8.51%	12/10/2027	21,850	21,472	21,413	0.10
Knowledge Pro Buyer, Inc. (4)(10)	L + 5.75%	8.51%	12/10/2027	24,197	23,513	23,407	0.10
KPSKY Acquisition, Inc. (4)(10)	L + 6.25%	10.75%	3/15/2029	101,263	99,498	96,200	0.43
MaxGen Energy Services Corporation (4)(11)	L + 5.00%	8.14%	6/2/2027	83,211	81,524	81,131	0.36
Onex Baltimore Buyer, Inc. (4)(7)(10)	SOFR + 5.75%	8.37%	12/1/2027	242,818	237,821	239,546	1.07
PECF USS Intermediate Holding III Corp. (9)	L + 4.25%	7.37%	12/15/2028	30,636	30,649	26,245	0.12
Polyphase Elevator Holding Co. (4)(7)(11)	L + 5.50%	9.17%	12/21/2027	19,227	18,970	17,275	0.08
Recycle & Resource US, LLC (6)(9)	L + 3.50%	7.17%	7/14/2028	5,180	5,147	4,708	0.02

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Commercial Services & Supplies (continued)
Revspring, Inc. (8)	L + 4.00%	7.67%	10/11/2025	15,341	15,245	14,829	0.07
Spin Holdco Inc. (10)	L + 4.00%	7.14%	3/4/2028	23	23	20	0.00
The Action Environmental Group, Inc. (4)(5)(11)	SOFR + 6.00%	9.59%	1/16/2026	16,156	15,719	15,954	0.07
The Action Environmental Group, Inc. (4)(5)(12)	SOFR + 6.25%	9.81%	1/16/2026	8,518	8,367	8,412	0.04
TRC Companies, Inc. (9)	L + 3.75%	6.87%	12/8/2028	45,549	45,280	42,779	0.19
USIC Holdings, Inc. (10)	L + 3.50%	6.62%	5/12/2028	24,750	24,649	23,268	0.10
Vaco Holdings, LLC (10)	SOFR + 5.00%	8.70%	1/21/2029	21,268	21,172	20,736	0.09
Veregy Consolidated, Inc. (4)(11)	L + 6.00%	8.81%	11/2/2027	20,428	20,469	19,458	0.09

					1,929,181	1,889,001	8.44
Communications Equipment
Commscope, Inc. (6)(8)	L + 3.25%	6.37%	4/6/2026	749	705	694	0.00
Construction & Engineering
Aegion Corporation (10)	L + 4.75%	7.87%	5/17/2028	23,700	23,643	21,863	0.10
ASP Endeavor Acquisition, LLC (4)(5)(9)	L + 6.50%	9.37%	5/3/2027	35,575	35,031	33,707	0.15
Brookfield WEC Holdings, Inc. (9)	SOFR + 3.75%	6.87%	8/1/2025	4,990	4,786	4,841	0.02
COP Home Services TopCo IV, Inc. (4)(5)(7)(11)	L + 5.00%	8.12%	12/31/2027	124,503	121,751	120,648	0.54
Peak Utility Services Group, Inc. (4)(7)(11)	L + 5.00%	8.67%	3/2/2028	23,477	23,252	23,324	0.10
Refficiency Holdings, LLC (7)(10)	L + 6.00%	6.87%	12/16/2027	29,750	29,546	28,446	0.13
Thermostat Purchaser III, Inc. (4)(7)(10)	L + 4.50%	6.07%	8/31/2028	43,016	41,869	39,480	0.18
Tutor Perini Corp. (6)(11)	L + 4.75%	7.87%	8/18/2027	2,940	2,966	2,738	0.01

					282,843	275,048	1.23
Construction Materials
White Cap Buyer, LLC (9)	SOFR + 3.75%	6.78%	10/19/2027	53,508	53,258	50,183	0.22
Containers & Packaging
Ascend Buyer, LLC (4)(7)(10)	L + 5.75%	9.42%	10/2/2028	18,956	18,519	18,699	0.08
Berlin Packaging, LLC (9)	L + 3.75%	6.32%	3/11/2028	42,734	42,607	40,464	0.18
Bway Holding Corporation (8)	L + 3.25%	5.81%	4/3/2024	10,304	10,134	9,641	0.04
Charter NEX US, Inc. (10)	L + 3.75%	6.56%	12/1/2027	46,519	46,569	44,262	0.20
Graham Packaging Co, Inc. (10)	L + 3.00%	6.12%	3/2/2028	18,819	18,683	17,981	0.08
IBC Capital US, LLC (6)(8)	L + 3.75%	6.69%	9/11/2023	18,387	18,367	17,016	0.08
LABL, Inc. (9)	L + 5.00%	8.12%	10/29/2028	7,089	6,995	6,431	0.03
MAR Bidco Sarl (6)(9)	L + 4.30%	7.97%	7/6/2028	3,908	3,891	3,589	0.02
Novolex, Inc. (9)	SOFR + 4.18%	7.31%	4/13/2029	81,603	79,678	77,206	0.35

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Containers & Packaging (continued)
Pretium PKG Holdings, Inc. (9)	L + 4.00%	6.28%	10/2/2028	23,710	23,336	21,374	0.10
ProAmpac PG Borrower, LLC (10)	L + 3.75%	6.04%	11/3/2025	45,090	45,074	42,463	0.19
Ring Container Technologies Group, LLC (9)	L + 3.75%	6.87%	8/12/2028	6,420	6,414	6,206	0.03
TricorBraun Holdings, Inc. (9)	L + 3.25%	6.37%	3/3/2028	43,164	42,691	40,653	0.18
Trident TPI Holdings, Inc. (7)(11)	L + 3.25%	6.92%	10/17/2024	8,773	8,765	8,573	0.04
Trident TPI Holdings, Inc. (9)	L + 4.00%	7.67%	9/15/2028	34,061	33,627	32,280	0.14

					405,352	386,838	1.73
Distributors
BP Purchaser, LLC (4)(10)	L + 5.50%	8.74%	12/11/2028	14,304	14,051	14,018	0.06
Bution Holdco 2, Inc. (4)(11)	L + 6.25%	9.37%	10/17/2025	5,850	5,773	5,850	0.03
Dana Kepner Company, LLC (4)(10)	SOFR + 6.00%	6.75%	12/29/2027	67,012	65,740	66,677	0.30
Dana Kepner Company, LLC (4)(11)	SOFR + 6.00%	9.62%	12/29/2026	14,750	14,540	14,676	0.07
Genuine Cable Group, LLC (4)(10)	SOFR + 5.75%	8.88%	11/2/2026	30,337	29,706	30,034	0.13
Marcone Yellowstone Buyer, Inc. (4)(5)(7)(10)	L + 5.50%	9.17%	6/23/2028	19,649	19,299	19,256	0.09
Marcone Yellowstone Buyer, Inc. (4)(5)(10)	L + 5.50%	9.17%	6/23/2028	10,984	10,747	10,795	0.05
NDC Acquisition Corp. (4)(7)(11)	L + 5.50%	9.17%	3/9/2027	22,163	21,642	21,907	0.10
Tailwind Colony Holding Corporation (4)(7)(11)	L + 6.25%	9.89%	11/13/2024	70,454	69,293	69,337	0.31
Unified Door & Hardware Group, LLC (4)(11)	L + 5.75%	7.65%	12/18/2027	53,087	52,407	51,760	0.23

					303,197	304,309	1.36
Diversified Consumer Services
Ascend Learning, LLC (9)	L + 3.50%	6.62%	12/11/2028	34,080	33,536	31,558	0.14
Cambium Learning Group, Inc. (4)(7)(10)	L + 5.50%	8.21%	7/20/2028	960,844	952,882	960,844	4.29
Colibri Group, LLC (10)	SOFR + 5.00%	7.34%	3/12/2029	20,701	20,547	20,080	0.09
Dreambox Learning Holding, LLC (4)(5)(10)	L + 6.25%	9.44%	12/1/2027	135,213	132,868	129,805	0.58
EM Bidco Limited (6)(9)	SOFR + 4.25%	7.90%	7/6/2029	5,345	5,327	5,044	0.02
Go Car Wash Management Corp. (4)(7)(11)	SOFR + 5.75%	8.88%	12/31/2026	93,117	90,247	90,331	0.40
KUEHG Corp. (11)	L + 3.75%	6.87%	2/21/2025	53,900	53,259	51,070	0.23
Learning Care Group (11)	L + 3.25%	6.02%	3/13/2025	43,541	42,869	41,299	0.18
Loyalty Ventures, Inc. (9)	L + 4.50%	7.62%	11/3/2027	7,748	7,605	2,642	0.01
Pre-Paid Legal Services, Inc. (9)	L + 3.75%	6.82%	12/15/2028	50,244	49,906	47,842	0.21

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Diversified Consumer Services (continued)
Prime Security Service Borrower, LLC (10)	L + 2.75%	5.30%	9/23/2026	8,753	8,649	8,498	0.04
Rinchem Company, LLC (4)(9)	SOFR + 4.50%	8.15%	3/2/2029	4,035	4,016	3,868	0.02
SSH Group Holdings, Inc. (8)	L + 4.25%	7.92%	7/30/2025	4,961	4,887	4,738	0.02
TruGreen Limited Partnership (10)	L + 4.00%	7.12%	11/2/2027	5,910	5,940	5,604	0.03
University Support Services, LLC (9)	L + 3.25%	6.37%	2/10/2029	19,923	19,730	18,926	0.08
Weld North Education, LLC (9)	L + 3.75%	6.87%	12/21/2027	31,983	31,864	31,010	0.14

					1,464,132	1,453,161	6.49
Diversified Financial Services
Barbri Holdings, Inc. (4)(7)(10)	L + 5.75%	8.87%	4/30/2028	139,969	137,812	138,429	0.62
Comet Acquisition, Inc. (4)(9)	SOFR + 4.25%	7.95%	10/24/2025	15,869	15,659	15,314	0.07
Lereta, LLC (10)	L + 5.25%	8.37%	7/30/2028	29,530	29,283	25,253	0.11
Mitchell International, Inc. (9)	L + 3.75%	6.73%	10/15/2028	70,186	69,453	63,799	0.29
Polaris Newco, LLC (9)	L + 4.00%	7.67%	6/2/2028	47,293	46,737	43,766	0.20
Sedgwick Claims Management Services, Inc. (6)(11)	L + 4.25%	7.37%	9/3/2026	2,412	2,432	2,332	0.01
Sedgwick Claims Management Services, Inc. (6)(8)	L + 3.75%	6.87%	9/3/2026	37,851	37,502	36,017	0.16
SelectQuote, Inc. (4)(10)	SOFR + 8.00%	11.13%	11/5/2024	273,529	272,965	246,176	1.10

					611,843	571,086	2.55
Diversified Telecommunication Services
Numericable US, LLC (5)(6)(8)	5.13%	5.13%	7/15/2029	1,000	836	749	—
Numericable US, LLC (6)(8)	L + 3.69%	6.91%	1/31/2026	17,751	17,613	16,154	0.07
Numericable US, LLC (6)(8)	L + 4.00%	6.20%	8/14/2026	33,591	33,615	30,568	0.14
Numericable US, LLC (6)(8)	L + 2.75%	5.56%	7/31/2025	4,974	4,922	4,551	0.02
Point Broadband Acquisition, LLC (4)(7)(11)	L + 6.00%	8.92%	10/1/2028	177,126	172,897	171,281	0.77
Zacapa, LLC (6)(9)	SOFR + 4.25%	7.80%	3/22/2029	11,073	10,954	10,547	0.05
Zayo Group Holdings, Inc. (8)	L + 3.00%	6.12%	3/9/2027	1,333	1,266	1,121	0.01
Zayo Group Holdings, Inc. (9)	SOFR + 4.25%	7.28%	3/9/2027	15,920	15,539	13,916	0.06

					257,643	248,886	1.11
Electric Utilities
Qualus Power Services Corp. (4)(7)(11)	L + 5.50%	8.27%	3/26/2027	48,630	47,637	48,031	0.21

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Electrical Equipment
Emergency Power Holdings, LLC (4)(5)(7)(11)	L + 5.50%	9.17%	8/17/2028	193,462	189,743	189,516	0.85
Madison IAQ, LLC (9)	L + 3.25%	6.82%	6/21/2028	54,748	54,049	50,730	0.23
Relay Purchaser, LLC (4)(5)(7)(10)	L + 6.00%	9.67%	8/30/2028	198,500	194,923	195,733	0.87
Shoals Holdings, LLC (4)(11)	SOFR + 3.25%	5.94%	11/25/2026	11,291	11,091	11,347	0.05

					449,806	447,326	2.00
Electronic Equipment, Instruments & Components
Albireo Energy, LLC (4)(5)(11)	L + 6.00%	9.63%	12/23/2026	35,227	34,779	33,197	0.15
CPI International, Inc. (11)	L + 3.50%	6.62%	7/26/2024	18,837	18,844	18,602	0.08
Infinite Bidco, LLC (9)	L + 3.25%	6.92%	3/2/2028	42,030	41,841	39,981	0.18
Ingram Micro, Inc. (4)(9)	L + 3.50%	7.17%	6/30/2028	3,950	3,917	3,856	0.02
Jupiter Bidco Limited (4)(6)(10)	SOFR + 6.25%	9.22%	8/5/2029	88,177	85,569	85,532	0.38
Jupiter Bidco Limited (4)(6)(7)(9)	E + 6.25%	6.90%	8/5/2029	€5,922	5,767	3,634	0.02
LTI Holdings, Inc. (8)	L + 3.25%	6.37%	9/6/2025	4,961	4,948	4,604	0.02
Presidio, Inc. (8)	L + 3.50%	6.31%	1/22/2027	7,939	7,951	7,701	0.03

					203,617	197,107	0.88
Energy Equipment & Services
Abaco Energy Technologies, LLC (4)(13)	L + 7.00%	9.76%	10/4/2024	10,111	9,689	10,111	0.05
EnergySolutions, LLC (11)	L + 3.75%	7.42%	5/9/2025	4,689	4,689	4,369	0.02
ISQ Hawkeye Holdco, Inc. (4)(7)(10)	SOFR + 6.25%	9.31%	8/17/2029	6,616	6,404	6,400	0.03
Tetra Technologies, Inc. (4)(6)(11)	L + 6.25%	9.37%	9/10/2025	22,793	22,013	22,793	0.10

					42,795	43,673	0.20
Entertainment
CE Intermediate I, LLC (4)(9)	L + 4.00%	6.91%	11/10/2028	7,739	7,671	7,236	0.03
Herschend Entertainment Co, LLC (9)	L + 3.75%	6.88%	8/27/2028	5,266	5,221	5,157	0.02
Recorded Books, Inc. (8)	SOFR + 4.00%	7.08%	8/29/2025	28,615	28,621	27,604	0.12

					41,513	39,997	0.18
Food Products
CHG PPC Parent, LLC (4)(9)	L + 3.00%	6.13%	12/8/2028	10,288	10,269	9,876	0.04
Quantum Bidco, Ltd. (6)(8)	S + 6.00%	6.28%	1/29/2028	£18,500	24,578	17,814	0.08
Snacking Investments US, LLC (4)(6)(11)	SOFR + 4.00%	7.03%	12/18/2026	4,957	4,985	4,808	0.02

					39,832	32,499	0.15

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Health Care Equipment & Supplies
Advancing Eyecare Center, Inc. (4)(7)(9)	SOFR + 5.75%	9.45%	6/13/2029		25,000	24,280	24,075	0.11
Auris Luxembourg III Sarl (6)(8)	L + 3.75%	5.58%	10/20/2028		36,797	36,237	32,381	0.14
CPI Buyer, LLC (4)(7)(10)	L + 5.50%	8.57%	11/1/2028		188,626	184,339	180,453	0.81
Egrotron Acquisition, LLC (4)(10)	SOFR + 5.75%	8.89%	7/6/2028		67,875	66,571	66,518	0.30
GCX Corporation Buyer, LLC (4)(5)(7)(10)	L + 5.50%	8.32%	9/13/2028		54,674	53,747	53,171	0.24
GCX Corporation Buyer, LLC (4)(5)(10)	L + 5.50%	8.32%	9/13/2028		141,346	138,368	136,784	0.61
Mozart Borrower LP (9)	L + 3.25%	6.37%	10/23/2028		35,858	35,052	33,039	0.15
Natus Medical Incorporated (4)(9)	SOFR + 5.50%	6.00%	7/20/2029		50,000	46,581	46,750	0.21
Natus Medical Incorporated (4)(7)(9)	SOFR + 4.75%	7.26%	7/21/2027		3,463	3,327	2,861	0.01
Resonetics, LLC (10)	L + 4.00%	6.37%	4/28/2028		88,122	86,361	83,936	0.38
Sunshine Luxembourg VII S.à r.l, LLC (6)(10)	L + 3.75%	7.42%	10/1/2026		57,136	56,703	53,311	0.24
TecoStar Holdings, Inc. (11)	L + 3.50%	5.79%	5/1/2024		25,950	25,670	23,469	0.10

						757,237	736,748	3.29
Health Care Providers & Services
123Dentist, Inc. (4)(6)(7)(10)	C + 5.75%	9.41%	8/10/2029	C$	204,779	156,925	142,902	0.64
ACI Group Holdings, Inc. (4)(5)(7)(10)	L + 5.50%	9.17%	8/2/2028		114,283	111,555	112,355	0.50
ADCS Clinics Intermediate Holdings, LLC (4)(7)(11)	L + 6.50%	8.47%	5/7/2027		26,556	26,025	25,979	0.12
ADMI Corp. (9)	L + 3.75%	6.87%	8/24/2028		49,236	48,955	43,943	0.20
AmeriVet Partners Management, Inc. (4)(5)(7)(10)	SOFR + 5.50%	9.20%	2/25/2028		30,122	28,884	27,547	0.12
AMGH Holding Corp. (11)	L + 4.25%	7.37%	3/14/2025		11,648	11,662	10,134	0.05
Canadian Hospital Specialties Ltd. (4)(5)(6)(7)(11)	C + 4.50%	8.67%	4/14/2028	C$	45,389	35,446	35,896	0.16
Caramel Bidco Limited (4)(5)(6)(7)(8)	S + 6.00%	7.69%	2/24/2029		£60,000	77,801	59,804	0.27
CCBlue Bidco, Inc. (4)(7)(10)	L + 6.25%	7.17%	12/21/2028		497,203	487,947	474,156	2.12
CHG Healthcare Services, Inc. (9)	L + 3.25%	6.37%	9/29/2028		22,767	22,692	21,920	0.10
Covenant Surgical Partners, Inc. (8)	L + 4.00%	7.12%	7/1/2026		2,957	2,920	2,776	0.01
Cross Country Healthcare, Inc. (4)(10)	L + 5.75%	8.83%	6/8/2027		80,880	79,554	80,880	0.36
DCA Investment Holdings, LLC (4)(7)(10)	SOFR + 6.00%	9.98%	4/3/2028		14,207	14,041	14,065	0.06

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Health Care Providers & Services (continued)
DCA Investment Holdings, LLC (4)(11)	SOFR + 6.25%	9.98%	4/3/2028	14,844	14,782	14,691	0.07
Electron Bidco, Inc. (9)	L + 3.00%	6.12%	11/1/2028	17,898	17,834	17,004	0.08
Epoch Acquisition, Inc. (4)(11)	L + 6.00%	9.12%	10/4/2024	29,202	29,202	29,202	0.13
Global Medical Response, Inc. (11)	L + 4.25%	6.81%	10/2/2025	34,390	34,462	29,988	0.13
Gordian Medical, Inc. (10)	L + 6.25%	9.92%	1/31/2027	51,922	50,564	44,739	0.20
Heartland Dental, LLC (8)	L + 4.00%	7.08%	4/30/2025	47,723	47,533	44,358	0.20
ICS US Holdings, Inc. (4)(6)(9)	SOFR + 4.60%	7.59%	6/8/2028	8,283	7,901	7,745	0.03
Jayhawk Buyer, LLC (4)(7)(11)	L + 5.00%	8.68%	10/15/2026	275,618	271,214	272,860	1.22
Legacy LifePoint Health, LLC (8)	4.38%	4.38%	2/15/2027	3,000	2,744	2,483	0.01
LifePoint Health, Inc. (8)	L + 3.75%	6.87%	11/16/2025	47,379	47,045	44,173	0.20
Medical Knowledge Group, LLC (4)(10)	SOFR + 5.75%	8.43%	2/1/2029	186,082	182,415	182,360	0.81
Midwest Physician Administrative Services, LLC (10)	L + 3.25%	6.92%	3/12/2028	19,231	19,158	17,700	0.08
National Mentor Holdings, Inc. (10)	L + 3.75%	7.43%	3/2/2028	11,626	11,613	8,378	0.04
Navigator Acquiror, Inc. (4)(7)(8)	L + 5.50%	8.54%	7/16/2027	30,868	30,746	30,254	0.14
Navigator Acquiror, Inc. (4)(9)	L + 5.75%	8.49%	7/16/2027	382,062	379,089	380,151	1.70
NMSC Holdings, Inc. (10)	SOFR + 5.25%	8.43%	2/23/2029	9,650	9,558	8,709	0.04
Odyssey Holding Company, LLC (4)(11)	L + 5.75%	9.32%	11/16/2025	63,649	63,305	63,649	0.28
Onex TSG Intermediate Corp. (6)(10)	L + 4.75%	7.87%	2/28/2028	23,081	22,923	20,466	0.09
Pathway Vet Alliance, LLC (8)	L + 3.75%	7.42%	3/31/2027	30,775	30,560	27,275	0.12
Pediatric Associates Holding Co., LLC (7)(9)	L + 3.25%	5.08%	12/29/2028	5,663	5,526	5,451	0.02
PetVet Care Centers, LLC (10)	L + 3.50%	6.62%	2/14/2025	54,544	54,514	50,658	0.23
Phoenix Guarantor, Inc. (6)(8)	L + 3.50%	6.62%	3/5/2026	24,657	24,595	23,475	0.10
Plasma Buyer, LLC (4)(7)(10)	SOFR + 5.75%	9.30%	5/12/2029	91,722	89,394	88,299	0.39
PPV Intermediate Holdings, LLC (4)(6)(7)(10)	SOFR + 5.75%	9.01%	8/31/2029	102,361	99,921	99,870	0.45
PSKW Intermediate, LLC (4)(11)	L + 6.25%	9.37%	3/9/2026	16,138	16,138	16,138	0.07
Radnet, Inc. (6)(10)	L + 3.00%	6.12%	4/21/2028	4,863	4,843	4,684	0.02
Reverb Buyer, Inc. (7)(9)	L + 3.50%	6.38%	11/1/2028	43,958	43,657	41,658	0.19
Smile Doctors, LLC (4)(7)(10)	L + 5.75%	9.42%	12/23/2028	449,679	439,765	438,872	1.96
Snoopy Bidco, Inc. (4)(7)(10)	L + 6.00%	9.08%	6/1/2028	623,786	615,096	607,423	2.71
SpecialtyCare, Inc. (4)(5)(11)	L + 5.75%	8.03%	6/18/2028	69,352	67,625	68,213	0.30
SpecialtyCare, Inc. (4)(5)(7)(8)	L + 5.50%	8.50%	6/18/2026	1,068	936	979	0.00
Stepping Stones Healthcare Services, LLC (4)(7)(10)	L + 5.75%	9.42%	1/2/2029	137,320	134,138	131,329	0.59

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Health Care Providers & Services (continued)
Surgery Centers Holdings, Inc. (6)(10)	L + 3.75%	6.51%	8/31/2026		54,352	53,969	51,713	0.23
The Fertility Partners, Inc. (4)(5)(6)(10)	L + 5.75%	8.87%	3/16/2028		39,000	38,291	37,830	0.17
The Fertility Partners, Inc. (4)(5)(6)(7)(10)	C + 5.75%	9.47%	3/16/2028	C$	146,722	114,094	103,819	0.46
The GI Alliance Management, LLC (4)(7)(11)	SOFR + 6.25%	9.20%	9/15/2028		261,760	252,294	252,224	1.13
TTF Holdings, LLC (4)(10)	L + 4.00%	7.12%	3/31/2028		5,944	5,909	5,795	0.03
U.S. Anesthesia Partners, Inc. (9)	L + 4.25%	6.81%	10/1/2028		38,763	38,651	36,520	0.16
Unified Physician Management, LLC (4)(7)(9)	SOFR + 5.50%	8.53%	6/18/2029		844,174	844,174	844,174	3.77
United Mutual Acquisition Holdings, LLC (4)(6)(7)(10)	SOFR + 5.75%	8.77%	7/15/2028		15,678	15,434	15,253	0.07
US Acute Care Solutions (5)(8)	6.38%	6.38%	3/1/2026		2,885	2,921	2,427	0.01
US Oral Surgery Management Holdco, LLC (4)(7)(10)	L + 5.50%	8.47%	11/18/2027		149,935	146,971	148,588	0.66
Veonet GmbH (6)(8)	S + 5.75%	7.94%	3/14/2029		£170,000	218,488	176,354	0.79
WHCG Purchaser III, Inc. (4)(5)(7)(10)	L + 5.75%	9.42%	6/22/2028		104,293	102,241	95,627	0.43
WP CityMD Bidco, LLC (9)	L + 3.25%	6.92%	12/22/2028		27,860	27,673	26,702	0.12

						5,834,313	5,672,619	25.35
Health Care Technology
athenahealth, Inc. (7)(9)	SOFR + 3.50%	6.58%	2/15/2029		38,951	38,441	34,325	0.15
Caerus US 1, Inc. (4)(6)(7)(10)	SOFR + 5.50%	9.05%	5/25/2029		392,476	383,677	387,548	1.73
Edifecs, Inc. (4)(10)	L + 5.50%	9.18%	9/21/2026		122,826	120,813	121,598	0.54
Edifecs, Inc. (4)(11)	L + 7.50%	11.18%	9/21/2026		29,485	29,379	30,369	0.14
Ensemble RCM, LLC (4)(9)	L + 5.00%	7.81%	8/3/2026		89,800	88,197	88,004	0.39
GI Ranger Intermediate, LLC (4)(7)(10)	SOFR + 6.00%	9.70%	10/30/2028		101,518	99,422	99,490	0.44
Imprivata, Inc. (9)	L + 4.25%	7.28%	12/1/2027		6,950	6,875	6,731	0.03
Netsmart Technologies, Inc. (10)	L + 4.00%	7.12%	10/1/2027		19,638	19,714	18,795	0.08
NMC Crimson Holdings, Inc. (4)(7)(10)	L + 6.00%	8.28%	3/1/2028		71,173	69,157	69,991	0.31
Project Ruby Ultimate Parent Corp. (10)	L + 3.25%	6.37%	3/10/2028		8,482	8,448	7,941	0.04

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Health Care Technology (continued)
Project Ruby Ultimate Parent Corp. (4)(9)	SOFR + 5.75%	8.78%	3/10/2028	11,833	11,486	11,478	0.05
RPBLS Midco, LLC (4)(10)	SOFR + 5.75%	7.92%	4/1/2028	167,261	164,516	165,588	0.74
Verscend Holding Corp. (8)	L + 4.00%	7.12%	8/27/2025	34,662	34,711	33,709	0.15
Waystar Technologies, Inc. (8)	L + 4.00%	7.12%	10/22/2026	20,016	20,058	19,241	0.09

					1,094,897	1,094,808	4.89
Hotels, Restaurants & Leisure
Alterra Mountain Company (9)	L + 3.50%	6.62%	8/17/2028	27,293	27,315	26,526	0.12
CEC Entertainment, Inc. (5)(8)	6.75%	6.75%	5/1/2026	51,052	51,052	46,016	0.21
Century Casinos, Inc. (6)(10)	SOFR + 6.00%	8.61%	4/2/2029	43,840	43,020	42,196	0.19
Fertitta Entertainment, LLC (9)	SOFR + 4.00%	7.03%	1/27/2029	37,974	37,728	35,336	0.16
Flynn Restaurant Group LP (9)	L + 4.25%	7.37%	12/1/2028	14,012	13,898	13,080	0.06
GVC Holdings Gibraltar, Ltd. (6)(9)	L + 2.50%	6.17%	3/29/2027	4,975	4,865	4,857	0.02
IRB Holding Corp. (10)	SOFR + 3.00%	5.70%	12/15/2027	49,346	49,295	46,354	0.21
Mic Glen, LLC (9)	L + 3.50%	6.62%	7/21/2028	31,095	30,947	29,093	0.13
Penn National Gaming, Inc. (6)(9)	SOFR + 2.75%	5.88%	5/3/2029	6,744	6,712	6,500	0.03
Scientific Games Holdings LP (9)	SOFR + 3.00%	5.91%	4/14/2029	4,938	4,903	4,810	0.02
Scientific Games Holdings LP (9)	SOFR + 3.50%	5.62%	4/4/2029	10,450	10,395	9,705	0.04
Tacala Investment Corp. (10)	L + 3.50%	6.62%	2/5/2027	53,112	53,089	49,764	0.22
Twin River Worldwide Holdings, Inc. (6)(9)	L + 3.25%	5.93%	10/2/2028	32,613	32,159	29,544	0.13
Whatabrands, LLC (9)	L + 3.25%	6.37%	8/3/2028	14,888	14,816	13,817	0.06

					380,195	357,598	1.60
Household Durables
AI Aqua Merger Sub, Inc. (6)(9)	SOFR + 3.75%	6.35%	7/31/2028	70,639	69,765	65,856	0.29
Fluidra SA (6)(9)	SOFR + 2.00%	5.13%	1/29/2029	1,463	1,460	1,422	0.01
Hunter Douglas, Inc. (6)(9)	SOFR + 3.50%	6.34%	2/26/2029	16,129	16,045	13,355	0.06
Instant Brands Holdings, Inc. (10)	L + 5.00%	7.08%	4/12/2028	76,647	75,738	52,580	0.23

					163,008	133,213	0.60

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Industrial Conglomerates
Bettcher Industries, Inc. (9)	SOFR + 4.00%	7.03%	12/14/2028		11,259	11,159	10,696	0.05
CEP V Investment 11 Sarl (4)(6)(7)(10)	S + 5.75%	6.29%	2/11/2028	Fr.	97,449	97,832	96,846	0.43
Engineered Machinery Holdings, Inc. (10)	L + 3.75%	7.42%	5/19/2028		32,294	32,278	31,123	0.14
Excelitas Technologies Corp. (4)(7)(10)	SOFR + 5.75%	8.59%	8/13/2029		159,331	155,748	155,675	0.70
Excelitas Technologies Corp. (4)(6)(8)	E + 5.75%	5.75%	8/13/2029		€25,323	25,483	24,347	0.11
FCG Acquisitions, Inc. (9)	L + 3.75%	7.42%	3/31/2028		45,768	45,606	43,947	0.20
SPX Flow, Inc. (9)	SOFR + 4.50%	7.63%	4/5/2029		54,658	52,343	50,764	0.23
Vertical US Newco, Inc. (6)(9)	L + 3.50%	6.87%	7/30/2027		45,445	45,326	43,665	0.20
Victory Buyer, LLC (4)(9)	L + 3.75%	7.32%	11/19/2028		22,921	22,827	20,915	0.09

						488,602	477,979	2.14
Insurance
Acrisure LLC (8)	L + 3.50%	6.62%	2/15/2027		3,824	3,744	3,507	0.02
Acrisure LLC (9)	L + 4.25%	7.37%	2/15/2027		41,721	41,448	38,799	0.17
Alera Group, Inc. (4)(7)(10)	L + 5.50%	8.31%	10/2/2028		64,789	64,182	63,283	0.28
Alliant Holdings Intermediate, LLC (8)	L + 3.25%	6.37%	5/9/2025		15,913	15,797	15,287	0.07
Alliant Holdings Intermediate, LLC (9)	L + 3.50%	6.49%	11/6/2027		36,931	36,906	35,084	0.16
Amerilife Holdings LLC (4)(7)(10)	SOFR + 5.75%	8.65%	8/31/2029		309,295	301,460	301,362	1.35
AssuredPartners, Inc. (8)	L + 3.50%	6.62%	2/12/2027		1,990	1,913	1,888	0.01
AssuredPartners, Inc. (9)	L + 3.50%	6.62%	2/12/2027		62,211	61,737	59,042	0.26
Baldwin Risk Partners, LLC (6)(9)	L + 3.50%	6.26%	10/14/2027		33,709	33,582	32,277	0.14
Benefytt Technologies, Inc. (4)(11)	SOFR + 8.75%	12.09%	8/12/2027		96,133	94,611	77,868	0.35
Benefytt Technologies, Inc. (4)(7)(8)	SOFR + 7.50%	10.58%	8/12/2027		23,064	22,358	18,647	0.08
BroadStreet Partners, Inc. (8)	L + 3.00%	6.12%	1/27/2027		21,777	21,645	20,658	0.09
CFC Underwriting, Ltd. (4)(6)(7)(8)	SOFR + 5.50%	7.78%	11/30/2028		138,161	134,523	133,122	0.59
Foundation Risk Partners Corp. (4)(7)(10)	L + 5.50%	9.17%	10/30/2028		65,922	64,826	65,035	0.29
Galway Borrower, LLC (4)(5)(7)(10)	L + 5.25%	8.92%	9/29/2028		31,907	31,828	31,109	0.14
Galway Borrower, LLC (4)(5)(10)	L + 5.25%	8.92%	9/29/2028		190,797	186,967	185,220	0.83
High Street Buyer, Inc. (4)(5)(7)(10)	L + 6.00%	8.81%	2/2/2029		110,078	107,629	108,409	0.48

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Insurance (continued)
Howden Group Holdings Limited (6)(10)	L + 3.25%	6.38%	11/12/2027		46,793	46,608	44,709	0.20
HUB International Limited (10)	L + 3.25%	5.98%	4/25/2025		18,328	18,318	17,690	0.08
HUB International Limited (8)	L + 3.00%	5.77%	4/25/2025		2,946	2,931	2,838	0.01
Integrity Marketing Acquisition, LLC (4)(5)(7)(10)	L + 5.50%	7.58%	8/27/2025		94,721	92,897	89,892	0.40
Integrity Marketing Acquisition, LLC (4)(5)(11)	L + 5.75%	9.28%	8/27/2025		112,376	111,146	108,359	0.48
Jones Deslauriers Insurance Management, Inc. (4)(5)(6)(10)	C + 4.25%	7.75%	3/27/2028	C$	96,709	76,049	64,842	0.29
NFP Corp. (8)	L + 3.25%	6.37%	2/15/2027		41,428	40,981	39,025	0.17
PGIS Intermediate Holdings, LLC (4)(5)(7)(10)	L + 5.50%	8.56%	10/16/2028		31,919	31,301	30,664	0.14
Riser Merger Sub, Inc. (4)(6)(10)	SOFR + 5.75%	6.50%	8/1/2028		£160,271	156,201	156,092	0.70
Riser Merger Sub, Inc. (4)(6)(7)(10)	S + 5.75%	6.50%	8/1/2028		13,717	16,480	15,026	0.07
RSC Acquisition, Inc. (4)(5)(7)(10)	SOFR + 5.50%	8.21%	10/30/2026		29,162	28,470	27,370	0.12
SG Acquisition, Inc. (4)(9)	L + 5.00%	9.17%	1/27/2027		104,190	103,895	104,190	0.47
Tennessee Bidco Limited (4)(5)(6)(7)(8)	S + 7.28%	8.47%	7/9/2028		£150,192	196,677	199,290	0.89
Tennessee Bidco Limited (4)(5)(6)(8)	L + 7.00%	10.38%	8/3/2028		214,466	209,620	213,394	0.95

						2,356,729	2,303,980	10.30
Interactive Media & Services
Ancestry.com Operations, Inc (9)	L + 3.25%	6.37%	12/6/2027		8,349	8,296	7,543	0.03
Cengage Learning, Inc. (11)	L + 4.75%	7.81%	7/14/2026		18,820	18,676	17,088	0.08
MH Sub I, LLC (11)	L + 3.75%	6.87%	9/13/2024		47,685	47,717	45,564	0.20
Project Boost Purchaser, LLC (8)	L + 3.50%	6.62%	6/1/2026		8,425	8,415	8,028	0.04
Project Boost Purchaser, LLC (9)	L + 3.50%	6.62%	5/2/2029		25,299	25,117	24,018	0.11
Red Planet Borrower, LLC (9)	L + 3.75%	6.87%	10/2/2028		39,925	39,626	26,567	0.12
SurveyMonkey, Inc. (4)(6)(8)	L + 3.75%	6.87%	10/10/2025		5,974	5,970	5,795	0.03
UFC Holdings, LLC (10)	L + 2.75%	5.52%	4/29/2026		4,973	4,854	4,792	0.02
William Morris Endeavor Entertainment, LLC (8)	L + 2.75%	5.87%	5/18/2025		4,523	4,377	4,328	0.02

						163,049	143,723	0.64

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Internet & Direct Marketing Retail
Donuts, Inc. (4)(7)(11)	SOFR + 6.00%	8.91%	12/29/2027		441,300	440,209	436,887	1.95
Donuts, Inc. (4)(11)	SOFR + 6.00%	8.91%	12/29/2026		71,766	71,227	71,049	0.32
Hoya Midco, LLC (6)(9)	SOFR + 3.25%	6.28%	2/3/2029		9,950	9,902	9,552	0.04
Prodege International Holdings, LLC (4)(7)(10)	L + 5.75%	9.04%	12/15/2027		543,688	534,317	531,060	2.37
Shutterfly, LLC (10)	L + 5.00%	8.12%	9/25/2026		57,973	57,570	36,699	0.16
Wireless Vision, LLC (4)(11)	L + 5.50%	9.17%	12/30/2025		20,038	20,038	20,038	0.09

						1,133,261	1,105,285	4.94
IT Services
Ahead DB Holdings, LLC (5)(10)	L + 3.75%	7.43%	10/18/2027		2,576	2,588	2,466	0.01
AI Altius Bidco, Inc. (4)(5)(7)(10)	L + 5.50%	8.28%	12/13/2028		115,148	112,795	112,498	0.50
AI Altius Bidco, Inc. (4)(5)(8)	9.75% PIK	9.75%	12/1/2028		22,256	21,691	21,588	0.10
BCP V Everise Acquisition, LLC (4)(10)	SOFR + 6.50%	8.62%	5/3/2027		75,000	73,277	73,125	0.33
ConvergeOne Holdings, Inc. (8)	L + 5.00%	8.12%	1/4/2026		29,555	28,931	21,326	0.10
Dcert Buyer, Inc. (8)	SOFR + 4.00%	6.90%	10/16/2026		33,003	33,045	31,577	0.14
Endurance International Group Holdings, Inc. (10)	L + 3.50%	6.18%	2/10/2028		48,774	48,332	41,458	0.19
Ensono Holdings, LLC (10)	L + 3.75%	6.87%	11/23/2028		34,711	34,645	30,546	0.14
Infostretch Corporation (4)(7)(10)	SOFR + 5.75%	7.98%	4/1/2028		182,483	179,138	176,406	0.79
Inovalon Holdings, Inc. (4)(7)(10)	L + 6.25%	9.23%	11/24/2028		951,600	930,050	940,840	4.20
Monterey Financing, S.A.R.L (4)(6)(8)	E + 6.00%	6.00%	9/18/2029	DKK	560,750	71,990	72,138	0.32
Monterey Financing, S.A.R.L (4)(6)(7)(8)	E + 6.00%	7.23%	9/19/2029		€76,519	71,738	72,636	0.32
Monterey Financing, S.A.R.L (4)(6)(8)	E + 6.00%	6.00%	9/19/2029	SEK	243,186	21,179	21,384	0.10
Monterey Financing, S.A.R.L (4)(6)(9)	E + 6.00%	6.50%	9/19/2029	NOK	599,094	54,397	53,694	0.24
Park Place Technologies, LLC (11)	SOFR + 5.00%	8.13%	11/10/2027		15,424	15,115	14,678	0.07
Rackspace Technology Global (10)	L + 2.75%	5.62%	2/15/2028		1,189	1,130	855	0.00

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
IT Services (continued)
Razor Holdco, LLC (4)(10)	L + 5.75%	8.75%	10/25/2027	190,244	187,031	186,439	0.83
Red River Technology, LLC (4)(7)(11)	L + 6.00%	9.12%	5/26/2027	149,688	147,658	144,449	0.65
Sabre GLBL, Inc. (6)(9)	SOFR + 4.25%	7.38%	6/30/2028	46,401	45,994	41,725	0.19
TierPoint, LLC (10)	L + 3.75%	6.87%	5/5/2026	15,363	15,297	14,601	0.07
Turing Holdco, Inc. (4)(5)(6)(7)(8)	E + 6.00%	8.46%	8/3/2028	€35,519	38,473	33,888	0.15
Virtusa Corp. (10)	L + 3.75%	6.88%	2/15/2029	42,009	41,834	39,505	0.18

					2,176,329	2,147,823	9.60
Leisure Products
Lew’s Intermediate Holdings, LLC (4)(10)	L + 5.00%	7.90%	2/11/2028	25,979	25,806	24,420	0.11
Lucky Bucks, LLC (10)	L + 5.50%	8.31%	7/30/2027	55,825	54,913	42,427	0.19
Motion Finco, LLC (6)(8)	L + 3.25%	6.92%	11/12/2026	22,360	21,685	20,489	0.09
Recess Holdings, Inc. (11)	L + 3.75%	6.56%	9/30/2024	11,982	11,964	11,652	0.05

					114,368	98,988	0.44
Life Sciences Tools & Services
Cambrex Corp. (10)	SOFR + 3.50%	6.63%	12/4/2026	16,689	16,704	16,031	0.07
Curia Global, Inc. (10)	L + 3.75%	6.56%	8/30/2026	45,052	45,053	41,993	0.19
LSCS Holdings, Inc. (9)	L + 4.50%	8.17%	12/16/2028	18,117	18,033	17,438	0.08
Maravai Intermediate Holdings, LLC (6)(9)	SOFR + 2.55%	3.00%	10/19/2027	1,968	1,987	1,913	0.01
Packaging Coordinators Midco, Inc. (10)	L + 3.75%	7.42%	11/30/2027	13,640	13,610	13,001	0.06

					95,387	90,376	0.40
Machinery
Apex Tool Group, LLC (9)	SOFR + 5.25%	8.10%	2/8/2029	14,793	14,729	13,148	0.06
MHE Intermediate Holdings, LLC (4)(5)(7)(11)	SOFR + 6.00%	9.50%	7/21/2027	12,189	11,964	11,669	0.05
Pro Mach Group, Inc. (11)	L + 4.00%	7.12%	8/31/2028	27,460	27,438	26,252	0.12
Titan Acquisition Ltd. (6)(8)	L + 3.00%	5.88%	3/28/2025	18,136	17,695	16,321	0.07

					71,826	67,389	0.30
Marine
Armada Parent, Inc. (4)(7)(10)	L + 5.75%	8.56%	10/29/2027	234,700	230,176	227,588	1.02
Media
Altice Financing S.A. (5)(6)(8)	5.75%	5.75%	8/15/2029	994	1,003	763	0.00
Clear Channel Outdoor Holdings, Inc. (6)(8)	L + 3.50%	6.31%	8/21/2026	33,772	32,954	30,268	0.14
Digital Media Solutions, LLC (6)(10)	L + 5.00%	8.12%	5/25/2026	29,593	29,051	25,906	0.12
McGraw-Hill Education, Inc. (9)	L + 4.75%	7.82%	7/28/2028	28,573	28,330	26,422	0.12

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Media (continued)
Radiate Holdco, LLC (10)	L + 3.25%	6.37%	9/25/2026	50,587	50,457	46,920	0.21
Terrier Media Buyer, Inc. (8)	L + 3.50%	6.62%	12/17/2026	1,960	1,968	1,841	0.01
Univision Communications, Inc. (10)	L + 3.25%	6.37%	3/15/2026	20,145	20,021	19,166	0.09

					163,784	151,285	0.68
Metals & Mining
American Rock Salt Company, LLC (10)	L + 4.00%	7.12%	6/9/2028	30,612	30,593	28,431	0.13
SCIH Salt Holdings, Inc. (10)	L + 4.00%	6.81%	3/16/2027	45,245	44,982	42,134	0.19

					75,575	70,565	0.32
Oil, Gas & Consumable Fuels
CQP Holdco, LP (9)	L + 3.75%	7.42%	6/5/2028	23,273	23,269	22,499	0.10
Eagle Midstream Canada Finance, Inc. (4)(6)(10)	SOFR + 6.25%	8.96%	8/15/2028	39,515	38,593	38,923	0.17
Freeport LNG Investments, LLLP (9)	L + 3.50%	6.21%	12/21/2028	55,727	55,532	51,727	0.23
KKR Alberta Midsteam FINCE Inc (4)(6)(10)	SOFR + 6.25%	8.96%	8/15/2028	21,498	20,996	21,175	0.09

					138,390	134,323	0.60
Paper & Forest Products
Profile Products, LLC (4)(7)(10)	L + 5.50%	8.87%	11/12/2027	69,921	68,481	67,937	0.30
Personal Products
Sunshine Cadence Holdco, LLC (8)	L + 4.25%	7.13%	3/23/2027	39,696	36,797	37,711	0.17
Pharmaceuticals
ANI Pharmaceuticals, Inc. (6)(10)	L + 6.00%	9.12%	4/27/2028	9,089	8,928	8,667	0.04
Jazz Pharmaceuticals, Inc. (6)(9)	L + 3.50%	6.62%	5/5/2028	6,257	6,238	6,060	0.03
Padagis, LLC (4)(6)(9)	L + 4.75%	7.04%	7/6/2028	29,371	29,329	25,699	0.11
Rhea Parent, Inc. (4)(5)(10)	SOFR + 5.75%	9.45%	2/18/2029	205,871	202,116	203,298	0.91
Sharp Midco, LLC (9)	L + 4.00%	7.67%	12/31/2028	5,296	5,284	5,005	0.02

					251,896	248,729	1.11
Professional Services
ALKU, LLC (4)(10)	SOFR + 5.25%	8.95%	3/1/2028	162,998	161,722	162,590	0.73
ALKU, LLC (4)(10)	SOFR + 5.00%	8.70%	3/1/2028	78,805	78,009	78,805	0.35
APFS Staffing Holdings, Inc. (4)(9)	SOFR + 4.00%	6.83%	12/29/2028	7,263	7,246	7,099	0.03
Aqgen Island Holdings, Inc. (9)	L + 3.50%	7.19%	8/2/2028	68,561	68,231	62,562	0.28
Armor Holdco, Inc. (6)(9)	L + 4.50%	8.17%	12/11/2028	3,609	3,577	3,514	0.02
BPPH2 Limited (4)(5)(6)(8)	S + 6.87%	8.56%	3/2/2028	£40,700	55,133	45,649	0.20

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Professional Services (continued)
Camelot US Acquisition, LLC (6)(11)	L + 3.00%	6.12%	10/30/2026	17,261	17,165	16,729	0.07
Cast & Crew Payroll, LLC (8)	L + 3.50%	6.62%	2/9/2026	14,386	14,387	14,062	0.06
Cast & Crew Payroll, LLC (9)	SOFR + 3.75%	6.78%	12/29/2028	9,141	9,112	8,886	0.04
CFGI Holdings, LLC (4)(7)(10)	L + 5.00%	8.12%	11/1/2027	51,791	50,381	51,164	0.23
Chronicle Bidco, Inc. (4)(7)(10)	L + 6.25%	9.80%	5/18/2029	25,617	24,956	24,608	0.11
Claims Automation Intermediate 2, LLC (4)(7)(10)	L + 4.75%	6.75%	12/16/2027	45,833	44,443	43,773	0.20
Clearview Buyer, Inc. (4)(5)(7)(10)	L + 5.25%	8.92%	8/26/2027	150,870	147,999	147,361	0.66
CoreLogic, Inc. (9)	L + 3.50%	6.63%	6/2/2028	41,242	40,967	31,241	0.14
Deerfield Dakota Holding, LLC (11)	SOFR + 3.75%	6.78%	4/9/2027	91,690	91,212	86,723	0.39
Eliassen Group, LLC (4)(7)(10)	SOFR + 5.75%	9.30%	4/14/2028	66,163	65,248	64,592	0.29
Emerald US, Inc. (6)(8)	L + 3.25%	6.92%	7/12/2028	3,899	3,895	3,773	0.02
Galaxy US Opco, Inc. (6)(9)	SOFR + 4.75%	7.78%	4/29/2029	12,326	12,035	11,617	0.05
Guidehouse, Inc. (4)(5)(10)	L + 5.50%	8.62%	10/16/2028	1,221,387	1,209,411	1,196,959	5.35
HIG Orca Acquisition Holdings, Inc. (4)(5)(7)(11)	SOFR + 6.00%	9.78%	8/17/2027	99,001	97,241	97,771	0.44
IG Investments Holdings, LLC (4)(5)(7)(10)	L + 6.00%	9.67%	9/22/2028	481,964	473,122	479,330	2.14
Inmar, Inc. (11)	L + 4.00%	7.12%	5/1/2024	44,187	43,954	41,908	0.19
Kaufman Hall & Associates, LLC (4)(7)(10)	L + 5.50%	8.62%	12/14/2028	77,543	75,992	76,181	0.34
Kwor Acquisition, Inc. (4)(7)(10)	L + 5.25%	8.85%	12/22/2028	25,415	24,915	24,171	0.11
Legacy Intermediate, LLC (4)(5)(7)(10)	SOFR + 5.75%	8.74%	2/25/2028	93,132	90,976	91,668	0.41
Mantech International CP (4)(6)(7)(10)	SOFR + 5.75%	8.56%	9/14/2029	797,733	778,175	778,041	3.48
Material Holdings, LLC (4)(5)(7)(10)	L + 5.75%	9.42%	8/19/2027	249,992	245,789	244,827	1.09
Material Holdings, LLC (4)(5)(7)(8)	L + 5.75%	9.02%	8/19/2027	15,267	15,267	14,959	0.07
Minotaur Acquisition, Inc. (8)	SOFR + 5.00%	8.13%	3/27/2026	300,172	292,076	285,940	1.28
National Intergovernmental Purchasing Alliance Co. (8)	SOFR + 3.50%	7.05%	5/23/2025	19,938	19,865	19,340	0.09
Polyconcept Investments B.V. (10)	SOFR + 5.50%	8.53%	5/18/2029	45,000	44,144	42,891	0.19
Sherlock Buyer Corp. (4)(7)(10)	L + 5.75%	9.42%	12/8/2028	13,099	12,692	12,800	0.06
The Dun & Bradstreet Corporation (8)	L + 3.25%	6.33%	2/6/2026	4,840	4,755	4,690	0.02
Thevelia US, LLC (5)(6)(9)	SOFR + 4.00%	7.70%	6/18/2029	34,553	33,074	32,998	0.15
Trinity Air Consultants Holdings Corp. (4)(7)(10)	L + 5.25%	8.13%	6/29/2027	72,247	70,744	71,195	0.32

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Professional Services (continued)
Trinity Partners Holdings, LLC (4)(7)(10)	SOFR + 5.75%	8.21%	12/21/2028	447,717	438,659	437,672	1.96
Victors CCC Buyer, LLC (4)(7)(10)	SOFR + 5.75%	7.75%	6/1/2029	146,738	143,400	142,908	0.64
VT Topco, Inc. (7)(10)	L + 3.75%	6.87%	8/1/2025	27,503	27,415	26,230	0.12
West Monroe Partners, LLC (4)(7)(10)	L + 5.50%	8.32%	11/8/2028	731,752	717,714	713,105	3.19

					5,755,096	5,700,333	25.47
Real Estate Management & Development
Cumming Group, Inc. (4)(7)(11)	L + 5.25%	8.92%	5/26/2027	160,725	157,370	158,643	0.71
McCarthy & Stone PLC (4)(5)(6)(8)	7.00%	7.00%	12/16/2025	£20,000	28,025	19,003	0.08
Progress Residential PM Holdings, LLC (4)(7)(10)	SOFR + 6.25%	9.38%	7/25/2029	85,529	83,783	85,529	0.38

					269,178	263,174	1.18
Road & Rail
Gruden Acquisition, Inc. (4)(5)(7)(11)	L + 5.50%	7.75%	7/1/2028	20,376	19,775	19,936	0.09
Software
2U, Inc. (6)(10)	L + 5.75%	8.87%	12/30/2024	24,010	23,773	23,074	0.10
Anaplan, Inc. (4)(6)(7)(10)	SOFR + 6.50%	9.53%	6/21/2029	596,043	583,583	583,058	2.61
Apex Group Treasury, LLC (6)(9)	L + 3.75%	6.56%	7/27/2028	23,279	23,248	22,231	0.10
Apttus Corp. (10)	L + 4.25%	7.12%	5/8/2028	15,355	15,327	14,204	0.06
Armstrong Bidco Limited (4)(6)(7)(8)	S + 5.75%	7.94%	6/28/2029	£368,840	438,607	392,530	1.75
AxiomSL Group, Inc. (4)(7)(11)	L + 6.00%	9.12%	12/3/2027	78,521	77,113	77,621	0.35
Barracuda Networks, Inc. (9)	SOFR + 4.50%	7.53%	7/6/2029	77,133	74,600	72,772	0.33
Beeline, LLC (4)(7)(10)	SOFR + 5.50%	8.41%	5/2/2029	44,412	43,899	43,617	0.19
BlueCat Networks USA, Inc. (4)(6)(7)(10)	SOFR + 5.75%	8.77%	8/8/2028	68,902	67,320	67,280	0.30
Boxer Parent Company, Inc. (8)	L + 3.75%	6.87%	10/2/2025	53,928	53,763	51,253	0.23
Cloudera, Inc. (9)	L + 3.75%	6.87%	10/8/2028	60,845	59,857	53,696	0.24
Community Brands ParentCo, LLC (4)(5)(7)(10)	SOFR + 5.75%	8.88%	2/24/2028	33,267	32,457	32,367	0.14
Confine Visual Bidco (4)(6)(7)(10)	L + 5.75%	8.74%	2/23/2029	252,786	244,992	244,369	1.09
Connatix Buyer, Inc. (4)(5)(7)(10)	L + 5.50%	8.42%	7/14/2027	111,172	108,879	110,208	0.49
ConnectWise, LLC (9)	L + 3.50%	7.17%	9/29/2028	32,256	32,140	30,240	0.14
Cornerstone OnDemand, Inc. (9)	L + 3.75%	6.87%	10/16/2028	29,687	29,585	25,085	0.11

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Software (continued)
Delta Topco, Inc. (10)	L + 3.75%	5.84%	12/1/2027		35,153	35,115	31,989	0.14
Diligent Corporation (4)(11)	L + 5.75%	8.63%	8/4/2025		88,650	87,838	86,434	0.39
Discovery Education, Inc. (4)(7)(10)	SOFR + 5.75%	9.83%	4/9/2029		473,333	463,543	462,816	2.07
DTI Holdco, Inc. (7)(10)	P + 4.75%	7.78%	4/26/2029		55,440	54,047	52,643	0.24
ECI Macola Max Holding, LLC (6)(10)	L + 3.75%	7.42%	11/9/2027		19,829	19,873	18,838	0.08
EP Purchaser, LLC (9)	L + 3.50%	7.17%	11/6/2028		6,913	6,881	6,762	0.03
Epicor Software Corp. (10)	L + 3.25%	6.37%	7/30/2027		43,727	43,624	41,097	0.18
Episerver, Inc. (4)(5)(7)(11)	L + 5.75%	9.42%	4/9/2026		25,164	24,775	23,401	0.10
Experity, Inc. (4)(5)(7)(10)	L + 5.75%	9.42%	2/24/2028		135,258	132,720	132,283	0.59
Flexera Software, LLC (10)	L + 3.75%	6.39%	3/3/2028		18,116	18,105	17,351	0.08
Forterro UK Ltd. (4)(6)(8)	L + 5.50%	5.50%	7/7/2029	Fr.	10,674	10,688	10,554	0.05
Forterro UK Ltd. (4)(6)(7)(8)	E + 5.50%	5.50%	7/7/2029		€42,187	42,093	40,045	0.18
Forterro UK Ltd. (4)(6)(8)	E + 5.50%	6.35%	7/7/2029	SEK	112,563	10,412	9,898	0.04
GI Consilio Parent, LLC (9)	L + 4.00%	7.12%	5/12/2028		47,592	46,688	43,622	0.19
Gigamon Inc. (4)(7)(8)	SOFR + 5.75%	8.77%	3/11/2029		442,371	433,995	422,474	1.89
GovernmentJobs.com, Inc. (4)(7)(10)	L + 5.50%	8.62%	12/1/2028		145,236	141,908	141,310	0.63
GraphPAD Software, LLC (4)(7)(11)	L + 5.50%	8.31%	4/27/2027		23,596	23,241	23,232	0.10
Greeneden U.S. Holdings II, LLC (10)	L + 4.00%	7.12%	12/1/2027		41,416	41,530	39,549	0.18
HS Purchaser, LLC (10)	L + 4.00%	7.13%	11/19/2026		52,563	52,529	48,463	0.22
Hyland Software, Inc. (10)	L + 3.50%	6.62%	7/1/2024		9,877	9,884	9,590	0.04
Idera, Inc. (10)	L + 3.75%	6.32%	3/2/2028		58,022	57,880	54,058	0.24
Imperva, Inc. (11)	L + 4.00%	6.92%	1/12/2026		19,184	19,255	16,249	0.07
ION Trading Finance Ltd. (6)(8)	L + 4.75%	8.42%	4/3/2028		28,080	28,104	26,143	0.12
Ivanti Software, Inc. (10)	L + 4.25%	7.33%	12/1/2027		41,621	41,349	32,623	0.15
Kaseya, Inc. (4)(7)(10)	SOFR + 5.75%	8.29%	6/25/2029		733,231	717,455	717,147	3.20
LD Lower Holdings, Inc. (4)(7)(11)	L + 6.50%	10.17%	2/8/2026		118,077	116,454	116,306	0.52
Lightbox Intermediate, LP (4)(8)	L + 5.00%	8.67%	5/9/2026		38,000	37,130	36,670	0.16
Magnesium BorrowerCo, Inc. (4)(6)(10)	S + 2.19%	7.94%	5/18/2029		£103,411	126,123	114,148	0.51
Magnesium BorrowerCo, Inc. (4)(7)(10)	SOFR + 5.75%	8.88%	5/18/2029		970,174	944,599	953,144	4.26
Mandolin Technology Intermediate Holdings, Inc. (4)(5)(7)(9)	L + 3.75%	6.56%	7/31/2028		80,900	79,845	79,129	0.35

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Software (continued)
Medallia, Inc. (4)(10)	L + 6.75 PIK %	9.87%	10/29/2028	193,895	189,975	190,017	0.85
Medallia, Inc. (4)(13)	L + 6.75 PIK %	9.87%	10/29/2028	785,932	772,392	770,214	3.44
Mitnick Purchaser, Inc. (9)	SOFR + 4.75%	7.39%	5/2/2029	16,333	16,256	15,455	0.07
Mitratech Holdings, Inc. (4)(5)(10)	L + 3.75%	6.56%	5/18/2028	16,874	16,806	16,114	0.07
Monk Holding Co. (4)(7)(10)	L + 5.50%	6.25%	12/1/2027	30,274	29,146	29,002	0.13
MRI Software, LLC (5)(7)(11)	L + 5.50%	7.96%	2/10/2026	11,257	11,229	10,941	0.05
MRI Software, LLC (5)(7)(11)	L + 5.50%	9.17%	2/10/2026	7,449	7,409	6,931	0.03
Neogames Connect SARL (4)(6)(8)	E + 6.25%	7.44%	5/30/2028	€100,400	101,670	95,543	0.43
Nintex Topco Limited (4)(6)(10)	L + 6.00%	9.67%	11/13/2028	683,124	671,169	662,630	2.96
NortonLifeLock, Inc. (6)(9)	SOFR + 2.00%	2.50%	9/12/2029	31,714	31,556	30,557	0.14
Onex AP Merger Sub, LLC (4)(7)(10)	SOFR + 5.75%	6.83%	4/4/2028	21,739	21,280	21,239	0.09
Paya Holdings III, LLC (4)(5)(6)(7)(10)	L + 3.25%	6.37%	6/25/2028	9,405	9,264	8,980	0.04
Perforce Software, Inc. (8)	L + 3.75%	6.87%	7/1/2026	15,495	15,479	14,488	0.06
Project Alpha Intermediate Holding, Inc. (8)	L + 4.00%	7.12%	4/26/2024	48,453	48,508	46,780	0.21
Project Leopard Holdings, Inc. (11)	SOFR + 4.25%	6.95%	7/20/2027	4,740	4,740	2,244	0.01
Project Leopard Holdings, Inc. (9)	SOFR + 5.25%	7.83%	7/20/2029	141,000	134,475	126,959	0.57
Proofpoint, Inc. (5)(9)	L + 3.25%	6.32%	8/31/2028	4,889	4,703	4,603	0.02
Quest Software US Holdings, Inc. (6)(9)	SOFR + 4.25%	6.98%	2/1/2029	27,951	27,715	20,824	0.09
Rally Buyer, Inc. (4)(6)(7)(10)	SOFR + 5.75%	6.50%	7/19/2028	115,925	113,012	112,920	0.50
RealPage, Inc. (9)	L + 3.00%	6.12%	4/24/2028	26,790	26,697	25,167	0.11
Relativity ODA, LLC (4)(7)(11)	L + 9.59%	10.59%	5/12/2027	16,717	16,361	16,392	0.07
Rocket Software, Inc. (8)	L + 4.25%	7.37%	11/28/2025	26,337	26,333	25,253	0.11
Rocket Software, Inc. (9)	L + 4.25%	7.37%	11/28/2025	33,073	32,843	31,812	0.14
S2P Acquisition Borrower, Inc. (6)(8)	SOFR + 3.75%	6.78%	8/14/2026	20,320	20,356	19,889	0.09
Sailpoint Technologies, Inc. (4)(7)(10)	SOFR + 6.25%	9.10%	8/15/2029	384,906	376,679	376,526	1.68
Sophia, LP (9)	L + 3.50%	7.17%	10/7/2027	26,847	26,620	25,874	0.12
Sovos Compliance, LLC (9)	L + 4.50%	7.62%	8/11/2028	16,089	16,131	15,381	0.07
Spitfire Parent, Inc. (4)(5)(6)(11)	E + 6.00%	7.86%	3/11/2027	€19,256	22,919	18,487	0.08
Spitfire Parent, Inc. (4)(7)(11)	SOFR + 6.00%	10.23%	3/11/2027	113,919	112,575	111,530	0.50

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Software (continued)
Stamps.com, Inc. (4)(10)	L + 5.75%	8.38%	10/5/2028	856,410	841,700	839,282	3.75
Stamps.com, Inc. (4)(10)	L + 5.75%	8.38%	10/5/2028	10,073	9,895	9,871	0.04
Surf Holdings, LLC (6)(8)	L + 3.50%	6.67%	3/5/2027	33,684	33,626	32,652	0.15
Symphony Technology Group (5)(6)(10)	L + 4.75%	7.87%	7/27/2028	69,827	69,236	63,263	0.28
Symphony Technology Group (5)(6)(9)	L + 3.75%	6.36%	3/1/2029	33,863	33,572	30,979	0.14
Tegra118 Wealth Solutions, Inc. (4)(8)	L + 4.00%	6.96%	2/18/2027	3,935	3,957	3,787	0.02
The NPD Group L.P. (4)(7)(10)	L + 5.75%	8.87%	11/9/2028	690,517	674,813	682,563	3.05
The NPD Group L.P. (4)(10)	L + 6.25%	8.76%	12/1/2028	879,715	862,625	862,120	3.85
The Ultimate Software Group, Inc. (9)	L + 3.25%	5.54%	5/4/2026	35,444	35,334	33,819	0.15
Triple Lift, Inc. (4)(7)(10)	SOFR + 5.75%	9.61%	5/8/2028	76,165	74,741	75,227	0.34
Veritas US, Inc. (6)(11)	L + 5.00%	8.67%	9/1/2025	20,513	20,581	16,393	0.07
Virgin Pulse, Inc. (10)	L + 4.00%	7.12%	4/6/2028	42,128	41,795	36,932	0.17
Vision Solutions, Inc. (10)	L + 4.00%	6.78%	4/24/2028	48,386	48,262	42,741	0.19

					11,431,260	11,233,952	50.20
Specialty Retail
CustomInk, LLC (4)(11)	L + 6.18%	7.18%	5/3/2026	36,866	36,342	36,866	0.16
EG America, LLC (6)(9)	L + 4.25%	7.92%	3/31/2026	22,902	22,747	21,451	0.10
EG Dutch Finco BV (6)(8)	L + 4.00%	7.67%	2/7/2025	35,329	35,107	33,054	0.15
Petco Health and Wellness Comp (10)	L + 3.25%	6.92%	3/3/2028	4,870	4,860	4,612	0.02
PetSmart, Inc. (5)(10)	L + 3.75%	6.87%	2/11/2028	3,262	3,237	3,098	0.01
Runner Buyer, Inc. (10)	L + 5.50%	8.57%	10/20/2028	77,610	76,157	53,034	0.24

					178,449	152,116	0.68
Technology Hardware, Storage & Peripherals
Lytx, Inc. (4)(11)	SOFR + 6.75%	9.93%	2/28/2026	46,010	46,083	44,170	0.20
Textiles, Apparel & Luxury Goods
Mad Engine Global, LLC (11)	L + 7.00%	9.88%	7/15/2027	26,325	25,793	24,219	0.11
S&S Holdings, LLC (9)	L + 5.00%	7.78%	3/11/2028	6,445	6,329	6,236	0.03

					32,122	30,455	0.14
Trading Companies & Distributors
Foundation Building Materials, Inc. (9)	L + 3.25%	6.06%	1/31/2028	34,316	33,832	31,039	0.14
Icebox Holdco III, Inc. (7)(9)	L + 3.75%	7.42%	12/22/2028	19,992	19,810	18,543	0.08

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Trading Companies & Distributors (continued)
LBM Acquisition, LLC (10)	L + 3.75%	7.12%	12/17/2027	55,566	55,230	48,773	0.22
Park River Holdings, Inc. (10)	L + 3.25%	5.53%	12/28/2027	69,189	68,133	59,070	0.26
Porcelain Acquisition Corp. (4)(7)(11)	L + 5.75%	9.42%	4/1/2027	83,149	81,081	82,511	0.37
Specialty Building Products Holdings, LLC (9)	L + 3.25%	6.30%	10/15/2028	30,162	30,104	27,287	0.12
SRS Distribution, Inc. (9)	SOFR + 3.50%	6.31%	6/2/2028	66,851	66,521	61,786	0.28
The Cook & Boardman Group, LLC (11)	SOFR + 5.75%	8.48%	10/18/2025	35,502	34,795	33,328	0.15

					389,505	362,337	1.62
Transportation Infrastructure
AIT Worldwide Logistics Holdings, Inc. (10)	L + 4.75%	7.04%	4/6/2028	46,050	45,462	42,309	0.19
Capstone Logistics, LLC (4)(11)	L + 4.75%	7.87%	11/12/2027	22,288	22,352	21,843	0.10
Enstructure LLC (4)(7)(11)	SOFR + 6.56%	9.71%	5/25/2029	79,972	77,825	78,961	0.35
First Student Bidco, Inc. (9)	L + 3.00%	6.64%	7/21/2028	13,708	13,623	12,725	0.06
Frontline Road Safety, LLC (4)(10)	L + 5.75%	8.44%	5/3/2027	171,204	168,665	163,072	0.73
Helix TS, LLC (4)(7)(10)	L + 5.75%	8.56%	8/4/2027	147,611	145,668	145,596	0.65
Italian Motorway Holdings S.à.r.l (4)(6)(8)	E +5.25%	5.25%	4/28/2029	€236,429	242,511	223,250	1.00
Liquid Tech Solutions Holdings, LLC (4)(10)	L + 4.75%	8.92%	3/20/2028	19,181	19,104	18,510	0.08
Roadsafe Holdings, Inc. (4)(7)(11)	L + 5.75%	9.50%	1/31/2029	118,712	116,464	116,748	0.52
Safety Borrower Holdings LP (4)(5)(7)(11)	L + 5.25%	8.50%	9/1/2027	46,753	46,383	46,260	0.21
Sam Holding Co, Inc. (4)(7)(11)	L + 5.50%	9.50%	9/24/2027	169,766	166,410	167,272	0.75
TRP Infrastructure Services, LLC (4)(7)(11)	L + 5.50%	8.62%	7/9/2027	73,144	71,876	67,526	0.30

					1,136,344	1,104,072	4.93
Wireless Telecommunication Services
CCI Buyer, Inc. (10)	SOFR + 4.00%	7.55%	12/17/2027	51,860	51,691	49,020	0.22

Total First Lien Debt					44,901,859	43,902,022	196.18%

Second Lien Debt
Aerospace & Defense
Atlas CC Acquisition Corp. (4)(5)(10)	L + 7.63%	10.69%	5/25/2029	$44,520	$43,965	$43,073	0.19%
Peraton Corp. (10)	L + 7.75%	10.57%	2/1/2029	53,508	52,869	50,899	0.23

					96,834	93,972	0.42

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)		Cost (3)	Fair Value	% of Net Assets
Second Lien Debt (continued)
Air Freight & Logistics
The Kenan Advantage Group, Inc. (4)(10)	L + 7.25%	10.37%	9/1/2027		33,015	32,466	30,539	0.14
Wwex Uni Topco Holdings, LLC (10)	L + 7.00%	9.25%	7/26/2029		33,000	32,589	29,948	0.13

						65,054	60,486	0.27
Capital Markets
The Edelman Financial Engines Center, LLC (8)	L + 6.75%	9.87%	7/20/2026		14,000	13,895	12,460	0.06
Chemicals
Hexion Holdings Corp. (4)(9)	SOFR + 7.44%	10.56%	3/15/2030		55,000	53,588	45,375	0.20
NIC Acquisition Corp. (10)	L + 7.75%	11.42%	12/29/2028		31,500	31,126	24,491	0.11
Pearls Netherlands Bidco (4)(6)(9)	SOFR + 7.25%	10.28%	2/25/2030		42,453	41,371	40,967	0.18

						126,084	110,833	0.50
Commercial Services & Supplies
DG Investment Intermediate Holdings 2, Inc. (10)	L + 6.75%	9.87%	3/30/2029		29,464	29,344	27,660	0.12
USIC Holdings, Inc. (5)(10)	L + 6.50%	9.62%	5/14/2029		8,594	8,541	7,978	0.04

						37,885	35,638	0.16
Construction & Engineering
COP Home Services TopCo IV, Inc. (4)(5)(11)	L + 8.75%	11.87%	12/29/2028		43,277	42,580	42,195	0.19
Thermostat Purchaser III, Inc. (4)(7)(10)	L + 7.25%	10.32%	8/31/2029		32,725	32,264	32,192	0.14

						74,844	74,387	0.33
Diversified Consumer Services
Pre-Paid Legal Services, Inc. (9)	L + 7.00%	10.07%	12/14/2029		25,000	24,773	23,688	0.11
Health Care Equipment & Supplies
Confluent Medical Technologies, Inc. (4)(5)(9)	L + 6.50%	10.20%	2/16/2030		52,500	51,532	51,188	0.23
Health Care Providers & Services
Canadian Hospital Specialties Ltd. (4)(5)(6)(8)	C + 8.75%	8.75%	7/31/2024	C$	15,800	12,464	10,781	0.05
CD&R Artemis UK Bidco Ltd. (4)(6)(8)	S + 7.50%	9.00%	8/19/2029		£65,340	87,363	70,989	0.32
CD&R Artemis UK Bidco Ltd. (4)(6)(9)	L + 7.25%	9.50%	8/19/2029		50,000	46,929	47,156	0.21
Jayhawk Buyer, LLC (4)(11)	L + 8.75%	11.56%	10/15/2027		6,537	6,433	6,488	0.03

						153,189	135,413	0.61

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)		Cost (3)	Fair Value	% of Net Assets
Second Lien Debt (continued)
Health Care Technology
Imprivata, Inc. (4)(9)	SOFR + 6.25%	9.28%	12/1/2028		44,118	43,708	44,338	0.20
Hotels, Restaurants & Leisure
Mic Glen, LLC (9)	L + 6.75%	9.87%	7/30/2029		19,000	18,947	18,208	0.08
Industrial Conglomerates
Victory Buyer, LLC (4)(9)	L + 7.00%	10.57%	11/1/2029		24,677	24,452	23,998	0.11
Insurance
Jones Deslauriers Insurance Management, Inc. (4)(5)(6)(8)	C + 7.50%	11.00%	3/26/2029	C$	32,694	25,482	21,694	0.10
IT Services
Dcert Buyer, Inc. (8)	L + 7.00%	9.90%	2/19/2029		60,975	61,167	57,164	0.26
Inovalon Holdings, Inc. (4)(5)(10)	L + 10.50%	13.50%	11/25/2033		90,115	87,811	90,115	0.40

						148,978	147,278	0.66
Life Sciences Tools & Services
Curia Global, Inc. (4)(10)	L + 6.50%	9.31%	8/31/2029		45,977	45,182	44,942	0.20
LSCS Holdings, Inc. (4)(9)	L + 8.00%	11.67%	11/23/2029		40,000	39,458	36,400	0.16
Phoenix Newco, Inc. (4)(6)(9)	L + 6.50%	9.62%	11/15/2029		52,153	51,194	50,980	0.23

						135,833	132,322	0.59
Media
Houghton Mifflin, LLC (4)(7)(9)	SOFR + 8.50%	11.53%	4/8/2030		80,500	78,607	75,077	0.34
Pharmaceuticals
Sharp Midco, LLC (4)(5)(9)	L + 7.25%	10.92%	12/31/2029		31,500	30,786	29,925	0.13
Professional Services
Aqgen Island Holdings, Inc. (5)(6)(9)	L + 6.50%	8.81%	8/2/2029		34,508	34,189	31,230	0.14
Celestial Saturn Parent, Inc. (9)	L + 6.50%	9.63%	6/4/2029		134,488	133,319	92,125	0.41
Deerfield Dakota Holding, LLC (4)(10)	L + 6.75%	9.87%	4/7/2028		29,650	29,566	28,835	0.13
Thevelia US, LLC (4)(6)(9)	SOFR + 6.75%	10.45%	6/17/2030		182,046	176,783	179,315	0.80
VT Topco, Inc. (10)	L + 6.75%	9.87%	7/31/2026		35,500	35,363	34,368	0.15

						409,219	365,873	1.63
Software
Apex Group Treasury, LLC (4)(6)(9)	L + 6.75%	10.42%	7/27/2029		28,153	28,082	28,294	0.13
Cloudera, Inc. (4)(9)	L + 6.00%	9.12%	10/8/2029		66,697	66,208	56,692	0.25
HS Purchaser, LLC (10)	SOFR + 6.75%	9.88%	11/19/2027		71,000	71,112	68,515	0.31
Human Security, Inc. (4)(7)(11)	SOFR + 6.75%	9.80%	7/22/2027		50,000	49,166	48,250	0.22

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
Second Lien Debt (continued)
Software (continued)
Idera, Inc. (4)(10)	L + 6.75%	9.32%	3/2/2029	30,331	30,240	27,601	0.12
Mandolin Technology Intermediate Holdings, Inc. (4)(5)(9)	L + 6.50%	9.31%	7/30/2029	31,950	31,571	31,151	0.14
Mitratech Holdings, Inc. (4)(10)	L + 6.75%	9.56%	5/18/2029	18,000	17,936	17,280	0.08
Proofpoint, Inc. (5)(9)	L + 6.25%	9.32%	8/31/2029	72,231	72,015	70,064	0.31
Symphony Technology Group (6)(10)	L + 8.25%	11.37%	7/27/2029	91,647	90,519	84,620	0.38
Virgin Pulse, Inc. (10)	L + 7.25%	10.37%	4/6/2029	27,000	26,835	22,680	0.10
Vision Solutions, Inc. (5)(10)	L + 7.25%	10.03%	4/23/2029	88,534	88,097	74,784	0.33

					571,781	529,932	2.37
Trading Companies & Distributors
Icebox Holdco III, Inc. (4)(9)	L + 6.75%	10.42%	12/21/2029	14,000	13,872	13,090	0.06
Transportation Infrastructure
Drive Chassis Holdco, LLC (8)	L + 6.75%	9.18%	4/10/2026	112,039	111,178	111,619	0.50

Total Second Lien Debt					2,256,935	2,111,420	9.44

Structured Finance Obligations
522 Funding CLO 2020-6, Ltd. (4)(5)(6)(8)	L + 6.50%	9.28%	10/23/2034	$3,000	$3,000	$2,547	0.01%
AIMCO CLO Series 2015-A (5)(6)(8)	L + 6.60%	9.11%	10/17/2034	7,450	7,450	6,160	0.03
Allegro CLO Ltd. (4)(5)(6)(8)	L + 7.00%	9.74%	1/19/2033	3,895	3,858	3,434	0.02
Apidos CLO XXXIII (4)(5)(6)(8)	L + 5.95%	8.66%	7/20/2034	8,500	8,500	7,190	0.03
Apidos CLO XXXIII (5)(6)(8)	L + 6.35%	9.13%	10/24/2034	5,000	4,954	4,298	0.02
Ares LXI CLO, Ltd. (4)(5)(6)(8)	L + 6.50%	9.28%	1/25/2034	9,000	9,000	7,343	0.03
Ares LXI CLO, Ltd. (4)(5)(6)(8)	L + 6.25%	8.96%	10/20/2034	7,750	7,750	6,423	0.03
Ares LXI CLO, Ltd. (5)(6)(8)	L + 6.75%	9.46%	10/28/2034	7,000	6,935	5,965	0.03
Balboa Bay Loan Funding 2021-2, Ltd. (4)(5)(6)(8)	L + 6.60%	9.31%	1/20/2035	7,000	6,934	6,136	0.03
Barings CLO, Ltd. (4)(6)(8)	L + 6.65%	9.16%	1/18/2035	7,200	7,200	5,966	0.03
Barings CLO, Ltd. (4)(6)(8)	L + 6.25%	8.76%	7/15/2034	6,000	6,000	5,047	0.02

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations (continued)
Benefit Street Partners CLO XXII (4)(5)(6)(8)	L + 6.75%	9.26%	7/15/2034	6,500	6,500	5,617	0.03
Benefit Street Partners CLO XXI (4)(6)(8)	L + 6.75%	9.26%	10/15/2034	3,000	2,971	2,551	0.01
BlueMountain CLO XXIX Ltd (4)(6)(8)	L + 6.86%	9.64%	7/25/2034	2,750	2,685	2,348	0.01
Broad River Ltd 2020-1 (4)(6)(8)	L + 6.50%	9.21%	7/20/2034	7,000	6,946	5,935	0.03
Carlyle US CLO 2020-1, Ltd. (4)(5)(6)(8)	L + 6.25%	8.96%	7/20/2034	7,000	7,000	5,982	0.03
Carval CLO V-C, LTD. (4)(5)(6)(8)	L + 7.33%	9.26%	10/15/2034	8,000	7,925	6,851	0.03
Carval CLO VI-C Ltd. (4)(6)(8)	L + 7.33%	8.73%	4/21/2034	8,750	8,665	8,226	0.04
CIFC Funding 2019-III, Ltd. (4)(5)(6)(8)	L + 6.80%	9.31%	10/16/2034	8,000	8,000	6,789	0.03
CIFC Funding 2022-V, Ltd. (4)(6)(8)	L + 7.55%	10.06%	7/16/2033	10,000	9,902	9,598	0.04
Dryden 95 CLO, Ltd. (4)(5)(6)(8)	L + 6.15%	9.34%	8/20/2034	8,000	8,000	6,672	0.03
Eaton Vance CLO 2019-1 Ltd (4)(5)(6)(8)	L + 6.50%	9.01%	4/15/2031	3,750	3,754	3,302	0.01
Elmwood CLO 16, Ltd. (4)(6)(8)	L + 7.22%	8.72%	4/20/2034	6,000	5,941	5,650	0.03
Elmwood CLO III, Ltd. (4)(6)(8)	L + 6.50%	9.01%	10/20/2034	3,500	3,500	2,950	0.01
Elmwood CLO VI, Ltd. (6)(8)	L + 6.50%	9.01%	10/20/2034	4,000	4,000	3,395	0.02
Flatiron RR CLO 22, LLC (5)(6)(8)	L + 6.20%	9.03%	10/15/2034	5,000	5,000	4,287	0.02
Fort Washington CLO 2021-2, Ltd. (4)(5)(6)(8)	L + 6.61%	9.32%	10/20/2034	12,000	11,890	10,234	0.05
Galaxy 30 CLO, Ltd. (4)(5)(6)(8)	L + 7.00%	9.48%	4/15/2035	3,000	2,971	2,797	0.01
Galaxy XXV CLO, Ltd. (4)(5)(6)(8)	L + 5.95%	9.48%	10/25/2031	4,000	3,947	3,377	0.02
GoldenTree Loan Management US Clo 8 Ltd. (4)(6)(8)	L + 7.25%	8.29%	4/20/2034	6,500	6,440	6,101	0.03
GoldenTree Loan Management US Clo 12 Ltd. (4)(5)(6)(8)	L + 6.15%	8.86%	10/20/2034	6,200	6,200	5,222	0.02
Gulf Stream Meridian 1, Ltd. (4)(5)(6)(8)	L + 6.75%	9.26%	4/15/2034	1,000	958	840	0.00

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations (continued)
Gulf Stream Meridian 5, Ltd. (4)(5)(6)(8)	L + 6.75%	9.26%	7/15/2034	3,500	3,488	2,990	0.01
Gulf Stream Meridian 7, Ltd. (4)(5)(6)(8)	L + 6.90%	9.18%	7/15/2035	5,000	4,952	4,493	0.02
Halseypoint Clo 5, Ltd. (4)(5)(6)(8)	L + 6.95%	10.02%	1/30/2035	9,500	9,321	8,220	0.04
HPS Loan Management 15-2019 Ltd (4)(5)(6)(8)	L + 6.80%	9.31%	1/22/2035	4,000	3,962	3,450	0.02
Jamestown CLO XIV, Ltd. (5)(6)(8)	L + 7.20%	9.91%	10/20/2034	10,000	9,814	8,672	0.04
Kayne CLO III, Ltd. (4)(5)(6)(8)	L + 6.50%	9.01%	4/15/2032	5,000	5,008	4,287	0.02
Magnetite XXXII Ltd (4)(5)(6)(8)	L + 6.90%	7.62%	4/15/2035	5,000	5,000	4,731	0.02
Morgan Stanley Eaton Vance Clo 2021-1, Ltd. (5)(6)(8)	L + 6.75%	9.56%	10/20/2034	6,500	6,500	5,554	0.02
Neuberger Berman Loan Advisers CLO 38, Ltd. (5)(6)(8)	L + 6.25%	8.96%	10/20/2035	11,000	11,000	9,449	0.04
OCP CLO 2020-22, Ltd. (4)(6)(8)	L + 6.50%	9.21%	10/20/2034	4,250	4,069	3,587	0.02
OCP CLO 2021-22, Ltd. (4)(5)(6)(8)	L + 6.60%	9.31%	12/2/2034	9,000	8,885	7,574	0.03
Octagon 55, Ltd (4)(6)(8)	L + 6.50%	9.21%	7/20/2034	11,000	10,875	8,997	0.04
Octagon 66, Ltd (4)(6)(8)	L + 7.80%	10.34%	8/16/2033	10,000	9,902	9,615	0.04
Octagon Investment Partners 41, Ltd. (5)(6)(8)	L + 7.13%	9.64%	10/15/2033	5,000	4,978	4,361	0.02
Palmer Square CLO 2015-1, Ltd. (4)(6)(8)	L + 6.50%	9.48%	5/21/2034	2,000	1,908	1,728	0.01
Palmer Square CLO 2019-1, Ltd. (4)(5)(6)(8)	L + 6.40%	9.41%	11/14/2034	14,500	14,500	12,481	0.06
Park Avenue Institutional Advisers CLO Ltd 2022-1 (4)(5)(6)(8)	L + 7.30%	7.92%	4/20/2035	6,000	5,827	5,547	0.02
Post CLO 2022-1, Ltd. (4)(6)(8)	L + 6.80%	8.96%	4/20/2035	5,000	4,977	4,548	0.02
Post CLO 2021-1, Ltd. (4)(5)(6)(8)	L + 6.45%	8.96%	10/15/2034	6,000	6,000	5,124	0.02
PPM CLO 2, Ltd. (4)(5)(6)(8)	L + 6.55%	9.06%	4/16/2032	5,000	5,008	4,159	0.02
PPM CLO 6, Ltd. (5)(6)(8)	L + 6.50%	9.01%	10/18/2034	8,775	8,775	7,394	0.03
PPM CLO, Ltd. (5)(6)(8)	L + 6.50%	9.21%	10/18/2034	4,800	4,800	3,902	0.02
Rad CLO 14, Ltd. (4)(5)(6)(8)	L + 6.50%	9.01%	1/15/2035	6,750	6,750	5,573	0.02

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations (continued)
Rockford Tower CLO 2021-3, Ltd. (5)(6)(8)	L + 6.72%	9.49%	10/20/2034	4,000	3,944	3,372	0.02
RR 19, Ltd. (5)(6)(8)	L + 6.50%	9.01%	10/15/2035	3,000	3,000	2,675	0.01
RR 20, Ltd. (4)(6)(8)	L + 7.25%	8.28%	7/15/2037	4,000	3,961	3,644	0.02
Signal Peak 7, Ltd. (4)(6)(8)	L + 6.89%	9.67%	4/30/2032	3,875	3,843	3,369	0.02
Sound Point CLO XXVII, Ltd. (4)(5)(6)(8)	L + 6.56%	9.34%	10/25/2034	6,900	6,772	5,578	0.02
Symphony CLO 34-PS, Ltd. (4)(6)(8)	L + 7.56%	10.14%	7/24/2034	7,000	6,930	6,825	0.03
Trestles Clo IV, Ltd. (4)(5)(6)(8)	L + 6.25%	8.98%	7/21/2034	8,000	8,000	6,884	0.03
Vibrant CLO XII, Ltd. (4)(6)(8)	L + 7.11%	10.78%	1/20/2034	2,875	2,850	2,506	0.01
Vibrant CLO XIII, Ltd. (4)(5)(6)(8)	L + 7.06%	9.57%	7/15/2034	6,250	6,193	5,361	0.02
Voya CLO 2019-4, Ltd. (4)(5)(6)(8)	L + 6.70%	9.21%	7/19/2034	5,000	4,906	4,373	0.02
Voya CLO 2020-2, Ltd. (4)(5)(6)(8)	L + 6.70%	9.21%	1/15/2035	8,250	8,095	7,130	0.03

Total Structured Finance Obligations					409,571	357,384	1.60

Unsecured Debt
Health Care Technology
Athenahealth, Inc. (8)	6.50%	6.50%	2/15/2030	$7,146	$7,146	$5,663	0.03%
Software
Condor Merger Sub, Inc. (8)	7.38%	7.38%	2/15/2030	14,286	14,286	11,707	0.05

Total Unsecured Debt					21,432	17,370	0.08

Equity
Aerospace & Defense
Loar Acquisition 13, LLC - Common Units (4)				$2,890,586	$4,336	$5,984	0.03%
Micross Topco, Inc. (4)				116	125	116	0.00

					4,461	6,100	0.03
Air Freight & Logistics
AGI Group Holdings LP - A2 Units (4)				1,674	1,674	1,802	0.01
Mode Holdings, L.P. - Class A-2 Common Units (4)				1,076,923	1,077	1,982	0.01

					2,751	3,784	0.02

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
Equity (continued)
Distributors
Box Co-Invest Blocker, LLC (4)				3,308,320	3,308	3,474	0.02
Diversified Consumer Services
Cambium Holdings, LLC - Senior Preferred Interests (4)				29,194,330	28,735	35,084	0.16
Deneb Ultimate Topco, LLC - Class A Units (4)				4,060	4,060	3,651	0.02

					32,795	38,736	0.17
Diversified Telecommunication Services
Point Broadband Holdings, LLC - Class A Units (4)				15,636	13,261	12,616	0.06
Point Broadband Holdings, LLC - Class B Units (4)				833,140	2,375	2,222	0.01

					15,636	14,837	0.07
Health Care Equipment & Supplies
GCX Corporation Group Holdings, L.P. - Class A-2 Units (4)				4,500	4,500	2,520	0.01
Health Care Providers & Services
AVE Holdings I Corp. (4)				12,237,213	11,870	11,962	0.05
CD&R Artemis Holdco 2 Limited - Preferred Shares (4)(6)				33,000,000	43,662	39,945	0.18
CD&R Ulysses Equity Holdings, L.P. - Common Shares (4)(6)				6,000,000	6,090	5,460	0.02
Jayhawk Holdings, LP - A-1 Common Units (4)				12,472	2,220	3,552	0.02
Jayhawk Holdings, LP - A-2 Common Units (4)				6,716	1,195	1,913	0.01
Maia Aggregator, L.P. - Class A Units (4)				19,700,000	19,700	18,912	0.08
NC Eve, L.P. - LP Interest (4)(6)				2,500,000	3,398	2,431	0.01

					88,135	84,175	0.38
Health Care Technology
Caerus Midco 2 S.À. R.L - Vehicle Units (4)(6)				4,941,452	4,941	4,941	0.02
IT Services
NC Ocala Co-Invest Beta, L.P. - LP Interest (4)				25,687,196	25,687	25,687	0.11

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
Equity (continued)
Professional Services
Guidehouse Holding Corp. - Preferred Equity (4)				54,010	52,935	58,195	0.26
OHCP V TC COI, LP. - LP Interest (4)				6,500,000	6,500	7,930	0.04
Tricor Horizon, LP (4)(6)				14,151,361	14,151	14,151	0.06
Victors CCC Topco, LP (4)				9,600,000	9,600	9,600	0.04

					83,186	89,877	0.40
Software
Connatix Parent, LLC - Class L Common Units (4)				126,136	1,388	1,304	0.01
Expedition Holdco, LLC (4)				810,810	810	665	0.00
Knockout Intermediated Holdings I, Inc. (4)				49,020	47,795	48,775	0.22
Lobos Parent, Inc. - Series A Preferred Shares (4)				45,090	43,963	46,443	0.21
Mandolin Technology Holdings, Inc. - Series A Preferred Shares (4)				31,950,000	30,992	31,950	0.14
Mimecast Limited (4)(6)				73,213,759	73,214	73,580	0.33

					198,160	202,717	0.91
Transportation Infrastructure
Atlas Intermediate Holding LLC - Preferred Interest (4)				34,238,400	33,725	34,923	0.16
Enstructure LLC (4)				3,783,785	2,806	2,806	0.01
Frontline Road Safety Investments, LLC - Class A Common Units (4)				58,590	6,178	4,685	0.02
Ncp Helix Holdings, LLC. - Preferred Shares (4)				1,485,282	1,116	1,116	0.00

					43,824	43,530	0.19

Total Equity Investments					507,386	520,378	2.32

Total Investments—non-controlled/non-affiliated					48,097,184	46,908,574	209.60%

Investments —non-controlled/affiliated
Equity
Distributors
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP) - Class A Common Units (4)(6)					$719	$2,360	0.01%

Total Equity					719	2,360	0.01

Total Investments—non-controlled/affiliated					719	2,360	0.01

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
Invesments—controlled/affiliated
Equity
Diversified Financial Services
Specialty Lending Company LLC - LLC Interest (4)(5)(6)					180,900	189,945	0.85
Specialty Retail
GSO DL CoInvest CI LP (CustomInk, LLC) - Series A Preferred Units (4)(6)					1,421	1,885	0.01

Total Equity					182,321	191,830	0.86

Total Investments—controlled/affiliated					182,321	191,830	0.86

Investment in Joint Venture
BCRED Emerald JV (6)					1,895,396	1,856,239	8.29

Investment in Joint Venture Total					1,895,396	1,856,239	8.29

Total Investment Portfolio					50,175,620	48,959,003	218.78%

Cash and Cash Equivalents
State Street Institutional U.S. Government Money Market Fund					51,518	51,518	0.23
Other Cash and Cash Equivalents					1,537,474	1,537,473	6.87

Total Portfolio Investments, Cash and Cash Equivalents					$51,764,612	$50,547,994	225.88%

(1)

Unless otherwise indicated, issuers of debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in dollars. All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount is presented for debt investments and the number of shares or units owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either LIBOR (“L”), Canadian Dollar Offered Rate (“CDOR” or “C”), Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of September 30, 2022. Variable rate loans typically include an interest reference rate floor feature. As of September 30, 2022, 91.9% of the portfolio at

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

fair value had a base rate floor above zero. For each such loan, the Company has provided the interest rate in effect on the date presented.
(3)

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board of Trustees (the “Board”) (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities.

(6)

The investment is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”). The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70% of the Company’s total assets. As of September 30, 2022, non-qualifying assets represented 17.1% of total assets as calculated in accordance with regulatory requirements.

(7)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments (all commitments are first lien, unless otherwise noted):

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
First and Second Lien Debt
123Dentist, Inc.	Delayed Draw Term Loan	8/10/2029	$32,042	$(2,687)
ACI Group Holdings, Inc.	Delayed Draw Term Loan	8/2/2023	57,008	—
ACI Group Holdings, Inc.	Revolver	8/2/2027	21,482	(215)
ADCS Clinics Intermediate Holdings, LLC	Revolver	5/7/2027	3,902	(78)
ADCS Clinics Intermediate Holdings, LLC	Delayed Draw Term Loan	5/7/2023	10,867	(63)
Advancing Eyecare Center, Inc.	Delayed Draw Term Loan	6/13/2029	10,000	(100)
AI Altius Bidco, Inc.	Delayed Draw Term Loan	12/21/2023	34,698	(347)
Alera Group, Inc.	Delayed Draw Term Loan	10/2/2028	9,986	—
Alera Group, Inc.	Delayed Draw Term Loan	9/30/2028	518	—
Amerilife Holdings LLC	Revolver	8/31/2028	48,715	(974)
Amerilife Holdings LLC	Delayed Draw Term Loan	8/31/2029	77,324	—
AmeriVet Partners Management, Inc.	Revolver	2/25/2028	10,383	—
AmeriVet Partners Management, Inc.	Delayed Draw Term Loan	2/25/2024	62,485	—
Anaplan, Inc.	Revolver	6/21/2028	53,206	(1,064)
Armada Parent, Inc.	Delayed Draw Term Loan	10/29/2023	11,250	—
Armada Parent, Inc.	Revolver	10/29/2027	27,000	—
Armstrong Bidco Limited	Delayed Draw Term Loan	6/28/2029	134,039	—

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Ascend Buyer, LLC	Revolver	9/30/2027	6,725	—
athenahealth, Inc.	Delayed Draw Term Loan	2/15/2029	6,618	—
Atlas CC Acquisition Corp.	Revolver	5/26/2026	17,283	—
Atlas CC Acquisition Corp.	Delayed Draw Term Loan	5/26/2026	14,403	—
AxiomSL Group, Inc.	Delayed Draw Term Loan	12/3/2027	5,478	—
AxiomSL Group, Inc.	Revolver	12/3/2025	5,983	—
Barbri Holdings, Inc.	Delayed Draw Term Loan	4/28/2023	14,050	—
Bazaarvoice, Inc.	Delayed Draw Term Loan	11/7/2022	57,432	—
Bazaarvoice, Inc.	Revolver	5/7/2026	42,994	—
Benefytt Technologies, Inc.	Delayed Draw Term Loan	8/12/2023	4,030	—
Blue Cat Networks USA, Inc.	Delayed Draw Term Loan	8/8/2028	24,318	—
Caerus US 1, Inc.	Delayed Draw Term Loan	5/25/2029	59,019	—
Caerus US 1, Inc.	Revolver	5/25/2029	41,313	(413)
Cambium Learning Group, Inc.	Revolver	7/20/2028	101,715	—
Canadian Hospital Specialties Ltd.	Delayed Draw Term Loan	4/14/2023	6,398	—
Canadian Hospital Specialties Ltd.	Revolver	4/14/2027	2,752	—
Caramel Bidco Limited	Delayed Draw Term Loan	2/24/2024	26,770	—
CCBlue Bidco, Inc.	Delayed Draw Term Loan	12/21/2023	67,275	—
CEP V Investment 11 Sarl	Delayed Draw Term Loan	2/11/2028	52,130	—
CFC Underwriting, Ltd.	Delayed Draw Term Loan	11/30/2028	16,304	—
CFGI Holdings, LLC	Delayed Draw Term Loan	11/2/2027	22,800	(228)
CFGI Holdings, LLC	Revolver	11/2/2027	19,950	(399)
Chronicle Bidco, Inc.	Delayed Draw Term Loan	11/14/2025	20,535	—
Chronicle Bidco, Inc.	Revolver	11/14/2025	4,331	(87)
Claims Automation Intermediate 2, LLC	Delayed Draw Term Loan	12/16/2027	68,521	(685)
Clearview Buyer, Inc.	Revolver	2/26/2027	8,085	(162)
Clearview Buyer, Inc.	Delayed Draw Term Loan	8/26/2024	33,015	—
Community Brands ParentCo, LLC	Delayed Draw Term Loan	2/24/2028	10,809	(108)
Community Brands ParentCo, LLC	Revolver	2/24/2028	6,330	(127)
Confine Visual Bidco	Delayed Draw Term Loan	2/23/2029	55,557	(833)
Connatix Buyer, Inc.	Revolver	7/14/2027	16,294	—
Connatix Buyer, Inc.	Delayed Draw Term Loan	7/14/2023	32,700	(327)
COP Home Services TopCo IV, Inc.	Revolver	12/31/2025	11,176	—
CPI Buyer, LLC	Delayed Draw Term Loan	5/1/2023	70,093	—
CPI Buyer, LLC	Revolver	11/1/2026	28,928	—
Cumming Group, Inc.	Delayed Draw Term Loan	5/26/2027	25,392	(254)
Cumming Group, Inc.	Revolver	5/26/2027	22,143	—
DCA Investment Holdings, LLC	Delayed Draw Term Loan	4/3/2028	2,415	—
Discovery Education, Inc.	Delayed Draw Term Loan	4/9/2029	120,227	—
Discovery Education, Inc.	Revolver	4/9/2029	52,540	(1,051)
Donuts, Inc.	Delayed Draw Term Loan	5/14/2023	128,295	—
DTI Holdco, Inc.	Revolver	4/26/2027	4,560	—

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Eliassen Group, LLC	Delayed Draw Term Loan	4/14/2028	12,360	—
Emergency Power Holdings, LLC	Delayed Draw Term Loan	8/17/2023	56,100	—
Engineered Stone Group Holdings III Ltd.	Delayed Draw Term Loan	11/22/2023	54,432	—
Enstructure LLC	Delayed Draw Term Loan	5/25/2029	18,743	—
ENV Bidco	Delayed Draw Term Loan	7/19/2029	28,642	(3,322)
Episerver, Inc.	Delayed Draw Term Loan	4/9/2026	10,185	(458)
Episerver, Inc.	Revolver	4/9/2026	3,833	(172)
Excelitas Technologies Corp.	Revolver	8/14/2028	8,671	—
Excelitas Technologies Corp.	Delayed Draw Term Loan	8/13/2029	29,560	(296)
Experity, Inc.	Revolver	7/22/2027	13,452	(269)
Forterro UK Ltd.	Delayed Draw Term Loan	7/7/2029	17,094	—
Foundation Risk Partners Corp.	Revolver	10/29/2027	9,025	—
Foundation Risk Partners Corp.	Delayed Draw Term Loan	10/29/2028	16,028	—
Galway Borrower, LLC	Revolver	9/30/2027	19,017	(475)
Galway Borrower, LLC	Delayed Draw Term Loan	9/30/2023	13,265	—
GCX Corporation Buyer, LLC	Delayed Draw Term Loan	9/13/2023	67,500	(675)
GI Ranger Intermediate, LLC	Revolver	10/29/2027	9,720	—
GI Ranger Intermediate, LLC	Delayed Draw Term Loan	10/30/2028	36,000	(360)
Gigamon Inc.	Revolver	3/11/2028	25,774	—
Go Car Wash Management Corp.	Delayed Draw Term Loan	8/31/2023	1,822	—
Go Car Wash Management Corp.	Delayed Draw Term Loan	12/31/2026	100,000	(1,125)
GovernmentJobs.com, Inc.	Revolver	11/30/2027	19,764	(395)
GovernmentJobs.com, Inc.	Delayed Draw Term Loan	11/30/2023	62,600	—
GraphPAD Software, LLC	Revolver	4/27/2027	2,832	—
GraphPAD Software, LLC	Delayed Draw Term Loan	4/27/2027	8,571	(86)
Gruden Acquisition, Inc.	Delayed Draw Term Loan	7/1/2023	6,930	—
Gruden Acquisition, Inc.	Revolver	7/1/2026	7,875	—
Helix TS, LLC	Delayed Draw Term Loan	8/3/2023	9,308	—
HIG Orca Acquisition Holdings, Inc.	Revolver	8/17/2027	5,367	—
HIG Orca Acquisition Holdings, Inc.	Delayed Draw Term Loan	8/17/2023	18,629	(186)
High Street Buyer, Inc.	Revolver	4/16/2027	4,186	(84)
High Street Buyer, Inc.	Delayed Draw Term Loan	2/2/2024	66,394	—
Houghton Mifflin, LLC	Revolver	4/7/2027	18,750	—
Human Security, Inc.	Delayed Draw Term Loan	7/22/2027	50,000	(875)
Icebox Holdco III, Inc.	Delayed Draw Term Loan	12/22/2028	4,157	(249)
IG Investments Holdings, LLC	Revolver	9/22/2027	44,828	—
Infostretch Corporation	Revolver	4/1/2028	20,103	(603)
Inovalon Holdings, Inc.	Delayed Draw Term Loan	6/24/2024	99,544	(1,244)
Integrity Marketing Acquisition, LLC	Delayed Draw Term Loan	8/27/2025	47,105	—
ISQ Hawkeye Holdco, Inc.	Revolver	8/17/2028	806	—
ISQ Hawkeye Holdco, Inc.	Delayed Draw Term Loan	8/17/2029	2,384	(30)
Java Buyer, Inc.	Delayed Draw Term Loan	12/15/2023	62,909	—

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Jayhawk Buyer, LLC	Delayed Draw Term Loan	10/15/2026	144	(1)
Jupiter Bidco Limited	Delayed Draw Term Loan	8/5/2029	38,336	(2,002)
Kaseya, Inc.	Delayed Draw Term Loan	6/25/2029	44,474	(445)
Kaseya, Inc.	Revolver	6/25/2029	48,746	(975)
Kaufman Hall & Associates, LLC	Delayed Draw Term Loan	12/14/2023	19,840	(198)
Knowledge Pro Buyer, Inc.	Revolver	12/10/2027	6,106	—
Knowledge Pro Buyer, Inc.	Delayed Draw Term Loan	12/10/2023	18,452	(185)
Kwor Acquisition, Inc.	Delayed Draw Term Loan	12/22/2028	5,137	—
Kwor Acquisition, Inc.	Revolver	12/22/2027	8,659	—
LD Lower Holdings, Inc.	Delayed Draw Term Loan	2/8/2023	19,979	—
Legacy Intermediate, LLC	Revolver	2/25/2028	17,242	(172)
Legacy Intermediate, LLC	Delayed Draw Term Loan	2/25/2023	36,000	(360)
LinQuest Corp.	Delayed Draw Term Loan	1/27/2023	44,775	(448)
Loar Group, Inc.	Delayed Draw Term Loan	4/1/2024	100,000	—
Magnesium BorrowerCo, Inc.	Delayed Draw Term Loan	5/18/2029	99,913	(2,478)
Mandolin Technology Intermediate Holdings, Inc.	Revolver	7/30/2026	7,658	—
Mantech International CP	Delayed Draw Term Loan	9/14/2029	186,262	(1,863)
Mantech International CP	Revolver	9/14/2028	93,738	—
Marcone Yellowstone Buyer, Inc.	Delayed Draw Term Loan	6/23/2028	15,757	—
Material Holdings, LLC	Revolver	8/17/2027	8,266	—
Material Holdings, LLC	Delayed Draw Term Loan	8/19/2023	16,215	—
Maverick Acquisition, Inc.	Delayed Draw Term Loan	6/1/2023	5,908	—
Maverick Acquisition, Inc.	Delayed Draw Term Loan	6/1/2027	10,277	(103)
Metis Buyer, Inc.	Revolver	5/4/2026	9,000	—
MHE Intermediate Holdings, LLC	Revolver	7/21/2027	804	—
Monk Holding Co.	Delayed Draw Term Loan	12/1/2023	42,074	(558)
Monterey Financing, S.A.R.L	Delayed Draw Term Loan	9/19/2029	52,585	(557)
MRI Software, LLC	Delayed Draw Term Loan	2/10/2026	10,300	—
MRI Software, LLC	Revolver	2/10/2026	673	—
MRI Software, LLC	Revolver	5/14/2026	6,300	(638)
Natus Medical Incorporated	Revolver	7/21/2027	2,788	—
Navigator Acquiror, Inc.	Delayed Draw Term Loan	7/16/2023	91,911	—
NDC Acquisition Corp.	Revolver	3/9/2027	3,425	—
New Arclin US Holding Corp.	Delayed Draw Term Loan	9/22/2028	3,135	—
NMC Crimson Holdings, Inc.	Delayed Draw Term Loan	3/1/2023	31,400	(471)
Onex AP Merger Sub, LLC	Revolver	4/4/2028	3,261	(65)
Onex Baltimore Buyer, Inc.	Delayed Draw Term Loan	12/1/2023	84,378	—
Paya Holdings III, LLC	Revolver	6/16/2028	3,375	—
Peak Utility Services Group, Inc.	Delayed Draw Term Loan	3/2/2028	7,200	—
Pediatric Associates Holding Co., LLC	Delayed Draw Term Loan	12/29/2028	401	—
PGIS Intermediate Holdings, LLC	Revolver	10/16/2028	6,274	(125)
PGIS Intermediate Holdings, LLC	Delayed Draw Term Loan	10/16/2028	7,618	—

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Plasma Buyer, LLC	Revolver	5/12/2028	14,467	(434)
Plasma Buyer, LLC	Delayed Draw Term Loan	5/12/2029	23,780	(238)
Point Broadband Acquisition, LLC	Delayed Draw Term Loan	10/1/2023	56,663	—
Polyphase Elevator Holding Co.	Delayed Draw Term Loan	6/23/2027	2,264	—
Polyphase Elevator Holding Co.	Revolver	6/23/2027	2,100	—
Polyphase Elevator Holding Co.	Delayed Draw Term Loan	12/21/2027	54,486	—
Porcelain Acquisition Corp.	Delayed Draw Term Loan	4/1/2027	21,722	—
PPV Intermediate Holdings, LLC	Revolver	8/31/2029	9,910	(198)
PPV Intermediate Holdings, LLC	Delayed Draw Term Loan	8/31/2029	24,566	—
Prodege International Holdings, LLC	Delayed Draw Term Loan	12/15/2022	87,711	—
Profile Products, LLC	Delayed Draw Term Loan	11/12/2027	16,328	—
Profile Products, LLC	Revolver	11/12/2027	12,953	—
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	7/25/2029	2,915	—
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	3/17/2023	16,623	—
Project Boost Purchaser, LLC	Revolver	5/2/2028	5,543	(83)
Project Boost Purchaser, LLC	Delayed Draw Term Loan	5/2/2029	9,189	(46)
Project Leopard Holdings, Inc.	Revolver	7/20/2027	13,035	—
Qualus Power Services Corp.	Delayed Draw Term Loan	3/26/2023	9,016	—
Rally Buyer, Inc.	Revolver	7/19/2028	17,745	—
Rally Buyer, Inc.	Delayed Draw Term Loan	7/19/2028	33,121	(331)
Red River Technology, LLC	Delayed Draw Term Loan	5/26/2023	47,832	—
Redwood Services Group, LLC	Delayed Draw Term Loan	6/15/2029	8,766	—
Refficiency Holdings, LLC	Delayed Draw Term Loan	12/16/2027	4,636	—
Relativity ODA, LLC	Revolver	5/12/2027	4,937	(74)
Relay Purchaser, LLC	Revolver	8/30/2026	28,571	(286)
Reverb Buyer, Inc.	Delayed Draw Term Loan	11/1/2028	6,587	—
Riser Merger Sub, Inc.	Revolver	8/1/2028	24,351	(487)
Riser Merger Sub, Inc.	Delayed Draw Term Loan	8/1/2028	48,701	(487)
Roadsafe Holdings, Inc.	Delayed Draw Term Loan	7/31/2023	77,680	—
RSC Acquisition, Inc.	Delayed Draw Term Loan	10/30/2026	60,474	—
RWL Holdings, LLC	Delayed Draw Term Loan	12/1/2027	58,064	(581)
Safety Borrower Holdings LP	Revolver	9/1/2027	2,517	—
Sailpoint Technologies, Inc.	Revolver	8/15/2028	34,083	(682)
Sam Holding Co, Inc.	Delayed Draw Term Loan	9/24/2023	31,600	—
Sam Holding Co, Inc.	Revolver	3/24/2027	19,200	—
SEKO Global Logistics Network, LLC	Revolver	12/30/2026	5,808	—
SEKO Global Logistics Network, LLC	Delayed Draw Term Loan	12/30/2022	9,712	—
Sherlock Buyer Corp.	Delayed Draw Term Loan	12/1/2028	11,177	(112)
Sherlock Buyer Corp.	Revolver	12/8/2027	4,445	(89)
Smile Doctors, LLC	Revolver	12/23/2027	39,902	—
Smile Doctors, LLC	Delayed Draw Term Loan	12/23/2028	113,938	—

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Snoopy Bidco, Inc.	Delayed Draw Term Loan	6/1/2023	51,214	—
SpecialtyCare, Inc.	Revolver	6/18/2026	4,867	—
SpecialtyCare, Inc.	Delayed Draw Term Loan	6/18/2023	6,544	—
Spitfire Parent, Inc.	Delayed Draw Term Loan	9/9/2023	5,533	—
Stepping Stones Healthcare Services, LLC	Delayed Draw Term Loan	12/30/2023	40,781	—
Stepping Stones Healthcare Services, LLC	Revolver	12/30/2026	21,601	—
Tailwind Colony Holding Corporation	Delayed Draw Term Loan	12/10/2022	4,068	—
Tennessee Bidco Limited	Delayed Draw Term Loan	6/22/2024	324,396	—
The Fertility Partners, Inc.	Revolver	9/16/2027	8,055	(1,277)
The Fertility Partners, Inc.	Delayed Draw Term Loan	3/16/2028	16,410	—
The GI Alliance Management, LLC	Delayed Draw Term Loan	9/15/2028	56,115	(1,683)
The NPD Group L.P.	Revolver	12/1/2027	104,910	—
Thermostat Purchaser III, Inc.	Delayed Draw Term Loan	8/31/2028	6,692	—
Thermostat Purchaser III, Inc.	Revolver	8/31/2026	8,125	—
Thermostat Purchaser III, Inc. (2nd Lien)	Delayed Draw Term Loan	8/31/2023	5,600	—
Trident TPI Holdings, Inc.	Delayed Draw Term Loan	9/15/2028	1,472	—
Trinity Air Consultants Holdings Corp.	Delayed Draw Term Loan	6/29/2023	20,128	—
Trinity Air Consultants Holdings Corp.	Revolver	6/29/2027	12,780	—
Trinity Partners Holdings, LLC	Delayed Draw Term Loan	12/21/2023	109,037	(1,090)
Triple Lift, Inc.	Revolver	5/6/2028	8,815	—
TRP Infrastructure Services, LLC	Delayed Draw Term Loan	1/9/2023	13,187	(132)
Turing Holdco, Inc.	Delayed Draw Term Loan	8/3/2028	5,942	—
Unified Physician Management, LLC	Delayed Draw Term Loan	6/18/2029	54,346	—
Unified Physician Management, LLC	Revolver	6/18/2029	101,845	—
United Mutual Acquisition Holdings, LLC	Revolver	7/15/2028	11,175	—
US Oral Surgery Management Holdco, LLC	Delayed Draw Term Loan	11/18/2023	31,347	—
US Oral Surgery Management Holdco, LLC	Revolver	11/18/2027	12,932	(194)
Victors CCC Buyer, LLC	Delayed Draw Term Loan	6/1/2029	31,095	—
Victors CCC Buyer, LLC	Revolver	6/1/2029	29,205	—
VT Topco, Inc.	Delayed Draw Term Loan	8/1/2025	794	—
West Monroe Partners, LLC	Delayed Draw Term Loan	11/9/2023	188,572	—
West Monroe Partners, LLC	Revolver	11/9/2027	70,714	—
West Star Aviation Acquisition, LLC	Delayed Draw Term Loan	3/1/2028	909	—
WHCG Purchaser III, Inc.	Revolver	6/22/2026	12,486	(905)
WHCG Purchaser III, Inc.	Delayed Draw Term Loan	6/22/2023	19,482	—
Specialty Lending Company LLC	LLC Interest		102,600	—

Total Unfunded Commitments			$6,856,537	$(42,160)

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of September 30, 2022 was 0.50%.
(10)	The interest rate floor on these investments as of September 30, 2022 was 0.75%.
(11)	The interest rate floor on these investments as of September 30, 2022 was 1.00%.
(12)	The interest rate floor on these investments as of September 30, 2022 was 1.25%.
(13)	The interest rate floor on these investments as of September 30, 2022 was 1.50%.
(14)	For unsettled positions the interest rate does not include the base rate.
(15)

Under the 1940 Act, the Company is deemed to “control” a portfolio company if the Company owns more than 25% of its outstanding voting securities and/or held the power to exercise control over the management or policies of the portfolio company. Under the 1940 Act, the Company is deemed an “affiliated person” of a portfolio company if the Company owns 5% or more of the portfolio company’s outstanding voting securities. As of September 30, 2022, the Company’s controlled/affiliated and non-controlled/affiliated investments were as follows:

	Fair value as of December 31, 2021	Gross Additions	Gross Reductions	Change in Unrealized Gains (Losses)	Fair value as of September 30, 2022	Dividend and Interest Income
Non-Controlled/Affiliated Investments
GSO DL Co-Invest EIS LP	$1,614	$—	$—	$746	$2,360	$—
Controlled/Affiliated Investments
Specialty Lending Company LLC	212,400	—	(31,500)	9,045	189,945	12,159
BCRED Emerald JV	—	1,895,396	—	(39,157)	1,856,239	56,606
GSO DL Co-Invest CI LP	1,809	—	—	76	1,885	—

Total Controlled/Affiliated Investments	$214,209	$1,895,396	$(31,500)	$(30,036)	$2,048,069	$68,765

ADDITIONAL INFORMATION

Foreign currency forward contracts

Counterparty	Currency Purchased	Currency Sold	Settlement Date	Unrealized Appreciation (Depreciation)
Goldman Sachs Bank USA	$10,720	SEK 109,749	10/5/2022	$859
Goldman Sachs Bank USA	$73,136	DKK 560,750	12/14/2022	$(1,031)
Goldman Sachs Bank USA	$55,936	NOK 599,094	12/14/2022	$783
Goldman Sachs Bank USA	$21,634	SEK 243,186	12/14/2022	$(305)

Blackstone Private Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Interest Rate Swaps

Interest Rate Swaps as of September 30, 2022
Counterparty	Hedged Instrument	Company Receives	Company Pays	Maturity Date	Notional Amount	Fair Market Value	Upfront Payments/ Receipts	Change in Unrealized Gains/ (Losses)
Goldman Sachs Bank USA	June 2024 Notes	2.56%	SOFR + 0.93%	6/21/2024	$435,000	$(19,039)	$1,796	$(18,892)
Goldman Sachs Bank USA	September 2024 Notes	1.75%	SOFR + 0.08%	9/15/2024	365,000	(17,659)	(545)	(17,618)
Goldman Sachs Bank USA	November 2024 Notes	2.35%	SOFR + 0.66%	11/22/2024	500,000	(25,796)	1,822	(25,657)
Goldman Sachs Bank USA	January 2025 Notes	2.70%	SOFR + 0.99%	1/15/2025	500,000	(27,244)	923	(26,993)
Goldman Sachs Bank USA	December 2026 Notes	2.63%	SOFR + 0.26%	12/15/2026	625,000	(37,873)	2,387	(37,703)
Deutsche Bank	December 2026 Notes	2.63%	SOFR + 0.26%	12/15/2026	625,000	(37,548)	2,370	(37,730)
Goldman Sachs Bank USA	March 2025 Notes	4.70%	SOFR + 2.43%	3/24/2025	400,000	(18,081)	—	(17,935)
Deutsche Bank	March 2025 Notes	4.70%	SOFR + 2.43%	3/24/2025	500,000	(22,625)	—	(22,413)
Deutsche Bank	April 2026 UK Bonds	4.87%	SOFR + 2.78%	4/14/2026	£250,000	(28,089)	—	(28,037)
Sumitomo Mitsui Banking Corporation	May 2027 Notes	5.61%	SOFR + 3.00%	5/3/2027	625,000	(29,160)	—	(25,242)
Sumitomo Mitsui Banking Corporation	September 2025 Notes	7.05%	SOFR + 2.93%	9/27/2025	600,000	(559)	—	(559)

Total Interest Rate Swaps						$(263,674)	$8,753	$(258,777)

(16)

As of September 30, 2022, the Company had investments denominated in Canadian Dollars (C$), Euros (€), British Pounds (£), Swiss Francs (Fr.), Danish Krone (DKK), Swedish Krona (SEK) and Norwegian Krone (NOK).

The accompanying notes are an integral part of these consolidated financial statements.

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	% of Net Assets
Investments—non-controlled/non-affiliated
First Lien Debt
Aerospace & Defense
Corfin Holdings, Inc. (4)(7)(11)	L + 6.00%	7.00%	12/27/2027	$6,619	$6,579	$6,500	0.05%
LinQuest Corp. (4)(7)(10)	L + 5.75%	6.50%	7/28/2028	157,106	153,737	153,516	1.19
Loar Group, Inc. (4)(11)	L + 7.25%	8.25%	10/2/2023	29,422	29,422	29,422	0.23
MAG DS Corp. (11)	L + 5.50%	6.50%	4/1/2027	10,849	10,680	9,981	0.08
Peraton Corp. (10)	L + 3.75%	4.50%	2/1/2028	72,389	72,163	72,543	0.56
Vertex Aerospace Services Corp. (10)	L + 4.00%	4.75%	10/27/2028	22,385	22,293	22,379	0.17

					294,874	294,342	2.28
Air Freight & Logistics
AGI-CFI Holdings, Inc. (4)(10)	L + 5.50%	6.25%	6/11/2027	271,064	265,859	268,354	2.09
Livingston International, Inc. (4)(6)(10)	L + 5.50%	6.25%	4/30/2027	105,679	104,902	104,622	0.81
Mode Purchaser, Inc. (4)(11)	L + 6.25%	7.25%	12/9/2026	34,388	33,430	34,388	0.27
R1 Holdings, LLC (4)(7)(11)	L + 6.00%	7.00%	1/2/2026	38,742	38,698	38,742	0.30
RWL Holdings, LLC (4)(7)(10)	SOFR + 5.75%	6.50%	12/31/2028	218,835	213,914	213,878	1.66
SEKO Global Logistics Network, LLC (4)(11)	E + 5.00%	6.00%	12/30/2026	€35,393	40,412	40,295	0.31
SEKO Global Logistics Network, LLC (4)(7)(11)	L + 5.00%	6.00%	12/30/2026	103,543	102,300	103,315	0.80
The Kenan Advantage Group, Inc. (10)	L + 3.75%	4.50%	3/12/2026	19,039	19,034	19,013	0.15
Wwex Uni Topco Holdings, LLC (10)	L + 4.25%	5.00%	7/26/2028	12,681	12,562	12,731	0.10

					831,112	835,338	6.49
Airlines
Air Canada (6)(10)	L + 3.50%	4.25%	8/11/2028	7,819	7,745	7,823	0.06
American Airlines, Inc. (6)(10)	L + 4.75%	5.50%	3/11/2028	7,314	7,248	7,591	0.06
United Airlines, Inc. (6)(10)	L + 3.75%	4.50%	4/21/2028	16,631	16,629	16,728	0.13

					31,622	32,143	0.25
Auto Components
Clarios Global LP (6)(8)	L + 3.25%	3.35%	4/30/2026	6,806	6,809	6,780	0.05
Metis Buyer, Inc. (4)(5)(7)(8) - Revolving Term Loan	L + 3.75%	3.85%	5/4/2028	4,275	4,099	4,221	0.03
Metis Buyer, Inc. (10)	L + 4.00%	4.75%	5/4/2028	49,750	48,510	49,859	0.39
Wheel Pros, Inc. (10)	L + 4.50%	5.25%	4/23/2028	25,906	25,912	25,901	0.20

					85,330	86,761	0.67

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Beverages
Arterra Wines Canada, Inc. (6)(10)	L + 3.50%	4.25%	11/24/2027	4,957	4,984	4,970	0.04
Triton Water Holdings, Inc. (9)	L + 3.50%	4.00%	3/18/2028	26,637	26,601	26,387	0.21

					31,585	31,357	0.25
Building Products
Cornerstone Building Brands, Inc. (6)(9)	L + 3.25%	3.75%	4/12/2028	2,947	2,934	2,946	0.02
CP Atlas Buyer, Inc. (9)	L + 3.75%	4.25%	11/23/2027	31,556	31,560	31,461	0.24
Empire Today, LLC (10)	L + 5.00%	5.75%	3/8/2028	69,572	68,419	68,485	0.53
Fencing Supply Group Acquisition, LLC (4)(7)(11)	L + 6.00%	7.00%	2/26/2027	78,944	77,860	78,550	0.61
Great Day Improvements, LLC (4)(7)(9)	L + 6.25%	6.75%	12/29/2027	245,000	239,342	239,335	1.86
Illuminate Merger Sub Corp. (9)	L + 3.50%	4.00%	6/30/2028	8,000	7,944	7,949	0.06
Jacuzzi Brands, LLC (4)(11)	L + 6.50%	7.50%	2/25/2025	52,938	52,414	52,938	0.41
Kodiak BP, LLC (10)	L + 3.25%	4.00%	2/25/2028	10,389	10,369	10,330	0.08
L&S Mechanical Acquisition, LLC (4)(7)(10)	L + 5.75%	6.50%	9/1/2027	114,795	112,627	112,499	0.88
Latham Pool Products, Inc. (8)	L + 6.00%	6.10%	6/18/2025	105,696	105,247	106,269	0.83
Lindstrom, LLC (4)(11)	L + 6.25%	7.25%	4/7/2025	27,963	27,739	27,963	0.22
Mi Windows and Doors, LLC (10)	L + 3.75%	4.50%	12/18/2027	24,288	24,404	24,425	0.19
Symphony Technology Group (10)	L + 5.00%	5.75%	5/3/2028	63,186	62,591	63,117	0.49
Windows Acquisition Holdings, Inc. (4)(11)	L + 6.50%	7.50%	12/29/2026	62,366	61,321	62,366	0.49

					884,772	888,631	6.91
Capital Markets
Advisor Group Holdings, Inc. (8)	L + 4.50%	4.60%	7/31/2026	17,347	17,392	17,418	0.14
Situs-AMC Holdings Corporation (4)(10)	L + 5.75%	6.50%	12/22/2027	110,000	108,905	108,900	0.85
Superannuation And Investments US, LLC (6)(9)	L + 3.75%	4.25%	9/23/2028	14,364	14,244	14,391	0.11
The Edelman Financial Engines Center, LLC (10)	L + 3.50%	4.25%	3/15/2028	19,880	19,814	19,894	0.15

					160,355	160,602	1.25
Chemicals
Dominion Colour Corporation (4)(6)(7)(11)	L + 8.25% (incl. 2.00% PIK)	9.25%	4/6/2024	35,687	34,449	35,062	0.27
Geon Performance Solutions, LLC (10)	L + 4.75%	5.50%	8/9/2028	7,389	7,336	7,463	0.06

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Chemicals (continued)
Hyperion Materials & Technologies, Inc. (9)	L + 4.50%	5.00%	8/28/2028	25,252	25,160	25,326	0.20
LSF11 Skyscraper Holdco S.à r.l, LLC (6)(10)	L + 3.50%	4.25%	9/29/2027	19,850	19,758	19,863	0.15
New Arclin US Holding Corp. (6)(7)(9)	L + 3.75%	4.25%	9/21/2028	20,208	20,115	20,209	0.16
NIC Acquisition Corp. (10)	L + 3.75%	4.50%	12/29/2027	13,837	13,824	13,698	0.11
Olympus Water US Holding Corp. (9)	L + 3.75%	4.25%	9/21/2028	10,625	10,598	10,605	0.08
Polymer Additives, Inc. (8)	L + 6.00%	6.13%	7/31/2025	30,420	28,311	29,675	0.23

					159,550	161,901	1.26
Commercial Services & Supplies
Access CIG, LLC (8)	L + 3.75%	3.84%	2/27/2025	16,040	16,025	15,961	0.12
Allied Universal Holdco, LLC (9)	L + 3.75%	4.25%	5/12/2028	33,952	33,913	33,884	0.26
Bazaarvoice, Inc. (4)(7)(8)	L + 5.75%	5.85%	5/7/2028	372,166	372,166	372,166	2.90
DG Investment Intermediate Holdings 2, Inc. (10)	L + 3.50%	4.25%	3/17/2028	29,592	29,647	29,620	0.23
Divisions Holding Corp. (10)	L + 4.75%	5.50%	5/29/2028	24,036	23,815	24,126	0.19
EAB Global, Inc. (9)	L + 3.50%	4.00%	6/28/2028	8,000	7,956	7,967	0.06
ECP Gopher Holdings L.P. (11)	L + 3.25%	4.25%	3/6/2025	3,958	3,973	3,721	0.03
Foundational Education Group, Inc. (4)(9)	L + 4.25%	4.75%	8/31/2028	9,143	9,056	9,166	0.07
Garda World Security Corp. (6)(8)	L + 4.25%	4.36%	10/30/2026	29,435	29,511	29,432	0.23
Genuine Financial Holdings, LLC (8)	L + 3.75%	3.85%	7/11/2025	6,938	6,850	6,924	0.05
International SOS The Americas LP (6)(9)	L + 3.75%	4.25%	8/5/2028	2,331	2,309	2,337	0.02
Java Buyer, Inc. (4)(7)(10)	L + 5.75%	6.50%	12/15/2027	136,278	132,073	132,067	1.03
JSS Holdings, Inc. (4)(10)	L + 6.00%	6.75%	12/17/2028	243,525	239,876	241,699	1.88
JSS Holdings, Inc. (4)(11)	L + 6.25%	7.25%	12/17/2028	46,505	45,900	46,157	0.36
Knowledge Pro Buyer, Inc. (4)(7)(10)	L + 5.75%	6.50%	12/10/2027	45,655	44,433	44,421	0.35
KPSKY Acquisition, Inc. (4)(7)(10)	L + 5.50%	6.25%	10/19/2028	197,224	193,290	193,280	1.50
MaxGen Energy Services Corporation (4)(11)	L + 4.75%	5.75%	6/2/2027	59,700	58,353	58,208	0.45
Onex Baltimore Buyer, Inc. (4)(7)(10)	L + 5.75%	6.50%	12/1/2027	260,796	255,309	255,275	1.99
PECF USS Intermediate Holding III Corp. (9)	L + 4.25%	4.75%	12/15/2028	20,842	20,811	20,891	0.16
Recycle & Resource US, LLC (6)(9)	L + 3.50%	4.00%	7/8/2028	5,219	5,182	5,213	0.04
Revspring, Inc. (8)	L + 4.25%	4.47%	10/11/2025	15,443	15,323	15,501	0.12

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Commercial Services & Supplies (continued)
Spin Holdco Inc. (10)	L + 4.00%	4.75%	3/1/2028	25,434	25,326	25,547	0.20
The Action Environmental Group, Inc. (4)(7)(12)	L + 6.00%	7.25%	1/16/2026	16,289	15,748	15,668	0.12
TRC Companies, Inc. (9)	L + 3.75%	4.25%	6/21/2024	18,778	18,679	18,711	0.15
TruGreen Limited Partnership (10)	L + 4.00%	4.75%	11/2/2027	5,955	5,990	5,969	0.05
USIC Holdings, Inc. (10)	L + 3.50%	4.25%	5/12/2028	24,938	24,822	24,938	0.19
Veregy Consolidated, Inc. (11)	L + 6.00%	7.00%	11/2/2027	20,584	20,632	20,636	0.16

					1,656,969	1,659,483	12.91
Construction & Engineering
Aegion Corporation (10)	L + 4.75%	5.50%	5/17/2028	23,879	23,814	24,018	0.19
ASP Endeavor Acquisition, LLC (4)(9)	L + 6.50%	7.00%	5/3/2027	35,820	35,183	35,462	0.28
COP Home Services TopCo IV, Inc. (4)(7)(11)	L + 5.00%	6.00%	12/31/2027	128,886	125,700	127,513	0.99
Peak Utility Services Group, Inc. (4)(7)(11)	L + 5.00%	6.00%	2/26/2028	23,622	23,380	23,467	0.18
Thermostat Purchaser III, Inc. (4)(7)(10)	L + 4.50%	5.25%	8/24/2028	42,519	41,196	42,498	0.33
Tutor Perini Corp. (6)(11)	L + 4.75%	5.75%	8/13/2027	2,963	2,992	2,974	0.02

					252,266	255,933	1.99
Construction Materials
White Cap Buyer, LLC (9)	L + 4.00%	4.50%	10/19/2027	23,827	23,913	23,878	0.19
Containers & Packaging
Ascend Buyer, LLC (4)(7)(10)	L + 5.75%	6.50%	9/30/2028	77,601	75,982	75,920	0.59
Berlin Packaging, LLC (9)	L + 3.75%	4.25%	3/11/2028	8,544	8,480	8,545	0.07
Charter NEX US, Inc. (10)	L + 3.75%	4.50%	12/1/2027	21,359	21,428	21,431	0.17
Flex Acquisition Co., Inc. (9)	L + 3.50%	4.00%	2/23/2028	8,191	8,173	8,185	0.06
Flex Acquisition Co., Inc. (8)	L + 3.00%	3.13%	6/29/2025	9,475	9,462	9,404	0.07
Graham Packaging Co, Inc. (10)	L + 3.00%	3.75%	8/4/2027	4,963	4,972	4,956	0.04
IBC Capital US, LLC (6)(8)	L + 3.75%	3.97%	9/11/2023	18,513	18,477	18,393	0.14
LABL, Inc. (9)	L + 5.00%	5.50%	10/29/2028	7,143	7,037	7,144	0.06
MAR Bidco Sarl (6)(9)	L + 4.25%	4.75%	4/20/2028	3,806	3,788	3,813	0.03
Pretium PKG Holdings, Inc. (9)	L + 4.00%	4.50%	8/27/2028	18,889	18,439	18,878	0.15
ProAmpac PG Borrower, LLC (10)	L + 3.75%	4.50%	11/3/2025	30,050	30,103	30,121	0.23
TricorBraun Holdings, Inc. (9)	L + 3.25%	3.75%	3/3/2028	13,067	13,011	12,991	0.10
Trident TPI Holdings, Inc. (7)(11)	L + 3.25%	4.25%	10/17/2024	13,886	13,875	13,907	0.11
Trident TPI Holdings, Inc. (9)	L + 4.00%	4.50%	7/29/2028	7,433	7,426	7,440	0.06

					240,652	241,124	1.88
Distributors
BP Purchaser, LLC (4)(10)	L + 5.50%	6.25%	12/10/2028	34,800	34,110	34,104	0.27

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Distributors (continued)
Bution Holdco 2, Inc. (4)(11)	L + 6.25%	7.25%	10/17/2025	5,925	5,827	5,880	0.05
Dana Kepner Company, LLC (4)(11)	L + 6.25%	7.25%	12/29/2026	14,850	14,601	14,887	0.12
Genuine Cable Group, LLC (4)(6)(7)(10)	L + 5.75%	6.50%	11/2/2026	22,695	22,079	22,239	0.17
Marcone Yellowstone Buyer, Inc. (7)(10)	L + 5.50%	6.25%	12/23/2028	83,636	81,696	81,696	0.64
NDC Acquisition Corp. (4)(11)	L + 5.75%	6.75%	3/9/2027	22,331	21,801	22,108	0.17
NDC Acquisition Corp. (4)(5)(7)(11) - Revolving Term Loan	L + 5.75%	6.75%	3/9/2027	214	133	180	0.00
Tailwind Colony Holding Corporation (4)(7)(11)	L + 7.50%	8.50%	11/13/2024	56,508	55,192	55,378	0.43
Tailwind Colony Holding Corporation (4)(11)	L + 6.25%	7.25%	11/13/2024	11,961	11,740	11,591	0.09
Unified Door & Hardware Group, LLC (4)(11)	L + 6.25%	7.25%	6/30/2025	53,486	52,614	53,218	0.41

					299,793	301,281	2.35
Diversified Consumer Services
Cambium Learning Group, Inc. (4)(7)(10)	L + 5.50%	6.25%	7/20/2028	968,124	959,067	968,124	7.53
Dreambox Learning Holding LLC (4)(10)	L + 6.25%	7.00%	12/1/2027	135,213	132,360	132,509	1.03
eResearchTechnology, Inc. (11)	L + 4.50%	5.50%	2/4/2027	28,103	28,220	28,234	0.22
Go Car Wash Management Corp. (4)(7)(11)	L + 5.75%	6.75%	12/31/2026	44,291	42,789	42,744	0.33
KUEHG Corp. (11)	L + 3.75%	4.75%	2/21/2025	22,830	22,577	22,417	0.17
LAH Borrower, LL (4)(6)(10)	L + 5.75%	6.50%	10/12/2027	9,250	9,071	9,215	0.07
Learning Care Group (11)	L + 3.25%	4.25%	3/13/2025	19,838	19,548	19,491	0.15
Loyalty Ventures, Inc. (9)	L + 4.50%	5.00%	11/3/2027	9,375	9,189	9,355	0.07
Pre-Paid Legal Services, Inc. (9)	L + 3.75%	4.25%	5/1/2025	23,239	23,007	23,133	0.18
Weld North Education, LLC (9)	L + 3.75%	4.25%	12/21/2027	24,271	24,271	24,307	0.19

					1,270,100	1,279,529	9.94
Diversified Financial Services
Barbri Holdings, Inc. (4)(7)(10)	L + 5.75%	6.50%	4/30/2028	166,707	163,558	165,040	1.28
Lereta, LLC (10)	L + 5.25%	6.00%	7/27/2028	34,635	34,309	34,664	0.27
Mitchell International, Inc. (9)	L + 3.75%	4.25%	10/15/2028	38,979	38,694	38,809	0.30
Sedgwick Claims Management Services, Inc. (6)(11)	L + 4.25%	5.25%	9/3/2026	2,450	2,474	2,457	0.02
Sedgwick Claims Management Services, Inc. (6)(8)	L + 3.25%	3.35%	12/31/2025	7,961	7,937	7,909	0.06
SelectQuote, Inc. (4)(7)(10)	L + 5.00%	5.75%	11/5/2024	277,963	275,701	277,079	2.16

					522,673	525,958	4.09

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Diversified Telecommunication Services
Numericable US, LLC (6)(8)	L + 3.69%	3.81%	1/31/2026	5,050	5,056	5,016	0.04
Numericable US, LLC (6)(8)	L + 4.00%	4.12%	8/14/2026	23,829	23,851	23,745	0.18
Point Broadband Acquisition, LLC (4)(7)(11)	L + 6.00%	7.00%	10/1/2028	162,000	157,216	157,037	1.22

					186,123	185,798	1.44
Electric Utilities
Qualus Power Services Corp. (4)(7)(11)	L + 5.50%	6.50%	3/26/2027	48,950	47,785	48,332	0.38
Electrical Equipment
Emergency Power Holdings, LLC (4)(7)(11)	L + 5.50%	6.50%	8/17/2028	195,000	190,778	190,539	1.48
Madison IAQ, LLC (9)	L + 3.25%	3.75%	6/16/2028	6,989	6,956	6,992	0.05
Radwell International, LLC (4)(6)(7)(10)	L + 5.50%	6.25%	7/13/2027	348,034	346,642	346,861	2.70
Relay Purchaser, LLC (4)(7)(10)	L + 6.00%	6.75%	8/30/2028	200,000	195,928	197,214	1.53
Shoals Holdings, LLC (4)(11)	L + 3.25%	4.25%	11/25/2026	11,377	11,140	11,434	0.09

					751,443	753,040	5.85
Electronic Equipment, Instruments & Components
Albireo Energy, LLC (4)(7)(11)	L + 6.00%	7.00%	12/23/2026	35,496	34,857	34,858	0.27
ConvergeOne Holdings, Inc. (7)(8)	L + 5.00%	5.10%	1/4/2026	31,765	28,772	29,603	0.23
CPI International, Inc. (11)	L + 3.25%	4.25%	7/26/2024	8,977	8,991	8,980	0.07
Infinite Bidco, LLC (9)	L + 3.75%	4.25%	2/24/2028	21,831	21,806	21,797	0.17
Ingram Micro, Inc. (9)	L + 3.50%	4.00%	3/31/2028	3,980	3,942	3,986	0.03

					98,369	99,224	0.77
Energy Equipment & Services
Abaco Energy Technologies, LLC (4)(11)	L + 7.50% (incl. 1.00% PIK)	8.50%	10/4/2024	10,668	10,058	10,482	0.08
EnergySolutions, LLC (11)	L + 3.75%	4.75%	5/9/2025	11,270	11,255	11,270	0.09
Tetra Technologies, Inc. (4)(6)(11)	L + 6.25%	7.25%	9/10/2025	22,793	21,815	22,793	0.18

					43,128	44,544	0.35
Entertainment
CE Intermediate I, LLC (4)(9)	L + 4.00%	4.50%	11/10/2028	7,778	7,701	7,729	0.06
Herschend Entertainment Co, LLC (9)	L + 3.75%	4.25%	8/27/2028	5,306	5,255	5,306	0.04
Recorded Books, Inc. (8)	L + 4.00%	4.10%	8/29/2025	15,615	15,631	15,623	0.12

					28,588	28,658	0.22

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units		Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Food Products
CHG PPC Parent, LLC (9)	L + 3.00%	3.50%	11/16/2028		7,339	7,303	7,326	0.06
Quantum Bidco, Ltd. (6)(8)	S + 6.00%	6.11%	2/5/2028		£18,500	24,474	24,712	0.19
Snacking Investments US, LLC (6)(11)	L + 4.00%	5.00%	12/18/2026		4,975	5,005	4,984	0.04

						36,782	37,022	0.29
Health Care Equipment & Supplies
CPI Holdco, LLC (4)(7)(10)	L + 5.50%	6.25%	11/1/2028		265,496	258,989	258,905	2.01
GCX Corporation Buyer, LLC (4)(7)(10)	L + 5.50%	6.25%	9/13/2027		197,505	193,079	192,880	1.50
Mozart Borrower LP (9)	L + 3.25%	3.75%	9/20/2028		30,000	29,171	30,027	0.23
Resonetics, LLC (10)	L + 4.00%	4.75%	4/28/2028		18,666	18,616	18,689	0.15
Sunshine Luxembourg VII S.à r.l, LLC (6)(10)	L + 3.75%	4.50%	10/2/2026		18,726	18,778	18,821	0.15
TecoStar Holdings, Inc. (11)	L + 3.50%	4.50%	5/1/2024		20,799	20,703	19,852	0.15

						539,336	539,175	4.19
Health Care Providers & Services
ACI Group Holdings, Inc. (4)(7)(10)	L + 5.50%	6.25%	8/2/2028		202,967	198,052	199,981	1.56
ADCS Clinics Intermediate Holdings, LLC (4)(7)(11)	L + 6.25%	7.25%	5/7/2027		43,521	42,636	42,961	0.33
ADMI Corp. (9)	L + 3.50%	4.00%	12/23/2027		15,586	15,514	15,582	0.12
AHP Health Partners, Inc. (9)	L + 3.50%	4.00%	8/4/2028		4,725	4,703	4,732	0.04
AMGH Holding Corp. (11)	L + 4.25%	5.25%	3/14/2025		11,762	11,768	11,735	0.09
Canadian Hospital Specialties Ltd. (4)(6)(7)(11)	L + 4.25%	5.25%	4/14/2028	C$	41,781	32,404	32,351	0.25
CCBlue Bidco, Inc. (4)(7)(10)	L + 6.25%	7.00%	12/21/2028		464,809	454,639	454,595	3.54
CHG Healthcare Services, Inc. (9)	L + 3.50%	4.00%	9/29/2028		8,978	8,938	8,990	0.07
Covenant Surgical Partners, Inc. (8)	L + 4.00%	4.10%	7/1/2026		2,975	2,931	2,946	0.02
Cross Country Healthcare, Inc. (4)(10)	L + 5.75%	6.50%	6/8/2027		113,594	111,423	112,458	0.87
DCA Investment Holdings, LLC (4)(7)(10)	L + 6.25%	7.00%	3/12/2027		36,706	36,191	36,297	0.28
Epoch Acquisition, Inc. (4)(11)	L + 6.75%	7.75%	10/4/2024		29,421	29,421	29,421	0.23
GC EOS Buyer, Inc. (8)	L + 4.50%	4.60%	8/1/2025		2,003	1,993	2,003	0.02
Global Medical Response, Inc. (11)	L + 4.25%	5.25%	10/2/2025		21,619	21,698	21,560	0.17
Gordian Medical, Inc. (10)	L + 6.25%	7.00%	3/29/2027		66,833	64,778	66,554	0.52
Heartland Dental, LLC (8)	L + 4.00%	4.10%	4/30/2025		15,057	14,999	15,054	0.12
ICS US Holdings, Inc. (6)(9)	L + 5.25%	5.75%	6/8/2028		35,000	33,250	33,250	0.26
Jayhawk Buyer, LLC (4)(11)	L + 5.00%	6.00%	10/15/2026		204,293	200,666	202,250	1.57
LifePoint Health, Inc. (8)	L + 3.75%	3.85%	11/16/2025		10,000	10,018	10,005	0.08

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Health Care Providers & Services (continued)
Midwest Physician Administrative Services, LLC (10)	L + 3.25%	4.00%	3/5/2028	6,377	6,350	6,348	0.05
National Mentor Holdings, Inc. (7)(10)	L + 3.75%	4.50%	2/18/2028	11,320	11,038	10,943	0.09
Navigator Acquiror, Inc. (4)(7)(9)	L + 5.75%	6.25%	7/16/2027	375,002	371,541	373,127	2.90
Odyssey Holding Company, LLC (4)(11)	L + 5.75%	6.75%	11/16/2025	68,328	67,902	68,328	0.53
Onex TSG Intermediate Corp. (6)(10)	L + 4.75%	5.50%	2/28/2028	15,257	15,044	15,273	0.12
Padagis, LLC (6)(9)	L + 4.75%	5.25%	6/30/2028	10,371	10,296	10,338	0.08
Pathway Vet Alliance, LLC (8)	L + 3.75%	3.85%	3/31/2027	1,985	1,983	1,981	0.02
PetVet Care Centers, LLC (10)	L + 3.50%	4.25%	2/14/2025	31,505	31,530	31,540	0.25
Phoenix Guarantor, Inc. (8)	L + 3.25%	3.35%	3/5/2026	4,754	4,759	4,730	0.04
Phoenix Guarantor, Inc. (8)	L + 3.50%	3.60%	3/5/2026	8,086	8,086	8,064	0.06
Pluto Acquisition I, Inc. (8)	L + 4.00%	4.18%	6/22/2026	398	398	397	0.00
PSKW Intermediate, LLC (4)(11)	L + 6.25%	7.25%	3/9/2026	22,106	22,106	22,106	0.17
Radnet, Inc. (6)(10)	L + 3.00%	3.75%	4/22/2028	4,912	4,890	4,918	0.04
Reverb Buyer, Inc. (7)(9)	L + 3.50%	4.00%	11/1/2028	8,592	8,546	8,594	0.07
Smile Doctors, LLC (4)(7)(10)	L + 5.75%	6.50%	12/23/2028	398,136	388,413	388,500	3.02
Snoopy Bidco, Inc. (4)(7)(10)	L + 6.00%	6.75%	6/1/2028	396,000	383,095	388,125	3.02
Stepping Stones Healthcare Services, LLC (4)(7)(10)	L + 5.75%	6.50%	1/2/2029	132,563	129,011	129,008	1.00
Surgery Centers Holdings, Inc. (6)(10)	L + 3.75%	4.50%	8/31/2026	24,744	24,721	24,767	0.19
The GI Alliance Management, LLC (4)(7)(11)	L + 6.25%	7.25%	11/4/2024	211,618	208,856	209,542	1.63
TTF Holdings, LLC (4)(10)	L + 4.25%	5.00%	3/24/2028	6,551	6,507	6,567	0.05
Unified Women’s Healthcare, LLC (10)	L + 4.25%	5.00%	12/16/2027	20,334	20,333	20,382	0.16
U.S. Anesthesia Partners, Inc. (9)	L + 4.25%	4.75%	9/22/2028	29,018	28,878	28,984	0.23
US Oral Surgery Management Holdco, LLC (4)(7)(10)	L + 5.50%	6.25%	11/18/2027	131,930	128,607	128,952	1.00
WHCG Purchaser III, Inc. (4)(7)(10)	L + 5.75%	6.50%	6/22/2028	86,559	84,384	84,226	0.66
WP CityMD Bidco, LLC (9)	L + 3.25%	3.75%	11/18/2028	15,000	14,981	15,012	0.12

					3,278,275	3,293,479	25.64
Health Care Technology
athenahealth, Inc. (8)	L + 4.25%	4.40%	2/11/2026	19,188	19,298	19,215	0.15
Edifecs, Inc. (4)(10)	L + 5.50%	6.25%	9/21/2026	123,323	120,934	120,856	0.94
Edifecs, Inc. (4)(11)	L + 7.00%	8.00%	9/21/2026	29,660	29,533	30,549	0.24
FH MD Buyer, Inc. (10)	L + 5.00%	5.75%	6/16/2028	47,381	46,937	47,144	0.37

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Health Care Technology (continued)
GI Ranger Intermediate, LLC (4)(7)(10)	L + 6.00%	6.75%	10/29/2028	117,720	115,039	114,970	0.89
Netsmart Technologies, Inc. (10)	L + 4.00%	4.75%	10/1/2027	24,813	24,916	24,900	0.19
NMC Crimson Holdings, Inc. (4)(7)(10)	L + 6.00%	6.75%	3/1/2028	71,173	68,879	69,279	0.54
Project Ruby Ultimate Parent Corp. (10)	L + 3.25%	4.00%	3/3/2028	8,547	8,507	8,549	0.07
Therapy Brands Holdings, LLC (4)(5)(7)(10)	L + 4.00%	4.75%	5/12/2028	6,357	6,328	6,357	0.05
Verscend Holding Corp. (8)	L + 4.00%	4.10%	8/27/2025	20,423	20,486	20,443	0.16
Waystar Technologies, Inc. (8)	L + 4.00%	4.10%	10/22/2026	23,226	23,299	23,236	0.18

					484,157	485,498	3.78
Hotels, Restaurants & Leisure
CEC Entertainment, Inc. (5)(8)	6.75%	6.75%	5/1/2026	79,800	79,780	78,287	0.61
Flynn Restaurant Group LP (9)	L + 4.25%	4.75%	12/1/2028	17,789	17,641	17,609	0.14
IRB Holding Corp. (11)	L + 3.25%	4.25%	12/15/2027	34,705	34,778	34,753	0.27
Tacala Investment Corp. (10)	L + 3.50%	4.25%	2/5/2027	35,473	35,557	35,454	0.28

					167,756	166,104	1.30
Household Durables
AI Aqua Merger Sub, Inc. (6)(7)(9)	L + 4.00%	4.50%	6/16/2028	16,024	15,984	16,097	0.13
Instant Brands Holdings, Inc. (10)	L + 5.00%	5.75%	4/12/2028	81,813	80,711	76,904	0.60

					96,694	93,000	0.73
Industrial Conglomerates
Bettcher Industries, Inc. (4)(11)	SOFR + 4.00%	4.12%	12/13/2028	11,316	11,203	11,316	0.09
Engineered Machinery Holdings, Inc. (10)	L + 3.75%	4.50%	5/19/2028	15,525	15,510	15,510	0.12
Excelitas Technologies Corp. (11)	L + 3.50%	4.50%	12/2/2024	22,788	22,813	22,902	0.18
FCG Acquisitions, Inc. (9)	L + 3.75%	4.25%	3/16/2028	23,578	23,590	23,549	0.18
Madison Safety & Flow LLC (8)	L + 3.75%	4.25%	12/14/2028	5,195	5,169	5,201	0.04
Vertical US Newco, Inc. (6)(9)	L + 3.50%	4.00%	7/30/2027	15,650	15,731	15,681	0.12

					94,015	94,160	0.73
Insurance
Acrisure, LLC (8)	L + 3.50%	3.72%	2/15/2027	1,985	1,970	1,966	0.02%

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units		Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Insurance (continued)
Acrisure, LLC (9)	L + 3.75%	4.25%	2/15/2027		12,180	12,078	12,180	0.09
Acrisure, LLC (9)	L + 4.25%	4.75%	2/15/2027		6,849	6,799	6,858	0.05
Alera Group, Inc. (4)(7)(10)	L + 5.50%	6.25%	9/30/2028		70,556	69,671	69,642	0.54
Alliant Holdings Intermediate, LLC (8)	L + 3.25%	3.35%	5/9/2025		8,017	8,008	7,947	0.06
Alliant Holdings Intermediate, LLC (9)	L + 3.50%	4.00%	10/8/2027		13,351	13,335	13,354	0.10
AssuredPartners, Inc. (9)	L + 3.50%	4.00%	2/12/2027		30,484	30,255	30,479	0.24
Baldwin Risk Partners, LLC (6)(9)	L + 3.50%	4.00%	10/14/2027		10,448	10,398	10,409	0.08
Benefytt Technologies, Inc. (4)(7)(10)	L + 6.00%	6.75%	8/12/2027		94,500	92,464	92,341	0.72
BroadStreet Partners, Inc. (8)	L + 3.00%	3.10%	1/27/2027		7,919	7,917	7,831	0.06
Foundation Risk Partners Corp. (4)(7)(10)	L + 5.75%	6.50%	10/29/2028		97,144	95,523	95,418	0.74
Galway Borrower, LLC (4)(7)(10)	L + 5.25%	6.00%	9/24/2028		238,194	233,541	233,365	1.82
High Street Buyer, Inc. (4)(7)(10)	L + 6.00%	6.75%	4/14/2028		92,587	90,757	90,519	0.70
Howden Group Holdings Limited (6)(10)	L + 3.25%	4.00%	11/12/2027		14,040	14,011	14,001	0.11
HUB International Limited (10)	L + 3.25%	4.00%	4/25/2025		12,595	12,576	12,610	0.10
HUB International Limited (8)	L + 2.75%	2.87%	4/25/2025		2,969	2,970	2,939	0.02
Integrity Marketing Acquisition, LLC (4)(7)(10)	L + 5.50%	6.25%	8/27/2025		36,854	35,775	36,165	0.28
Integrity Marketing Acquisition, LLC (4)(11)	L + 5.75%	6.75%	8/27/2025		39,758	39,280	39,659	0.31
Jones Deslauriers Insurance Management, Inc. (6)(7)(10)	C + 4.25%	5.00%	3/28/2028	C$	81,932	63,941	64,639	0.50
NFP Corp. (8)	L + 3.25%	3.35%	2/15/2027		9,525	9,506	9,388	0.07
PGIS Intermediate Holdings, LLC (4)(7)(10)	L + 5.50%	6.25%	10/14/2028		64,080	62,478	62,505	0.49
RSC Acquisition, Inc. (4)(5)(6)(7)(10)	L + 5.50%	6.25%	10/30/2026		24,096	23,610	24,034	0.19
SG Acquisition, Inc. (4)(9)	L + 5.00%	5.50%	1/27/2027		100,946	100,383	100,694	0.78
Tennessee Bidco Limited (4)(5)(6)(7)(8)	S + 7.00%	7.05%	8/3/2028		£77,545	102,899	101,517	0.79
Tennessee Bidco Limited (4)(6)(8)	L + 7.00%	7.15%	8/3/2028		194,958	189,838	189,110	1.47

						1,329,987	1,329,568	10.33
Interactive Media & Services
Bungie, Inc. (4)(11)	L + 6.25%	7.25%	8/28/2024		2,500	2,500	2,500	0.02
Cengage Learning, Inc. (11)	L + 4.75%	5.75%	6/29/2026		18,953	18,758	19,028	0.15
MH Sub I, LLC (11)	L + 3.75%	4.75%	9/13/2024		34,088	34,142	34,201	0.27
Project Boost Purchaser, LLC (8)	L + 3.50%	3.60%	6/1/2026		990	990	990	0.01

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Interactive Media & Services (continued)
Project Boost Purchaser, LLC (9)	L + 3.50%	4.00%	6/1/2026	10,468	10,442	10,481	0.08
SurveyMonkey, Inc. (6)(8)	L + 3.75%	3.86%	10/10/2025	6,829	6,823	6,804	0.05

					73,656	74,005	0.58
Internet & Direct Marketing Retail
Donuts, Inc. (4)(11)	L + 6.00%	7.00%	12/29/2026	113,838	111,902	113,268	0.88
Prodege International Holdings, LLC (4)(7)(10)	L + 5.75%	6.50%	12/15/2027	491,000	479,825	479,737	3.73
Shutterfly, LLC (4)(10)	L + 5.00%	5.75%	9/25/2026	160,969	159,357	159,761	1.24
Wireless Vision, LLC (4)(11)	L + 5.50%	6.50%	12/30/2025	22,715	22,715	22,715	0.18

					773,799	775,483	6.03
IT Services
Ahead DB Holdings, LLC (5)(10)	L + 3.75%	4.50%	10/18/2027	2,596	2,609	2,603	0.02
AI Altius Bidco, Inc. (4)(5)(6)(7)(10)	L + 5.50%	6.25%	12/1/2028	144,577	141,353	141,338	1.10
AI Altius Bidco, Inc. (4)(6)(7)(8)	9.75%	9.75%	12/1/2028	21,205	20,571	20,568	0.16
Dcert Buyer, Inc. (8)	L + 4.00%	4.10%	10/16/2026	13,244	13,263	13,236	0.10
Endurance International Group Holdings, Inc. (10)	L + 3.50%	4.25%	2/10/2028	31,555	31,393	31,333	0.24
Ensono Holdings, LLC (10)	L + 4.00%	4.75%	5/19/2028	41,033	40,949	41,054	0.32
Inovalon Holdings, Inc. (4)(7)(10)	L + 5.75%	6.50%	11/24/2028	931,793	907,468	907,254	7.06
Park Place Technologies, LLC (4)(11)	L + 5.00%	6.00%	11/10/2027	40,362	39,483	40,370	0.31
Razor Holdco, LLC (4)(10)	L + 5.75%	6.50%	10/25/2027	191,200	187,495	187,376	1.46
Red River Technology, LLC (4)(7)(11)	L + 6.00%	7.00%	5/26/2027	150,822	148,448	145,920	1.14
Sabre GLBL, Inc. (6)(9)	L + 3.50%	4.00%	12/17/2027	12,227	12,197	12,089	0.09
TierPoint, LLC (10)	L + 3.75%	4.50%	5/6/2026	19,767	19,658	19,800	0.15
Turing Holdco, Inc. (4)(6)(7)(8)	L + 6.00%	6.13%	8/3/2028	28,975	30,407	30,009	0.23
Virtusa Corp. (10)	L + 3.75%	4.50%	2/11/2028	19,367	19,370	19,452	0.15

					1,614,663	1,612,403	12.53
Leisure Products
Alterra Mountain Company (9)	L + 3.50%	4.00%	8/17/2028	4,988	5,003	4,988	0.04
Lew’s Intermediate Holdings, LLC (4)(10)	L + 5.00%	5.75%	1/26/2028	26,202	25,972	26,136	0.20
Lucky Bucks, LLC (6)(10)	L + 5.50%	6.25%	7/21/2027	58,000	56,906	57,130	0.44
Recess Holdings, Inc. (11)	L + 3.75%	4.75%	9/30/2024	19,824	19,800	19,768	0.15

					107,681	108,022	0.83
Life Sciences Tools & Services
Cambrex Corp. (10)	L + 3.50%	4.25%	12/4/2026	15,136	15,199	15,169	0.12

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Life Sciences Tools & Services (continued)
Curia Global, Inc. (10)	L + 3.75%	4.50%	8/30/2026	32,868	32,900	32,950	0.26
LSCS Holdings, Inc. (9)	L + 4.50%	5.00%	12/16/2028	15,748	15,664	15,772	0.12
Maravai Intermediate Holdings, LLC (6)(11)	L + 3.75%	4.75%	10/19/2027	1,978	2,000	1,989	0.02
Packaging Coordinators Midco, Inc. (10)	L + 3.75%	4.50%	11/30/2027	10,694	10,683	10,707	0.08

					76,446	76,588	0.60
Machinery
Apex Tool Group, LLC (12)	L + 5.50%	6.75%	8/1/2024	70,120	70,206	68,987	0.54
ASP Blade Holdings, Inc. (9)	L + 4.00%	4.50%	10/13/2028	5,000	4,973	5,006	0.04
MHE Intermediate Holdings, LLC (4)(5)(7)(11)	L + 5.75%	6.75%	7/21/2027	9,912	9,709	9,700	0.08
Phoenix Services Merger Sub, LLC (11)	L + 3.75%	4.75%	3/1/2025	5,938	5,917	5,907	0.05
Pro Mach Group, Inc. (7)(11)	L + 4.00%	5.00%	8/31/2028	16,527	16,505	16,614	0.13

					107,311	106,214	0.84
Marine
Armada Parent, Inc. (4)(7)(10)	L + 5.75%	6.50%	10/29/2027	227,250	222,139	221,985	1.73
Media
Altice Financing S.A. (5)(6)(8)	5.75%	5.75%	8/15/2029	994	1,004	986	0.01
Digital Media Solutions, LLC (6)(10)	L + 5.00%	5.75%	5/24/2026	32,818	32,093	32,633	0.25
McGraw-Hill Education, Inc. (9)	L + 4.75%	5.25%	7/28/2028	28,790	28,514	28,704	0.22
Radiate Holdco, LLC (10)	L + 3.25%	4.00%	9/25/2026	27,000	26,934	26,944	0.21
Terrier Media Buyer, Inc. (8)	L + 3.50%	3.60%	12/17/2026	4,697	4,697	4,681	0.04
Univision Communications, Inc. (10)	L + 3.25%	4.00%	3/15/2026	14,860	14,838	14,912	0.12

					108,079	108,860	0.85
Metals & Mining
American Rock Salt Company, LLC (10)	L + 4.00%	4.75%	6/4/2028	20,895	20,877	20,869	0.16
SCIH Salt Holdings, Inc. (10)	L + 4.00%	4.75%	3/16/2027	29,854	29,802	29,612	0.23

					50,679	50,481	0.39
Oil, Gas & Consumable Fuels
Eagle Midstream Canada Finance, Inc. (4)(6)(13)	L + 6.25%	7.75%	11/26/2024	36,013	35,593	36,013	0.28
Freeport LNG Investments, LLLP (9)	L + 3.50%	4.00%	12/21/2028	4,230	4,190	4,195	0.03
Lucid Energy Group II Borrower, LLC (6)(10)	L + 4.25%	5.00%	11/24/2028	14,988	14,839	14,830	0.12

					54,622	55,038	0.43

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Paper & Forest Products
Profile Products, LLC (4)(7)(10)	L + 5.50%	6.25%	11/12/2027	115,420	112,583	112,517	0.88
Pharmaceuticals
ANI Pharmaceuticals, Inc. (6)(10)	L + 6.00%	6.75%	4/27/2028	38,680	37,831	38,857	0.30
Jazz Pharmaceuticals, Inc. (6)(9)	L + 3.50%	4.00%	4/21/2028	5,985	5,957	6,015	0.05
Sharp Midco, LLC (4)(9)	L + 4.00%	4.50%	12/14/2028	5,323	5,309	5,329	0.04

					49,097	50,201	0.39
Professional Services
ALKU, LLC (4)(10)	L + 5.25%	6.00%	3/1/2028	164,239	162,776	163,418	1.27
Aqgen Island Holdings, Inc. (9)	L + 3.50%	4.00%	5/20/2028	34,000	33,854	33,915	0.26
Armor Holdco, Inc. (6)(9)	L + 4.50%	5.00%	12/11/2028	3,636	3,600	3,653	0.03
Ascend Performance Materials Operations, LLC (10)	L + 4.75%	5.50%	8/27/2026	4,962	5,034	4,998	0.04
BMC Acquisition, Inc. (11)	L + 5.25%	6.25%	12/28/2024	4,717	4,704	4,699	0.04
BPPH2 Limited (4)(6)(8)	S + 6.75%	6.92%	3/2/2028	40,700	54,988	55,653	0.43
Camelot US Acquisition, LLC (5)(6)(11)	L + 3.00%	4.00%	10/30/2026	4,950	4,967	4,953	0.04
Cast & Crew Payroll, LLC (8)	L + 3.50%	3.60%	2/9/2026	1,985	1,965	1,987	0.02
Cast & Crew Payroll, LLC (9)	L + 3.75%	4.25%	12/9/2028	5,000	4,988	5,009	0.04
CFGI Holdings, LLC (4)(6)(7)(10)	L + 5.25%	6.00%	11/1/2027	145,825	142,379	142,282	1.11
Claims Automation Intermediate 2, LLC (4)(7)(10)	L + 4.75%	5.50%	12/16/2027	45,833	43,702	43,686	0.34
Clearview Buyer, Inc. (4)(7)(10)	L + 5.25%	6.00%	8/26/2027	156,053	152,720	152,520	1.19
Deerfield Dakota Holding, LLC (11)	L + 3.75%	4.75%	4/9/2027	21,998	22,078	22,051	0.17
Emerald US, Inc. (6)(8)	L + 3.25%	3.47%	7/12/2028	3,929	3,925	3,912	0.03
Guidehouse LLP (4)(7)(10)	L + 5.50%	6.25%	10/16/2028	1,210,823	1,199,067	1,198,715	9.33
HIG Orca Acquisition Holdings, Inc. (4)(7)(11)	L + 6.00%	7.00%	8/17/2027	100,569	98,500	98,282	0.76
IG Investments Holdings, LLC (4)(7)(10)	L + 6.00%	6.75%	9/22/2028	596,565	584,680	592,797	4.61
Inmar, Inc. (11)	L + 4.00%	5.00%	5/1/2024	16,004	15,992	16,012	0.12
Kaufman Hall & Associates, LLC (4)(7)(10)	L + 5.50%	6.25%	12/14/2028	78,000	76,254	76,242	0.59
Kwor Acquisition, Inc. (4)(7)(10)	L + 5.25%	6.00%	12/22/2028	89,024	87,530	87,524	0.68
Material Holdings, LLC (4)(7)(10)	L + 5.75%	6.50%	8/19/2027	246,741	241,860	241,539	1.88
Minotaur Acquisition, Inc. (8)	L + 4.75%	4.85%	3/27/2026	18,566	18,560	18,496	0.14
National Intergovernmental Purchasing Alliance Co. (8)	L + 3.50%	3.72%	5/23/2025	5,032	5,010	5,009	0.04
Sherlock Buyer Corp. (4)(7)(8)	L + 5.75%	5.75%	12/8/2028	34,551	33,668	33,660	0.26

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Professional Services (continued)
Trans Union, LLC (9)	L + 2.25%	2.75%	12/1/2028	8,119	8,098	8,108	0.06
Trinity Air Consultants Holdings Corp. (4)(7)(10)	L + 5.25%	6.00%	6/29/2027	147,943	144,779	144,486	1.12
Trinity Partners Holdings, LLC (4)(7)(10)	L + 5.75%	6.50%	12/21/2028	367,966	359,553	359,517	2.80
VT Topco, Inc. (7)(10)	L + 3.75%	4.50%	8/1/2025	14,552	14,469	14,556	0.11
West Monroe Partners, LLC (4)(7)(10)	L + 5.50%	6.25%	11/8/2028	735,429	721,023	720,229	5.60

					4,250,725	4,257,909	33.11
Real Estate Management & Development
Cumming Group, Inc. (4)(7)(11)	L + 5.75%	6.75%	5/26/2027	135,721	132,398	135,243	1.05
McCarthy & Stone PLC (5)(6)(8)	7.00%	7.00%	12/16/2025	£20,000	28,004	26,936	0.21
Progress Residential PM Holdings, LLC (4)(7)(10)	L + 6.25%	7.00%	2/16/2028	70,324	68,756	71,027	0.55

					229,158	233,206	1.81
Road & Rail
Gruden Acquisition, Inc. (4)(7)(11)	L + 5.25%	6.25%	7/1/2028	78,593	76,447	76,286	0.59
Software
2U, Inc. (6)(10)	L + 5.75%	6.50%	11/30/2024	76,224	75,188	76,033	0.59
Apex Group Treasury, LLC (6)(9)	L + 3.75%	4.25%	7/27/2028	18,393	18,341	18,387	0.14
Apttus Corp. (10)	L + 4.25%	5.00%	4/27/2028	13,467	13,475	13,517	0.11
AxiomSL Group, Inc. (4)(7)(11)	L + 6.00%	7.00%	12/3/2027	79,013	77,385	77,203	0.60
Belfor Holdings, Inc. (4)(8)	L + 3.75%	3.85%	4/6/2026	4,962	4,980	4,974	0.04
Boxer Parent Company, Inc. (8)	L + 3.75%	3.97%	10/2/2025	11,997	11,996	11,937	0.09
Brave Parent Holdings, Inc. (8)	L + 4.00%	4.10%	4/18/2025	2,977	2,978	2,976	0.02
Byjus Alpha, Inc. (6)(10)	L + 5.50%	6.25%	11/5/2026	50,000	49,229	50,729	0.39
Cloudera, Inc. (9)	L + 3.75%	4.25%	8/9/2028	23,556	23,328	23,523	0.18
Connatix Buyer, Inc. (4)(7)(10)	L + 5.50%	6.25%	7/14/2027	113,154	110,466	110,238	0.86
CoreLogic, Inc. (9)	L + 3.50%	4.00%	6/2/2028	14,529	14,480	14,536	0.11
Cornerstone OnDemand, Inc. (9)	L + 3.75%	4.25%	10/16/2028	9,836	9,788	9,820	0.08
Delta Topco, Inc. (10)	L + 3.75%	4.50%	12/1/2027	22,388	22,475	22,440	0.17
Diligent Corporation (4)(11)	L + 5.75%	6.75%	8/4/2025	89,325	88,292	88,655	0.69
ECI Macola Max Holding, LLC (6)(10)	L + 3.75%	4.50%	11/9/2027	30,011	30,072	30,063	0.23
EP Purchaser, LLC (9)	L + 3.50%	4.00%	11/6/2028	6,947	6,918	6,959	0.05
Epicor Software Corp. (10)	L + 3.25%	4.00%	7/30/2027	9,037	9,060	9,041	0.07
Episerver, Inc. (4)(7)(11)	L + 5.50%	6.50%	4/9/2026	25,356	24,884	24,765	0.19
Experity, Inc. (4)(7)(10)	L + 5.50%	6.25%	7/22/2027	76,743	75,165	75,038	0.58
Flexera Software, LLC (10)	L + 3.75%	4.50%	1/26/2028	16,393	16,426	16,425	0.13
GI Consilio Parent, LLC (7)(9)	L + 4.00%	4.50%	4/30/2028	19,192	18,478	19,016	0.15

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Software (continued)
Gigamon Inc. (10)	L + 3.75%	4.50%	12/27/2024	22,565	22,603	22,610	0.18
GovernmentJobs.com, Inc. (4)(6)(7)(10)	L + 5.50%	6.25%	12/1/2028	145,966	142,065	142,025	1.10
GraphPAD Software, LLC (4)(7)(11)	L + 5.50%	6.50%	4/27/2027	35,804	35,270	35,318	0.27
Greeneden U.S. Holdings II, LLC (10)	L + 4.00%	4.75%	12/1/2027	34,775	34,908	34,938	0.27
HS Purchaser, LLC (10)	L + 4.00%	4.75%	11/19/2026	30,955	30,988	30,909	0.24
Hyland Software, Inc. (10)	L + 3.50%	4.25%	7/1/2024	23,314	23,362	23,431	0.18
Idera, Inc. (10)	L + 3.75%	4.50%	2/4/2028	41,607	41,506	41,626	0.32
Imperva, Inc. (11)	L + 4.00%	5.00%	1/12/2026	19,317	19,404	19,316	0.15
Imprivata, Inc. (9)	L + 3.50%	4.00%	12/1/2027	3,980	3,992	3,982	0.03
ION Trading Finance Ltd. (6)(8)	L + 4.75%	4.97%	3/26/2028	18,310	18,305	18,381	0.14
Ivanti Software, Inc. (10)	L + 4.00%	4.75%	12/1/2027	3,993	3,985	3,979	0.03
Ivanti Software, Inc. (11)	L + 4.75%	5.75%	12/1/2027	14,357	14,328	14,397	0.11
LD Lower Holdings, Inc. (4)(7)(11)	L + 6.50%	7.50%	2/8/2026	118,976	116,974	117,786	0.92
MA FinanceCom, LLC (6)(11)	L + 4.25%	5.25%	6/5/2025	4,936	4,999	5,013	0.04
Mandolin Technology Intermediate Holdings, Inc. (4)(7)(9)	L + 3.75%	4.25%	7/6/2028	78,300	77,094	77,018	0.60
Maverick Acquisition, Inc. (4)(5)(7)(11)	L + 6.00%	7.00%	6/1/2027	49,180	48,049	48,526	0.38
Maverick Acquisition, Inc. (5)(10)	L + 3.75%	4.50%	4/28/2028	17,000	16,922	17,032	0.13
Medallia, Inc. (4)(6)(10)	L + 6.75%	7.50%	10/29/2028	677,068	663,808	663,527	5.16
Mic Glen, LLC (9)	L + 3.50%	4.00%	7/21/2028	4,011	3,991	3,990	0.03
Mobileum, Inc. (4)(11)	L + 4.75%	5.75%	8/12/2024	48,574	48,059	48,387	0.38
Monk Holding Co. (4)(7)(10)	L + 5.75%	6.50%	12/1/2027	92,268	89,502	89,533	0.70
MRI Software, LLC (7)(11)	L + 5.50%	6.50%	2/10/2026	13,261	13,185	13,244	0.10
Nintex Topco Limited (4)(6)(10)	L + 5.75%	6.50%	11/13/2028	655,025	642,181	641,925	4.99
Paya Holdings III, LLC (4)(5)(6)(7)(10)	L + 3.25%	4.00%	6/16/2028	9,476	9,314	9,433	0.07
Perforce Software, Inc. (8)	L + 3.75%	3.85%	7/1/2026	11,681	11,674	11,608	0.09
Project Alpha Intermediate Holding, Inc. (8)	L + 4.00%	4.11%	4/26/2024	23,781	23,846	23,848	0.19
Project Leopard Holdings, Inc. (11)	L + 4.75%	5.75%	7/7/2024	25,787	25,843	25,851	0.20
Quest Software US Holdings, Inc. (6)(8)	L + 4.25%	4.38%	5/16/2025	26,966	26,950	26,976	0.21
Relativity ODA, LLC (4)(7)(11)	L + 7.50 PIK %	8.50%	5/12/2027	44,197	43,150	43,460	0.34
Rocket Software, Inc. (8)	L + 4.25%	4.35%	11/28/2025	14,840	14,864	14,780	0.11
Rocket Software, Inc. (9)	L + 4.25%	4.75%	11/28/2025	8,292	8,106	8,293	0.06
S2P Acquisition Borrower, Inc. (6)(8)	L + 4.00%	4.10%	8/14/2026	2,970	2,979	2,971	0.02

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Software (continued)
Sovos Compliance, LLC (6)(7)(9)	L + 4.50%	5.00%	7/29/2028	12,567	12,537	12,623	0.10
SpecialtyCare, Inc. (4)(7)(11)	L + 5.75%	6.75%	6/18/2028	69,276	67,114	67,858	0.53
Spitfire Parent, Inc. (4)(7)(11)	L + 5.50%	6.50%	3/11/2027	106,399	104,361	105,197	0.82
Spitfire Parent, Inc. (4)(11)	L + 5.50%	6.50%	3/11/2027	€19,403	23,040	21,844	0.17
Stamps.com, Inc. (4)(10)	L + 5.75%	6.50%	10/5/2028	860,712	844,090	843,498	6.56
Stamps.com, Inc. (4)(10)	L + 5.75%	6.50%	10/5/2028	10,123	9,922	9,921	0.08
Surf Holdings, LLC (6)(8)	L + 3.50%	3.69%	3/5/2027	6,445	6,449	6,404	0.05
Tegra118 Wealth Solutions, Inc. (8)	L + 4.00%	4.16%	2/18/2027	3,960	3,986	3,967	0.03
The NPD Group L.P. (4)(6)(7)(10)	L + 6.00%	6.75%	12/1/2028	694,734	678,130	677,922	5.27
The Ultimate Software Group, Inc. (9)	L + 3.25%	3.75%	5/4/2026	26,777	26,777	26,682	0.21
Triple Lift, Inc. (4)(7)(10)	L + 5.75%	6.50%	5/6/2028	90,545	88,645	89,354	0.70
University Support Services, LLC (9)	L + 3.25%	3.75%	7/17/2025	10,000	9,950	9,972	0.08
Veritas US, Inc. (6)(11)	L + 5.00%	6.00%	9/1/2025	21,534	21,699	21,561	0.17
Virgin Pulse, Inc. (10)	L + 4.00%	4.75%	4/6/2028	42,447	42,066	41,987	0.33
Vision Solutions, Inc. (10)	L + 4.00%	4.75%	3/4/2028	36,178	36,013	36,178	0.28

					4,960,390	4,965,354	38.59
Specialty Retail
CustomInk, LLC (4)(11)	L + 6.21%	7.21%	5/3/2026	36,866	36,233	36,405	0.28
EG America, LLC (6)(9)	L + 4.25%	4.75%	3/10/2026	14,993	14,919	15,115	0.12
Petco Health & Wellness Co, Inc. (10)	L + 3.25%	4.00%	2/24/2028	4,899	4,887	4,899	0.04
PetSmart, Inc. (5)(10)	L + 3.75%	4.50%	2/11/2028	3,287	3,258	3,296	0.03
Runner Buyer, Inc. (10)	L + 5.50%	6.25%	10/20/2028	80,000	78,419	79,200	0.62

					137,715	138,916	1.09
Technology Hardware, Storage & Peripherals
Deliver Buyer, Inc. (8)	L + 5.00%	5.13%	5/1/2024	14,955	14,918	15,001	0.12
Lytx, Inc. (4)(11)	L + 6.75%	7.75%	2/28/2026	46,363	46,453	46,132	0.36

					61,370	61,133	0.48
Textiles, Apparel & Luxury Goods
Mad Engine Global, LLC (11)	L + 7.00%	8.00%	6/30/2027	26,831	26,204	26,429	0.21
S&S Holdings, LLC (9)	L + 5.00%	5.50%	3/4/2028	6,507	6,335	6,517	0.05

					32,540	32,946	0.26
Trading Companies & Distributors
Foundation Building Materials, Inc. (9)	L + 3.25%	3.75%	2/3/2028	4,975	4,956	4,947	0.04
LBM Acquisition, LLC (10)	L + 3.75%	4.50%	12/17/2027	34,953	34,839	34,694	0.27
Park River Holdings, Inc. (10)	L + 3.25%	4.00%	12/28/2027	35,482	34,625	35,205	0.27
Porcelain Acquisition Corp. (4)(7)(11)	L + 6.00%	7.00%	4/30/2027	71,334	68,594	68,732	0.53

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Trading Companies & Distributors (continued)
Specialty Building Products Holdings, LLC (6)(9)	L + 3.75%	4.25%	10/15/2028	10,263	10,213	10,254	0.08
SRS Distribution, Inc. (9)	L + 3.75%	4.25%	6/4/2028	28,159	28,044	28,137	0.22
The Cook & Boardman Group, LLC (11)	L + 5.75%	6.75%	10/17/2025	68,817	67,235	67,131	0.52

					248,506	249,099	1.93
Transportation Infrastructure
AIT Worldwide Logistics Holdings, Inc. (10)	L + 4.75%	5.50%	3/31/2028	48,956	48,202	49,018	0.38
Atlas CC Acquisition Corp. (7)(10)	L + 4.25%	5.00%	4/28/2028	47,568	45,497	47,581	0.37
Capstone Logistics, LLC (7)(11)	L + 4.75%	5.75%	11/12/2027	22,459	22,524	22,511	0.18
First Student Bidco, Inc. (6)(9)	L + 3.00%	3.50%	7/21/2028	5,000	4,976	4,985	0.04
Frontline Road Safety, LLC (4)(7)(10)	L + 5.75%	6.50%	5/3/2027	136,605	134,176	131,482	1.02
Helix TS, LLC (4)(7)(10)	L + 5.75%	6.50%	8/4/2027	108,579	106,542	106,407	0.83
Liquid Tech Solutions Holdings, LLC (4)(10)	L + 4.75%	5.50%	3/19/2028	19,288	19,200	19,288	0.15
Roadsafe Holdings, Inc. (4)(7)(11)	L + 5.75%	6.75%	10/19/2027	90,519	88,772	89,465	0.70
Safety Borrower Holdings LP (4)(7)(11)	L + 5.75%	6.75%	9/1/2027	37,754	37,326	37,301	0.29
Sam Holding Co, Inc. (4)(7)(11)	L + 5.50%	6.50%	9/24/2027	153,220	149,468	149,290	1.16
Spireon, Inc. (4)(11)	L + 6.50%	7.50%	10/4/2024	42,624	42,624	42,624	0.33
TRP Infrastructure Services, LLC (4)(7)(11)	L + 5.50%	6.50%	7/9/2027	73,699	72,223	72,094	0.56

					771,529	772,045	6.01
Wireless Telecommunication Services
CCI Buyer, Inc. (10)	L + 3.75%	4.50%	12/17/2027	28,831	28,965	28,898	0.22

Total First Lien Debt					28,076,107	28,143,451	218.93

Second Lien Debt
Aerospace & Defense
Peraton Corp. (10)	L + 7.75%	8.50%	2/26/2029	$50,000	$49,310	$50,813	0.40%
Air Freight & Logistics
The Kenan Advantage Group, Inc. (4)(10)	L + 7.25%	8.00%	9/1/2027	33,015	32,355	32,974	0.26
Wwex Uni Topco Holdings, LLC (10)	L + 7.00%	7.75%	7/26/2029	33,000	32,544	33,144	0.26

					64,898	66,118	0.52
Chemicals
NIC Acquisition Corp. (10)	L + 7.75%	8.50%	12/29/2028	31,500	31,081	31,106	0.24

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units		Cost (3)	Fair Value	% of Net Assets
Second Lien Debt (continued)
Commercial Services & Supplies
DG Investment Intermediate Holdings 2, Inc. (10)	L + 6.75%	7.50%	3/18/2029		29,464	29,331	29,538	0.23
USIC Holdings, Inc. (5)(10)	L + 6.50%	7.25%	5/7/2029		6,042	5,984	6,104	0.05

						35,314	35,641	0.28
Construction & Engineering
COP Home Services TopCo IV, Inc. (4)(11)	L + 8.75%	9.75%	12/31/2028		43,277	42,496	43,277	0.34
Thermostat Purchaser III, Inc. (4)(7)(10)	L + 7.25%	8.00%	8/24/2029		32,725	32,215	32,438	0.25

						74,711	75,714	0.59
Diversified Consumer Services
Pre-Paid Legal Services, Inc. (9)	L + 7.00%	7.50%	12/7/2029		25,000	24,750	24,985	0.19
Health Care Providers & Services
Canadian Hospital Specialties Ltd. (4)(6)(8)	8.50%	8.50%	4/15/2029	C$	15,800	12,408	12,468	0.10
CD&R Artemis UK Bidco Ltd. (4)(6)(8)	S + 7.50%	7.50%	8/19/2029		£80,340	101,796	100,908	0.78
Jayhawk Buyer, LLC (4)(11)	L + 8.75%	9.75%	10/15/2027		29,372	28,840	29,005	0.23

						143,044	142,381	1.11
Industrial Conglomerates
Victory Buyer, LLC (4)(9)	L + 7.00%	7.50%	11/1/2029		71,576	70,905	70,860	0.55
Insurance
Jones Deslauriers Insurance Management, Inc. (6)(7)(9)	C + 7.50%	8.00%	3/26/2029	C$	30,259	23,498	24,296	0.19
IT Services
Dcert Buyer, Inc. (8)	L + 7.00%	7.10%	2/16/2029		44,277	44,381	44,462	0.35
Inovalon Holdings, Inc. (4)(5)(10)	L + 10.50 PIK %	11.25%	11/24/2033		82,638	80,180	80,159	0.62

						124,562	124,621	0.97
Life Sciences Tools & Services
Curia Global, Inc. (4)(10)	L + 6.50%	7.25%	8/31/2029		83,824	82,217	82,147	0.64
LSCS Holdings, Inc. (9)	L + 8.00%	8.50%	11/30/2029		40,000	39,401	39,900	0.31
Phoenix Newco, Inc. (4)(9)	L + 6.50%	7.00%	11/15/2029		90,000	88,171	88,200	0.69

						209,789	210,247	1.64
Pharmaceuticals
Sharp Midco, LLC (4)(5)(9)	L + 7.25%	7.75%	12/31/2029		31,500	30,713	30,713	0.24
Professional Services
Aqgen Island Holdings, Inc. (5)(9)	L + 6.50%	7.00%	5/4/2029		28,238	27,969	28,388	0.22
Deerfield Dakota Holding, LLC (10)	L + 6.75%	7.50%	4/7/2028		19,650	19,561	20,080	0.16
VT Topco, Inc. (4)(10)	L + 6.75%	7.50%	7/31/2026		25,000	24,827	25,125	0.20

						72,358	73,593	0.58

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	% of Net Assets
Second Lien Debt (continued)
Software
Apex Group Treasury, LLC (4)(6)(9)	L + 6.75%	7.25%	7/27/2029	20,000	19,809	20,300	0.16
Celestial Saturn Parent, Inc. (9)	L + 6.50%	7.00%	4/13/2029	113,488	112,432	114,837	0.89
Cloudera, Inc. (9)	L + 6.00%	6.50%	8/9/2029	58,000	57,714	58,145	0.45
HS Purchaser, LLC (10)	L + 6.75%	7.50%	11/19/2027	71,000	71,128	71,030	0.55
Idera, Inc. (4)(10)	L + 6.75%	7.50%	2/4/2029	30,331	30,229	30,407	0.24
Mandolin Technology Intermediate Holdings, Inc. (4)(9)	L + 6.50%	7.00%	7/6/2029	31,950	31,529	31,471	0.24
Maverick Acquisition, Inc. (4)(10)	L + 6.75%	7.50%	4/28/2029	17,000	16,922	17,085	0.13
Mic Glen, LLC (9)	L + 6.75%	7.25%	6/22/2029	19,000	18,941	19,079	0.15
Proofpoint, Inc. (5)(9)	L + 6.25%	6.75%	6/8/2029	95,000	94,541	96,306	0.75
Quest Software US Holdings, Inc. (5)(6)(8)	L + 8.25%	8.38%	5/18/2026	11,098	11,103	11,113	0.09
Symphony Technology Group (10)	L + 8.25%	9.00%	5/3/2029	81,667	80,397	81,335	0.63
Virgin Pulse, Inc. (4)(10)	L + 7.25%	8.00%	3/30/2029	29,000	28,835	28,746	0.22
Vision Solutions, Inc. (5)(10)	L + 7.25%	8.00%	3/4/2029	107,950	107,130	108,119	0.84

					680,709	687,973	5.34
Trading Companies & Distributors
Icebox Holdco III, Inc. (9)	L + 6.75%	7.25%	12/16/2029	22,500	22,275	22,599	0.18
Transportation Infrastructure
Atlas CC Acquisition Corp. (4)(5)(10)	L + 7.63%	8.38%	5/25/2029	44,520	43,903	43,852	0.34
Drive Chassis Holdco, LLC (8)	L + 6.75%	6.87%	4/10/2026	97,751	97,837	98,362	0.77

					141,740	142,214	1.11

Total Second Lien Debt					1,799,656	1,813,872	14.11

Structured Finance Obligations
522 Funding CLO 2020-6, Ltd. (4)(5)(6)(8)	L + 6.50%	6.50%	10/23/2034	$3,000	$3,000	$2,971	0.02%
AIMCO CLO Series 2015-A (5)(6)(8)	L + 6.60%	6.72%	10/17/2034	7,450	7,450	7,441	0.06
Apidos CLO XXXIII (5)(6)(8)	L + 6.35%	6.57%	10/24/2034	5,000	4,951	4,972	0.04
Apidos CLO XXXVI, LLC (4)(5)(6)(8)	L + 5.95%	6.14%	7/20/2034	8,500	8,500	8,424	0.07
Ares LXI CLO, Ltd. (4)(5)(6)(8)	L + 6.25%	6.47%	10/20/2034	7,750	7,750	7,749	0.06
Ares LXII CLO, Ltd. (4)(5)(6)(8)	L + 6.50%	6.50%	1/25/2034	9,000	9,000	8,998	0.07
Ares XXVII CLO, Ltd. (5)(6)(8)	L + 6.75%	6.88%	10/20/2034	7,000	6,931	6,964	0.05
Balboa Bay Loan Funding 2021-2, Ltd. (4)(5)(6)(8)	L + 6.60%	6.77%	1/20/2035	7,000	6,930	6,965	0.05
Barings CLO, Ltd. (4)(5)(6)(8)	L + 6.25%	6.41%	7/15/2034	6,000	6,000	5,999	0.05

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	% of Net Assets

Structured Finance Obligations (continued)
Barings CLO, Ltd. (4)(5)(6)(8)	L + 6.65%	6.65%	1/18/2035	7,200	7,200	7,200	0.06
Benefit Street Partners CLO XXI (4)(5)(6)(8)	L + 6.75%	6.92%	7/15/2034	9,500	9,469	9,411	0.07
Carlyle US CLO 2020-1, Ltd. (4)(5)(6)(8)	L + 6.25%	6.38%	7/20/2034	7,000	7,000	6,859	0.05
Carval CLO V-C, LTD. (4)(5)(6)(8)	L + 6.75%	6.75%	10/15/2034	8,000	7,920	7,920	0.06
CIFC Funding 2019-III, Ltd. (4)(5)(6)(8)	L + 6.80%	6.98%	10/16/2034	8,000	8,000	7,991	0.06
Dryden 95 CLO, Ltd. (4)(5)(6)(8)	L + 6.15%	6.35%	8/20/2034	8,000	8,000	7,955	0.06
Elmwood CLO III, Ltd. (4)(5)(6)(8)	L + 6.50%	6.62%	10/20/2034	3,500	3,500	3,481	0.03
Elmwood CLO VI, Ltd. (5)(6)(8)	L + 6.50%	6.62%	10/20/2034	4,000	4,000	3,978	0.03
Flatiron RR CLO 22, LLC (5)(6)(8)	L + 6.20%	6.34%	10/15/2034	5,000	5,000	4,957	0.04
Fort Washington CLO 2021-2, Ltd. (4)(5)(6)(8)	L + 6.61%	6.81%	10/20/2034	12,000	11,883	11,808	0.09
Galaxy XXV CLO, Ltd. (4)(5)(6)(8)	L + 5.95%	6.16%	10/25/2031	4,000	3,943	3,966	0.03
GoldenTree Loan Management US Clo 8 Ltd. (4)(5)(6)(8)	L + 6.15%	6.32%	10/20/2034	6,200	6,200	6,122	0.05
Gulf Stream Meridian 5, Ltd. (4)(5)(6)(8)	L + 6.33%	6.45%	7/15/2034	3,500	3,487	3,475	0.03
Halseypoint Clo 5, Ltd. (4)(5)(6)(8)	L + 6.95%	6.95%	1/30/2035	9,500	9,310	9,310	0.07
Jamestown CLO XIV, Ltd. (5)(6)(8)	L + 7.20%	7.33%	10/20/2034	10,000	9,802	9,851	0.08
Kayne CLO III, Ltd. (4)(5)(6)(8)	L + 6.50%	6.62%	4/15/2032	5,000	5,009	4,998	0.04
Morgan Stanley Eaton Vance Clo 2021-1, Ltd. (5)(6)(8)	L + 6.75%	6.90%	10/20/2034	6,500	6,500	6,493	0.05
Neuberger Berman Loan Advisers CLO 38, Ltd. (5)(6)(8)	L + 6.25%	6.38%	10/20/2035	11,000	11,000	10,906	0.08
OCP CLO 2021-22, Ltd. (4)(5)(6)(8)	L + 6.60%	6.77%	12/2/2034	7,500	7,500	7,500	0.06
Octagon Investment Partners 41, Ltd. (5)(6)(8)	L + 7.13%	7.25%	10/15/2033	5,000	4,976	4,988	0.04
Palmer Square CLO 2019-1, Ltd. (4)(5)(6)(8)	L + 6.50%	6.50%	11/14/2034	12,000	12,000	12,000	0.09
Post CLO 2021-1, Ltd. (4)(5)(6)(8)	L + 6.45%	6.65%	10/15/2034	6,000	6,000	6,000	0.05
PPM CLO 2, Ltd. (4)(5)(6)(8)	L + 6.55%	6.67%	4/16/2032	5,000	5,008	4,976	0.04
PPM CLO 4, Ltd. (5)(6)(8)	L + 6.50%	6.62%	10/18/2034	8,775	8,775	8,753	0.07
PPM CLO 5, Ltd. (5)(6)(8)	L + 6.50%	6.63%	10/18/2034	4,800	4,800	4,788	0.04
Rad CLO 14, Ltd. (4)(5)(6)(8)	L + 6.50%	6.50%	1/15/2035	6,750	6,750	6,750	0.05
Rockford Tower CLO 2021-3, Ltd. (5)(6)(8)	L + 6.72%	6.85%	10/20/2034	4,000	3,941	3,942	0.03%

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations (continued)
RR 19, Ltd. (5)(6)(8)	L + 6.50%	6.65%	10/15/2035	3,000	3,000	2,985	0.02
Sound Point CLO XXVII, Ltd. (4)(5)(6)(8)	L + 6.56%	6.69%	10/25/2034	6,900	6,764	6,672	0.05
Trestles Clo IV, Ltd. (4)(5)(6)(8)	L + 6.25%	6.40%	7/21/2034	8,000	8,000	8,000	0.06
Vibrant CLO XII, Ltd. (4)(5)(6)(8)	L + 7.11%	7.33%	1/20/2034	2,875	2,849	2,847	0.02
Vibrant CLO XIII, Ltd. (4)(5)(6)(8)	L + 7.06%	7.23%	7/15/2034	6,250	6,190	6,202	0.05
Voya CLO 2019-4, Ltd. (4)(5)(6)(8)	L + 6.71%	6.71%	1/15/2035	8,250	8,085	8,085	0.06
Voya CLO 2020-2, Ltd. (4)(5)(6)(8)	L + 6.40%	6.52%	7/19/2034	5,000	4,901	4,959	0.04

Total Structured Finance Obligations					287,275	286,610	2.23

Unsecured Debt
IT Services
Endurance International Group Holdings, Inc. (5)(8)	6.00%	6.00%	2/15/2029	6,272	$6,061	$5,842	0.05%

Total Unsecured Debt					6,061	5,842	0.05

Equity
Aerospace & Defense
Corfin Holdco, Inc. - Common Stock (4)				52,143	125	233	0.00
Loar Acquisition 13, LLC - Common Units (4)				2,890,586	4,336	4,885	0.04

					4,461	5,118	0.04
Air Freight & Logistics
AGI Group Holdings LP - A2 Units (4)				1,674	1,674	1,802	0.01
Mode Holdings, L.P. - Class A-2 Common Units (4)				1,076,923	1,077	1,938	0.02

					2,751	3,741	0.03
Distributors
Box Co-Invest Blocker, LLC (4)				3,308,320	3,308	3,308	0.03
Diversified Consumer Services
Cambium Holdings, LLC - Senior Preferred Interests (4)				29,194,330	28,735	33,787	0.26
Deneb Ultimate Topco, LLC - Class A Units (4)				4,060	4,060	4,060	0.03

					32,795	37,846	0.29
Diversified Telecommunication Services
Point Broadband Holdings, LLC - Class A Units (4)				12,870	10,915	10,915	0.08
Point Broadband Holdings, LLC - Class B Units (4)				685,760	1,955	1,954	0.02

					12,870	12,869	0.10

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	% of Net Assets
Equity (continued)
Health Care Equipment & Supplies
GCX Corporation Group Holdings, L.P. - Class A-2 Units (4)				4,500	4,500	4,500	0.04
Health Care Providers & Services
CD&R Artemis Holdco 2 Limited - Preferred Shares (4)(6)				33,000,000	43,662	44,916	0.35
CD&R Ulysses Equity Holdings, L.P. - Common Shares (4)(6)				6,000,000	6,090	6,120	0.05
Jayhawk Holdings, LP - A-1 Common Units (4)				12,472	2,220	3,279	0.03
Jayhawk Holdings, LP - A-2 Common Units (4)				6,716	1,195	1,766	0.01

					53,167	56,080	0.44
IT Services
NC Ocala Co-Invest Beta, L.P. - LP Interest (4)				25,687,196	25,687	25,687	0.20
Professional Services
Guidehouse Holding Corp. - Preferred Equity (4)				54,010	52,935	55,230	0.43
OHCP V TC COI, LP. - LP Interest (4)				6,500,000	6,500	6,500	0.05

					59,435	61,730	0.48
Software
Connatix Parent, LLC - Class L Common Units (4)				126,136	1,388	1,388	0.01
Lobos Parent, Inc. - Series A Preferred Shares (4)(6)				45,090	43,963	44,327	0.34
Mandolin Technology Holdings, Inc. - Series A Preferred Shares (4)				31,950,000	30,992	32,417	0.25

					76,342	78,131	0.60
Transportation Infrastructure
Atlas Intermediate Holding LLC - Preferred Interest (4)				34,238	33,725	35,950	0.28
Frontline Road Safety Investments, LLC - Class A Common Units (4)				41,304	4,363	3,942	0.03
Ncp Helix Holdings, LLC. - Preferred Shares (4)				1,485,282	1,116	1,192	0.01

					39,204	41,084	0.32

Total Equity Investments					314,520	330,095	2.57

Total Investments—non-controlled/non-affiliated					30,483,619	30,579,870	237.89

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	% of Net Assets
Investments—non-controlled/affiliated
Equity
Distributors
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP) - Class A Common Units (4)(14)					583	1,614	0.01

Total Equity					583	1,614	0.01

Total Investments—non-controlled/affiliated					583	1,614	0.01

Investments—controlled/affiliated
Equity
Diversified Financial Services
Specialty Lending Company LLC - LLC Interest (4)(5)(6)					$212,400	$212,400	1.65%
Specialty Retail
GSO DL CoInvest CI LP (CustomInk, LLC) - Series A Preferred Units (4)(14)					1,421	1,809	0.01

Total Equity					213,821	214,209	1.66

Total Investments—controlled/affiliated					213,821	214,209	1.66

Total Investment Portfolio					30,698,023	30,795,693	239.57

Cash and Cash Equivalents
Other Cash and Cash Equivalents					617,986	617,986	4.81

Total Portfolio Investments, Cash and Cash Equivalents					$31,316,009	$31,413,679	244.38%

(1)

Unless otherwise indicated, issuers of debt and equity investments held by the Company are denominated in dollars. All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount is presented for debt investments and the number of shares or units owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either L, CDOR or C, SONIA or S, Euribor or E, SOFR, or an alternate base rate (commonly based on the F or the P), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of December 31, 2021. Variable rate loans typically include an interest reference rate floor feature. As of December 31, 2021, 92.8% of the debt portfolio at fair value had an interest rate floor above zero.

(3)	The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with U.S. GAAP.
(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. Any other debt investments listed above are pledged to financing facilities or CLOs and are not available to satisfy the creditors of the Company.

(6)

The investment is not a qualifying asset under Section 55(a) of the 1940 Act. The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70% of the Company’s total assets. As of December 31, 2021, non-qualifying assets represented 18.9% of total assets as calculated in accordance with regulatory requirements.

(7)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments (all commitments are first lien, unless otherwise noted):

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
First and Second Lien Debt
ACI Group Holdings, Inc.	Delayed Draw Term Loan	8/2/2023	$74,169	$—
ACI Group Holdings, Inc.	Revolver	8/2/2027	21,482	(215)
ADCS Clinics Intermediate Holdings, LLC	Delayed Draw Term Loan	5/7/2023	4,642	—
ADCS Clinics Intermediate Holdings, LLC	Revolver	5/7/2027	3,902	(78)
AI Altius Bidco, Inc.	Delayed Draw Term Loan	12/21/2023	34,698	(347)
AI Aqua Merger Sub, Inc.	Delayed Draw Term Loan	12/13/2023	2,003	—
Albireo Energy, LLC	Delayed Draw Term Loan	6/23/2022	11,026	—
Alera Group, Inc.	Delayed Draw Term Loan	9/30/2028	41,129	—
Armada Parent, Inc.	Delayed Draw Term Loan	10/29/2023	22,500	(225)
Armada Parent, Inc.	Revolver	10/29/2027	24,750	—
Ascend Buyer, LLC	Revolver	9/30/2027	6,467	—
Atlas CC Acquisition Corp.	Delayed Draw Term Loan	5/26/2026	14,403	—
Atlas CC Acquisition Corp.	Revolver	5/26/2026	18,518	—
AxiomSL Group, Inc.	Delayed Draw Term Loan	12/3/2027	5,478	(110)
AxiomSL Group, Inc.	Revolver	12/3/2025	5,983	(120)
Barbri , Inc.	Delayed Draw Term Loan	4/28/2023	22,662	—
Bazaarvoice, Inc.	Delayed Draw Term Loan	11/7/2022	57,432	—
Bazaarvoice, Inc.	Revolver	5/7/2026	42,994	—
Benefytt Technologies, Inc.	Delayed Draw Term Loan	8/12/2023	26,865	(269)
Cambium Learning Group, Inc.	Revolver	7/20/2028	101,715	—
Canadian Hospital Specialties Ltd.	Delayed Draw Term Loan	4/14/2023	8,795	(166)
Canadian Hospital Specialties Ltd.	Revolver	4/14/2027	3,581	—
Capstone Logistics, LLC	Delayed Draw Term Loan	11/12/2027	1,350	—
CCBlue Bidco, Inc.	Delayed Draw Term Loan	12/21/2023	91,739	(917)
CFGI Holdings, LLC	Delayed Draw Term Loan	11/2/2027	22,800	(228)

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
First and Second Lien Debt (continued)
CFGI Holdings, LLC	Revolver	11/2/2027	19,950	(399)
Claims Automation Intermediate 2, LLC	Delayed Draw Term Loan	12/16/2027	68,521	(685)
Claims Automation Intermediate 2, LLC	Revolver	12/16/2027	27,271	(545)
Clearview Buyer, Inc.	Delayed Draw Term Loan	8/26/2024	33,015	—
Clearview Buyer, Inc.	Revolver	2/26/2027	4,043	—
Connatix Buyer, Inc.	Delayed Draw Term Loan	7/14/2023	32,700	(327)
Connatix Buyer, Inc.	Revolver	7/14/2027	16,294	—
COP Home Services TopCo IV, Inc.	Revolver	12/31/2025	7,664	—
Corfin Holdings, Inc.	Delayed Draw Term Loan	3/27/2022	40,892	—
CPI Holdco, LLC	Delayed Draw Term Loan	5/1/2023	78,721	—
CPI Holdco, LLC	Revolver	11/1/2026	28,928	(579)
Cumming Group, Inc.	Delayed Draw Term Loan	5/26/2027	51,930	(478)
Cumming Group, Inc.	Revolver	5/26/2027	21,499	—
DCA Investment Holdings, LLC	Delayed Draw Term Loan	3/12/2023	5,850	—
Dominion Colour Corporation	Delayed Draw Term Loan	5/6/2027	7,649	—
Emergency Power Holdings, LLC	Delayed Draw Term Loan	8/17/2023	56,100	—
Engineered Stone Group Holdings III Ltd.	Delayed Draw Term Loan	11/22/2023	114,384	—
Episerver, Inc.	Delayed Draw Term Loan	4/9/2026	10,185	(153)
Episerver, Inc.	Revolver	4/9/2026	3,833	(57)
Experity, Inc.	Revolver	7/22/2027	8,532	(171)
Fencing Supply Group Acquisition, LLC	Delayed Draw Term Loan	2/26/2023	57,125	—
Foundation Risk Partners Corp.	Delayed Draw Term Loan	10/29/2023	8,430	—
Foundation Risk Partners Corp.	Revolver	10/29/2027	9,529	(143)
Frontline Road Safety, LLC—A	Delayed Draw Term Loan	5/3/2027	5,129	—
Frontline Road Safety, LLC—B	Delayed Draw Term Loan	5/3/2022	39,526	—
Galway Borrower, LLC	Delayed Draw Term Loan	9/30/2023	3,958	—
Galway Borrower, LLC	Revolver	9/30/2027	2,113	(42)
GCX Corporation Buyer, LLC	Delayed Draw Term Loan	9/13/2023	67,500	—
Genuine Cable Group, LLC	Delayed Draw Term Loan	5/1/2023	5,911	—
GI Consilio Parent, LLC	Revolver	5/14/2026	6,300	—
GI Ranger Intermediate, LLC	Delayed Draw Term Loan	10/29/2023	18,000	(180)
GI Ranger Intermediate, LLC	Revolver	10/29/2027	10,800	(216)
Go Car Wash Management Corp.	Delayed Draw Term Loan	8/31/2023	50,861	—
GovernmentJobs.com, Inc.	Delayed Draw Term Loan	11/30/2023	62,600	—
GovernmentJobs.com, Inc.	Revolver	11/30/2027	19,764	(395)
GraphPAD Software, LLC	Delayed Draw Term Loan	4/27/2027	8,571	(86)
GraphPAD Software, LLC	Revolver	4/27/2027	2,832	—
Great Day Improvements, LLC	Revolver	12/28/2027	38,271	(765)
Gruden Acquisition, Inc.	Delayed Draw Term Loan	7/1/2023	10,283	—
Gruden Acquisition, Inc.	Revolver	7/1/2026	9,000	(225)
Guidehouse LLP	Revolver	10/15/2027	95,825	—
Helix TS, LLC	Delayed Draw Term Loan	8/3/2023	49,261	—
HIG Orca Acquisition Holdings, Inc.	Delayed Draw Term Loan	8/17/2023	18,629	(186)

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
First and Second Lien Debt (continued)
HIG Orca Acquisition Holdings, Inc.	Revolver	8/17/2027	4,442	—
High Street Buyer, Inc.	Delayed Draw Term Loan	4/16/2028	6,636	—
High Street Buyer, Inc.	Revolver	4/16/2027	4,186	(84)
IG Investments Holdings, LLC	Revolver	9/22/2027	22,414	—
Inovalon Holdings, Inc	Delayed Draw Term Loan	6/24/2024	99,544	(1,244)
Integrity Marketing Acquisition, LLC	Delayed Draw Term Loan	8/27/2025	7,318	—
Integrity Marketing Acquisition, LLC	Delayed Draw Term Loan	7/9/2023	73,250	(549)
Java Buyer, Inc.	Delayed Draw Term Loan	12/15/2023	94,266	(943)
Java Buyer, Inc.	Revolver	12/15/2027	27,134	(543)
Jones Deslauriers Insurance Management, Inc.	Delayed Draw Term Loan	3/28/2022	12,385	—
Jones Deslauriers Insurance Management, Inc. (2nd Lien)	Delayed Draw Term Loan	3/28/2022	1,943	—
Kaufman Hall & Associates, LLC	Delayed Draw Term Loan	12/14/2023	19,840	(198)
Knowledge Pro Buyer, Inc.	Delayed Draw Term Loan	12/10/2023	18,452	(185)
Knowledge Pro Buyer, Inc.	Revolver	12/10/2027	6,824	—
KPSKY Acquisition, Inc.	Delayed Draw Term Loan	10/19/2023	10,688	—
Kwor Acquisition, Inc.	Revolver	12/22/2027	10,976	—
L&S Mechanical Acquisition, LLC	Delayed Draw Term Loan	9/1/2022	36,794	—
LD Lower Holdings, Inc.	Delayed Draw Term Loan	2/8/2023	19,979	—
LinQuest Corp.	Delayed Draw Term Loan	1/27/2023	44,775	(448)
Mandolin Technology Intermediate Holdings, Inc.	Revolver	7/30/2026	10,800	(108)
Marcone Yellowstone Buyer, Inc.	Delayed Draw Term Loan	6/23/2028	26,764	—
Material Holdings, LLC	Delayed Draw Term Loan	8/19/2023	31,793	—
Material Holdings, LLC	Revolver	8/17/2027	13,353	—
Maverick Acquisition, Inc.	Delayed Draw Term Loan	6/1/2023	16,185	—
Metis Buyer, Inc.	Revolver	5/4/2026	4,725	—
MHE Intermediate Holdings, LLC	Delayed Draw Term Loan	7/21/2023	509	—
MHE Intermediate Holdings, LLC	Revolver	7/21/2027	804	(16)
Mobileum, Inc.	Delayed Draw Term Loan	8/12/2024	26,377	—
Monk Holding Co.	Delayed Draw Term Loan	12/1/2023	42,074	—
MRI Software, LLC	Delayed Draw Term Loan	2/10/2026	8,316	—
MRI Software, LLC	Revolver	2/10/2026	673	—
National Mentor Holdings, Inc.	Delayed Draw Term Loan	2/18/2028	777	—
Navigator Acquiror, Inc.	Delayed Draw Term Loan	7/16/2023	122,548	—
NDC Acquisition Corp.	Revolver	3/9/2027	3,211	—
New Arclin US Holding Corp.	Delayed Draw Term Loan	3/30/2023	2,950	—
NMC Crimson Holdings, Inc.	Delayed Draw Term Loan	3/1/2023	31,400	(471)
Onex Baltimore Buyer, Inc.	Delayed Draw Term Loan	12/1/2023	30,494	—
Paya Holdings III, LLC	Revolver	6/16/2028	3,375	—
Peak Utility Services Group, Inc.	Delayed Draw Term Loan	12/6/2028	7,200	—
PGIS Intermediate Holdings, LLC	Delayed Draw Term Loan	10/16/2028	24,646	(246)

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
First and Second Lien Debt (continued)
PGIS Intermediate Holdings, LLC	Revolver	10/16/2028	6,274	(47)
Point Broadband Acquisition, LLC	Delayed Draw Term Loan	10/1/2023	73,003	(913)
Porcelain Acquisition Corp.	Delayed Draw Term Loan	4/30/2022	33,940	(997)
Pro Mach Group, Inc.	Delayed Draw Term Loan	8/31/2028	2,079	—
Prodege International Holdings, LLC	Delayed Draw Term Loan	12/15/2022	144,262	(1,443)
Profile Products, LLC	Delayed Draw Term Loan	11/12/2027	25,460	—
Profile Products, LLC	Revolver	11/12/2027	16,973	(339)
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	2/16/2022	16,623	—
Qualus Power Services Corp.	Delayed Draw Term Loan	3/26/2023	9,016	—
R1 Holdings, LLC	Delayed Draw Term Loan	4/19/2022	5,686	—
Radwell International, LLC	Delayed Draw Term Loan	7/13/2023	29,219	—
Radwell International, LLC	Revolver	7/13/2027	34,375	—
Red River Technology, LLC	Delayed Draw Term Loan	5/26/2023	47,832	—
Relativity ODA, LLC	Revolver	5/12/2027	4,937	(74)
Relay Purchaser, LLC	Revolver	8/30/2026	28,571	(286)
Reverb Buyer, Inc.	Delayed Draw Term Loan	11/1/2028	1,637	—
Roadsafe Holdings, Inc.	Delayed Draw Term Loan	10/19/2022	14,867	—
RSC Acquisition, Inc.	Delayed Draw Term Loan	10/30/2026	25,904	—
RWL Holdings, LLC	Delayed Draw Term Loan	12/1/2027	58,064	(581)
Safety Borrower Holdings LP	Delayed Draw Term Loan	9/1/2022	8,390	—
Safety Borrower Holdings LP	Revolver	9/1/2027	3,356	(34)
Sam Holding Co, Inc.	Delayed Draw Term Loan	9/24/2023	44,400	—
Sam Holding Co, Inc.	Revolver	3/24/2027	24,000	(480)
SEKO Global Logistics Network, LLC	Delayed Draw Term Loan	12/30/2022	15,200	(228)
SEKO Global Logistics Network, LLC	Revolver	12/30/2026	4,080	—
SelectQuote, Inc.	Delayed Draw Term Loan	11/5/2024	58,933	—
Sherlock Buyer Corp.	Delayed Draw Term Loan	12/1/2028	11,177	(112)
Sherlock Buyer Corp.	Revolver	12/8/2027	4,445	—
Smile Doctors, LLC	Delayed Draw Term Loan	12/21/2023	68,380	—
Smile Doctors, LLC	Revolver	12/21/2027	49,461	—
Snoopy Bidco, Inc.	Delayed Draw Term Loan	6/1/2023	129,000	—
Sovos Compliance, LLC	Delayed Draw Term Loan	8/11/2028	2,170	—
SpecialtyCare, Inc.	Delayed Draw Term Loan	6/18/2023	7,139	(18)
SpecialtyCare, Inc.	Revolver	6/18/2026	5,935	—
Spitfire Parent, Inc.	Delayed Draw Term Loan	9/4/2022	13,833	—
Stepping Stones Healthcare Services, LLC	Delayed Draw Term Loan	12/30/2023	45,312	(453)
Stepping Stones Healthcare Services, LLC	Revolver	12/30/2026	22,501	(450)
Tailwind Colony Holding Corporation	Delayed Draw Term Loan	2/10/2022	6,519	—
Tennessee Bidco Limited	Delayed Draw Term Loan	8/3/2028	102,901	—
The Action Environmental Group, Inc	Delayed Draw Term Loan	1/16/2026	8,518	—
The GI Alliance Management, LLC	Delayed Draw Term Loan	2/5/2023	65,222	—

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
First and Second Lien Debt (continued)
The NPD Group L.P.	Revolver	12/1/2027	52,471	(487)
Therapy Brands Holdings, LLC	Delayed Draw Term Loan	5/18/2028	1,627	—
Thermostat Purchaser III, Inc.	Delayed Draw Term Loan	8/31/2028	7,481	—
Thermostat Purchaser III, Inc.	Revolver	8/31/2026	8,125	—
Thermostat Purchaser III, Inc. (2nd Lien)	Delayed Draw Term Loan	8/31/2023	5,600	—
Trident TPI Holdings, Inc.	Delayed Draw Term Loan	9/15/2028	597	—
Trinity Air Consultants Holdings Corp.	Delayed Draw Term Loan	6/29/2023	44,729	—
Trinity Air Consultants Holdings Corp.	Revolver	6/29/2027	2,556	—
Trinity Partners Holdings, LLC	Delayed Draw Term Loan	12/21/2023	109,037	(1,090)
Triple Lift, Inc.	Revolver	5/6/2028	14,295	(286)
TRP Infrastructure Services, LLC	Delayed Draw Term Loan	1/9/2023	13,187	(132)
Turing Holdco, Inc.	Delayed Draw Term Loan	8/3/2028	13,977	—
US Oral Surgery Management Holdco, LLC	Delayed Draw Term Loan	1/7/2022	49,353	—
US Oral Surgery Management Holdco, LLC	Revolver	11/18/2027	12,932	(259)
West Monroe Partners, LLC	Delayed Draw Term Loan	11/9/2023	188,572	—
West Monroe Partners, LLC	Revolver	11/9/2027	70,714	—
VT Topco, Inc.	Delayed Draw Term Loan	8/1/2025	2,553	—
WHCG Purchaser III, Inc.	Delayed Draw Term Loan	6/22/2023	37,932	—
WHCG Purchaser III, Inc.	Revolver	6/22/2026	12,486	(250)
Specialty Lending Company LLC	LLC Interest		102,600	—

Total Unfunded Commitments			$4,870,500	$(22,301)

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of December 31, 2021 was 0.50%.
(10)	The interest rate floor on these investments as of December 31, 2021 was 0.75%.
(11)	The interest rate floor on these investments as of December 31, 2021 was 1.00%.
(12)	The interest rate floor on these investments as of December 31, 2021 was 1.25%.
(13)	The interest rate floor on these investments as of December 31, 2021 was 1.50%.
(14)

Under the 1940 Act, the Company is deemed to “control” a portfolio company if the Company owns more than 25% of its outstanding voting securities and/or held the power to exercise control over the management or policies of the portfolio company. Under the 1940 Act, the Company is deemed an “affiliated person” of a portfolio company if the Company owns 5% or more of the portfolio company’s outstanding voting

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

securities. As of December 31, 2021, the Company’s controlled/affiliated and non-controlled/affiliated investments were as follows:

	Fair value as of January 7, 2021 (commencement of operations)	Gross Additions	Gross Reductions	Change in Unrealized Gains (Losses)	Fair value as of December 31, 2021	Dividend and Interest Income
Non-Controlled/Affiliated Investments
GSO DL Co-Invest EIS LP	$—	$583	$—	$1,031	$1,614	$—
Controlled/Affiliated Investments
Specialty Lending Company LLC	—	212,400	—	—	212,400	1,800
GSO DL Co-Invest CI LP	—	1,421	—	388	1,809	—

Total	$—	$214,404	$—	$1,419	$215,823	$1,800

ADDITIONAL INFORMATION

Foreign currency forward contracts

Counterparty	Currency Purchased	Currency Sold	Settlement Date	Unrealized Appreciation (Depreciation)
Goldman Sachs Bank USA	U.S. Dollar 423 million	Euro 374 million	2/22/2022	$1,505

The accompanying notes are an integral part of these consolidated financial statements.

Blackstone Private Credit Fund

Notes to Consolidated Financial Statements

(Unaudited)

(in thousands, except per share data, percentages and as otherwise noted)

Note 1. Organization

Blackstone Private Credit Fund (together with its consolidated subsidiaries “BCRED” or the “Company”), is a Delaware statutory trust formed on February 11, 2020. The Company was formed to invest primarily in originated loans and other securities, including broadly syndicated loans, of private U.S. companies. The Company is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company is externally managed by Blackstone Credit BDC Advisors LLC (the “Adviser”). The Adviser is an affiliate of Blackstone Alternative Credit Advisors LP (the “Administrator” and, collectively with its affiliates in the credit-focused business of Blackstone Inc. (“Blackstone”), “Blackstone Credit,” which, for the avoidance of doubt, excludes Harvest Fund Advisors LLC and Blackstone Insurance Solutions). The Company has elected to be treated for U.S. federal income tax purposes, and intends to qualify annually thereafter, as a regulated investment company (“RIC”) as defined under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

The Company’s investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. Under normal circumstances, the Company will invest at least 80% of its total assets (net assets plus borrowings for investment purposes) in private credit investments (loans, bonds and other credit instruments that are issued in private offerings or issued by private companies). Under normal circumstances, the Company expects that the majority of its portfolio will be in privately originated and privately negotiated investments, predominantly direct lending to U.S. companies through (i) first lien senior secured and unitranche loans and (ii) second lien, unsecured, subordinated or mezzanine loans and structured credit, as well as broadly syndicated loans (for which the Company may serve as an anchor investor), club deals (generally investments made by a small group of investment firms) and other debt and equity securities (the investments described in this sentence, collectively, “Private Credit”). To a lesser extent, the Company may also dynamically invest in publicly traded securities of large corporate issuers (“Opportunistic Credit”). The Company expects that the Opportunistic Credit investments will generally be liquid, and may be used for the purposes of maintaining liquidity for the Company’s share repurchase program and cash management, while also presenting an opportunity for attractive investment returns.

The Company offers on a continuous basis up to $36.5 billion of common shares of beneficial interest pursuant to an offering registered with the Securities and Exchange Commission (“SEC”). The Company offers to sell any combination of three classes of common shares, Class S shares, Class D shares and Class I shares, with a dollar value up to the maximum offering amount. The share classes have different ongoing shareholder servicing and/or distribution fees. The initial purchase price for the common shares of beneficial interest was $25.00 per share. Thereafter, the purchase price per share for each class of common shares equals the net asset value (“NAV”) per share, as of the effective date of the monthly share purchase date. Blackstone Securities Partners L.P. (the “Intermediary Manager”) will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in the offering. The Company also engages in private offerings of its common shares.

The Company accepted purchase orders and held investors’ funds in an interest-bearing escrow account until the Company received purchase orders for at least $100.0 million, excluding shares purchased by the Adviser, its affiliates and trustees and officers, in any combination of purchases of Class S shares, Class D shares and Class I shares, and the Company’s Board of Trustees (the “Board”) authorized the release of funds in the escrow account. As of January 7, 2021, the Company had satisfied the minimum offering requirement and commenced its operations after the Company’s Board had authorized the release of proceeds from escrow. As of such date, the Company issued and sold 32,560,141 shares (consisting of 2,750,840 Class S shares, and 29,809,301 Class I shares at an offering price of $25.00 per share; no Class D shares were issued or sold as of such date), and the escrow agent released net proceeds of approximately $814.0 million to the Company as payment for such shares.

References to the nine months ended September 30, 2021 represent the period from January 7, 2021 (commencement of operations) to September 30, 2021.

Note 2. Significant Accounting Policies

Basis of Presentation

The consolidated financial statements have been prepared on the accrual basis of accounting in accordance with U.S. GAAP. As an investment company, the Company applies the accounting and reporting guidance in Accounting Standards Codification (“ASC”) Topic 946, Financial Services—Investment Companies (“ASC 946”) issued by the Financial Accounting Standards Board (“FASB”). U.S. GAAP for an investment company requires investments to be recorded at fair value.

The interim consolidated financial statements have been prepared in accordance with U.S. GAAP for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Article 6 and Article 10 of Regulation S-X. Accordingly, certain disclosures accompanying the annual consolidated financial statements prepared in accordance with U.S. GAAP are omitted. In the opinion of management, all adjustments considered necessary for the fair presentation of the consolidated financial statements for the interim period presented, have been included. The current period’s results of operations will not necessarily be indicative of results that ultimately may be achieved for the fiscal year ending December 31, 2022.

All intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Such amounts could differ from those estimates and such differences could be material. Assumptions and estimates regarding the valuation of investments involve a higher degree of judgment and complexity and these assumptions and estimates may be significant to the consolidated financial statements. Actual results may ultimately differ from those estimates.

Consolidation

As provided under ASC 946, the Company will not consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to the Company.

As of September 30, 2022, the Company’s consolidated subsidiaries were BCRED Bard Peak Funding, LLC (“Bard Peak Funding”), BCRED Bear Peak Funding LLC (“Bear Peak Funding”), BCRED Bison Peak Funding LLC (“Bison Peak Funding”), BCRED Blanca Peak Funding LLC “Blanca Peak Funding”), BCRED Borah Peak Funding LLC (“Borah Peak Funding”), BCRED Bushnell Peak Funding LLC (“Bushnell Peak Funding”), BCRED Castle Peak Funding LLC (“Castle Peak Funding”), BCRED Denali Peak Funding LLC (“Denali Peak Funding”), BCRED Gannett Peak Funding LLC, BCRED Granite Peak Funding LLC (“Granite Peak Funding”), BCRED Haydon Peak Funding LLC (“Haydon Peak Funding”), BCRED Jacque Peak Funding LLC, BCRED Maroon Peak Funding LLC (“Maroon Peak Funding”), BCRED Meridian Peak Funding LLC (“Meridian Peak Funding”), BCRED Middle Peak Funding LLC (“Middle Peak Funding”),

BCRED Monarch Peak Funding LLC (“Monarch Peak Funding”), BCRED Naomi Peak Funding LLC (“Naomi Peak Funding”), BCRED Summit Peak Funding LLC (“Summit Peak Funding”), BCRED Twin Peaks LLC (“Twin Peaks”), BCRED Windom Peak Funding LLC (“Windom Peak Funding”), BCRED BSL WH 2022-1 LLC (“2022-1 BSL WH”), BCRED Investments LLC, BCRED X Holdings LLC, BCRED BSL CLO 2021-1 Ltd., BCRED BSL CLO 2021-1, LLC, BCRED BSL CLO 2021-2, Ltd., BCRED BSL CLO 2021-2, LLC, BCRED BSL CLO 2022-1 Ltd., BCRED BSL CLO 2022-1 LLC, BCRED MML CLO 2021-1 LLC, BCRED MML CLO 2022-1 LLC, and BCRED MML CLO 2022-2 LLC.

Cash and Cash Equivalents and Restricted Cash

Cash and cash equivalents consist of demand deposits and highly liquid investments, such as money market funds, with original maturities of three months or less. Cash and cash equivalents are carried at cost, which approximates fair value. The Company deposits its cash and cash equivalents with financial institutions and, at times, may exceed the Federal Deposit Insurance Corporation insured limit.

Restricted cash and cash equivalents and restricted foreign currencies include amounts that are collected and are held by trustees who have been appointed as custodians of the assets securing certain of the Company’s financing transactions. Restricted cash and cash equivalents and restricted foreign currencies are held by the trustees for payment of interest expense and principal on the outstanding borrowings or reinvestment into new assets.

Investments

Investment transactions are recorded on a trade date basis. Realized gains or losses are measured by the difference between the net proceeds received (excluding prepayment fees, if any) and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. The net change in unrealized gains or losses primarily reflects the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period.

The Company is required to report its investments for which current market values are not readily available at fair value. The Company values its investments in accordance with ASC 820, Fair Value Measurements (“ASC 820”), which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date. ASC 820 prioritizes the use of observable market prices derived from such prices over entity-specific inputs. Due to the inherent uncertainties of valuation, certain estimated fair values may differ significantly from the values that would have been realized had readily available market quotation for these investments existed, and these differences could be material. See “Note 5. Fair Value Measurements and Derivative Instruments”.

Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. The Company utilizes mid-market pricing (i.e., mid-point of average bid and ask prices) to value these investments. These market quotations are obtained from independent pricing services, if available, and otherwise from at least two principal market makers or primary market dealers. To assess the continuing appropriateness of pricing sources and methodologies, the Adviser regularly performs price verification procedures and issues challenges, as necessary, to independent pricing services or brokers, and any differences are reviewed in accordance with the valuation procedures. The Adviser does not adjust the prices unless it has a reason to believe market quotations are not reflective of the fair value of an investment. Examples of events that would cause market quotations to not reflect fair value could include cases when a security trades infrequently or not at all, causing a quoted purchase or sale price to become stale, or in the event of a “fire sale” by a distressed seller. All price overrides require approval from the Board.

Where prices or inputs are not available or, in the judgment of the Board, not reliable, valuation techniques based on the facts and circumstances of the particular investment will be utilized. Securities that are not publicly traded or for which market prices are not readily available are valued at fair value as determined in good faith by the Board, based on, among other things, the input of the Adviser, the Audit Committee of the Board (the “Audit Committee”) and independent valuation firms engaged on the recommendation of the Adviser and at the direction of the Board. These valuation approaches involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the investments or market and the investments’ complexity.

With respect to the quarterly valuation of investments, the Company’s Board undertakes a multi-step valuation process each quarter in connection with determining the fair value of our investments for which reliable market quotations are not readily available as of the last calendar day of each quarter, which includes, among other procedures, the following:

•

The valuation process begins with each investment being preliminarily valued by the Adviser’s valuation team in conjunction with the Adviser’s investment professionals responsible for each portfolio investment;

•

In addition, independent valuation firms engaged by the Board prepare quarter-end valuations of such investments except de minimis investments, as determined by the Adviser. The independent valuation firms provide a final range of values on such investments to the Board and the Adviser. The independent valuation firms also provide analyses to support their valuation methodology and calculations;

•

The Adviser’s Valuation Committee reviews each valuation recommendation to confirm they have been calculated in accordance with the valuation policy and compares such valuations to the independent valuation firms’ valuation ranges to ensure the Adviser’s valuations are reasonable;

•	The Adviser’s Valuation Committee makes valuation recommendations to the Audit Committee;

•

The Audit Committee reviews the valuation recommendations made by the Adviser’s Valuation Committee, including the independent valuation firms’ quarterly valuations, and once approved, recommends them for approval by the Board; and

•

The Board reviews the valuation recommendations of the Audit Committee and determines the fair value of each investment in the portfolio in good faith based on the input of the Audit Committee, the Adviser’s Valuation Committee and, where applicable, the independent valuation firms and other external service providers.

When the Company determines its NAV as of the last day of a month that is not also the last day of a calendar quarter, the Company intends to update the value of securities with reliable market quotations to the most recent market quotation. For securities without reliable market quotations, pursuant to a process approved by the Board, the Adviser’s valuation team will generally value such assets at the most recent quarterly valuation unless the Adviser determines that a significant observable change has occurred since the most recent quarter end with respect to the investment (which determination may be as a result of a material event at a portfolio company, material change in market spreads, secondary market transaction in the securities of an investment or otherwise). If the Adviser determines such a change has occurred with respect to one or more investments, the Adviser will determine whether to update the value for each relevant investment using a range of values from an independent valuation firm, where applicable, in accordance with the Company’s valuation policy, pursuant to a process approved by the Board. Additionally, the Adviser may otherwise determine to update the most recent quarter end valuation of an investment without reliable market quotations that the Adviser considers to be material to the Company using a range of values from an independent valuation firm. Month-end NAV determinations are ratified subsequently by the Board at its next regularly scheduled meeting.

As part of the valuation process, the Board takes into account relevant factors in determining the fair value of our investments for which reliable market quotations are not readily available, many of which are loans, including and in combination, as relevant, of: (i) the estimated enterprise value of a portfolio company, (ii) the nature and realizable value of any collateral, (iii) the portfolio company’s ability to make payments based on its earnings and cash flow, (iv) the markets in which the portfolio company does business, (v) a comparison of the portfolio company’s securities to any similar publicly traded securities, and (vi) overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. When an external event such as a purchase transaction, public offering or subsequent equity or debt sale occurs, the Board, with the assistance of the Adviser, the Audit Committee and independent valuation firms, will consider whether the pricing indicated by the external event corroborates its valuation. See Note 5. Fair Value Measurements.

The Board has and will continue to engage independent valuation firms to provide assistance regarding the determination of the fair value of the Company’s portfolio securities for which market quotations are not readily available or are readily available but deemed not reflective of the fair value of the investment each quarter, and the Board may reasonably rely on that assistance. However, the Board is responsible for the ultimate valuation of the portfolio investments at fair value as determined in good faith pursuant to the Company’s valuation policy and a consistently applied valuation process.

Receivables/Payables From Investments Sold/Purchased

Receivables/payables from investments sold/purchased consist of amounts receivable to or payable by the Company for transactions that have not settled at the reporting date. As of September 30, 2022 and December 31, 2021, the Company had $1,168.6 million and $663.6 million, respectively, of receivables for investments sold. As of September 30, 2022 and December 31, 2021, the Company had $1,379.2 million and $997.4 million, respectively, of payables for investments purchased.

Derivative Instruments

The Company recognizes all derivative instruments as assets or liabilities at fair value in its consolidated financial statements.

In the normal course of business, the Company has commitments and risks resulting from its investment transactions, which may include those involving derivative instruments. Derivative instruments are measured in terms of the notional contract amount and derive their value based upon one or more underlying instruments. While the notional amount gives some indication of the Company’s derivative activity, it is generally not exchanged, but is only used as the basis on which interest and other payments are exchanged. Derivative instruments are subject to various risks similar to non-derivative instruments including market, credit, liquidity, and operational risks. The Company manages these risks on an aggregate basis as part of its risk management process.

From time to time, the Company may enter into forward currency contracts which is an obligation between two parties to purchase or sell a specific currency for an agreed-upon price at a future date. The Company utilizes forward currency contracts to economically hedge the currency exposure associated with certain foreign-denominated debt issued by the Company. The use of forward currency contracts does not eliminate fluctuations in the price of the underlying debt the Company has, but establishes a rate of exchange in advance. Fluctuations in the value of these contracts are measured by the difference in the exchange rates on the contract date and reporting date and are recorded as unrealized appreciation (depreciation). The fair value of the foreign currency forwards are included as derivative assets at fair value or derivative liabilities at fair value on the Company’s Consolidated Statements of Assets and Liabilities. Changes in the fair value of the foreign currency forwards are presented in realized gains (losses) and unrealized appreciation (depreciation) in the Consolidated Statements of Operations. Additionally, the Company uses interest rate swaps to mitigate interest rate risk associated with the Company’s fixed rate liabilities. The fair value of the interest rate swaps are included as a derivative assets at fair value or derivative liability at fair value on the Company’s Consolidated Statements of Assets and Liabilities. Changes in fair value of interest rate swaps entered into by the Company and not designated as hedging instruments are presented in realized gains (losses) and unrealized appreciation (depreciation) in the Consolidated Statements of Operations.

The Company designated certain interest rate swaps as the hedging instrument in a qualifying fair value hedge accounting relationship, and therefore the change in fair value of the hedging instrument and hedged item are recorded in Interest expense and recognized as components of Interest expense in the Consolidated Statements of Operations. The change in fair value of the interest rate swap is offset by a change in the carrying value of the fixed rate debt.

Forward Purchase Agreement

The Company was party to a forward purchase agreement (the “Facility Agreement,” defined in Note 8) whereby it is obligated to purchase certain assets that were acquired by the Financing Provider, subject to certain contingencies.

Forward purchase agreements are recognized at fair value through current period gains or losses on the date on which the contract is entered into and are subsequently re-measured at fair value. All forward purchase agreements are carried as assets when fair value is positive and as liabilities when fair value is negative. A forward purchase agreement is derecognized when the obligation specified in the contract is discharged, canceled or expired.

Foreign Currency Transactions

Amounts denominated in foreign currencies are translated into U.S. dollars on the following basis: (i) investments and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars based upon currency exchange rates effective on the last day of the period; and (ii) purchases and sales of investments, borrowings and repayments of such borrowings, income, and expenses denominated in foreign currencies are translated into U.S. dollars based upon currency exchange rates prevailing on the transaction dates.

The Company includes net changes in fair values on investments held resulting from foreign exchange rate fluctuations in translation of assets and liabilities in foreign currencies on the Consolidated Statements of Operations, if any. Foreign security and currency translations may involve certain considerations and risks not typically associated with investing in U.S. companies and U.S. government securities. These risks include, but are not limited to, currency fluctuations and revaluations and future adverse political, social and economic developments, which could cause investments in foreign markets to be less liquid and prices more volatile than those of comparable U.S. companies or U.S. government securities.

Revenue Recognition

Interest Income

Interest income is recorded on an accrual basis and includes the accretion of discounts and amortizations of premiums. Discounts from and premiums to par value on debt investments purchased are accreted/amortized into interest income over the life of the respective security using the effective interest method. The amortized cost of debt investments represents the original cost, including loan origination fees and upfront fees received that are deemed to be an adjustment to yield, adjusted for the accretion of discounts and amortization of premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period. For the three and nine months ended September 30, 2022, the Company recorded $1.8 million and $3.2 million, respectively, in non-recurring interest income (e.g., prepayment premiums, accelerated accretion of upfront loan origination fees and unamortized discounts). For the three and nine months ended September 30, 2021, the Company recorded $2.3 million and $3.4 million, respectively, in non-recurring interest income (e.g., prepayment premiums, accelerated accretion of upfront loan origination fees and unamortized discounts).

PIK Income

The Company has loans in its portfolio that contain payment-in-kind (“PIK”) provisions. PIK represents interest that is accrued and recorded as interest income at the contractual rates, increases the loan principal on the respective capitalization dates, and is generally due at maturity. Such income is included in interest income in the Consolidated Statements of Operations. If at any point the Company believes PIK is not expected to be realized, the investment generating PIK will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest is generally reversed through interest income. To maintain the Company’s status as a RIC, this non-cash source of income must be paid out to shareholders in the form of dividends, even though the Company has not yet collected cash. For the three and nine months ended September 30, 2022, the Company recorded PIK income of $36.7 million and $89.5 million, respectively. For the three and nine months ended September 30, 2021, the Company recorded PIK income of $1.2 million and $1.9 million, respectively.

Dividend Income

Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies. For the three and nine months ended September 30, 2022, the Company recorded dividend income of $25.2 million and $70.3 million, respectively. For the three and nine months ended September 30, 2021, the Company recorded no dividend income.

Fee Income

The Company may receive various fees in the ordinary course of business such as structuring, consent, waiver, amendment, syndication and other miscellaneous fees as well as fees for managerial assistance rendered by the Company to the portfolio companies. Such fees are recognized as income when earned or the services are rendered. For the three and nine months ended September 30, 2022, the Company recorded fee income of $12.8 million and $26.8 million, respectively. For the three and nine months ended September 30, 2021, the Company recorded fee income of $5.7 million and $13.9 million, respectively.

Non-Accrual Income

Loans are generally placed on non-accrual status when there is reasonable doubt whether principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection. As of September 30, 2022 and December 31, 2021, no loans in the portfolio were on non-accrual status.

Organization and Offering Expenses

Costs associated with the organization of the Company are expensed as incurred. These expenses consist primarily of legal fees and other costs of organizing the Company.

Costs associated with the offering of the Company’s shares are capitalized as “deferred offering costs” on the Consolidated Statements of Assets and Liabilities and amortized over a twelve-month period from incurrence. These expenses consist primarily of legal fees and other costs incurred in connection with the Company’s continuous offering.

For the three and nine months ended September 30, 2022, the Company accrued organization costs of $0.0 million and $0.0 million, and offering costs of $1.6 million and $3.8 million, respectively. For the three and nine months ended September 30, 2021, the Company accrued organization costs of $0.0 million and $1.1 million, and offering costs of $1.0 million and $2.6 million, respectively.

Deferred Financing Costs and Debt Issuance Costs

Deferred financing and debt issuance costs represent fees and other direct incremental costs incurred in connection with the Company’s borrowings. These expenses are deferred and amortized into interest expense over the life of the related debt instrument. Deferred financing costs related to revolving credit facilities are presented separately as an asset on the Company’s Statements of Assets and Liabilities. Debt issuance costs related to any issuance of installment debt or notes are presented net against the outstanding debt balance of the related security.

Income Taxes

The Company has elected to be treated as a BDC under the 1940 Act. The Company also has elected to be treated as a RIC under the Code. So long as the Company maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Rather, any tax liability related to income earned and distributed by the Company would represent obligations of the Company’s investors and would not be reflected in the consolidated financial statements of the Company.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof.

To qualify for and maintain qualification as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Company must distribute to its shareholders, for each taxable year, at least 90% of the sum of (i) its “investment company taxable income” for that year (without regard to the deduction for dividends paid), which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses and (ii) its net tax-exempt income.

In addition, based on the excise tax distribution requirements, the Company is subject to a 4% nondeductible federal excise tax on undistributed income unless the Company distributes in a timely manner in each taxable year an amount at least equal to the sum of (i) 98% of its ordinary income for the calendar year, (ii) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (iii) any income realized, but not distributed, in prior years. For this purpose, however, any ordinary income or capital gain net income retained by the Company that is subject to corporate income tax is considered to have been distributed.

For the three and nine months ended September 30, 2022, the Company incurred $0.0 million and $0.3 million, respectively, of U.S. federal excise tax. For the three and nine months ended September 30, 2021, the Company did not incur any U.S. federal excise tax.

Allocation of Income, Expenses, Gains and Losses

Income, expenses (other than those attributable to a specific class), gains and losses are allocated to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

Distributions

To the extent that the Company has taxable income available, the Company intends to make monthly distributions to its shareholders. Distributions to shareholders are recorded on the record date. All distributions will be paid at the discretion of the Board and will depend on the Company’s earnings, financial condition, maintenance of our tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as the Board may deem relevant from time to time. Although the gross distribution per share is generally equivalent for each share class, the net distribution for each share class is reduced for any class specific expenses, including distribution and shareholder servicing fees, if any.

Recent Accounting Pronouncements

In March 2020, the FASB issued ASU No. 2020-04, “Reference Rate Reform (Topic 848),” which provides optional expedients and exceptions for applying U.S. GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The amendments apply only to contracts, hedging relationships, and other transactions that reference London Interbank Offered Rate (“LIBOR”) or another reference rate expected to be discontinued because of reference rate reform. In January 2021, the FASB issued ASU No. 2021-01, Reference Rate Reform (Topic 848), which expanded the scope of Topic 848 to include derivative instruments impacted by discounting transition. ASU 2020-04 and ASU 2021-01 are effective for all entities through December 31, 2022. The expedients and exceptions provided by the amendments do not apply to contract modifications and hedging relationships entered into or evaluated after December 31, 2022, except for hedging transactions as of December 31, 2022, that an entity has elected certain optional expedients for and that are retained through the end of the hedging relationship. The Company is currently evaluating the impact of the adoption of ASU 2020-04 and 2021-01 on its consolidated financial statements.

Note 3. Fees, Expenses, Agreements and Related Party Transactions

Investment Advisory Agreement

On October 5, 2020, the Company entered into an investment advisory agreement with the Adviser (the “Investment Advisory Agreement”), pursuant to which the Adviser manages the Company on a day-to-day basis. The Adviser is responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring the Company’s investments and monitoring its investments and portfolio companies on an ongoing basis.

The Investment Advisory Agreement is effective for an initial two-year term and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of the Company’s outstanding voting securities and, in each case, a majority of the independent trustees. The Company may terminate the Investment Advisory Agreement, without payment of any penalty, upon 60 days’ written notice. The Investment Advisory Agreement will automatically terminate in the event of its assignment within the meaning of the 1940 Act and related SEC guidance and interpretations. On May 2, 2022, the Investment Advisory Agreement was renewed and continued for an additional one-year period ending on May 31, 2023.

The Company pays the Adviser a fee for its services under the Investment Advisory Agreement consisting of two components: a management fee and an incentive fee. The cost of both the management fee and the incentive fee will ultimately be borne by the shareholders. Substantial additional fees and expenses may also be charged by the Administrator to the Company, which is an affiliate of the Adviser. The Adviser agreed to waive the management fee and incentive fee based on income through July 7, 2021.

On August 2, 2022, the Company and the Adviser entered into an amended and restated investment advisory agreement (the “Amended and Restated Investment Advisory Agreement”), which was approved by the Board, including a majority of the Independent Trustees. The Amended and Restated Investment Advisory Agreement altered the Investment Advisory Agreement by removing certain “sunset” provisions that previously stated that certain requirements of the NASAA Omnibus Guidelines would no longer apply if the Fund’s shares become “covered securities” within the meaning of Section 18 of the Securities Act of 1933, as amended, and amending certain undertakings provisions, including to clarify compliance with NASAA Omnibus Guidelines. No other changes were made to the Investment Advisory Agreement.

Base Management Fee

The management fee is payable monthly in arrears at an annual rate of 1.25% of the value of the Company’s net assets as of the beginning of the first calendar day of the applicable month. For purposes of the Investment Advisory Agreement, net assets means the Company’s total assets less liabilities determined on a consolidated basis in accordance with U.S. GAAP. The management fee calculation will be prorated for any partial months, including the first calendar month in which the Company commenced operations.

For the three and nine months ended September 30, 2022, base management fees were $71.0 million and $186.6 million, respectively. For the three and nine months ended September 30, 2021, base management fees representing $22.5 million and $39.5 million, respectively, of which $1.2 million and $18.2 million, respectively, were fully waived. As of September 30, 2022 and December 31, 2021, $71.0 million and $35.0 million, respectively, was payable to the Adviser relating to management fees.

Incentive Fees

The incentive fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of income and a portion is based on a percentage of capital gains, each as described below.

(i) Income based incentive fees

The first part of the Company’s income is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of net assets at the end of the immediate preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that are received from portfolio companies) accrued during the calendar quarter, minus operating expenses accrued for the quarter (including the management fee, expenses payable under an administration agreement entered into between the Company and the Administrator (“Administration Agreement”), and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee and any shareholder servicing and/or distribution fees). Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that has not yet been received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income Returns. Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of the Company’s net assets at the end of the immediate preceding quarter, is compared to a “hurdle rate” of return of 1.25% per quarter (5.0% annualized).

The Company pays its Adviser an income based incentive fee quarterly in arrears with respect to the Company’s Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

•

No incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.25% per quarter (5.0% annualized);

•

100% of the dollar amount of Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.43% (5.72% annualized). The Company refers to this portion of the Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.43%) as the “catch-up.” This “catch-up” is meant to provide the Adviser with approximately 12.5% of Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.43% in any calendar quarter; and

•	12.5% of the dollar amount of Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.43% (5.72% annualized).

These calculations are prorated for any period of less than three months, including the first quarter the Company commenced operations, and are adjusted for any share issuances or repurchases during the relevant quarter.

(ii) Capital gains incentive fees

The second part of the incentive fee is determined and payable in arrears as of the end of each calendar year in an amount equal to 12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with U.S. GAAP.

For the three and nine months ended September 30, 2022, the Company accrued income based incentive fees of $83.7 million and $194.8 million, respectively. For the three and nine months ended September 30, 2021, the Company accrued income based incentive fees of $21.7 million and $35.5 million, respectively, of which $1.1 million and $14.9 million respectively, were waived. As of September 30, 2022 and December 31, 2021, there was $83.7 million and $36.0 million, respectively, payable to the Adviser for the income based incentive fees. For the three and nine months ended September 30, 2022, the Company accrued capital gains incentive fees of $0.0 million and $(15.1) million, respectively, none of which was payable under the Investment Advisory Agreement. For the three and nine months ended September 30, 2021, the Company accrued capital gains incentive fees of $3.2 million and $12.5 million, respectively, none of which was payable under the Investment Advisory Agreement.

Administration Agreement

On October 5, 2020, the Company entered into an administration agreement (the “Administration Agreement”) with the Administrator. Under the terms of the Administration Agreement, the Administrator provides, or oversees the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of NAV, compliance monitoring (including diligence and oversight of the Company’s other service providers), preparing reports to shareholders and reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and other regulators, preparing materials and coordinating meetings of the Company’s Board, managing the payment of expenses, the payment of receipt of funds for investments and the performance of administrative and professional services rendered by others and providing office space, equipment and office services. The Company will reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations under the Administration

Agreement. Such reimbursement will include the Company’s allocable portion of compensation, overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) the Company’s chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Company; and (iii) any internal audit group personnel of Blackstone or any of its affiliates, subject to the limitations described in Investment Advisory and Administration Agreements. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Company will reimburse the Administrator for any services performed for the Company by such affiliate or third party. The Administrator hired a sub-administrator to assist in the provision of administrative services. The sub-administrator will receive compensation for its sub-administrative services under a sub-administration agreement.

Unless earlier terminated as described below, the Administration Agreement is effective for an initial two-year term and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of the Company’s outstanding voting securities and, in each case, a majority of the independent trustees. The Company may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice. The Investment Advisory Agreement will automatically terminate in the event of its assignment within the meaning of the 1940 Act and related SEC guidance and interpretations. On May 2, 2022, the Administration Agreement was renewed and continued for an additional one-year period ending on May 31, 2023.

For the three and nine months ended September 30, 2022, the Company incurred $1.9 million and $4.1 million, respectively, in expenses under the Administration Agreement, which were recorded in “administrative service expenses” in the Company’s Consolidated Statements of Operations. For the three and nine months ended September 30, 2021, the Company incurred $0.6 million and $1.2 million, respectively, in expenses under the Administration Agreement. As of September 30, 2022 and December 31, 2021, $0.9 million and $1.2 million, respectively, was unpaid and included in “due to affiliates” in the Consolidated Statements of Assets and Liabilities, respectively.

Sub-Administration Agreement

On October 5, 2020, the Administrator entered into a sub-administration agreement (the “Sub Administration Agreement”) with State Street Bank and Trust Company. The sub-administrator will receive compensation for its sub-administrative services under the Sub-Administration Agreement.

Intermediary Manager Agreement

On October 5, 2020, the Company entered into an intermediary manager agreement (the “Intermediary Manager Agreement”) with Blackstone Securities Partners L.P. (the “Intermediary Manager”), an affiliate of the Adviser. Pursuant to the Intermediary Manager Agreement, no upfront transaction fee will be paid with respect to Class S shares, Class D shares or Class I shares, however, if shareholders purchase Class S shares or Class D shares through certain financial intermediaries, they may directly charge shareholders transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D shares and 3.5% cap on NAV for Class S shares. Under the terms of the Intermediary Manager Agreement, the Intermediary Manager will serve as the intermediary manager for the Company’s public offering of its common shares. The Intermediary Manager will be entitled to receive shareholder servicing and/or distribution fees monthly in arrears at an annual rate of 0.85% and 0.25% of the value of the Company’s net assets attributable to Class S and Class D shares, respectively, as of the beginning of the first calendar day of the month. No shareholder servicing and/or distribution fees will be paid with respect to Class I. The shareholder servicing and/or distribution fees will be payable to the Intermediary Manager, but the Intermediary Manager anticipates that all or a portion of the shareholder servicing fees and/or distribution fees will be retained by, or reallowed (paid) to, participating brokers.

The Company will cease paying the shareholder servicing and/or distribution fees on the Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) a merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets or (iii) the date following the completion of the primary portion of the offering on which, in the aggregate, underwriting compensation from all sources in connection with the offering, including the shareholder servicing and/or distribution fees and other underwriting compensation, is equal to 10% of the gross proceeds from the primary offering. In addition, consistent with the exemptive relief allowing the Company to offer multiple classes of shares, at the end of the month in which the Intermediary Manager in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and shareholder servicing and/or distribution fees paid with respect to the shares held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such shares (or a lower limit as determined by the Intermediary Manager or the applicable selling agent), the Company will cease paying the shareholder servicing and/or distribution fee on the Class S shares and Class D shares in such shareholder’s account. Compensation paid with respect to the shares in a shareholder’s account will be allocated among each share such that the compensation paid with respect to each individual share will not exceed 10% of the offering price of such share. The Company may modify this requirement in a manner that is consistent with applicable exemptive relief. At the end of such month, the Class S shares or Class D shares in such shareholder’s account will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such Class S or Class D shares.

The Intermediary Manager is a broker-dealer registered with the SEC and is a member of the Financial Industry Regulatory Authority (“FINRA”).

The Intermediary Manager Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Company’s trustees who are not “interested persons,” as defined in the 1940 Act, of the Company and who have no direct or indirect financial interest in the operation of the Company’s distribution plan or the Intermediary Manager Agreement or by vote a majority of the outstanding voting securities of the Company, on not more than 60 days’ written notice to the Intermediary Manager or the Adviser. The Intermediary Manager Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act.

Distribution and Servicing Plan

On October 5, 2020, the Board approved a distribution and servicing plan (the “Distribution and Servicing Plan”). The following table shows the shareholder servicing and/or distribution fees the Company pays the Intermediary Manager with respect to the Class S, Class D and Class I on an annualized basis as a percentage of the Company’s NAV for such class.

Shareholder Servicing and/or Distribution Fee as a % of NAV
Class S shares	0.85%
Class D shares	0.25%
Class I shares	—

The shareholder servicing and/or distribution fees is paid monthly in arrears, calculated using the NAV of the applicable class as of the beginning of the first calendar day of the month and subject to FINRA and other limitations on underwriting compensation.

The Intermediary Manager will reallow (pay) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services. Because the shareholder servicing and/or distribution fees with respect to Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under the Company’s distribution reinvestment plan.

Eligibility to receive the shareholder servicing and/or distribution fee is conditioned on a broker providing the following ongoing services with respect to the Class S or Class D shares: assistance with recordkeeping, answering investor inquiries regarding the Company, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive the shareholder servicing and/or distribution fee due to failure to provide these services, the Intermediary Manager will waive the shareholder servicing fee and/or distribution that broker would have otherwise been eligible to receive. The shareholder servicing and/or distribution fees are ongoing fees that are not paid at the time of purchase.

For the three and nine months ended September 30, 2022, the Company accrued distribution and shareholder servicing fees of $13.8 million and $35.7 million, which were attributable to Class S shares, respectively. For the three and nine months ended September 30, 2022, the Company accrued distribution and shareholder servicing fees of $0.6 million and $1.6 million, which were attributable to Class D shares, respectively.

For the three and nine months ended September 30, 2021, the Company accrued distribution and shareholder servicing fees of $3.4 million and $5.6 million, which were attributable to Class S shares, respectively. For the three and nine months ended September 30, 2021, the Company accrued distribution and shareholder servicing fees of $0.1 million and $0.1 million, which were attributable to Class D shares, respectively.

Expense Support and Conditional Reimbursement Agreement

On October 5, 2020, the Company entered into an expense support and conditional reimbursement agreement (the “Expense Support Agreement”) with the Adviser. The Adviser may elect to pay certain Company expenses on the Company’s behalf (each, an “Expense Payment”), provided that no portion of the payment will be used to pay any interest expense or shareholder servicing and/or distribution fees of the Company. Any Expense Payment that the Adviser has committed to pay must be paid by the Adviser to the Company in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from the Company to the Adviser or its affiliates.

Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Company’s shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Company shall be referred to herein as a “Reimbursement Payment.” “Available Operating Funds” means the sum of (i) the Company’s net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) the Company’s net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Company on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month.

The following table presents a summary of Expense Payments and the related Reimbursement Payments since the Company’s commencement of operations:

For the Month Ended	Expense Payments by Adviser	Reimbursement Payments to Adviser	Unreimbursed Expense Payments
January 31, 2021	$1,608	$(1,608)	$—
February 28, 2021	591	(591)	—

Total	$2,199	$(2,199)	$—

For the three and nine months ended September 30, 2022 the Adviser made Expense Payments in the amount of $0.0 million and $0.0 million, respectively. For the three and nine months ended September 30, 2022, there were no Reimbursement Payments made to the Adviser.

For the three and nine months ended September 30, 2021, the Adviser made Expense Payments in the amount of $0.0 million and $2.2 million, respectively. For the three and nine months ended September 30, 2021, there were Reimbursement Payments made to the Adviser of $0.0 million and $2.2 million, respectively.

Controlled/Affiliated Portfolio Companies

Under the 1940 Act, the Company is required to separately identify non-controlled investments where it owns 5% or more of a portfolio company’s outstanding voting securities and/or has the power to exercise control over the management or policies of such portfolio company as investments in “affiliated” companies. In addition, under the 1940 Act, the Company is required to separately identify investments where it owns more than 25% of a portfolio company’s outstanding voting securities and/or has the power to exercise control over the management or policies of such portfolio company as investments in “controlled” companies. Under the 1940 Act, “non-affiliated investments” are defined as investments that are neither controlled investments nor affiliated investments. Detailed information with respect to the Company’s non-controlled, non-affiliated; non-controlled, affiliated; and controlled affiliated investments is contained in the accompanying consolidated financial statements, including the Consolidated Schedule of Investments.

The Company has made investments in controlled/affiliated companies, including BCRED Emerald JV LP (“Emerald JV”) and Specialty Lending Company (“SLC”).

On October 11, 2021, a wholly-owned subsidiary of the Company and a third-party investor entered into a limited liability company agreement with SLC. SLC is a specialty finance company focused on investing in consumer credit and is led by a management team with deep expertise in the consumer finance industry. The investment in SLC allows the Company to gain exposure to a different asset class than its core investing focus of senior secured lending to private U.S. companies. At the time of the transaction, the wholly-owned subsidiary of the Company and the third-party investor each committed $315 million and $35 million, respectively, to SLC. The Company does not consolidate its equity interest in SLC.

For further description of the Emerald JV, see “Note 11. Joint Venture-.”

Note 4. Investments

The composition of the Company’s investment portfolio at cost and fair value was as follows:

	September 30, 2022			December 31, 2021
	Cost	Fair Value	% of Total Investments at Fair Value	Cost	Fair Value	% of Total Investments at Fair Value
First lien debt	$44,901,859	$43,902,022	89.67%	$28,076,107	$28,143,451	91.39%
Second lien debt	2,256,935	2,111,420	4.31	1,799,656	1,813,872	5.89
Unsecured debt	21,432	17,370	0.04	6,061	5,842	0.02
Structured finance investments	409,571	357,384	0.73	287,275	286,610	0.93
Investment in joint venture	1,895,396	1,856,239	3.79	—	—	—
Equity investments (1)	690,426	714,568	1.46	528,924	545,918	1.77

Total	$50,175,620	$48,959,003	100.00%	$30,698,023	$30,795,693	100.00%

(1)	Includes equity investment in SLC.

The industry composition of investments at fair value was as follows:

	September 30, 2022	December 31, 2021
Aerospace & Defense	1.38%	1.14%
Air Freight & Logistics	2.89	2.94
Airlines	0.08	0.10
Auto Components	0.19	0.28
Beverages	0.16	0.10
Building Products	2.40	2.89
Capital Markets	0.34	0.52
Chemicals	0.46	0.63
Commercial Services & Supplies	3.93	5.50
Construction Materials	0.10	0.08
Construction & Engineering	0.71	1.08
Containers & Packaging	0.79	0.78
Distributors	0.63	0.99
Diversified Consumer Services	3.10	4.36
Diversified Financial Services (1)	2.28	3.33
Diversified Telecommunication Services	0.54	0.65
Electrical Equipment	0.91	2.45
Electronic Equipment, Instruments & Components	0.40	0.32
Electric Utilities	0.10	0.16
Energy Equipment & Services	0.09	0.14
Entertainment	0.08	0.09
Food Products	0.07	0.12
Health Care Equipment & Supplies	1.61	1.77
Health Care Providers & Services	12.03	11.34
Health Care Technology	2.35	1.58
Hotels, Restaurants & Leisure	0.77	0.54
Household Durables	0.27	0.30
Industrial Conglomerates	1.03	0.54

	September 30, 2022	December 31, 2021
Insurance	4.75	4.40
Interactive Media & Services	0.29	0.24
Internet & Direct Marketing Retail	2.26	2.52
IT Services	4.74	5.74
Investment in Joint Venture	3.79	—
Leisure Products	0.20	0.35
Life Sciences Tools & Services	0.45	0.93
Machinery	0.14	0.34
Marine	0.46	0.72
Media	0.46	0.35
Metals & Mining	0.14	0.16
Oil, Gas & Consumable Fuels	0.27	0.18
Paper & Forest Products	0.14	0.37
Personal Products	0.08	—
Pharmaceuticals	0.57	0.25
Professional Services	12.57	14.27
Real Estate Management & Development	0.54	0.76
Road & Rail	0.04	0.25
Software	24.48	18.61
Specialty Retail	0.32	0.46
Technology Hardware, Storage & Peripherals	0.10	0.20
Textiles, Apparel & Luxury Goods	0.07	0.11
Trading Companies & Distributors	0.78	0.88
Transportation Infrastructure	2.57	3.10
Wireless Telecommunication Services	0.10	0.09

Total	100.00%	100.00%

(1)	Includes equity investment in SLC.

The geographic composition of investments at cost and fair value was as follows:

	September 30, 2022
	Cost	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Net Assets
United States	$45,632,191	$44,752,239	91.41%	199.98%
Europe	3,329,455	3,096,697	6.33	13.84
Canada	822,868	770,204	1.57	3.44
Cayman Islands	391,106	339,863	0.69	1.52

Total	$50,175,620	$48,959,003	100.00%	218.78%

	December 31, 2021
	Cost	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Net Assets
United States	$28,955,027	$29,050,466	94.32%	226.00%
Europe	1,190,619	1,190,884	3.87	9.26
Canada	267,830	270,342	0.88	2.10
Cayman Islands	279,365	278,788	0.91	2.17
Australia	5,182	5,213	0.02	0.04

Total	$30,698,023	$30,795,693	100.00%	239.57%

As of September 30, 2022 and December 31, 2021, no loans in the portfolio were on non-accrual status.

As of September 30, 2022 and December 31, 2021, on a fair value basis, approximately 99.7% and 99.6%, respectively, of our performing debt investments bore interest at a floating rate and approximately 0.3% and 0.4%, respectively, of our performing debt investments bore interest at a fixed rate.

Note 5. Fair Value Measurements and Derivative Instruments

The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date.

The fair value hierarchy under ASC 820 prioritizes the inputs to valuation methodology used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The levels used for classifying investments are not necessarily an indication of the risk associated with investing in these securities. The three levels of the fair value hierarchy are as follows:

•

Level 1: Inputs to the valuation methodology are quoted prices available in active markets for identical instruments as of the reporting date. The types of financial instruments included in Level 1 include unrestricted securities, including equities and derivatives, listed in active markets.

•

Level 2: Inputs to the valuation methodology are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date. The types of financial instruments in this category include less liquid and restricted securities listed in active markets, securities traded in other than active markets, government and agency securities and certain over-the-counter derivatives where the fair value is based on observable inputs.

•

Level 3: Inputs to the valuation methodology are unobservable and significant to overall fair value measurement. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments that are included in this category include debt and equity investments in privately held entities, collateralized loan obligations (“CLOs”) and certain over-the-counter derivatives where the fair value is based on unobservable inputs.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the overall fair value measurement. The Adviser’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment. Transfers between levels, if any, are recognized at the beginning of the quarter in which the transfer occurs.

In addition to using the above inputs in investment valuations, the Company applies the valuation policy approved by its Board that is consistent with ASC 820 and Rule 2a-5 under the 1940 Act, which defines fair value as the value of a portfolio investment for which market quotations are not readily available. A market quotation is “readily available” only when it is a quoted price (unadjusted) in active markets for identical instruments that a fund can access at the measurement date, provide that such a quotation is not considered to be readily available if it is not reliable. Consistent with the valuation policy, the Company evaluates the source of the inputs, including any markets in which its investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When an investment is valued based on prices provided by reputable dealers or pricing services (that is, broker quotes), the Company subjects those prices to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level 2 or Level 3 investment.

In the absence of independent, reliable market quotes, an enterprise value analysis is typically performed to determine the value of equity investments, control debt investments and non-control debt investments that are credit-impaired, and to determine if debt investments are credit impaired. Enterprise value (“EV”) means the entire value of the portfolio company to a market participant, including the sum of the values of debt and equity securities used to capitalize the enterprise at a point in time. When an investment is valued using an EV analysis, the EV of a portfolio company is first determined and allocated over the portfolio company’s securities in order of their preference relative to one another (i.e., “waterfall” allocation).

If debt investments are credit-impaired, which occurs when there is insufficient coverage under the EV analysis through the respective investment’s position in the capital structure, the Adviser uses the enterprise value “waterfall” approach or a recovery method (if a liquidation or restructuring is deemed likely) to determine fair value. For debt investments that are not determined to be credit-impaired, the Adviser uses a market interest rate yield analysis (discussed below) to determine fair value.

The Adviser will generally utilize approaches including the market approach, the income approach or both approaches, as appropriate, when calculating EV. The primary method for determining EV for non-control investments, and control investments without reliable projections, uses a multiple analysis whereby appropriate multiples are applied to the portfolio company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) or another key financial metric (e.g., such as revenues, cash flows or net income) (“Performance Multiple”). Performance Multiples are typically determined based upon a review of publicly traded comparable companies and market comparable transactions, if any. The second method for determining EV (and primary method for control investments with reliable projections) uses a discounted cash flow analysis whereby future expected cash flows and the anticipated terminal value of the portfolio company are discounted to determine a present value using estimated discount rates. The income approach is generally used when the Adviser has visibility into the long term projected cash flows of a portfolio company, which is more common with control investments.

Subsequently, for non-control debt investments that are not credit-impaired, and where there is an absence of available market quotations, fair value is determined using a yield analysis. To determine fair value using a yield analysis, the expected cash flows are projected based on the contractual terms of the debt security and discounted back to the measurement date based on a market yield. A market yield is determined based upon an assessment of current and expected market yields for similar investments and risk profiles. The Company considers the current contractual interest rate, the maturity and other terms of the investment relative to risk of the company and the specific investment. A key determinant of risk, among other things, is the leverage through the investment relative to the enterprise value of the portfolio company. As debt investments held by the Company are substantially illiquid with no active transaction market, the Company depends on primary market data, including newly funded transactions, as well as secondary market data with respect to high yield debt instruments and syndicated loans, as inputs in determining the appropriate market yield, as applicable. The fair value of loans with call protection is generally capped at par plus applicable prepayment premium in effect at the measurement date.

Investments

The following table presents the fair value hierarchy of financial instruments:

	September 30, 2022
	Level 1	Level 2	Level 3	Total
First lien debt	$—	$8,278,199	$35,623,823	$43,902,022
Second lien debt	—	842,501	1,268,919	2,111,420
Unsecured debt	—	17,370	—	17,370
Structured finance obligations	—	69,486	287,898	357,384
Equity investments (1)	—	—	714,568	714,568

Total investments	—	9,207,556	37,895,208	47,102,764
Investments measured at NAV (2)	—	—	—	1,856,239

Total	$—	$9,207,556	$37,895,208	$48,959,003

	December 31, 2021
	Level 1	Level 2	Level 3	Total
First lien debt	$—	$5,096,942	$23,046,509	$28,143,451
Second lien debt	—	1,013,739	800,133	1,813,872
Unsecured debt	—	5,842	—	5,842
Structured finance obligations	—	81,018	205,592	286,610
Equity investments (1)	—	—	545,918	545,918

Total investments	$—	$6,197,541	$24,598,152	$30,795,693

(1)	Includes equity investment in SLC.
(2)

Includes equity investment in the Emerald JV (refer to Note 11). Certain investments that are measured at fair value using the NAV practical expedient have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the consolidated balance sheet.

The following table presents changes in the fair value of financial instruments for which Level 3 inputs were used to determine the fair value:

	Three Months Ended September 30, 2022
	First Lien Debt	Second Lien Debt	Structured Finance Investments	Equity	Total Investments
Fair value, beginning of period	$32,556,391	$1,446,075	$298,409	$702,034	$35,002,909
Purchases of investments	5,978,812	71,844	—	2,805	6,053,461
Proceeds from principal repayments and sales of investments	(2,597,994)	(182,082)	—	—	(2,780,076)
Accretion of discount/amortization of premium	39,220	933	52	—	40,206
Net realized gain (loss)	(11,758)	(2,206)	—	—	(13,964)
Net change in unrealized appreciation (depreciation)	(266,806)	(16,191)	(10,563)	9,728	(283,832)
Transfers into Level 3 (1)	193,055	111,523	—	—	304,578
Transfers out of Level 3 (1)	(267,097)	(160,977)	—	—	(428,074)

Fair value, end of period	$35,623,823	$1,268,919	$287,898	$714,568	$37,895,208

Net change in unrealized appreciation (depreciation) included in earnings related to financial instruments still held as of September 30, 2022 included in net unrealized appreciation (depreciation) on the Consolidated Statements of Operations	$(267,815)	$(16,191)	$(10,159)	$9,729	$(284,436)

	Nine Months Ended September 30, 2022
	First Lien Debt	Second Lien Debt	Structured Finance Investments	Equity	Total Investments
Fair value, beginning of period	$23,046,509	$800,133	$205,592	$545,918	$24,598,152
Purchases of investments	15,919,276	595,997	122,159	193,127	16,830,559
Proceeds from principal repayments and sales of investments	(3,204,195)	(182,080)	—	(31,769)	(3,418,044)
Accretion of discount/amortization of premium	87,705	2,191	114	—	90,010
Net realized gain (loss)	(10,188)	(2,184)	—	144	(12,228)
Net change in unrealized appreciation (depreciation)	(364,753)	(55,881)	(39,968)	7,148	(453,453)
Transfers into Level 3 (1)	380,165	164,614	—	—	544,781
Transfers out of Level 3 (1)	(230,697)	(53,871)	—	—	(284,567)

Fair value, end of period	$35,623,823	$1,268,919	$287,898	$714,568	$37,895,208

Net change in unrealized appreciation (depreciation) included in earnings related to financial instruments still held as of September 30, 2022 included in net unrealized appreciation (depreciation) on the Consolidated Statements of Operations	$(364,088)	$(53,924)	$(39,967)	$7,147	$(450,832)

(1)	For the nine months ended September 30, 2022, transfers into or out of Level 3 were primarily due to decreased or increased price transparency, respectively.

	Three Months Ended September 30, 2021
	First Lien Debt	Second Lien Debt	Structured Finance Investments	Equity	Total Investments	Forward Purchase Obligation
Fair value, beginning of period	$5,346,267	$453,487	$—	$56,877	$5,856,631	$—
Purchases of investments	6,055,199	422,557	197,899	113,178	6,788,833	—
Proceeds from principal repayments and sales of investments	(320,070)	(5,499)	—	—	(325,569)	—
Accretion of discount/amortization of premium	8,651	189	2	—	8,842	—
Net realized gain (loss)	749	24	—	—	773	—
Net change in unrealized appreciation (depreciation)	2,981	1,614	207	2,235	7,037	—
Transfers into Level 3 (1)	90,087	28,097	—	—	118,184	—
Transfers out of Level 3 (1)	(308,987)	(254,418)	—	—	(563,405)	—

Fair value, end of period	$10,874,877	$646,051	$198,108	$172,290	$11,891,326	$—

Net change in unrealized appreciation (depreciation) included in earnings related to financial instruments still held as of September 30, 2021	$5,042	$1,649	$207	$2,235	9,133	$—

	Nine months ended September 30, 2021
	First Lien Debt	Second Lien Debt	Structured Finance Investments	Equity	Total Investments	Forward Purchase Obligation
Fair value, beginning of period	$—	$—	$—	$—	$—	$—
Purchases of investments	11,089,353	644,485	197,899	170,054	12,101,791	—
Proceeds from principal repayments and sales of investments	(250,267)	(2,005)	—	—	(252,272)	(3,709)
Accretion of discount/amortization of premium	11,893	257	2	—	12,152	—
Net realized gain (loss)	694	15	—	—	709	3,709
Net change in unrealized appreciation (depreciation)	23,204	3,299	207	2,236	28,946	—

Fair value, end of period	$10,874,877	$646,051	$198,108	$172,290	$11,891,326	$—

Net change in unrealized appreciation (depreciation) included in earnings related to financial instruments still held as of September 30, 2021	$23,162	$3,299	$207	$2,236	28,904	$—

(1)	For the three months ended September 30, 2021, transfers into or out of Level 3 were primarily due to decreased or increased price transparency, respectively.

The following table presents quantitative information about the significant unobservable inputs of the Company’s Level 3 financial instruments. The table is not intended to be all-inclusive but instead captures the significant unobservable inputs relevant to the Company’s determination of fair value.

	September 30, 2022
				Range
	Fair Value	Valuation Technique	Unobservable Input	Low	High	Weighted Average (1)
Investments in first lien debt	$34,814,597	Discounted cash flow	Discount rate	6.64%	18.45%	9.86%
	29,003	EV Coverage	Market Multiple	7.0x	7.0x	7.0x
	780,223	Market quotations	Quoted price	66.97%	99.50%	93.26%

	35,623,823
Investments in second lien debt	918,781	Discounted Cash Flow	Discount Rate	9.96%	14.10%	11.51%
	350,138	Market quotations	Quoted price	66.24%	100.50%	90.35%

	1,268,919
Investments in structured finance	287,898	Market quotations	Quoted price	80.83%	97.50%	87.29%
Investments in equity	202,507	Performance Multiple	Market Multiple	5.00x	29.61x	22.37x
	25,126	Option Pricing Model	Volatility	30.00%	48.00%	37.37%
	296,989	Discounted Cash Flow	Discount Rate	11.67%	13.98%	12.97%
	189,946	Recent transaction	Transaction price	100.00%	100.00%	100.00%

	714,568

Total	$37,895,208

	December 31, 2021
				Range
	Fair Value	Valuation Technique	Unobservable Input	Low	High	Weighted Average (1)
Investments in first lien debt	$22,414,991	Yield analysis	Discount rate	4.68%	10.34%	7.40%
	631,518	Market quotations	Broker quoted price	98.00	100.25	99.49

	23,046,509
Investments in second lien debt	400,584	Yield analysis	Discount rate	8.15%	13.04%	9.98%
	399,549	Market quotations	Broker quoted price	98.00	101.50	99.07

	800,133
Investments in structured finance	205,592	Market quotations	Broker quoted price	96.69	100.00	99.23
Investments in equity	74,022	Market approach	Performance multiple	7.25x	31.28x	21.38x
	22,722	Option pricing model	Expected volatility	30.00%	49.00%	38.24%
	236,774	Yield analysis	Discount rate	10.89%	12.19%	11.50%
	212,400	Recent transaction	Transaction price	100.00%	100.00%	100.00%

	545,918

Total	$24,598,152

(1)	Weighted averages are calculated based on fair value of investments.

The significant unobservable input used in the yield analysis is the discount rate based on comparable market yields. The significant unobservable input used for market quotations are broker quoted prices provided by independent pricing services. The significant unobservable input used under the market approach is the performance multiple. Significant increases in discount rates would result in a significantly lower fair value measurement. Significant decreases in quoted prices or performance multiples would result in a significantly lower fair value measurement.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments may fluctuate from period to period. Additionally, the fair value of the Company’s investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that the Company may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If the Company was required to liquidate a portfolio investment in a forced or liquidation sale, it could realize significantly less than the value at which the Company has recorded it. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned.

Financial Instruments Not Carried at Fair Value

Debt

	September 30, 2022		December 31, 2021
	Net Carrying Value (1)(2)(3)	Fair Value	Net Carrying Value (1)(2)(3)	Fair Value
Bard Peak Funding Facility	$1,449,196	$1,449,196	$879,000	$879,000
Castle Peak Funding Facility	1,195,027	1,195,027	1,171,809	1,171,809
Maroon Peak Funding Facility	800,000	800,000	483,952	483,952
Summit Peak Funding Facility	1,535,572	1,535,572	1,643,154	1,643,154
Denali Peak Funding Facility	749,800	749,800	668,400	668,400
Bushnell Peak Funding Facility	600,000	600,000	395,500	395,500
Granite Peak Funding Facility	562,700	562,700	248,000	248,000
Middle Peak Funding Facility	599,950	599,950	799,550	799,550
Bison Peak Funding Facility	1,467,300	1,467,300	1,320,800	1,320,800
Blanca Peak Funding Facility	1,000,000	1,000,000	892,800	892,800
Windom Peak Funding Facility	1,612,648	1,612,648	989,759	989,759
Monarch Peak Funding Facility	1,123,400	1,123,400	567,400	567,400
Borah Peak Funding Facility	381,000	381,000	—	—
Naomi Peak Funding Facility	340,000	340,000	—	—
Meridian Peak Funding Facility	100,000	100,000	—	—
2022-1 BSL WH	168,000	168,000	—	—
Revolving Credit Facility	1,543,710	1,543,710	1,144,422	1,144,422
June 2024 Notes	413,517	415,757	431,854	431,738
June 2026 Notes	397,444	389,987	396,952	390,400
September 2024 Notes	344,879	347,189	361,805	359,232
December 2026 Notes	1,155,655	1,174,535	1,227,844	1,218,850
November 2026 Eurobonds	484,402	482,156	563,695	564,473
November 2024 Notes	470,872	473,960	496,054	499,946
March 2027 Notes	988,722	973,084	987,298	1,010,942
January 2025 Notes	469,326	472,810	—	—
January 2029 Notes	638,778	657,770	—	—
March 2025 Notes	852,378	859,293	—	—
May 2027 Notes	593,636	595,821	—	—
April 2026 UK Bonds	248,301	298,836	—	—
September 2025 Notes	590,541	599,441	—	—
2021-1 BSL Debt	661,975	663,000	661,910	663,148
2022-1 BSL Debt	418,376	419,311	—	—
2021-2 Debt	504,222	505,800	504,124	505,750
MML 2021-1 Debt	685,943	690,000	685,696	690,000
MML 2022-1 Debt	753,757	759,000	—	—
MML 2022-2 Debt	297,971	300,085	—	—
Short-Term Borrowings	844,083	844,083	718,156	718,156

Total	$27,043,081	$27,150,222	$18,239,934	$18,257,181

(1)

The carrying value of the Company’s June 2024 Notes, June 2026 Notes, September 2024 Notes, December 2026 Notes, November 2026 Eurobonds, November 2024 Notes, March 2027 Notes, January 2025 Notes, January 2029 Notes, March 2025 Notes, May 2027 Notes, April 2026 UK Bonds and September 2025 Notes are presented net of unamortized debt issuance costs of $2.2 million, $2.5 million, $2.3 million, $19.6 million, $6.1 million, $3.1 million, $11.3 million, $3.9 million, $11.2 million, $7.3 million, $2.5 million, $3.1 million, and $8.9 million respectively, as of September 30, 2022. The carrying value of the Company’s June 2024 Notes, September 2024 Notes, June 2026 Notes, December 2026 Notes, November 2026 Eurobonds, November 2024 Notes and March 2027 Notes are presented net of unamortized debt issuance costs of $3.1 million, $3.2 million, $3.0 million, $22.2 million, $6.3 million, $3.9 million, and $12.7 million, respectively, as of December 31, 2021.
(2)

The November 2026 Eurobonds are denominated in Euros and were converted from local currency (EUR) to U.S. Dollars at the time of the transaction. The April 2026 UK Bonds are denominated in British Pounds and were converted from local currency (GBP) to U.S. Dollars at the time of the transaction.

(3)

The carrying value of the Company’s 2021-1 BSL Debt, 2022-1 BSL Debt, 2021-2 Debt, MML 2021-1 Debt and MML 2022-1 Debt, and MML 2022-2 Debt is presented net of unamortized debt issuance costs of $1.0 million, $1.6 million, $1.6 million, $4.2 million, $5.3 million, and $2.5 million as of September 30, 2022. The carrying value of the Company’s 2021-1 BSL Debt, 2021-2 Debt and MML 2021-1 Debt is presented net of unamortized debt issuance costs of $1.1 million, $1.7 million, and $4.3 million as of December 31, 2021.

The following table presents fair value measurements of the Company’s debt obligations as of September 30, 2022 and December 31, 2021:

	September 30, 2022	December 31, 2021
Level 1	$—	$—
Level 2	6,339,074	3,653,442
Level 3	20,811,148	14,603,739

Total debt	$27,150,222	$18,257,181

Financial Instruments Not Carried at Fair Value

As of September 30, 2022 and December 31, 2021, the carrying amounts of the Company’s assets and liabilities, other than investments at fair value and debt, approximate fair value due to their short maturities.

The carrying amounts of the Company’s financial assets and liabilities, other than investments at fair value and the forward purchase obligation, approximate fair value. These financial instruments would be categorized as Level 3 within the hierarchy.

Note 6. Derivatives

The Company enters into derivative financial instruments in the normal course of business to achieve certain risk management objectives, including managing its interest rate and foreign currency risk exposures.

The net fair value of foreign currency and interest rate derivative contracts are included within Derivative assets and Derivative liabilities, respectively, in the Statements of Assets and Liabilities.

The table below summarizes the aggregate notional amount and fair value of the Company’s derivative financial instruments as of September 30, 2022 and December 31, 2021.

	September 30, 2022
	Level 1	Level 2	Level 3	Total Fair Value	Notional
Derivative Assets
Foreign currency forward contract	$—	$1,642	$—	$1,642	$66,656

Total Fair Value	—	1,642	—	1,642	66,656

Derivative Liabilities
Foreign currency forward contract	—	(1,336)	—	(1,336)	94,771
Interest rate swaps	—	(263,674)	—	(263,674)	5,425,000

Total Fair Value	$—	$(265,010)	$—	$(265,010)	$5,519,771

	December 31, 2021
	Level 1	Level 2	Level 3	Total Fair Value	Notional
Derivative Assets
Foreign currency forward contract	$—	$—	$1,505	$1,505	$423,123

In the table above:

•	The fair value of derivatives are presented gross.

•	The notional amount represents the absolute value amount of all outstanding derivative contracts.

•	All foreign currency derivatives are not designated in hedge relationships.

•	All interest rate swaps are designated in fair value hedge relationships.

•	The Company has not applied counterparty netting or collateral netting to offset Derivative Assets and Derivative Liabilities in the Consolidated Statements of Assets and Liabilities.

The table below presents the impact to the Consolidated Statement of Operations from Derivative Assets and Liabilities not designated in a qualifying hedge accounting relationship for the three and nine month periods ended September 30, 2022 and September 30, 2021, respectively.

The unrealized gains and losses on the Derivative assets and Derivative liabilities not designated in a qualifying hedge accounting relationship are included within Net change in unrealized appreciation (depreciation) on Derivative instruments in the Consolidated Statement of Operations. The realized gains and losses on the Derivative assets and Derivative liabilities not designated in a qualifying hedge accounting relationship are included within Foreign currency and other transactions in the Consolidated Statement of Operations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Unrealized gain (loss)
Foreign currency forward contract	$(452)	$—	$(2,499)	$—

Total Unrealized gain (loss)	$(452)	$—	$(2,499)	$—

Realized gain (loss)
Foreign currency forward contract	$(2,412)	$—	$(33,326)	$—
Interest rate swaps	—	—	—	—

Total Realized gain (loss)	$(2,412)	$—	$(33,326)	$—

Hedging

The Company designated certain interest rate swaps as the hedging instrument in a qualifying fair value hedge accounting relationship.

The table below presents the impact to the Consolidated Statement of Operations from Derivative Assets and Liabilities designated in a qualifying hedge accounting relationship for the three and nine month periods ended September 30, 2022 and September 30, 2021, respectively.

For derivative instruments designated in qualifying hedge relationships, the change in fair value of the hedging instrument and hedged item are recorded in Interest expense and recognized as components of Interest expense in the Consolidated Statements of Operations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Interest rate swaps	$(167,469)	$—	$(263,674)	$—
Hedged items	165,162	—	262,336	—

The table below presents the carrying value of unsecured borrowings that are designated in a qualifying hedging relationship and the related cumulative hedging adjustment (increase/decrease) from current and prior hedging relationships included in such carrying values:

Description	Carrying Value	Cumulative Hedging Adjustments
Unsecured notes	$7,648,453	$262,336

Note 7. Borrowings

In accordance with the 1940 Act, with certain limitations, the Company is allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing. As of September 30, 2022 and December 31, 2021, the Company’s asset coverage was 181.7% and 170.2%.

SPV Financing Facilities

The following wholly-owned subsidiaries of the Company have entered into secured financing facilities, as described below: Bard Peak Funding, Castle Peak Funding, Maroon Peak Funding, Summit Peak Funding, Denali Peak Funding, Bushnell Peak Funding, Granite Peak Funding, Middle Peak Funding, Bison Peak Funding, Blanca Peak Funding, Windom Peak Funding, Monarch Peak Funding, Borah Peak Funding, and 2022-1 BSL WH, Naomi Peak Funding, Meridian Peak Funding, Haydon Peak Funding and Bear Peak Funding, which are collectively referred to as the “SPVs,” and the secured financing facilities described below are collectively referred to as the “SPV Financing Facilities.”

The obligations of each SPV to the lenders under the applicable SPV Financing Facility are secured by a first priority security interest in all of the applicable SPV’s portfolio investments and cash. The obligations of each SPV under the applicable SPV Financing Facility are non-recourse to the Company, and the Company’s exposure to the credit facility is limited to the value of its investment in the applicable SPV.

In connection with the SPV Financing Facilities, the applicable SPV has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. Each SPV Financing Facility contains customary events of default for similar financing transactions, including if a change of control of the applicable SPV occurs. Upon the occurrence and during the continuation of an event of default, the lenders under the applicable SPV Financing Facility may declare the outstanding advances and all other obligations under the applicable SPV Financing Facility immediately due and payable. The occurrence of an event of default (as described above) triggers a requirement that the applicable SPV obtain the consent of the lenders under the applicable SPV Financing Facility prior to entering into any sale or disposition with respect to portfolio investments.

As of September 30, 2022 and December 31, 2021, the Company was in compliance with all covenants and other requirements of the SPV Financing Facilities.

Bard Peak Funding Facility

On March 15, 2021, Bard Peak Funding entered into a senior secured revolving credit facility (the “Bard Peak Funding Facility”) with BNP Paribas (“BNPP”). BNPP serves as administrative agent, Wells Fargo Bank, National Association, serves as collateral agent, and the Company serves as servicer under the Bard Peak Funding Facility.

Advances under the Bard Peak Funding Facility initially bear interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance (which is three-month LIBOR in the case of dollar advances), plus an applicable margin of 1.55% to 2.15% per annum depending on the nature of the advances being requested under the credit facility, subject to a floor from and after September 15, 2021 of 1.85%. After March 15, 2024, the applicable margin on all outstanding advances will be 3.05% per annum. Effective July 15, 2021, Bard Peak Funding will pay a commitment fee of 0.90% per annum if the unused facility amount is greater than 50% or 0.35% per annum if the unused facility amount is less than or equal to 50% and greater than 25%, based on the average daily unused amount of the financing commitments until March 15, 2024, in addition to certain other fees as agreed between Bard Peak Funding and BNPP.

The initial principal amount of the maximum funding amounts under the Bard Peak Funding Facility was $600 million. Effective July 23, 2021, October 29, 2021, November 18, 2021 and December 15, 2021, the maximum funding amount of the Bard Peak Funding Facility was $1.0 billion, $1.5 billion, $2.0 billion and $1.7 billion, respectively. Proceeds from borrowings under the credit facility may be used to fund portfolio investments by Bard Peak Funding and to make advances under delayed draw term loans and revolving loans where Bard Peak Funding is a lender. The period during which Bard Peak Funding may make borrowings under the Bard Peak Funding Facility expires on March 15, 2024, and the Bard Peak Funding Facility will mature and all amounts outstanding under credit facility must be repaid by March 15, 2026.

On March 15, 2021, concurrent with the closing of the Bard Peak Funding Facility, Maple Park (as defined in Note 7) merged with and into Bard Peak Funding (the “Merger”) pursuant to an Agreement and Plan of Merger, with Bard Peak Funding the surviving entity of the Merger.

Upon consummation of the Merger, Bard Peak Funding used the proceeds of borrowings under the Bard Peak Funding Facility to repay in full all outstanding indebtedness under the Syndicated Warehouse (as defined in Note 7); and to redeem in full the Subordinated Notes (as defined in Note 7).

Castle Peak Funding Facility

On January 8, 2021, Castle Peak Funding entered into a senior secured revolving credit facility (the “Castle Peak Funding Facility”) with Citibank, N.A. (“Citi”). Citi serves as administrative agent, Wilmington Trust, National Association, serves as collateral agent, custodian and collateral administrator and the Company serves as collateral manager under the Castle Peak Funding Facility.

Advances used to finance the purchase or origination of broadly syndicated loans under the Castle Peak Funding Facility initially bear interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advances (which is three-month LIBOR for dollar advances), plus the applicable margin of 1.50% per annum. Advances used to finance the purchase or origination of middle market loans under the Castle Peak Funding Facility initially bear interest at a per annum rate equal to such applicable benchmark plus the applicable margin of 2.00% per annum. After January 8, 2024, the applicable margin on outstanding advances will be increased by 1.00% per annum. Castle Peak Funding pays a commitment fee of 1.85% per annum if the unused facility amount is greater than 30% or 0.50% per annum if the unused facility amount is less than or equal to 30% and greater than 10%, based on the average daily unused amount of the financing commitments until January 8, 2024, in addition to certain other fees as agreed between Castle Peak Funding and Citi.

The initial principal amount of the Castle Peak Funding Facility was $200 million. Effective March 15, 2021, July 15, 2021 and December 21, 2021, the maximum commitment amount of the revolving credit commitments under the credit facility was $800 million, $1.3 billion and $1.6 billion, respectively. Proceeds from borrowings under the Castle Peak Funding Facility may be used to fund portfolio investments by Castle Peak Funding and to make advances under revolving loans or delayed draw term loans where Castle Peak Funding is a lender. The period during which Castle Peak Funding may make borrowings under the Castle Peak Funding Facility expires on January 8, 2024, and the Castle Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by January 8, 2026.

Maroon Peak Funding Facility

On January 28, 2021, Maroon Peak Funding entered into a senior secured revolving credit facility (the “Maroon Peak Funding Facility”) with Morgan Stanley Bank, N.A. (“MS”). Morgan Stanley Senior Funding, Inc. serves as administrative agent , U.S. Bank National Association, serves as collateral agent and the Company serves as collateral manager under the Maroon Peak Funding Facility.

Advances may be used to finance the purchase or origination of broadly syndicated loans under the Maroon Peak Funding Facility and initially bear interest at a per annum rate equal to the three-month term SOFR then in effect plus 0.10% plus the applicable spread of 1.30% per annum. After January 28, 2022, the applicable spread on outstanding advances will increase to 2.00% per annum. Effective July 28, 2021, Maroon Peak Funding will pay a commitment fee of 0.50% per annum if the unused facility amount is greater than 10% based on the average daily unused amount of the financing commitments, in addition to certain other fees as agreed between Maroon Peak Funding and MS.

The initial principal amount of the Maroon Peak Funding Facility was $500 million. On February 26, 2021, March 23, 2021, June 29, 2021 and February 25, 2022, the maximum commitment amount of the revolving credit commitments under the credit facility was increased to $560 million, $1.0 billion, $700 million and $800 million, respectively. Proceeds from borrowings under the Maroon Peak Funding Facility may be used to fund portfolio investments by Maroon Peak Funding and to make advances under revolving loans or delayed draw term loans where Maroon Peak Funding is a lender. All amounts outstanding under the Maroon Peak Funding Facility must be repaid by October 13, 2023, unless the parties have entered into an extension agreement.

Summit Peak Funding Facility

On March 3, 2021, Summit Peak Funding entered into a senior secured revolving credit facility (“Summit Peak Funding Facility”) with Société Générale (“SG”). SG serves as agent, Wilmington Trust, National Association, serves as collateral agent, custodian and collateral administrator and the Company serves as servicer under the Summit Peak Funding Facility.

Advances used to finance the purchase or origination of broadly syndicated loans under the Summit Peak Funding Facility initially bear interest at a blended per annum rate adjusted monthly based on the proportion of the broadly syndicated loans in the portfolio to the proportion of middle market loans in the portfolio, with the rate attributable to broadly syndicated loans equal to the benchmark for the currency of the applicable advance (which is three-month term SOFR for dollar advances), plus the applicable margin of 1.50% for certain foreign currency advances to 1.65% per annum for dollar advances, and the rate attributable to middle market loans equal to such applicable benchmark plus the applicable margin of 2.15% for certain foreign currency advances to 2.30% per annum for dollar advances, and with such blended rate subject to a floor of such applicable benchmark plus 2.00% for certain foreign currency advances to 2.15% per annum for dollar advances. Effective September 3, 2021, Summit Peak Funding will pay a commitment fee of 0.25% per annum if the unused facility amount is greater than 25% based on the average daily unused amount of the financing commitments, and effective January 3, 2022, such fee shall increase to 0.40% per annum, terminating on March 1, 2024, in addition to certain other fees as agreed between Summit Peak Funding and SG.

The initial principal amount of the Summit Peak Funding Facility is $500 million. Effective May 12, 2021, October 29, 2021 and March 17, 2022, the maximum commitment amount of the Summit Peak Funding Facility was $1.0 billion, $2.0 billion and $2.3 billion, respectively. Proceeds from borrowings under the Summit Peak Funding Facility may be used to fund portfolio investments by Summit Peak Funding and to make advances under revolving loans or delayed draw term loans where Summit Peak Funding is a lender. The period during which Summit Peak Funding may make borrowings under the Summit Peak Funding Facility expires on March 1, 2024, and the Summit Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by March 3, 2026.

Denali Peak Funding Facility

Pursuant to the Purchase Agreement (as discussed in Note 12), Denali Peak Funding is now indirectly wholly-owned by the Company. Denali Peak Funding is party to a senior secured revolving credit facility (the “Denali Peak Funding Facility”), dated as of October 11, 2018, with Deutsche Bank AG, New York Branch (“DB”), which credit facility was indirectly assumed by the Company pursuant to the Purchase Agreement. DB serves as agent, U.S. Bank National Association serves as collateral agent and collateral custodian and Twin Peaks (as discussed in Note 12) serves as servicer under the Denali Peak Funding Facility.

Advances under the Denali Peak Funding Facility initially bear interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which is three-month LIBOR for dollar advances), plus the applicable margin of 1.95% per annum. After September 30, 2024, the applicable margin on outstanding advances will increase by 0.20% per annum. Effective December 30, 2021, Denali Peak Funding will pay a commitment fee of per annum on the unused facility amount. Denali Peak Funding also pays an administrative agency fee to DB, in addition to certain other fees, each as agreed between Denali Peak Funding and DB.

The initial principal amount of the Denali Peak Funding Facility was $200 million, which was fully drawn. Effective September 30, 2021, October 20, 2021 and March 9, 2022, the maximum commitment amount of the Denali Peak Funding Facility was $600 million, $675 million and $750 million, respectively. Proceeds from borrowings under the Denali Peak Funding Facility may be used to fund portfolio investments by Denali Peak Funding and to make advances under revolving loans where Denali Peak Funding is a lender. Effective September 30, 2021, the period during which Denali Peak Funding may make borrowings under the Denali Peak Funding Facility expires on September 30, 2024, and the Denali Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by September 30, 2026.

Bushnell Peak Funding Facility

On May 12, 2021, Bushnell Peak Funding entered into a senior secured revolving credit facility (the “Bushnell Peak Funding Facility”) with Bank of America, N.A. (“Bank of America”). Bank of America serves as administrative agent, Wells Fargo Bank, N.A. serves as collateral administrator and the Company serves as investment adviser under the Bushnell Peak Credit Facility.

Advances under the Bushnell Peak Credit Facility bear interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which is the daily floating LIBOR rate for dollar advances) plus an applicable margin of 1.50% to 1.75% per annum depending on the nature of the advances being requested. Bushnell Peak Funding is required to utilize a minimum percentage of the financing commitments, which amount is equal to 80% of the aggregate commitments beginning one month after the closing date of the Bushnell Peak Credit Facility and thereafter. Unused amounts below such minimum utilization amount accrue a fee at a rate of 1.60% per annum. Bushnell Peak Funding will also pay an unused fee of 0.50% per annum on the daily unused amount of the financing commitments in excess of such minimum utilization amount, commencing one month after the closing date of the Bushnell Peak Credit Facility, in addition to certain other fees agreed between Bushnell Peak Funding and Bank of America.

The initial principal amount of the Bushnell Peak Credit Facility is $425 million. Effective December 6, 2021, the maximum commitment amount of the Bushnell Peak Funding Facility was increased to $600 million. Proceeds from borrowings under the Bushnell Peak Credit Facility may be used to fund portfolio investments by Bushnell Peak Funding and to make advances under revolving loans or delayed draw term loans where Bushnell Peak Funding Facility is a lender. All amounts outstanding under the Bushnell Peak Credit Facility must be repaid by the date that is two years after the closing date of the Bushnell Peak Credit Facility.

Granite Peak Funding Facility

On June 17, 2021, Granite Peak Funding entered into a senior secured revolving credit facility (the “Granite Peak Funding Facility”) with Goldman Sachs Bank USA (“GS”). GS serves as administrative agent, Wilmington Trust, National Association, serves as collateral agent, custodian and collateral administrator, and the Company serves as servicer under the Granite Peak Funding Facility.

Advances under the Granite Peak Funding Facility initially bear interest at a per annum rate equal to three-month term SOFR, plus an applicable margin of 2.35% per annum. Commencing on October 15, 2021, Granite Peak Funding will pay an unused commitment fee of 0.25% per annum on the average daily unused commitments under the Granite Peak Funding Facility, which fee shall increase to 0.40% per annum from and after January 13, 2022. The unused commitment fee will be payable only when more than 25% of the total commitments under the Granite Peak Funding Facility are unused, and will terminate when Granite Peak Funding is no longer permitted to make borrowings under the Granite Peak Funding Facility. Granite Peak Funding will also pay to GS an administrative agency fee, in addition to certain other fees, each as agreed between Granite Peak Funding and GS.

The initial principal amount of the commitments under the Granite Peak Funding Facility was $250 million. Effective June 7, 2022, the maximum commitment amount of the Granite Peak Funding Facility was increased to $750 million. Proceeds from borrowings under the Granite Peak Funding Facility may be used to fund portfolio investments by Granite Peak Funding and to make advances under delayed draw term loans and revolving loans where Granite Peak Funding is a lender. The period during which Granite Peak Funding may make borrowings under the Granite Peak Funding Facility expires on June 17, 2024, and the Granite Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by June 17, 2026.

Middle Peak Funding Facility

On June 30, 2021, Middle Peak Funding entered into a senior secured revolving credit facility (the “Middle Peak Funding Facility”) with MS. MS serves as agent, Wilmington Trust, National Association, serves as collateral agent, custodian and collateral administrator and the Company serves as collateral manager under the Middle Peak Funding Facility.

Advances under the Middle Peak Funding Facility initially bear interest at a per annum rate equal to, in the case of dollar advances, three-month LIBOR, and in the case of foreign currency advances, the applicable benchmark in effect for such currency, plus an applicable margin. The applicable margin will initially be 1.60% per annum for advances used to finance the purchase or origination of broadly syndicated loans, and 2.00% per annum for advances used to finance the purchase or origination of middle market loans. Effective December 30, 2021, the applicable margin for all advances will be 2.00% per annum, and will increase to 2.10% per annum effective on June 30, 2024. Effective October 30, 2021, Middle Peak Funding pays a commitment fee of 0.35% per annum if the unused facility amount is greater than 10% based on the average daily unused amount of the financing commitments, terminating on June 30, 2024. Effective October 30, 2021, Middle Peak Funding pays interest on an interest-only loan in the notional amount of the aggregate commitments under the Middle Peak Funding Facility, in addition to certain other fees as agreed between Middle Peak Funding and MS.

The initial principal amount of the Middle Peak Funding Facility is $500 million. On October 22, 2021, the Company amended the Middle Peak Funding Facility to, among other things, increase the maximum commitment amount to $800 million from $500 million. Proceeds from borrowings under the Middle Peak Funding Facility may be used to fund portfolio investments by Middle Peak Funding and to make advances under revolving loans or delayed draw term loans where Middle Peak Funding is a lender. The period during which Middle Peak Funding may make borrowings under the Middle Peak Funding Facility expires on June 30, 2024, and the Middle Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by January 3, 2033.

Bison Peak Funding Facility

On July 23, 2021, Bison Peak Funding entered into a senior secured revolving credit facility (the “Bison Peak Funding Facility”) with Bank of America. Bank of America serves as administrative agent, Wilmington Trust, National Association, serves as collateral administrator and the Company serves as manager under the Bison Peak Funding Facility.

Advances under the Bison Peak Funding Facility bear interest initially at a per annum rate equal to, in the case of dollar advances, the daily floating LIBOR rate, and in the case of foreign currency advances, the applicable benchmark in effect for such currency, plus an applicable margin adjusted at one-month or three-month intervals based on the proportion of the broadly syndicated loans, large corporate loans and middle market loans in the portfolio, with the applicable margin attributable to broadly syndicated loans equal to 1.50% per annum, the applicable margin attributable to large corporate loans equal to 1.75% per annum and the applicable margin applicable to middle market loans equal to 2.00% per annum. The applicable margin for all advances will increase by 0.50% per annum effective on July 23, 2024. Effective January 23, 2022, Bison Peak Funding is required to utilize a minimum percentage of the financing commitments, which amount increases in three-month intervals from 20% on such effective date to 80% from and after October 23, 2022 and thereafter. Unused amounts below such minimum utilization amount accrue a fee at a rate of 2.00% per annum. In addition, effective on September 23, 2021, Bison Peak Funding pays an unused fee on the daily unused amount of the financing commitments in excess of such minimum utilization amount, which amount shall initially be 0.20% per annum and shall increase to 0.40% per annum from and after November 23, 2021, in addition to certain other fees as agreed between Bison Peak Funding and Bank of America.

The initial maximum commitment amount of the Bison Peak Funding Facility is $1.0 billion. Effective September 30, 2021, the maximum commitment amount of the Bison Peak Funding Facility was increased to $1.5 billion. Proceeds from borrowings under the Bison Peak Funding Facility may be used to fund portfolio investments by Bison Peak Funding and to make advances under revolving loans or delayed draw term loans where Bison Peak Funding is a lender. All amounts outstanding under the Bison Peak Funding Facility must be repaid by July 23, 2026.

Blanca Peak Funding Facility

On August 16, 2021, Blanca Peak Funding, entered into a senior secured revolving credit facility (the “Blanca Peak Funding Facility”) with Barclays. Barclays serves as administrative agent, Wilmington Trust, National Association, serves as collateral administrator, collateral agent and securities intermediary and the Company serves as servicer under the Blanca Peak Funding Facility.

Advances under the Blanca Peak Funding Facility initially bear interest at a per annum rate equal to (x) in the case of dollar advances, three-month term SOFR, and in the case of foreign currency advances, the applicable benchmark in effect for such currency, plus an applicable margin of 2.096% per annum. Blanca Peak Funding is required to utilize a minimum of 100% of the first $1.0 billion of commitments, and effective December 20, 2022, Blanca Peak Funding is required to utilize a minimum of 75% of the remainder of the financing commitments, subject to adjustment as set forth in the Blanca Peak Funding Facility. Unused amounts below such minimum utilization amount accrue interest at a rate equal to the applicable margin described above. In addition, effective on December 19, 2022, on any date when Blanca Peak Funding is not utilizing more than 90%

of the financing commitments, Blanca Peak Funding will pay an unused fee of 0.50% per annum on the daily unused amount of the financing commitments in excess of such minimum utilization amount. Blanca Peak Funding will also pay to Barclays an administrative agency fee, in addition to certain other fees, each as agreed between Blanca Peak Funding and Barclays.

The initial maximum commitment amount of the Blanca Peak Funding Facility is $1.0 billion, which was increased to $1.5 billion on August 19, 2022. Proceeds from borrowings under the Blanca Peak Funding Facility may be used to fund portfolio investments by Blanca Peak Funding and to make advances under revolving loans or delayed draw term loans where Blanca Peak Funding is a lender. The period during which Blanca Peak Funding may make borrowings under the Blanca Peak Funding Facility expires on December 19, 2024, and all amounts outstanding under the Blanca Peak Funding Facility must be repaid by August 19, 2026.

Windom Peak Funding Facility

On September 2, 2021, Windom Peak Funding entered into a senior secured revolving credit facility (the “Windom Peak Funding Facility”) with Wells Fargo Bank, National Association (“Wells Fargo”). Wells Fargo serves as administrative agent and collateral administrator and the Company serves as investment adviser under the Windom Peak Funding Facility.

Proceeds from borrowings under the Windom Peak Funding Facility may be used to fund portfolio investments by Windom Peak Funding during the reinvestment period (which, initially, is scheduled to end three years after the closing date of the Windom Peak Funding Facility) and to make advances under revolving loans or delayed draw term loans in respect of which Windom Peak Funding is a lender. The maximum facility amount of the Windom Peak Funding Facility is $1.0 billion which increased to $2.0 billion effective March 18, 2022.

Advances under the Windom Peak Funding Facility may be denominated in United States dollars, Canadian dollars, British pound sterling or Euros and will bear interest, payable on a monthly basis in arrears, at a per annum rate equal to the “benchmark” rate for the currency of the applicable advance (which is, daily simple SOFR with respect to dollar advances) plus the “applicable margin” (which is a blended spread equal to the sum of 1.55% per annum with respect to any advances backed by broadly-syndicated loans and 2.05% per annum with respect to any advances backed by recurring revenue loans, middle market loans, first-lien last out loans or second lien loans).

In addition, Windom Peak Funding will be required to pay fees on the amount of any unused commitment during the reinvestment period of the Windom Peak Funding Facility. The unused commitment fee will equal the weighted daily average of such Unused Facility Amount on each day during the applicable accrual period multiplied by 0.25% during the first six months of the Windom Peak Funding Facility, by 0.50% during the second six months of the Windom Peak Funding Facility and by a blended rate equal to 0.50% on any Unused Facility Amount up to 40% of the maximum facility amount and 1.50% on any Unused Facility Amount exceeding 40% of the maximum facility amount from the 12 month anniversary of the Windom Peak Funding Facility until the end of the reinvestment period. All amounts outstanding under the Windom Peak Funding Facility must be repaid by September 2, 2026.

Monarch Peak Funding Facility

On November 3, 2021, Monarch Peak Funding entered into a senior secured revolving credit facility (the “Monarch Peak Funding Facility”) with MUFG Bank, Ltd. (“MUFG”). MUFG serves as administrative agent, The Bank of New York Mellon Trust Company, National Association, serves as collateral agent, collateral custodian and collateral administrator and the Company serves as collateral manager under the Monarch Peak Funding Facility.

Advances used to finance the purchase or origination of broadly syndicated loans under the Monarch Peak Funding Facility initially bear interest at a per annum rate equal to one-month term SOFR, plus the applicable margin of 1.65% per annum. Advances used to finance the purchase or origination of middle market loans under the Monarch Peak Funding Facility initially bear interest at a per annum rate equal to one-month term SOFR plus the applicable margin of 2.05% per annum. Commencing on the later of April 3, 2022 and the date that is five months after the most recent closing date of a permitted collateralized loan obligation transaction, Monarch Peak Funding will pay an unused commitment fee of 0.50% per annum on a portion of the daily unused commitments under the Monarch Peak Funding Facility, which fee shall decrease to 0.35% per annum from and after the later of September 3, 2022 and the date that is ten months after the most recent closing date of any such permitted collateralize loan obligation transaction, in addition to certain other fees as agreed between Monarch Peak Funding and MUFG.

The initial principal amount of the Monarch Peak Funding Facility was $1.0 billion. Effective May 1, 2022, the maximum commitment amount of the Monarch Peak Funding Facility was increased to $2.0 billion. Proceeds from borrowings under the Monarch Peak Funding Facility may be used to fund portfolio investments by Monarch Peak Funding and to make advances under revolving loans or delayed draw term loans where Monarch Peak Funding is a lender. The period during which Monarch Peak Funding may make borrowings under the Monarch Peak Funding Facility expires on November 3, 2024, and the Monarch Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by November 3, 2026.

Borah Peak Funding Facility

On April 4, 2022, Borah Peak Funding LLC entered into a senior secured revolving credit facility (the “Borah Peak Funding Facility”) with Bank of America. Bank of America serves as administrative agent, Deutsche Bank Trust Company Americas serves as collateral administrator and the Company serves as manager under the Borah Peak Funding Facility.

Advances under the Borah Peak Funding Facility bear interest initially at a per annum rate equal to a rate per annum equal to one-month term SOFR rate plus the applicable margin of 1.35%. Effective January 4, 2023, Borah Peak Funding is required to utilize a minimum percentage of the financing commitments, which amount increases in three-month intervals from 20% on such effective date to 80% from and after October 4, 2022 and thereafter. Unused amounts below such minimum utilization amount accrue a fee at a rate of 1.35% per annum. In addition, effective on January 4, 2023, Borah Peak Funding pays an unused fee on the daily unused amount of the financing commitments in excess of such minimum utilization amount, which amount shall initially be 0.25% per annum, in addition to certain other fees as agreed between Borah Peak Funding and Bank of America.

The initial maximum commitment amount of the Borah Peak Funding Facility is $400 million. Proceeds from borrowings under the Borah Peak Funding Facility may be used to fund portfolio investments by Borah Peak Funding and to make advances under revolving loans or delayed draw term loans where Borah Peak Funding is a lender. All amounts outstanding under the Borah Peak Funding Facility must be repaid by April 4, 2024.

2022-1 BSL WH Funding Facility

On May 16, 2022, 2022-1 BSL WH entered into a senior secured revolving credit facility (the “2022-1 BSL WH Funding Facility” with Société Générale (“SG”). SG serves as administrative agent, Deutsche Bank Trust Company Americas serves as custodian, and the Company serves as collateral manager under the 2022-1 BSL WH Funding Facility.

Advances under the 2022-1 BSL WH Funding Facility bear interest initially at a per annum rate equal to three-month term SOFR plus an applicable margin of 1.30% per annum. The applicable margin will increase to 1.60% per annum from and after May 16, 2023, and will increase to 1.90% per annum from and after November 16, 2023.

The initial maximum commitment amount of the 2022-1 BSL WH Funding Facility is $400 million. Proceeds from borrowings under the 2022-1 BSL WH Funding Facility may be used to fund portfolio investments by 2022-1 BSL WH and to make advances under revolving loans or delayed draw term loans where 2022-1 BSL WH is a lender. The period during which 2022-1 BSL WH may make borrowings under the 2022-1 BSL WH Funding Facility expires on May 16, 2023, and the 2022-1 BSL WH Funding Facility will mature and all amounts outstanding under the credit facility must be repaid no later than May 16, 2023.

Naomi Peak Funding Facility

On July 18, 2022, Naomi Peak Funding entered into a senior secured revolving credit facility (the “Naomi Peak Funding Facility”) with Natixis. Natixis, New York Branch serves as administrative agent, Wilmington Trust, National Association serves as collateral agent, collateral administrator and custodian, and the Company serves as collateral manager under the Naomi Peak Funding Facility.

Advances under the Naomi Peak Funding Facility bear interest initially at a per annum rate equal to three-month term SOFR plus an applicable margin of 1.30% per annum. Commencing on October 17, 2022, Naomi Peak Funding will pay an unused commitment fee of 0.50% per annum on the average daily unused revolving commitments under the Naomi Peak Funding Facility, which fee shall increase to 0.75% per annum for any day on or after January 18, 2023 on which more than 10% of the revolving commitments are unused, in addition to certain other fees as agreed between Naomi Peak Funding and Natixis. The unused commitment fee will terminate when Naomi Peak Funding is no longer permitted to make borrowings under the Naomi Peak Funding Facility.

The initial maximum commitment amount of the Naomi Peak Funding Facility is $400 million, of which $250 million was funded as a term loan after the closing date and of which $150 million consists of a revolving credit commitment. Proceeds from borrowings under the Naomi Peak Funding Facility may be used to fund portfolio investments by Naomi Peak Funding and to make advances under revolving loans or delayed draw term loans where Naomi Peak Funding is a lender. The period during which Naomi Peak Funding may make borrowings under the Naomi Peak Funding Facility expires on July 18, 2024, and the Naomi Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by July 18, 2031.

Meridian Peak Funding Facility

On August 16, 2022, Meridian Peak Funding entered into a senior secured revolving credit facility (the “Meridian Peak Funding Facility”) with Massachusetts Mutual Life Insurance Company (“Mass Mutual”). Wilmington Trust, National Association serves as administrative agent, collateral agent and custodian, and the Company serves as equity holder and collateral manager under the Meridian Peak Funding Facility.

Advances under the Meridian Peak Funding Facility bear interest initially at a per annum rate equal to three-month term SOFR plus an applicable margin of 2.50% per annum. Effective August 16, 2023, Meridian Peak Funding is required to utilize a minimum of 70% of the financing commitments. Unused amounts below such minimum utilization amount will accrue a fee at a rate of 2.50% per annum, in addition to certain other fees as agreed between Meridian Peak Funding and Mass Mutual.

The initial maximum commitment amount of the Meridian Peak Funding Facility is $500 million. Proceeds from borrowings under the Meridian Peak Funding Facility may be used to fund portfolio investments by Meridian Peak Funding and to make advances under revolving loans or delayed draw term loans where Meridian Peak Funding is a lender. The period during which Meridian Peak Funding may make borrowings under the Meridian Peak Funding Facility expires on August 16, 2025, and the Meridian Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by August 16, 2030.

Revolving Credit Facility

On May 18, 2021, the Company, entered into a senior secured credit facility (the “Revolving Credit Facility”) with Citi. Citi serves as administrative agent and collateral agent.

On May 6, 2022, the Company entered into an amendment and restatement agreement (the “A&R Agreement”), which amends and restates the senior secured credit facility, dated May 18, 2021 (as amended by Amendment No. 1 to Senior Secured Credit Agreement, dated as of November 5, 2021, Amendment No. 2 to Senior Secured Credit Agreement, dated as of March 7, 2022, and the A&R Agreement, the “Credit Agreement”), by and among the Company, as borrower, Citibank, N.A. as administrative agent, and each of the lenders from time to time party thereto. The A&R Agreement provides for, among other things, (a) an upsize of the aggregate principal amount of the revolving credit commitments under the Credit Agreement from $3.0 billion to $5.2 billion, (b) an upsize of the accordion feature, subject to the satisfaction of various conditions, which could bring total commitments under the Credit Agreement from up to $5.0 billion to up to $7.0 billion, (c) an extension of the revolver availability period from May 2025 to May 2026, (d) an extension of the scheduled maturity date from May 2026 to May 2027, (e) the replacement of the LIBOR benchmark provisions with SOFR benchmark provisions, including applicable credit spread adjustments, and (f) resetting the minimum shareholders’ equity test.

The Revolving Credit Facility provides for borrowings in U.S. dollars and certain agreed upon foreign currencies in an initial aggregate amount of up to $1.4 billion. Effective September 7, 2021, November 5, 2021, November 16, 2021 and May 6, 2022, the maximum commitment amount of the Revolving Credit Facility was $1.5 billion, $3.0 billion, $3.3 billion and $5.2 billion, respectively. Borrowings under the Revolving Credit Facility are subject to compliance with a borrowing base. The Revolving Credit Facility provides for the issuance of letters of credit on behalf of the Company in an aggregate face amount not to exceed $100 million. Proceeds from the borrowings under the Revolving Credit Facility may be used for general corporate purposes of the Company and its subsidiaries. The period during which the Company may make borrowings on the Revolving Credit Facility expires on May 6, 2026, and the Revolving Credit Facility will mature and all amounts outstanding under the credit facility must be repaid by May 6, 2027, pursuant to an amortization schedule.

Borrowings under the Revolving Credit Facility bear interest at a per annum rate equal to, (x) for loans for which the Company elects the base rate option, the “alternate base rate” (which is the greatest of (a) the prime rate as publicly announced by Citi, (b) the sum of (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System plus (ii) 0.5%, and (c) one month LIBOR plus 1% per annum) plus (A) if the gross borrowing base is equal to or greater than 1.6 times the combined revolving debt amount, 0.75%, or (B) if the gross borrowing base is less than 1.6 times the combined revolving debt amount, 0.875%, (y) for loans for which the Company elects the Eurocurrency option, the applicable LIBO Rate for the related Interest Period for such Borrowing plus (A) if the gross borrowing base is equal to or greater than 1.6 times the combined revolving debt amount, 1.75%, or (B) if the gross borrowing base is less than 1.6 times the combined revolving debt amount, 1.875% and (z) with respect to any loan denominated in Pounds Sterling, SONIA for the applicable date plus (A) if the gross borrowing base is equal to or greater than 1.6 times the combined revolving debt amount, 1.8693%, or (B) if the gross borrowing base is less than 1.6 times the combined revolving debt amount, 1.9943%. The Company will pay an unused fee of 0.375% per annum on the daily unused amount of the revolver commitments. The Company will pay letter of credit participation fees and a fronting fee on the average daily amount of any lender’s exposure with respect to any letters of credit issued under the Revolving Credit Facility.

The Company’s obligations to the lenders under the Revolving Credit Facility are secured by a first priority security interest in substantially all of the Company’s assets.

In connection with the Revolving Credit Facility, the Company has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. In addition, the Company must comply with the following financial covenants:

(a) the Company must maintain a minimum shareholders’ equity, measured as of each fiscal quarter end; and (b) the Company must maintain at all times a 150% asset coverage ratio.

The Revolving Credit Facility contains customary events of default for similar financing transactions. Upon the occurrence and during the continuation of an event of default, Citi may terminate the commitments and declare the outstanding advances and all other obligations under the Revolving Credit Facility immediately due and payable.

As of September 30, 2022 and December 31, 2021, the Company was in compliance with all covenants and other requirements of the Revolving Credit Facility.

Unsecured Bonds

Private Placement Bonds

June 2024 Notes

On June 21, 2021, the Company entered into a Note Purchase Agreement (the “2021 Note Purchase Agreement”) governing the issuance of $435.0 million in aggregate principal amount of its 2.56% Series A Senior Notes (the “June 2024 Notes”) to qualified institutional investors in a private placement. The June 2024 Notes were issued on June 21, 2021 and will mature on June 21, 2024 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the June 2024 Notes will be due semiannually on June 3 and December 3. In addition, the Company is obligated to offer to repay the June 2024 Notes at par if certain change in control events occur. The June 2024 Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company. In addition, in the event that June 2024 notes receive a below investment grade rating by either one rating agency if there are only one or two rating agencies providing ratings of the June 2024 Notes, or two-thirds of the rating agencies if there are three rating agencies who are rating the notes (a “Below Investment Grade Event”), the June 2024 Notes will bear interest at a fixed rate of 3.56% per year from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing.

In connection with the June 2024 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement, the Company receives a fixed interest rate of 2.56% and pays a floating interest rate of SOFR + 0.93% on a notional amount of $435 million. The Company designated the interest rate swap as the hedging instrument in a qualifying hedge accounting relationship.

As of September 30, 2022 and December 31, 2021, the Company was in compliance with all covenants and other requirements of the June 2024 Notes.

June 2026 Notes

On August 17, 2021, the Company entered into the first supplement (the “First Supplement”) to the 2021 Note Purchase Agreement, governing the issuance of $400.0 million in aggregate principal amount of its 3.27% Series B Senior Notes (the “June 2026 Notes”) to qualified institutional investors in a private placement. The June 2026 Notes were issued on June 21, 2021 and will mature on June 21, 2026 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the June 2026 Notes will be due semiannually on February 17 and August 17. In addition, the Company is obligated to offer to repay the June 2026 Notes at par if certain change in control events occur. The June 2026 Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company. In addition, in the event of a Below Investment Grade

Event, the June 2026 Notes will bear interest at a fixed rate of 4.27% per year from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing.

As of September 30, 2022 and December 31, 2021, the Company was in compliance with all covenants and other requirements of the June 2026 Notes.

May 2027 Notes

On May 3, 2022, the Company entered into a Note Purchase Agreement (the “May 2022 Note Purchase Agreement”) governing the issuance of $625.0 million in aggregate principal amount 5.61% Series A Senior Notes (the “May 2027 Notes”) to qualified institutional investors in a private placement. The May 2027 Notes were issued on May 3, 2022 and will mature on May 3, 2027 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the May 2027 Notes will be due semiannually. In addition, the Company is obligated to offer to repay the May 2027 Notes at par if certain change in control events occur. The May 2027 Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company. In addition, in the event that a Below Investment Grade Event occurs, the May 2027 Notes will bear interest at a fixed rate of 6.61% per year from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing.

In connection with the May 2027 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement, the Company receives a fixed interest rate of 5.61% and pays a floating interest rate of SOFR + 2.79% on a notional amount of $625 million. The Company designated the interest rate swap as the hedging instrument in a qualifying hedge accounting relationship.

As of September 30, 2022, the Company was in compliance with all covenants and other requirements of the May 2027 Notes.

Rule 144A Notes

The Company issued unsecured notes, as further described below: September 2024 Notes, December 2026 Notes, November 2026 Eurobonds, November 2024 Notes, March 2027 Notes, January 2025 Notes, January 2029 Notes, March 2025 Notes, April 2026 UK Bonds, and September 2025 Notes, which are collectively referred to as the “Unsecured Notes.”

The Unsecured Notes contain certain covenants, including covenants requiring the Company to comply with the asset coverage requirements of Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the 1940 Act, whether or not it is subject to those requirements, and to provide financial information to the holders of the Unsecured Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in each respective indenture governing the Unsecured Notes (the “Unsecured Notes Indentures”).

In addition, on the occurrence of a “change of control repurchase event,” as defined in each respective Unsecured Notes Indenture, the Company will generally be required to make an offer to purchase the outstanding Unsecured Notes at a price equal to 100% of the principal amount of such Unsecured Notes plus accrued and unpaid interest to the repurchase date.

As of September 30, 2022 and December 31, 2021, the Company was in compliance with all covenants and other requirements of the Unsecured Notes.

September 2024 Notes

On September 15, 2021, the Company issued $365 million aggregate principal amount of 1.750% notes due 2024 (the “September 2024 Notes”) pursuant to an indenture (the “Base Indenture”) and a supplemental indenture, each dated as of September 15, 2021 (and together with the Base Indenture, the “September 2024 Notes Indenture”), between the Company and U.S. Bank Trust Company (as successor in interest to U.S. Bank National Association, the “Trustee”).

The September 2024 Notes will mature on September 15, 2024 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the September 2024 Notes Indenture. The September 2024 Notes bear interest at a rate of 1.750% per year payable semi-annually on March 15 and September 15 of each year, commencing on March 15, 2022. The September 2024 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the September 2024 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the September 2024 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement, the Company receives a fixed interest rate of 1.75% and pays a floating interest rate of SOFR + 0.08% on a notional amount of $365 million. The Company designated the interest rate swap as the hedging instrument in a qualifying hedge accounting relationship.

December 2026 Notes

On September 15, 2021, the Company issued $900.0 million aggregate principal amount of 2.625% notes due 2026 (the “December 2026 Notes”) pursuant to a supplemental indenture, dated as of September 15, 2021 (and together with the Base Indenture, the “December 2026 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The December 2026 Notes will mature on December 15, 2026 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the December 2026 Notes Indenture. The December 2026 Notes bear interest at a rate of 2.625% per year payable semi-annually on June 15 and December 15 of each year, commencing on June 15, 2022. The December 2026 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the December 2026 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

On October 13, 2021, the Company issued $350.0 million aggregate principal amount of 2.625% Notes due 2026 (“December 2026 Notes Upsize”) under the Company’s Base Indenture and December 2026 Notes Indenture. The December 2026 Notes Upsize were issued as “Additional Notes” under the December 2026 Notes Indenture and have identical terms to the Company’s $900.0 million September 2026 Notes that were issued on September 15, 2021, other than the issue date and the issue price. The December 2026 Notes Upsize will be treated as a single class of notes with the December 2026 Notes for all purposes under the Indenture.

In connection with the December 2026 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement, the Company receives a fixed interest rate of 2.625% and pays a floating interest rate of SOFR + 0.26% on a notional amount of $1,250 million. The Company designated the interest rate swap as the hedging instrument in qualifying hedge accounting relationship.

November 2026 Eurobonds

On November 2, 2021, the Company issued €500.0 million aggregate principal amount of 1.750% notes due 2026 (the “November 2026 Eurobonds”) pursuant to a supplemental indenture, dated as of November 2, 2021 (and together with the Base Indenture, the “November 2026 Eurobonds Indenture”), to the Base Indenture between the Company and the Trustee.

The November 2026 Eurobonds will mature on November 30, 2026 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the November 2026 Eurobonds Indenture. The November 2026 Eurobonds bear interest at a rate of 1.750% per year payable annually on November 30 of each year, commencing on November 30, 2021. The November 2026 Eurobonds are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the November 2026 Eurobonds, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

November 2024 Notes

On November 22, 2021, the Company issued $500.0 million aggregate principal amount of 2.350% notes due 2024 (the “November 2024 Notes”) pursuant to a supplemental indenture, dated as of November 22, 2021 (and together with the Base Indenture, the “November 2024 Notes Indenture”), between the Company and the Trustee.

The November 2024 Notes will mature on November 22, 2024 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the 2.350% Notes Indenture. The November 2024 Notes bear interest at a rate of 2.350% per year payable semi-annually on May 22 and November 22 of each year, commencing on May 22, 2022. The November 2024 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the November 2024 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the November 2024 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement, the Company receives a fixed interest rate of 2.350% and pays a floating interest rate of SOFR + 0.66% on a notional amount of $500.0 million. The Company designated the interest rate swap as the hedging instrument in a qualifying hedge accounting relationship.

March 2027 Notes

On November 22, 2021, the Company issued $1.0 billion aggregate principal amount of 3.250% notes due 2024 (the “March 2027 Notes”) pursuant to a supplemental indenture, dated as of November 22, 2021 (and together with the Base Indenture, the “March 2027 Notes Indenture”), between the Company and the Trustee.

The March 2027 Notes will mature on March 15, 2027 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the March 2027 Notes Indenture. The March 2027 Notes bear interest at a rate of 3.250% per year payable semi-annually on March 15 and September 15 of each year, commencing on March 15, 2022. The March 2027 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the March 2027 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

January 2025 Notes

On January 18, 2022, the Company issued $500.0 million aggregate principal amount of 2.700% notes due in 2025 (the “January 2025 Notes”) pursuant to a supplemental indenture, dated as of January 18, 2022 (and together with the Base Indenture, the “January 2025 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The January 2025 Notes will mature on January 15, 2025 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the 2025 Notes Indenture. The 2025 Notes bear interest at a rate of 2.700% per year payable semi-annually on January 15 and July 15 of each year, commencing on July 15, 2022. The 2025 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the 2025 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the January 2025 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement, the Company receives a fixed interest rate of 2.70% and pays a floating interest rate of SOFR + 0.99% on a notional amount of $500 million. The Company designated the interest rate swap as the hedging instrument in a qualifying hedge accounting relationship.

January 2029 Notes

On January 18, 2022, the Company issued $650.0 million aggregate principal amount of 4.000% notes due in 2029 (the “January 2029 Notes”) pursuant to a supplemental indenture, dated as of January 18, 2022 (and together with the Base Indenture, the “January 2029 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The January 2029 Notes will mature on January 15, 2029 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the January 2029 Notes Indenture. The January 2029 Notes bear interest at a rate of 4.000% per year payable semi-annually on

January 15 and July 15 of each year, commencing on July 15, 2022. The January 2029 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the January 2029 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

March 2025 Notes

On March 24, 2022, the Company issued $900.0 million aggregate principal amount of 4.700% notes due in 2025 (the “March 2025 Notes”) pursuant to a supplemental indenture, dated as of March 24, 2022 (and together with the Base Indenture, the “March 2025 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The March 2025 Notes will mature on March 24, 2025 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the Indenture. The March 2025 Notes bear interest at a rate of 4.700% per year payable semi-annually on March 24 and September 24 of each year, commencing on September 24, 2022. The March 2025 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the March 2025 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the March 2025 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement, the Company receives a fixed interest rate of 4.70% and pays a floating interest rate of SOFR + 2.43% on notional amounts of $500 million and $400 million. The Company designated the interest rate swap as the hedging instrument in a qualifying hedge accounting relationship.

April 2026 UK Bonds

On April 14, 2022, the Company issued £250.0 million in aggregate principal amount of its 4.875% notes due 2026 (the “April 2026 UK Bonds”) pursuant to a supplemental indenture, dated as of April 14, 2022 (and together with the Base Indenture, the “April 2026 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The April 2026 Notes will mature on April 14, 2026 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the Indenture. The April 2026 Notes bear interest at a rate of 4.875% per year payable annually on April 14 of each year, commencing April 14, 2023. The April 2026 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the April 2026 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the April 2026 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement, the Company receives a fixed interest rate of 4.875% and pays a floating interest rate of SONIA + 2.78% on a notional amount of £250.0 million. The Company designated the interest rate swap as the hedging instrument in a qualifying hedge accounting relationship.

September 2025 Notes

On September 27, 2022, the Company issued $600.0 million aggregate principal amount of 7.050% notes due in 2025 (the “September 2025 Notes”) pursuant to a supplemental indenture, dated as of September 27, 2022 (and together with the Base Indenture, the “September 2025 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The September 2025 Notes will mature on September 29, 2025 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the September 2025 Indenture. The September 2025 Notes bear interest at a rate of 7.050% per year payable semi-annually on March 29 and September 29 of each year, commencing on March 29, 2023. The September 2025 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the September 2025 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the September 2025 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement, the Company receives a fixed interest rate of 7.050% and pays a floating interest rate of SOFR + 2.93% on a notional amount of $600.0 million. The Company designated the interest rate swap as the hedging instrument in a qualifying hedge accounting relationship.

Debt Securitizations

The Company has determined that the securitization vehicles noted below operate as an extension of the Company and therefore, will be consolidated by the Company.

2021-1 BSL Debt Securitization

On June 29, 2021, the Company completed a $876.6 million term debt securitization (the “2021-1 BSL Debt Securitization”), $819.5 million of which was funded on the closing date. Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2021-1 BSL Debt Securitization (collectively, the “2021-1 BSL Notes”) were issued by BCRED BSL CLO 2021-1, Ltd. (“BCRED BSL CLO Issuer”), a special purpose vehicle with its ordinary shares owned in a Cayman Islands charitable trust, and BCRED BSL CLO 2021-1, LLC, wholly-owned subsidiary of BCRED BSL CLO Issuer (collectively, the “2021-1 BSL Issuers”), and are secured by a diversified portfolio of senior secured loans and participation interests therein. The Company holds the subordinated notes of BCRED BSL CLO Issuer representing a residual economic interest in BCRED BSL CLO Issuer.

The following table presents information on the secured and unsecured notes issued in the 2021-1 BSL Debt Securitization:

Description	Type	September 30, 2022
		Principal Outstanding	Interest Rate	Credit Rating
Class A Notes	Senior Secured Floating Rate	$499,800	L+1.25%	Aaa
Class B Notes	Senior Secured Floating Rate	38,760	L+1.80%	Aa2
Class C Notes	Mezzanine Secured Deferrable Floating Rate	59,160	L+2.15%	A2
Class D Notes	Mezzanine Secured Deferrable Floating Rate	65,280	L+3.35%	Baa3
Class E Notes (1)	Junior Secured Deferrable Floating Rate	—	L+7.00%	Ba3

Total Secured Notes		663,000
Subordinated Notes (2)		156,500	None	Not rated

Total 2021-1 BSL Notes		$819,500

(1)	The Class E Notes were initially issued as unfunded, undrawn class of notes, in the amount of $57.1 million, that may be funded after closing at direction of the Company.
(2)	The Company retained all of the Subordinated Notes issued in the 2021-1 Debt Securitization which are eliminated in consolidation.

The 2021-1 BSL Notes mature in July 2034, unless redeemed by the 2021-1 BSL Issuers, at the direction of the Company as holder of the Subordinated Notes on any business day after July 20, 2023. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the 2021-1 BSL Issuers. The Class A Notes, Class B Notes, Class C Notes and Class D Notes are the secured obligations of the 2021-1 BSL Issuers and the Class E Notes and Subordinated Notes are the unsecured obligations of BCRED BSL CLO Issuer. The indenture governing the 2021-1 BSL Notes includes customary covenants and events of default.

The 2021-1 BSL Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to BCRED BSL CLO Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2021-2 Debt Securitization

On November 1, 2021, the Company completed a $603.7 million term debt securitization (the “2021-2 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2021-2 Debt Securitization (collectively, the “2021-2 Notes”) were issued by BCRED BSL CLO 2021-2, Ltd. (“BCRED BSL CLO 2 Issuer”), a special purpose vehicle with its ordinary shares owned in a Cayman Islands charitable trust, and BCRED BSL CLO 2021-2, LLC, a wholly-owned subsidiary of BCRED BSL CLO 2 Issuer (collectively, the “2021-2 Issuers”), and are secured by a diversified portfolio of senior secured loans and participation interests therein. The Company holds the subordinated notes of BCRED BSL CLO 2 Issuer representing a residual economic interest in BCRED BSL CLO 2 Issuer.

The following table presents information on the secured and unsecured notes issued in the 2021-2 Debt Securitization:

Description	Type	September 30, 2022
		Principal Outstanding	Interest Rate	Credit Rating
Class A-L Loans	Senior Secured Floating Rate	$218,000	L+1.22%	Aaa
Class A Notes	Senior Secured Floating Rate	149,500	L+1.22%	Aaa
Class B Notes	Senior Secured Floating Rate	38,100	L+1.75%	Aa2
Class C Notes	Mezzanine Secured Deferrable Floating Rate	48,000	L+2.05%	A
Class D Notes	Mezzanine Secured Deferrable Floating Rate	52,200	L+3.15%	BBB-

Total Secured Notes		505,800
Subordinated Notes (1)		97,850	None	Not rated

Total 2021-2 Notes		$603,650

(1)	The Company retained all of the Subordinated Notes issued in the 2021-2 Debt Securitization which are eliminated in consolidation.

The 2021-2 Notes mature in October 2034, unless redeemed by the 2021-2 Issuers, at the direction of the Company as holder of the Subordinated Notes on any business day after October 20, 2023. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the 2021-2 Issuers. The Class A-L Loans, Class A Notes, Class B Notes, Class C Notes and Class D Notes are the secured obligations of the 2021-2 Issuers and the Subordinated Notes are the unsecured obligations of BCRED BSL CLO 2 Issuer. The indenture governing the 2021-2 Notes and the credit agreement governing the Class A-L Loans include customary covenants and events of default.

The 2021-2 Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to BCRED BSL CLO 2 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2021-1 MML Debt Securitization

On December 15, 2021, the Company completed a $1,001.0 million term debt securitization (the “MML 2021-1 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the MML 2021-1 Debt Securitization (collectively, the “MML 2021-1 Notes”) were issued by BCRED MML CLO 2021-1 LLC (the “MML 2021-1 Issuer”), a wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of middle market loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued in the MML 2021-1 Debt Securitization:

Description	Type	September 30, 2022
		Principal Outstanding	Interest Rate	Credit Rating
Class A Loans	Senior Secured Floating Rate	$50,000	L+1.48%	Aaa
Class A Notes	Senior Secured Floating Rate	480,000	L+1.48%	Aaa
Class B Notes	Senior Secured Floating Rate	80,000	L+1.90%	Aa2
Class C Notes	Mezzanine Secured Deferrable Floating Rate	80,000	L+2.60%	A2

Total Secured Notes		690,000
Subordinated Notes (1)		311,000	None	Not rated

Total MML 2021-1 Notes		$1,001,000

(1)	The Company retained all of the Subordinated Notes issued in the 2021-1 Debt Securitization which are eliminated in consolidation.

The Company retained all of the Subordinated Notes issued in the Debt Securitization in part in exchange for the Company’s sale and contribution to the Issuer of the initial closing date portfolio. The Debt is scheduled to mature on January 15, 2035; however the Debt may be redeemed by the Issuer, at the direction of the Fund as holder of the Subordinated Notes, on any business day after December 15, 2023. In connection with the sale and contribution, the Fund has made customary representations, warranties and covenants to the Issuer. The Class A Notes, the Class A Loans, Class B Notes and Class C Notes are secured obligations of the Issuer, the Subordinated Notes are the unsecured obligations of the Issuer, and the indenture governing the Notes and the credit agreement governing the Class A Loans, each include customary covenants and events of default.

The MML 2021-1 Debt has not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

The Company serves as collateral manager to the MML 2021-1 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2022-1 MML Debt Securitization

On March 15, 2022, the Company completed a $1.09 billion term debt securitization (the “MML 2022-1 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the MML 2022-1 Debt Securitization (collectively, the “MML 2022-1 Notes”) were issued by BCRED MML CLO 2022-1 LLC (the “MML 2022-1 Issuer”), a wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of middle market loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued in the MML 2022-1 Debt Securitization:

Description	Type	September 30, 2022
		Principal Outstanding	Interest Rate	Credit Rating
Class A-1 Notes	Senior Secured Floating Rate	$525,000	SOFR+1.65%	Aaa
Class A-2 Notes	Senior Secured Fixed	80,000	3.41%	Aaa
Class B Notes	Senior Secured Floating Rate	66,000	SOFR+2.00%	Aa2
Class C Notes	Mezzanine Secured Deferrable Floating Rate	88,000	SOFR+2.75%	A2

Total Secured Notes		759,000
Subordinated Notes (1)		331,360	None	Not rated

Total MML 2022-1 Notes		$1,090,360

(1)	The Company retained all of the Subordinated Notes issued in the MML 2022-1 Debt Securitization which are eliminated in consolidation.

The Company retained all of the Subordinated Notes issued in the MML 2022-1 Debt Securitization in part in exchange for the Company’s sale and contribution to the MML 2022-1 Issuer of the initial closing date portfolio. The MML 2022-1 Notes are scheduled to mature on April 20, 2035; however the MML 2022-1 Notes may be redeemed by the MML 2022-1 Issuer, at the direction of the Company as holder of the Subordinated Notes, on any business day after April 20, 2024. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the MML 2022-1 Issuers. The Class A-1 Notes, Class A-2 Notes, Class B Notes and Class C Notes are secured obligations of the MML 2022-1 Issuer, the Subordinated Notes are the unsecured obligations of the MML 2022-1 Issuer, and the indenture governing the MML 2022-1 Notes includes customary covenants and events of default.

MML 2022-1 Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

The Company serves as collateral manager to the MML 2022-1 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2022-1 BSL Debt Securitization

On June 9, 2022, the Company completed a $589.75 million term debt securitization (the “2022-1 BSL Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2022-1 BSL Debt Securitization (collectively, the “2022-1 BSL Notes”) were issued by BCRED BSL CLO 2022-1, Ltd. (the “2022-1 BSL Issuer”), a wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and BCRED BSL CLO 2022-1, LLC (the “2022-1 BSL Co-Issuer”), and are primarily secured by a diversified portfolio of broadly syndicated loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued in the Debt Securitization:

Description	Type	September 30, 2022
		Principal Outstanding	Interest Rate	Credit Rating
Class A-1A Notes	Senior Secured Floating Rate	$292,000	SOFR+1.58%	Aaa (sf)
Class A-1B Notes	Senior Secured Fixed Rate	50,000	4.34%	Aaa (sf)
Class A-2 Notes	Senior Secured Floating Rate	12,000	SOFR+2.00%	AAA (sf)
Class B-1 Notes	Senior Secured Floating Rate	40,000	SOFR+2.35%	AA (sf)
Class B-2 Notes	Senior Secured Fixed Rate	26,000	4.98%	AA (sf)
Class C Notes (1)	Secured Deferrable Floating Rate	51,000	SOFR+2.60%	A(sf)
Class D Notes (1)	Mezzanine Secured Deferrable Floating Rate	39,000	SOFR+3.69%	BBB- (sf)
Class E Notes (1)	Junior Secured Deferrable Floating Rate	21,000	SOFR+7.33%	BB- (sf)

Total Secured Notes		531,000
Subordinated Notes (1)		58,750	None	Not rated

Total 2022-1 BSL Notes		$589,750

(1)	The Company retained all of the Class C Notes, the Class D Notes, the Class E Notes and the Subordinated Notes issued in the 2022-1 BSL Debt Securitization which are eliminated in consolidation.

The Company retained all of the Class C Notes, the Class D Notes, the Class E Notes and the Subordinated Notes issued in the 2022-1 BSL Debt Securitization. The 2022-1 BSL Notes are scheduled to mature on July 20, 2035; however the 2022-1 BSL Notes may be redeemed by the 2022-1 BSL Issuer, at the direction of the Company as holder of the Subordinated Notes, on any business day after, in the case of any Class of Notes other than the Class A-1 Notes, July 20, 2024, and in the case of the Class A-1 Notes, July 20, 2035. The Class A-1 Notes, Class A-2 Notes, Class B Notes, Class C Notes and Class D Notes are secured obligations of the 2022-1 BSL Issuer and the 2022-1 BSL Co-Issuer, the Class E Notes are the secured obligations of the 2022-1 BSL Issuer, the Subordinated Notes are the unsecured obligations of the 2022-1 BSL Issuer, and the indenture governing the 2022-1 BSL Notes includes customary covenants and events of default.

The 2022-1 BSL Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

The Company serves as collateral manager to the 2022-1 BSL Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2022-2 MML Debt Securitization

On August 12, 2022, the Company completed a $498.105 million term debt securitization (the “MML 2022-2 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes and loans offered in the MML 2022-2 Debt Securitization (collectively, the “Debt”) were issued (or incurred, as applicable) by BCRED MML CLO 2022-2 LLC (the “MML 2022-2 Issuer”), a wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of middle market loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued and the secured loans incurred in the Debt Securitization:

Description	Type	September 30, 2022
		Principal Outstanding	Interest Rate	Credit Rating
Class A-L Loans	Senior Secured Floating Rate	$275,000	SOFR+2.10%	Aaa (sf)
Class B-1 Notes	Senior Secured Floating Rate	14,000	SOFR+3.35%	Aaa (sf)
Class B-2 Notes	Senior Secured Fixed Rate	11,500	5.88%	AAA (sf)
Class C Notes (1)	Mezzanine Secured Deferrable Floating Rate	40,500	SOFR+2.50%	AA (sf)

Total Secured Debt		341,000
Subordinated Notes (1)	Subordinated	157,105	N/A	N/A

Total Debt		$498,105

(1)	The Company retained all of the Class C Notes and the Subordinated Notes issued in the 2022-2 MMLu Debt Securitization which are eliminated in consolidation.

The Company retained all of the Class C Notes and the Subordinated Notes issued in the MML 2022-2 Debt Securitization in part in exchange for the Company’s sale and contribution to the MML 2022-2 Issuer of the initial closing date portfolio. The Debt is scheduled to mature on July 18, 2034; however the Debt may be redeemed by the MML 2022-2 Issuer, at the direction of the Company as holder of the Subordinated Notes, on any business day after August 12, 2024. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the Issuers. The Class A-L Loans, Class B-1 Notes, Class B-2 Notes and Class C Notes are secured obligations of the MML 2022-2 Issuer, the Subordinated Notes are the unsecured obligations of the MML 2022-2 Issuer, and the indenture governing the Debt includes customary covenants and events of default.

The Debt has not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

The Company serves as collateral manager to the MML 2022-2 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

Short-Term Borrowings

Master Repurchase Agreements

On June 15, 2021 and June 16, 2021, the Company entered into Master Repurchase Agreements (the “Repurchase Agreements”) with certain banks to provide short-term borrowings which the Company utilizes from time-to-time to manage its working capital needs. As part of the Repurchase Agreements, the Company can sell a security to the lender for cash with an agreement to buy it back in the future at a pre-determined price. The Company’s ability to draw down borrowings under the agreement is subject to 1940 Act leverage limitations and dependent on the Company pledging eligible assets to the banks as collateral. No commitment fees were paid in connection with execution of these agreements. Certain of the Company’s investments serve as collateral for the Company’s obligations under the Repurchase Agreements and the carrying value of pledged investments was $844.1 million as of September 30, 2022.

Short-term borrowings under the Repurchase Agreements bore interest at an average applicable margin of 2.32% per annum as of September 30, 2022. As of September 30, 2022 the Company had $844.1 million of short-term borrowings under the Repurchase Agreements.

Other Short-Term Borrowings

In order to finance certain investment transactions, the Company may, from time to time, enter into repurchase agreements, whereby the Company sells to a third party an investment that it holds and concurrently enters into an agreement to repurchase the same investment at an agreed-upon price at a future date, generally not to exceed 180-days from the date it was sold (each a “Short Term Financing Transaction”).

As of September 30, 2022 the Company had no borrowings under Short Term Financing Transactions with a third party.

In accordance with ASC 860, Transfers and Servicing, the Master Repurchase Agreements and the Short Term Financing Transactions meet the criteria for secured borrowings. Accordingly, the investment financed by these agreements remains on the Company’s Consolidated Statements of Assets and Liabilities as an asset, and the Company records a liability to reflect its repurchase obligation to a third party which is reported as debt on the Company’s Statements of Assets and Liabilities. The repurchase obligation is secured by the respective investment that is the subject of the repurchase agreement. Interest expense associated with the repurchase obligation is reported on the Company’s Consolidated Statements of Operations within interest expense.

The Company’s outstanding debt obligations were as follows:

	September 30, 2022
	Aggregate Principal Committed	Outstanding Principal	Carrying Value	Unused Portion (1)	Amount Available (2)
Bard Peak Funding Facility (3)	$1,650,000	$1,449,196	$1,449,196	$200,804	$200,804
Castle Peak Funding Facility (4)	1,600,000	1,195,027	1,195,027	404,973	327,034
Maroon Peak Funding Facility	800,000	800,000	800,000	—	—
Summit Peak Funding Facility (5)	2,300,000	1,535,572	1,535,572	764,428	111,342
Denali Peak Funding Facility	750,000	749,800	749,800	200	200
Bushnell Peak Funding Facility	600,000	600,000	600,000	—	—
Granite Peak Funding Facility	750,000	562,700	562,700	187,300	113,734
Middle Peak Funding Facility	800,000	599,950	599,950	200,050	200,050
Bison Peak Funding Facility	1,500,000	1,467,300	1,467,300	32,700	32,700
Blanca Peak Funding Facility	1,500,000	1,000,000	1,000,000	500,000	380,923
Windom Peak Funding Facility (6)	2,000,000	1,612,648	1,612,648	387,352	386,613
Monarch Peak Funding Facility	2,000,000	1,123,400	1,123,400	876,600	46,780
Borah Peak Funding Facility	400,000	381,000	381,000	19,000	19,000
Naomi Peak Funding Facility	400,000	340,000	340,000	60,000	60,000
Meridian Peak Funding Facility	500,000	100,000	100,000	400,000	400,000
2022-1 BSL WH	400,000	168,000	168,000	232,000	232,000
Revolving Credit Facility (7)	5,150,000	1,543,710	1,543,710	3,606,290	3,578,119
June 2024 Notes (8)(11)	435,000	435,000	413,517	—	—
June 2026 Notes (8)	400,000	400,000	397,444	—	—
September 2024 Notes (8)(11)	365,000	365,000	344,879	—	—

	September 30, 2022
	Aggregate Principal Committed	Outstanding Principal	Carrying Value	Unused Portion (1)	Amount Available (2)
December 2026 Notes (8)(11)	1,250,000	1,250,000	1,155,655	—	—
November 2026 Eurobonds (8)(9)	580,475	580,475	484,402	—	—
November 2024 Notes (8)(11)	500,000	500,000	470,872	—	—
March 2027 Notes (8)	1,000,000	1,000,000	988,722	—	—
January 2025 Notes (8)(11)	500,000	500,000	469,326	—	—
January 2029 Notes (8)	650,000	650,000	638,778	—	—
March 2025 Notes (8)(11)	900,000	900,000	852,378	—	—
May 2027 Notes (8)(11)	625,000	625,000	593,636	—	—
April 2026 UK Bonds (8)(9)(12)	326,925	326,925	248,301	—	—
September 2025 Notes	600,000	600,000	590,541	—	—
2021-1 BSL Debt (10)	663,000	663,000	661,975	—	—
2022-1 BSL Debt (10)	420,000	420,000	418,376	—	—
2021-2 Debt (10)	505,800	505,800	504,222	—	—
MML 2021-1 Debt (10)	690,000	690,000	685,943	—	—
MML 2022-1 Debt (10)	759,000	759,000	753,757	—	—
MML 2022-2 Debt (10)	300,500	300,500	297,971	—	—
Short-Term Borrowings	844,083	844,083	844,083	—	—

Total	$35,414,783	$27,543,087	$27,043,081	$7,871,697	$6,089,299

	December 31, 2021
	Aggregate Principal Committed	Outstanding Principal	Carrying Value	Unused Portion (1)	Amount Available (2)
Bard Peak Funding Facility (3)	$1,650,000	$879,000	$879,000	$771,000	$—
Castle Peak Funding Facility (4)	1,600,000	1,171,809	1,171,809	428,191	131,041
Maroon Peak Funding Facility	700,000	483,952	483,952	216,048	216,048
Summit Peak Funding Facility (5)	2,000,000	1,643,154	1,643,154	356,846	86,767
Denali Peak Funding Facility	675,000	668,400	668,400	6,600	6,600
Bushnell Peak Funding Facility	600,000	395,500	395,500	204,500	98,376
Granite Peak Funding Facility	250,000	248,000	248,000	2,000	2,000
Middle Peak Funding Facility	800,000	799,550	799,550	450	68
Bison Peak Funding Facility	1,500,000	1,320,800	1,320,800	179,200	69,364
Blanca Peak Funding Facility	1,000,000	892,800	892,800	107,200	107,200
Windom Peak Funding Facility (6)	1,000,000	989,759	989,759	10,241	6,471
Monarch Peak Funding Facility	1,000,000	567,400	567,400	432,600	68,250
Revolving Credit Facility (7)	3,250,000	1,144,422	1,144,422	2,105,578	2,105,578
June 2024 Notes (8)	435,000	435,000	431,854	—	—
June 2026 Notes (8)	400,000	400,000	396,952	—	—
September 2024 Notes (8)	365,000	365,000	361,805	—	—
December 2026 Notes (8)	1,250,000	1,250,000	1,227,844	—	—
November 2026 Eurobonds (8)(9)	569,958	569,958	563,695	—	—
November 2024 Notes (8)	500,000	500,000	496,054	—	—
March 2027 Notes (8)	1,000,000	1,000,000	987,298	—	—
2021-1 BSL Debt (10)	663,000	663,000	661,910	—	—
2021-2 Debt (10)	505,800	505,800	504,124	—	—
MML 2021-1 Debt (10)	690,000	690,000	685,696	—	—
Short-Term Borrowings	718,156	718,156	718,156	—	—

Total	$23,121,914	$18,301,460	$18,239,934	$4,820,454	$2,897,763

(1)	The unused portion is the amount upon which commitment fees, if any, are based.

(2)	The amount available reflects any limitations related to each respective credit facility’s borrowing base.
(3)

Under the Bard Peak Funding Facility, the Company may borrow in U.S. dollars or certain other permitted currencies. As of September 30, 2022, the Company had borrowings denominated in Canadian Dollars (CAD) and Euros (EUR) of 39.2 million and 36.0 million, respectively.

(4)

Under the Castle Peak Funding Facility, the Company may borrow in U.S. dollars or certain other permitted currencies. As of September 30, 2022, the Company had borrowings denominated in Canadian Dollars (CAD), British Pounds (GBP), and Euros (EUR) of 60.0 million, 42.4 million, and 36.0 million respectively. As of December 31, 2021, the Company had borrowings denominated in Canadian Dollars (CAD) and British Pounds (GBP) of 60.0 million and 42.4 million, respectively.

(5)

Under the Summit Peak Funding Facility, the Company may borrow in U.S. dollars or certain other permitted currencies. As of September 30, 2022, the Company had borrowings denominated in Canadian Dollars (CAD) and British Pounds (GBP) of 99.2 million and 6.1 million, respectively. As of December 31, 2021, the Company had borrowings denominated in Canadian Dollars (CAD) of 60.0 million.

(6)

Under the Windom Peak Funding Facility, the Company may borrow in U.S. dollars or certain other permitted currencies. As of September 30, 2022 and December 31, 2021, the Company had borrowings denominated in British Pounds (GBP) of 43.6 million and 43.6 million, respectively.

(7)

Under the Revolving Credit Facility, the Company may borrow in U.S. dollars or certain other permitted currencies. As of September 30, 2022, the Company had borrowings denominated in Canadian Dollars (CAD), Swiss Franc (CHF), British Pounds (GBP), and Euros (EUR) of 323.6 million, 105.1 million, 660.3 million, and 75.5 million, respectively . As December 31, 2021 the Company had borrowings denominated in Canadian Dollars (CAD) and British Pounds (GBP) of 46.8 million and 156.9 million, respectively.

(8)

The carrying value of the Company’s June 2024 Notes, June 2026 Notes, September 2024 Notes, December 2026 Notes, November 2026 Eurobonds, November 2024 Notes, March 2027 Notes, January 2025 Notes, January 2029 Notes, March 2025 Notes, May 2027 Notes, April 2026 UK Bonds, and September 2025 Notes are presented net of unamortized debt issuance costs of $2.2 million, $2.5 million, $2.3 million, $19.6 million, $6.1 million, $3.1 million, $11.3 million, $3.9 million, $11.2 million, $7.3 million, $2.5 million, $3.1 million, and $8.9 million, respectively, as of September 30, 2022. The carrying value of the Company’s June 2024 Notes, September 2024 Notes, June 2026 Notes, December 2026 Notes, November 2026 Eurobonds, November 2024 Notes and March 2027 Notes are presented net of unamortized debt issuance costs of $3.1 million, $3.2 million, $3.0 million, $22.2 million, $6.3 million, $3.9 million and $12.7 million, respectively, as of December 31, 2021.

(9)

The November 2026 Eurobonds are denominated in Euros and were converted from local currency (EUR) to U.S. Dollars at the time of the transaction. The April 2026 UK Bonds are denominated in British Pounds and were converted from local currency (GBP) to U.S. Dollars at the time of the transaction.

(10)

The carrying value of the Company’s 2021-1 BSL Debt, 2022-1 BSL Debt, 2021-2 Debt, MML 2021-1 Debt, MML 2022-1 Debt and MML 2022-2 Debt is presented net of unamortized debt issuance costs of $1.0 million, $1.6 million, $1.6 million, $4.2 million, $5.3 million, and $2.5 million as of September 30, 2022. The carrying value of the Company’s 2021-1 BSL Debt, 2021-2 Debt and MML 2021-1 Debt is presented net of unamortized debt issuance costs of $1.1 million, $1.7 million and $4.3 million as of December 31, 2021.

(11)	Inclusive of change in fair market value of effective hedge.

As of September 30, 2022 and December 31, 2021, $276.3 million and $47.7 million, respectively, of interest expense and $6.5 million and $2.6 million, respectively, of unused commitment fees were included in interest payable. For the three months ended September 30, 2022 and 2021, the weighted average interest rate on all borrowings outstanding was 4.17% and 2.19%, respectively, (including unused fees) and the average principal debt outstanding was $27,552.4 million and $6,814.9 million, respectively. For the nine months ended September 30, 2022 and 2021, the weighted average interest rate on all borrowings outstanding was 3.27% and 2.16%, respectively, (including unused fees) and the average principal debt outstanding was $22,342.7 million and $3,512.9 million, respectively.

The components of interest expense were as follows:

	Three Months Ended September 30,
	2022	2021
Borrowing interest expense	$278,356	$34,795
Facility unused fees	6,542	1,929
Accretion of original issue discount	4,989	533
Amortization of financing costs and debt issuance costs	7,192	2,502
Gain (loss) from interest rate swaps accounted for as hedges and the related hedged items:
Interest rate swaps	(167,469)	—
Hedged items	165,162	—

Total interest expense	$294,772	$39,759

Cash paid for interest expense	$43,572	$23,908

	Nine Months Ended September 30,
	2022	2021
Borrowing interest expense	$512,340	$52,604
Facility unused fees	21,946	2,611
Accretion of original issue discount	13,318	563
Amortization of financing costs and debt issuance costs	20,066	4,766
Gain (loss) from interest rate swaps accounted for as hedges and the related hedged items:
Interest rate swaps	(263,674)	—
Hedged items	262,336	—

Total interest expense	$566,332	$60,544

Cash paid for interest expense	$405,828	$35,752

Note 8. Commitments and Contingencies

The Company’s investment portfolio may contain debt investments which are in the form of lines of credit or delayed draw commitments, which require us to provide funding when requested by portfolio companies in accordance with underlying loan agreements. As of September 30, 2022 and December 31, 2021, the Company had unfunded delayed draw terms loans and revolvers in the aggregate principal amount of $6,753.9 million and $4,870.5 million.

Additionally, from time to time, the Adviser and its affiliates may commit to an investment on behalf of the funds it manages, including the Company. Certain terms of these investments are not finalized at the time of the commitment and each respective fund’s allocation may change prior to the date of funding. In this regard, as of September 30, 2022, the Company estimates that it had $3,717.0 million of investments attributable to the company that are that are committed but not yet funded.

The Adviser agreed to bear all of the Company’s expenses, including organization and offering expenses, through January 7, 2021, the date on which the Company broke escrow for the initial offering of its common shares, on which date the Company became obligated to reimburse the Adviser for such advanced expenses upon breaking escrow for the offering.

From time to time, the Company may become a party to certain legal proceedings incidental to the normal course of its business. At September 30, 2022, management is not aware of any pending or threatened material litigation.

Warehousing Transactions

The Company entered into two warehousing transactions whereby the Company agreed, subject to certain conditions, to purchase certain assets from parties unaffiliated with the Adviser. Such warehousing transactions were designed to assist the Company in deploying capital upon receipt of subscription proceeds. One of these warehousing transactions related primarily to originated or anchor investments in middle market loans (the “Facility Agreement”). The other warehouse related primarily to broadly syndicated loans (the “Syndicated Warehouse” and, together with Facility Agreement, the “Warehousing Transactions”).

Facility Agreement

On November 2, 2020, the Company entered into the Facility Agreement, which was subsequently amended and restated on November 16, 2020, December 7, 2020 and December 28, 2020 with Goldman Sachs Bank USA (the “Financing Provider”). Under the Facility Agreement, if the Company received subscriptions of at least $400 million (the “Capital Condition”), the Company, or its designee, has a forward obligation to purchase certain investments (the “Portfolio Investments”) from the Financing Provider, who is obligated to sell such investments. The Portfolio Investments will generally consist of originated and anchor loans to private companies consistent with the Company’s investment strategy. Pursuant to the Facility Agreement, the Company may request that the Financing Provider acquire such Portfolio Investments as the Company may designate from time to time, which the Financing Provider can approve or reject in its sole and absolute discretion. The Company elected to purchase, and in certain events the Company was required to purchase, from the Financing Provider one or more Portfolio Investments on or before June 30, 2021 (the “Facility End Date”). Prior to any sale to the Company, the Portfolio Investments will be owned and held solely for the account of the Financing Provider. Until such time as the Company satisfied the Capital Condition, which occurred on January 7, 2021, it had no obligation to purchase the Portfolio Investments nor be entitled to any benefits or subject to any obligations under the Facility Agreement unless it waived the Capital Condition. In consideration for the forward arrangement provided by the Financing Provider (the amount of the arrangement will not exceed $200 million prior to December 15, 2020, not exceed $300 million on or after December 15, 2020 and prior to December 28, 2020, not exceed $500 million on or after December 28, 2020 and prior to January 18, 2021 and will not exceed $300 million on or after January 18, 2021 up to the Facility End Date (the “Financing Amount”)), the Company has agreed to pay, subject to satisfying the Capital Condition, certain fees and expenses to the Financing Provider, including (i) a financing fee at an annual rate of LIBOR plus 1.70% multiplied by the sum of the relevant principal amount for each Portfolio Investment, (ii) an unused fee at an annual rate of 0.50% of the unused Financing Amount and (iii) a structuring fee equal to $1.453 million which is payable on the earlier of the termination date or the Facility End Date. As a general matter, the price the Company would pay to purchase any Portfolio Investment from the Financing Provider equals the cash amount paid by the Financing Provider subject to adjustment for, among other things, principal repayments and interest amounts earned by the Financing Provider.

Effective January 7, 2021, the Company had a contractual obligation to acquire all assets under the Facility Agreement through a forward purchase agreement on or before June 30, 2021. The mark-to-market gain/loss of all investments held by the Financing Provider, in addition to other economic rights and obligations held by the Company, are recognized in the Company’s consolidated financial statements. These gains (losses) are realized at the time the Company settles on the purchases of each underlying asset from the Financing Provider.

Following the acquisition of all the assets held by the Financing Provider, the Facility Agreement was terminated on June 22, 2021.

Syndicated Warehouse

On November 3, 2020, the Company entered into a purchase and sale agreement (the “PSA”) with Sente Master Fund, L.P. and Vibrant Ambar Fund, Ltd. (together, the “Sellers”). Under the PSA, if the Company has raised at least $200 million of equity capital by April 15, 2021, then the Company or its designee must arrange one or more transactions sufficient to repay all outstanding amounts under the Syndicated Warehouse with commitments of up to $255 million of Maple Park CLO, Ltd. (“Maple Park”), an entity expected to hold primarily broadly syndicated loans with a target portfolio size of $300 million that is managed by an affiliate of the Company, and to redeem in full the subordinated notes (the “Subordinated Notes”) issued by Maple Park. The Company satisfied the condition described above on January 7, 2021.

Under the PSA, this transaction may be structured to include a purchase by the Company or its designee of the Subordinated Notes, if any, held by the unaffiliated Sellers. The purchase price to be paid to the Sellers (the “Purchase Price”) would equal (i) the notional amount of the Subordinated Notes held by the Sellers and (ii) the Sellers’ pro rata share of interest and fee collections on the portfolio of loans held by Maple Park in excess of the outstanding advances under the Syndicated Warehouse. In addition, at any time prior to April 15, 2021, the Company or its designee will have the right, but not the obligation, to purchase the Subordinated Notes held by the Sellers at the Purchase Price.

On January 8, 2021, the Company exercised its right to acquire the equity interests of the Syndicated Warehouse, effectively acquiring the assets and liabilities of Maple Park for a total purchase price of $45.7 million, which included $2.8 million paid to a minority interest holder shortly thereafter. This transaction resulted in a realized gain of $2.3 million, which represented the excess of fair value of the net assets acquired over the total consideration paid for the Subordinated Notes in the Syndicated Warehouse on the date of acquisition.

The following table summarizes the assets and liabilities of Maple Park as of the acquisition date:

January 8, 2021
ASSETS
Investments at fair value	$300,464
Cash and cash equivalents	1,679
Interest receivable	394

Total assets	302,537

LIABILITIES
Debt	134,000
Payable for investments purchased	120,451
Interest payable	33

Total liabilities	254,484

NET ASSETS
Total net assets	48,053

Total liabilities and net assets	$302,537

Note 9. Net Assets

The following table summarizes transactions in common shares of beneficial interest during the three months ended September 30, 2022 (dollars in thousands except share amounts):

	September 30, 2022
	Shares	Amount
CLASS I
Subscriptions	50,251,731	$1,253,674
Share transfers between classes	672,828	16,753
Distributions reinvested	6,079,533	151,911
Share repurchases	(24,860,836)	(612,073)
Early repurchase deduction	—	426

Net increase (decrease)	32,143,256	$810,691

CLASS S
Subscriptions	24,072,466	$601,002
Share transfers between classes	(260,310)	(6,483)
Distributions reinvested	2,447,304	61,154
Share repurchases	(1,963,074)	(48,331)
Early repurchase deduction	—	360

Net increase (decrease)	24,296,386	$607,702

CLASS D
Subscriptions	7,190,702	$179,680
Share transfers between classes	(412,518)	(10,270)
Distributions reinvested	456,349	11,404
Share repurchases	(154,765)	(3,810)
Early repurchase deduction	—	14

Net increase (decrease)	7,079,768	$177,018

Total net increase (decrease)	63,519,410	$1,595,411

The following table summarizes transactions in common shares of beneficial interest during the nine months ended September 30, 2022:

	September 30, 2022
	Shares	Amount
CLASS I
Subscriptions	271,964,030	$6,973,021
Share transfers between classes	2,206,163	56,232
Distributions reinvested	14,582,560	370,696
Share repurchases	(36,739,213)	(908,178)
Early repurchase deduction	—	3,339

Net increase (decrease)	252,013,540	$6,495,110

CLASS S
Subscriptions	132,866,990	$3,406,722
Share transfers between classes	(437,194)	(11,003)
Distributions reinvested	5,600,358	142,331
Share repurchases	(3,628,447)	(90,294)
Early repurchase deduction	—	711

Net increase (decrease)	134,401,707	$3,448,467

	September 30, 2022
	Shares	Amount
CLASS D
Subscriptions	27,916,681	$713,712
Share transfers between classes	(1,768,969)	(45,229)
Distributions reinvested	973,728	24,710
Share repurchases	(246,189)	(6,087)
Early repurchase deduction	—	73

Net increase (decrease)	26,875,251	$687,179

Total net increase (decrease)	413,290,498	$10,630,756

The following table summarizes transactions in common shares of beneficial interest during the three months ended September 30, 2021 (dollars in thousands except share amounts):

	Shares	Amount
CLASS I
Subscriptions	96,021,435	$2,479,115
Share transfers between classes	569,253	14,693
Distributions reinvested	1,899,280	49,034
Share repurchases	(109,860)	(2,845)
Early repurchase deduction	—	44

Net increase (decrease)	98,380,108	$2,540,041

CLASS S
Subscriptions	31,873,180	$823,021
Share transfers between classes	(133,281)	(3,439)
Distributions reinvested	599,258	15,471
Share repurchases	(3,875)	(100)
Early repurchase deduction	—	13

Net increase (decrease)	32,335,282	$834,966

CLASS D
Subscriptions	5,133,862	$132,547
Share transfers between classes	(435,972)	(11,254)
Distributions reinvested	46,849	1,210
Share repurchases	—	—
Early repurchase deduction	—	1

Net increase (decrease)	4,744,739	$122,504

Total net increase (decrease)	135,460,129	$3,497,511

The following table summarizes transactions in common shares of beneficial interest during the nine months ended September 30, 2021 (dollars in thousands except share amounts):

	Shares	Amount
CLASS I
Subscriptions	240,492,026	$6,148,343
Share transfers between classes	675,642	17,438
Distributions reinvested	2,859,118	73,596
Share repurchases	(158,598)	(4,103)
Early repurchase deduction	—	63

Net increase (decrease)	243,868,188	$6,235,337

	Shares	Amount
CLASS S
Subscriptions	74,739,583	$1,916,892
Share transfers between classes	(133,281)	(3,439)
Distributions reinvested	807,553	20,812
Share repurchases	(3,875)	(100)
Early repurchase deduction fees	—	19

Net increase (decrease)	75,409,980	$1,934,184

CLASS D
Subscriptions	8,259,128	$212,894
Share transfers between classes	(542,361)	(13,999)
Distributions reinvested	49,260	1,272
Share repurchases	—	—
Early repurchase deduction fees	—	1

Net increase (decrease)	7,766,027	$200,168

Total net increase (decrease)	327,044,195	$8,369,689

Net Asset Value per Share and Offering Price

The Company determines NAV for each class of shares as of the last day of each calendar month. Share issuances related to monthly subscriptions are effective the first calendar day of each month. Shares are issued at an offering price equivalent to the most recent NAV per share available for each share class, which will be the prior calendar day NAV per share (i.e., the prior month-end NAV). The following table summarizes each month-end NAV per share for Class I, Class S and Class D common shares of beneficial interest during the nine months ended September 30, 2022 and 2021:

	NAV Per Share
For the Months Ended	Class I	Class S	Class D
January 31, 2022	$25.93	$25.93	$25.93
February 28, 2022	25.80	25.80	25.80
March 31, 2022	25.82	25.82	25.82
April 30, 2022	25.76	25.76	25.76
May 31, 2022	25.28	25.28	25.28
June 30, 2022	24.80	24.80	24.80
July 31, 2022	25.02	25.02	25.02
August 31, 2022	25.12	25.12	25.12
September 30, 2022	24.62	24.62	24.62

	NAV Per Share
For the Months Ended	Class I	Class S	Class D (1)
January 31, 2021	$25.25	$25.25	$—
February 28, 2021	25.36	25.36	—
March 31, 2021	25.49	25.49	—
April 30, 2021	25.59	25.59	—
May 31, 2021	25.80	25.80	25.80
June 30, 2021	25.81	25.81	25.81
July 31, 2021	25.80	25.80	25.80
August 31, 2021	25.84	25.84	25.84
September 30, 2021	25.90	25.90	25.90

(1)	Class D commenced on May 1, 2021.

Distributions

The Board authorizes and declares monthly distribution amounts per share of Class I, Class S and Class D common shares of beneficial interest. The following table presents distributions that were declared during the nine months ended September 30, 2022:

			Class I
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 26, 2022	January 31, 2022	February 24, 2022	$0.1740	$66,686
February 23, 2022	February 28, 2022	March 25, 2022	0.1740	75,042
March 23, 2022	March 31, 2022	April 28, 2022	0.1740	82,959
April 23, 2022	April 30, 2022	May 27, 2022	0.1740	89,838
May 23, 2022	May 31, 2022	June 29, 2022	0.1740	96,450
June 23, 2022	June 30, 2022	July 27, 2022	0.1740	100,372
July 20, 2022	July 31, 2022	August 29, 2022	0.1740	102,863
August 24, 2022	August 31, 2022	September 28, 2022	0.2440	148,413	(1)
September 7, 2022	September 30, 2022	October 26, 2022	0.1740	108,483

			$1.6360	$871,106

			Class S
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 26, 2022	January 31, 2022	February 24, 2022	$0.1556	$23,816
February 23, 2022	February 28, 2022	March 25, 2022	0.1556	26,598
March 23, 2022	March 31, 2022	April 28, 2022	0.1557	29,834
April 23, 2022	April 30, 2022	May 27, 2022	0.1557	32,985
May 23, 2022	May 31, 2022	June 29, 2022	0.1558	35,893
June 23, 2022	June 30, 2022	July 27, 2022	0.1561	38,018
July 20, 2022	July 31, 2022	August 29, 2022	0.1564	39,451
August 24, 2022	August 31, 2022	September 28, 2022	0.2263	58,706	(1)
September 7, 2022	September 30, 2022	October 26, 2022	0.1562	41,985

			$1.4734	$327,287

			Class D
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 26, 2022	January 31, 2022	February 24, 2022	$0.1686	$3,469
February 23, 2022	February 28, 2022	March 25, 2022	0.1686	3,961
March 23, 2022	March 31, 2022	April 28, 2022	0.1686	4,551
April 23, 2022	April 30, 2022	May 27, 2022	0.1686	5,126
May 23, 2022	May 31, 2022	June 29, 2022	0.1686	5,699
June 23, 2022	June 30, 2022	July 27, 2022	0.1687	6,190
July 20, 2022	July 31, 2022	August 29, 2022	0.1688	6,555
August 24, 2022	August 31, 2022	September 28, 2022	0.2388	10,007	(1)
September 7, 2022	September 30, 2022	October 26, 2022	0.1688	7,401

			$1.5881	$52,959

The following table presents distributions that were declared during the nine months ended September 30, 2021:

			Class I
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 29, 2021	January 31, 2021	February 24, 2021	$0.1151	$3,431
February 24, 2021	February 28, 2021	March 29, 2021	0.1427	7,206
March 30, 2021	March 31, 2021	April 28, 2021	0.1458	10,483
April 23, 2021	April 30, 2021	May 26, 2021	0.1510	15,074
May 25, 2021	May 31, 2021	June 28, 2021	0.1563	19,336
June 29, 2021	June 30, 2021	July 28, 2021	0.1667	24,261
June 29, 2021	June 30, 2021	July 28, 2021	0.1233	17,944	(1)
July 21, 2021	July 31, 2021	August 27, 2021	0.1740	31,252
August 25, 2021	August 31, 2021	September 28, 2021	0.1740	36,103
September 27, 2021	September 30, 2021	October 27, 2021	0.1740	42,453

			$1.5229	$207,543

			Class S
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 29, 2021	January 31, 2021	February 24, 2021	$0.1008	$277
February 24, 2021	February 28, 2021	March 29, 2021	0.1250	827
March 30, 2021	March 31, 2021	April 28, 2021	0.1281	1,426
April 23, 2021	April 30, 2021	May 26, 2021	0.1329	2,994
May 25, 2021	May 31, 2021	June 28, 2021	0.1382	4,607
June 29, 2021	June 30, 2021	July 28, 2021	0.1484	6,391
June 29, 2021	June 30, 2021	July 28, 2021	0.1233	5,311	(1)
July 21, 2021	July 31, 2021	August 27, 2021	0.1557	8,187
August 25, 2021	August 31, 2021	September 28, 2021	0.1557	9,376
September 27, 2021	September 30, 2021	October 27, 2021	0.1557	11,742

			$1.3638	$51,138

			Class D
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
May 25, 2021	May 31, 2021	June 28, 2021	$0.1510	$205
June 29, 2021	June 30, 2021	July 28, 2021	0.1613	487
June 29, 2021	June 30, 2021	July 28, 2021	0.1233	373	(1)
July 21, 2021	July 31, 2021	August 27, 2021	0.1686	749
August 25, 2021	August 31, 2021	September 28, 2021	0.1686	997
September 27, 2021	September 30, 2021	October 27, 2021	0.1686	1,309

			$0.9414	$4,120

(1)	Represents a special distribution.

Distribution Reinvestment Plan

The Company has adopted a distribution reinvestment plan, pursuant to which the Company will reinvest all cash dividends declared by the Board on behalf of our shareholders who do not elect to receive their dividends in cash as provided below. As a result, if the Board authorizes, and the Company declares, a cash dividend or other distribution, then shareholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares as described below, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

Character of Distributions

The Company may fund its cash distributions to shareholders from any source of funds available to the Company, including but not limited to offering proceeds, net investment income from operations, capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies and expense support from the Adviser, which is subject to recoupment.

Through September 30, 2022, a portion of the Company’s distributions resulted from expense support from the Adviser, and future distributions may result from expense support from the Adviser, each of which is subject to repayment by the Company within three years from the date of payment. The purpose of this arrangement avoids distributions being characterized as a return of capital for U.S. federal income tax purposes. Shareholders should understand that any such distribution is not based solely on the Company’s investment performance, and can only be sustained if the Company achieves positive investment performance in future periods and/or the Adviser continues to provide expense support. Shareholders should also understand that the Company’s future repayments of expense support will reduce the distributions that they would otherwise receive. There can be no assurance that the Company will achieve the performance necessary to sustain these distributions, or be able to pay distributions at all.

Sources of distributions, other than net investment income and realized gains on a U.S. GAAP basis, include required adjustments to U.S. GAAP net investment income in the current period to determine taxable income available for distributions. The following tables reflect the sources of cash distributions on a U.S. GAAP basis that the Company has declared on its shares of common stock during the nine months ended September 30, 2022:

	Class I		Class S		Class D
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$1.6360	$871,106	$1.4734	$327,287	$1.5881	$52,959
Net realized gains	—	—	—	—	—	—

Total	$1.6360	$871,106	$1.4734	$327,287	$1.5881	$52,959

The following tables reflect the sources of cash distributions on a U.S. GAAP basis that the Company has declared on its shares of common stock during the nine months ended September 30, 2021:

	Class I		Class S		Class D
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$1.5229	$207,543	$1.3638	$51,138	$0.9414	$4,120
Net realized gains	—	—	—	—	—	—

Total	$1.5229	$207,543	$1.3638	$51,138	$0.9414	$4,120

Share Repurchase Program

At the discretion of the Board, the Company commenced a share repurchase program in which the Company may repurchase, in each quarter, up to 5% of the NAV of the Company’s common shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. The Board may amend or suspend the share repurchase program at any time if in its reasonable judgment it deems such action to be in the best interest of shareholders, such as when a repurchase offer would place an undue burden on the Company’s liquidity, adversely affect the Company’s operations or risk having an adverse impact on the Company that would outweigh the benefit of the repurchase offer. As a result, share repurchases may not be available each quarter. The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Securities Exchange Act of 1934, as amended, and the 1940 Act. All shares purchased pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under the share repurchase plan, to the extent the Company offers to repurchase shares in any particular quarter, it is expected to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that were issued on or after October 1, 2021, will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders.

During the three months ended September 30, 2022, approximately 26,978,676 shares were repurchased (total value of $664.2 million based on September 30, 2022 NAV of $24.62). During the nine months ended September 30, 2022, approximately 40,613,906 shares were repurchased (total value of $1.0 billion based on September 30, 2022 NAV of $24.62).

During the three and nine months ended September 30, 2021, approximately 113,735 shares were repurchased (total value of $2.9 million based on September 30, 2021 NAV of $25.90).

The following table further summarizes the share repurchases completed during the nine months ended September 30, 2022:

Repurchase deadline request	Percentage of Outstanding Shares the Company Offered to Repurchase (1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (all classes) (3)	Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased (1)	Maximum number of shares that may yet be purchased under the repurchase plan (2)
February 28, 2022	5.00%	$25.82	March 31, 2022	$54,464	2,146,916	0.43%	—
May 31, 2022	5.00%	$24.80	June 30, 2022	$282,505	11,488,257	1.66%	—
August 31, 2022	5.00%	$24.62	September 30, 2022	$663,415	26,978,603	3.19%	—

(1)	Percentage is based on total shares as of the close of the previous calendar quarter.
(2)	All repurchase requests were satisfied in full.
(3)	Amounts in thousands shown net of Early Repurchase Deduction

The following table further summarizes the share repurchases completed during the nine months ended September 30, 2021:

Repurchase deadline request	Percentage of Outstanding Shares the Company Offered to Repurchase (1)	Repurchase Pricing Date	Amount Repurchased (all classes) (3)	Number of Shares Repurchased (all classes) (1)	Percentage of Outstanding Shares Repurchased (2)
May 28, 2021	5.00%	June 30, 2021	$1,233	48,738	0.06%

(1)	Percentage is based on total shares as of the close of the previous calendar quarter.
(2)	All repurchase requests were satisfied in full.
(3)	Amounts in thousands.

Note 10. Financial Highlights

The following are the financial highlights for the nine months ended September 30, 2022:

	Nine Months Ended September 30, 2022
	Class I	Class S	Class D
Per Share Data:
Net asset value, beginning of period	$25.93	$25.93	$25.93
Net investment income (1)	1.75	1.59	1.71
Net unrealized and realized gain (loss) (2)	(1.43)	(1.43)	(1.43)

Net increase (decrease) in net assets resulting from operations	0.32	0.16	0.28
Distributions from net investment income (3)	(1.64)	(1.47)	(1.59)
Distributions from net realized gains (3)	—	—	—

Net increase (decrease) in net assets from shareholders’ distributions	(1.64)	(1.47)	(1.59)

Early repurchase deduction fees (6)	0.01	—	—

Total increase (decrease) in net assets	(1.31)	(1.31)	(1.31)

Net asset value, end of period	$24.62	$24.62	$24.62

Shares outstanding, end of period	598,605,098	266,826,806	43,689,711
Total return based on NAV (4)	1.26%	0.62%	1.07%
Ratios:
Ratio of net expenses to average net assets (5)	6.42%	7.31%	6.79%
Ratio of net investment income to average net assets (5)	9.24%	8.41%	9.05%
Portfolio turnover rate	13.59%	13.59%	13.59%
Supplemental Data:
Net assets, end of period	$14,734,969	$6,568,170	$1,075,437
Asset coverage ratio	181.70%	181.70%	181.70%

The following are the financial highlights for the nine months ended September 30, 2021:

	Nine Months Ended September 30, 2021
	Class I	Class S	Class D (7)
Per Share Data:
Net asset value, beginning of period	$25.00	$25.00	$25.59
Net investment income (1)	1.60	1.45	0.89
Net unrealized and realized gain (loss) (2)	0.82	0.81	0.36

Net increase (decrease) in net assets resulting from operations	2.42	2.26	1.25
Distributions from net investment income (3)	(1.52)	(1.36)	(0.94)
Distributions from net realized gains (3)	—	—	—

Net increase (decrease) in net assets from shareholders’ distributions	(1.52)	(1.36)	(0.94)

Early repurchase deduction fees (6)	—	—	—

Total increase (decrease) in net assets	0.90	0.90	0.31

Net asset value, end of period	$25.90	$25.90	$25.90

Shares outstanding, end of period	243,870,248	75,409,980	7,766,027
Total return based on NAV (4)	9.91%	9.23%	4.95%
Ratios:
Ratio of net expenses to average net assets (5)	4.20%	5.20%	5.18%
Ratio of net investment income to average net assets (5)	8.20%	7.43%	7.80%
Portfolio turnover rate	24.68%	24.68%	24.68%
Supplemental Data:
Net assets, end of period	$6,316,746	$1,953,286	$201,163
Asset coverage ratio	196.1%	196.1%	196.1%

(1)	The per share data was derived by using the weighted average shares outstanding during the period.
(2)

For the nine months ended September 30, 2022, the amount shown does not correspond with the aggregate amount for the period as it includes a $(0.01), $(0.01) and $($0.00) impact, on Class I, Class S and Class D, respectively, from the effect of the timing of capital transactions. For the nine months ended September 30, 2021, the amount shown does not correspond with the aggregate amount for the period as it includes a $0.21, $0.26 and $0.11 impact, on Class I, Class S and Class D, respectively, from the effect of the timing of capital transactions.

(3)	The per share data for distributions was derived by using the actual shares outstanding at the date of the relevant transactions (refer to Note 9).
(4)

Total return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested in accordance with the Company’s distribution reinvestment plan) divided by the beginning NAV per share. Total return does not include upfront transaction fee, if any.

(5)

For the nine months ended September 30, 2022, amounts are annualized except for organizational costs, excise tax and management fee and income based incentive fee waivers by the Adviser. For the nine months ended September 30, 2022, the ratio of total operating expenses to average net assets was 5.75%, 6.29%, and 5.48% on Class I, Class S and Class D respectively, on an annualized basis, excluding the effect of expense support/(recoupment) and management fee and income based incentive fee waivers by the Adviser which represented 0.00%, 0.00% and 0.00% on Class I, Class S and Class D, respectively, of average net assets. For the nine months ended September 30, 2021, amounts are annualized except for organizational costs. For the nine months ended September 30, 2021, the ratio of total operating expenses to average net assets was 4.99%, 5.89% and 5.46%, on Class I, Class S and Class D, respectively, on an annualized basis, excluding the effect of expense support/(recoupment) and management fee and income based incentive fee waivers by the Adviser which represented 0.79%, 0.69% and 0.26% on Class I, Class S and Class D, respectively, of average net assets.
(6)	The per share amount rounds to less than $0.01 per share.
(7)	Class D commenced on May 1, 2021.

Note 11. Joint Venture

BCRED Emerald JV

BCRED Emerald JV LP (“Emerald JV”), a Delaware limited liability company, was formed as a joint venture between the Company and a large North American pension fund (the “Emerald JV Partner”), and commenced operations on January 18, 2022 and operates under a limited liability company agreement. The Emerald JV’s principal purpose is to make investments, primarily in senior secured loans that are made to middle-market companies or in broadly syndicated loans. The Company and the Emerald JV partner each agreed to contribute up to $1,500 million and $500 million, respectively, to the Emerald JV. The Company contributed approximately $733.4 million of cash, and the Emerald JV Partner contributed net assets of approximately $244.5 million (i.e., $977.8 million in net assets contributed less $733.4 million in cash received by the Emerald JV Partner) to the Emerald JV in exchange for initial equity ownership interests of approximately 75% and approximately 25%, respectively. The Company and the Emerald JV Partner, through their joint control of the Emerald JV’s General Partner, have equal control of the Emerald JV’s investment decisions and generally all other decisions in respect of the Emerald JV must be approved by the Emerald JV’s investment committee or board of directors, each of which consists of an equal number of representatives of the Company and the Emerald JV Partner. Our investment in the Emerald JV is disclosed on the Company’s Consolidated Schedule of Investments as of September 30, 2022.

On September 26, 2022, the Company and the Emerald JV Partner entered into a master framework agreement (the “Master Framework Agreement”), pursuant to which the Company and the Emerald JV Partner each agreed to increase their capital commitments to the Emerald JV to $2,250 million and $750 million, respectively. Pursuant to the Master Framework Agreement, the Company made capital contributions to the Emerald JV in an aggregate amount of approximately $940 million (consisting of cash capital contributions of $670 million and an in-kind capital contribution of investments valued at approximately $270 million), the Emerald JV Partner made capital contributions to the Emerald JV of approximately $313 million (consisting of a cash contribution of approximately $251 million and an in-kind capital contribution of investments valued at approximately $62 million), and certain of the subsidiaries of the Company sold investments to the Emerald JV for an aggregate cash purchase price of approximately $1,972 million. After giving effect to the foregoing transactions, the equity ownership interests of the Company and the Emerald JV Partner in the Emerald JV remain approximately 75% and approximately 25%, respectively.

The Company has a variable interest in the Emerald JV and has determined that the Emerald JV is a variable interest entity under ASC 810. The Company is not deemed to be the primary beneficiary of the Emerald JV as there is equal power between the Company and JV. Accordingly, the Company does not consolidate the Emerald JV.

As of September 30, 2022, the Emerald JV had total investments in senior secured debt at fair value of $5,099.5 million. The determination of fair value is in accordance with ASC 820. The following table is a summary of JV’s portfolio as well as a listing of the portfolio investments in the Emerald JV’s portfolio as of September 30, 2022:

September 30, 2022
Total senior secured debt investments (1)	$5,099,533
Number of portfolio companies	325
Weighted average yield on debt and income producing investments, at fair value (2)	8.86%
Weighted average yield on debt and income producing investments, at cost (2)	8.75%
Percentage of debt portfolio at floating interest rates (1)	100.00%
Percentage of debt portfolio at fixed interest rates (1)	—%
Percentage of assets on non-accrual	—%

(1)	Based on fair market value
(2)

Computed as (a) the annual stated interest rate or yield plus the annual accretion of discounts or less the annual amortization of premiums, as applicable, on accruing debt included in such securities, divided by (b) total debt investments (at fair value or cost, as applicable) included in such securities. Actual yields earned over the life of each investment could differ materially from the yields presented above.

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount (16)	Cost (3)	Fair Value	% of Net Assets
Investments—non-controlled/ non-affiliated
First Lien Debt
Aerospace & Defense
Amentum Government Services Holdings, LLC (8)	L + 4.00%	7.67%	1/29/2027	$2,985	$2,884	$2,860	0.12%
Atlas CC Acquisition Corp. (10)	L + 4.25%	7.32%	5/25/2028	9,945	9,561	8,754	0.35
Loar Group, Inc. (4)(11)	L + 7.25%	9.77%	10/2/2023	28,122	28,122	28,122	1.13
Peraton Corp. (10)	L + 3.75%	6.87%	2/1/2028	5,486	5,390	5,214	0.21
Vertex Aerospace Services Corp. (10)	L + 3.75%	6.87%	12/6/2028	2,985	2,999	2,910	0.12

					48,955	47,860	1.93
Air Freight & Logistics
AGI-CFI Holdings, Inc. (4)(10)	L + 5.50%	8.88%	6/11/2027	24,562	24,348	24,316	0.98
Mode Purchaser, Inc. (4)(11)	SOFR + 6.25%	8.96%	12/9/2026	39,031	39,031	39,031	1.57
RWL Holdings, LLC (4)(7)(10)	SOFR + 5.75%	9.45%	12/31/2028	21,741	21,303	21,471	0.87
SEKO Global Logistics Network, LLC (4)(5)(11)	L + 5.00%	8.07%	12/30/2026	27,023	26,888	26,888	1.08

					111,571	111,707	4.50
Airlines
Air Canada (6)(10)	L + 3.50%	6.42%	8/11/2028	3,990	3,954	3,804	0.15
American Airlines, Inc. (4)(10)	L + 4.75%	5.81%	3/11/2028	3,815	3,944	3,706	0.15
KKR Apple Bidco, LLC (4)(11)	L + 2.75%	5.87%	9/23/2028	5,970	5,793	5,714	0.23
United Airlines, Inc. (6)(10)	L + 3.75%	6.53%	4/21/2028	4,000	3,975	3,835	0.15

					17,667	17,059	0.68
Auto Components
Clarios Global LP (6)(8)	L + 3.25%	6.37%	4/30/2026	3,000	2,858	2,847	0.11
Wheel Pros, Inc. (10)	L + 4.50%	7.55%	5/11/2028	2,487	2,496	1,840	0.07

					5,353	4,687	0.18
Beverages
Triton Water Holdings, Inc. (9)	L + 3.50%	7.17%	3/31/2028	5,965	5,821	5,382	0.22
Building Products
Cornerstone Building Brands, Inc. (6)(9)	L + 3.25%	6.07%	4/12/2028	1,492	1,465	1,235	0.05
CP Atlas Buyer, Inc. (9)	L + 3.75%	6.27%	11/23/2027	3,980	3,991	3,487	0.14
Express Wash Concepts, LLC (4)(7)(11)	SOFR + 4.75%	8.35%	4/30/2027	15,449	15,358	14,750	0.60
Fencing Supply Group Acquisition, LLC (4)(5)(11)	L + 6.00%	8.08%	2/26/2027	19,716	19,631	19,716	0.80

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread		Interest Rate (2)	Maturity Date	Par Amount (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Building Products (continued)
Griffon Corporation (6)(9)	SOFR + 2.50%		5.49%	1/24/2029	2,480	2,412	2,390	0.10
iHeartCommunications, Inc. (4)(11)	L + 3.00%		6.12%	5/1/2026	5,000	4,783	4,710	0.19
Illuminate Merger Sub Corp. (9)	L + 3.50%		6.38%	7/21/2028	2,978	2,975	2,616	0.11
Kodiak BP, LLC (10)	L + 3.25%		6.92%	3/12/2028	4,962	4,905	4,575	0.18
Latham Pool Products, Inc. (4)(7)(11)	SOFR + 3.75%		6.68%	2/18/2028	29,850	28,881	26,467	1.07
Lindstrom, LLC (4)(11)	SOFR + 6.25%		8.86%	4/7/2025	27,794	27,794	27,516	1.11
New Arclin US Holding Corp. (6)(7)(9)	L + 3.75%		6.87%	10/2/2028	2,598	2,612	2,377	0.10
Tamko Building Product, LLC (8)	L + 3.00%		5.81%	6/1/2026	2,985	2,886	2,830	0.11
The Chamberlain Group, Inc. (9)	L + 3.50%		6.62%	11/3/2028	4,963	4,903	4,526	0.18
Windows Acquisition Holdings, Inc. (4)(5)(11)	L + 6.50%		10.17%	12/29/2026	10,668	10,668	10,668	0.43

						133,263	127,863	5.17
Capital Markets
Advisor Group Holdings, Inc. (8)	L + 4.50%		7.62%	7/31/2026	9,096	8,783	8,679	0.35
AllSpring Buyer, LLC (6)(9)	L + 3.25%		6.69%	11/1/2028	1,990	1,999	1,937	0.08
Resolute Investment Managers, Inc. (11)	L + 4.25%		7.92%	4/30/2024	2,669	2,674	2,382	0.10
Situs-AMC Holdings Corporation (4)(11)	SOFR + 5.75%		9.42%	12/22/2027	73,618	72,516	72,513	2.93
Superannuation And Investments US, LLC (6)(9)	L + 3.75%		6.87%	12/1/2028	1,985	1,997	1,946	0.08
The Edelman Financial Engines Center, LLC (10)	L + 3.50%		6.62%	4/7/2028	8,713	8,411	8,020	0.32

						96,381	95,478	3.86
Chemicals
Ascend Performance Materials Operations, LLC (10)	SOFR + 4.75%		8.83%	8/27/2026	1,658	1,666	1,628	0.07
DCG Acquisition Corp. (8)	L + 4.50%		7.62%	9/30/2026	2,977	2,979	2,786	0.11
Dominion Colour Corporation (4)(6)(11)	L + 7.25 (incl. 2.00 PIK	% % )	9.81%	4/6/2024	10,970	10,868	8,913	0.36
Starfruit Finco BV (10)	L + 2.75%		5.87%	10/1/2025	1,987	1,901	1,867	0.08

						17,413	15,194	0.62
Commercial Services & Supplies
Access CIG, LLC (8)	L + 3.75%		6.82%	2/27/2025	5,804	5,764	5,573	0.22
Allied Universal Holdco, LLC (9)	L + 3.75%		6.87%	5/12/2028	8,942	8,698	7,886	0.32

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Commercial Services & Supplies (continued)
Anticimex, Inc. (6)(9)	L + 4.00%	7.07%	11/16/2028	2,985	3,010	2,854	0.12
Anticimex, Inc. (6)(9)	L + 3.50%	6.57%	11/16/2028	4,990	4,779	4,740	0.19
Bazaarvoice, Inc. (4)(7)(8)	L + 5.75%	7.71%	5/7/2028	19,669	19,669	19,669	0.79
Belfor Holdings, Inc. (8)	L + 4.00%	7.12%	4/6/2026	3,979	3,961	3,920	0.16
DG Investment Intermediate Holdings 2, Inc. (10)	L + 3.75%	6.87%	3/31/2028	7,977	7,866	7,456	0.30
EAB Global, Inc. (9)	L + 3.50%	6.31%	8/16/2028	4,967	4,877	4,667	0.19
eResearchTechnology, Inc. (11)	L + 4.50%	7.62%	2/4/2027	5,228	5,075	4,891	0.20
First Advantage Holdings, LLC (4)(11)	L + 2.75%	5.87%	1/31/2027	6,000	5,887	5,830	0.24
Foundational Education Group, Inc. (4)(9)	SOFR + 3.75%	7.56%	8/31/2028	4,000	3,878	3,760	0.15
Garda World Security Corp. (6)(8)	L + 4.25%	7.24%	2/1/2029	6,000	5,759	5,605	0.23
Garda World Security Corp. (6)(8)	SOFR + 4.25%	7.05%	10/30/2026	3,000	3,017	2,831	0.11
Genuine Financial Holdings, LLC (8)	L + 3.75%	6.87%	7/11/2025	8,906	8,750	8,666	0.35
International SOS The Americas LP (4)(6)(9)	L + 3.75%	7.44%	9/7/2028	1,985	1,992	1,940	0.08
Java Buyer, Inc. (4)(7)(10)	L + 5.75%	9.04%	12/15/2027	11,444	11,223	11,022	0.44
JSS Holdings, Inc. (4)(10)	L + 6.00%	6.75%	12/17/2027	36,924	36,680	36,924	1.49
Knowledge Pro Buyer, Inc. (4)(10)	L + 5.75%	8.51%	12/10/2027	18,858	18,525	18,480	0.75
Knowledge Pro Buyer, Inc. (4)(7)(10)	L + 5.75%	9.70%	12/10/2027	620	552	543	0.02
KPSKY Acquisition, Inc. (4)(10)	L + 5.50%	8.58%	10/19/2028	104,290	99,087	99,075	4.00
PECF USS Intermediate Holding III Corp. (9)	L + 4.25%	7.37%	12/15/2028	2,978	2,994	2,551	0.10
Polyphase Elevator Holding Co. (4)(11)	L + 5.50%	9.17%	6/23/2027	21,736	21,195	21,193	0.86
Recycle & Resource US, LLC (6)(9)	L + 3.50%	7.17%	7/14/2028	2,985	2,998	2,713	0.11
Restaurant Technologies, Inc. (4)(11)	SOFR + 4.25%	7.80%	3/17/2029	19,900	19,437	19,411	0.78
Revspring, Inc. (8)	L + 4.00%	7.67%	10/11/2025	2,977	2,980	2,878	0.12
The Action Environmental Group, Inc. (4)(11)	L + 6.00%	9.59%	1/16/2026	19,495	19,094	19,251	0.78
The Action Environmental Group, Inc. (4)(5)(12)	L + 6.00%	8.85%	1/16/2026	13,405	13,221	13,237	0.53
TRC Companies, Inc. (9)	L + 3.75%	6.87%	12/8/2028	4,728	4,699	4,441	0.18

					345,666	342,008	13.81

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Communications Equipment
Commscope Inc (8)	L + 3.25%	6.37%	4/6/2026	300	282	277	0.01
Construction & Engineering
Atlas Intermediate III, LLC (4)(10)	L + 7.50%	10.48%	2/25/2028	24,247	24,183	24,047	0.97
Brookfield WEC Holdings, Inc. (9)	L + 2.75%	5.87%	8/1/2025	9,944	9,571	9,533	0.38
Pike Electric Corp. (4)(8)	L + 3.00%	6.12%	1/21/2028	3,000	2,927	2,919	0.12
Pike Electric Corp. (8)	L + 3.00%	6.12%	1/21/2028	6,000	5,824	5,838	0.24
Refficiency Holdings, LLC (7)(10)	L + 3.75%	6.87%	12/16/2027	3,792	3,747	3,622	0.15

					46,252	45,960	1.86
Construction Materials
Quikrete Holdings, Inc. (4)(11)	L + 3.00%	6.12%	6/11/2028	5,970	5,796	5,759	0.23
White Cap Buyer, LLC (9)	SOFR + 3.75%	6.78%	10/19/2027	5,193	5,007	4,870	0.20

					10,803	10,629	0.43
Containers & Packaging
Ascend Buyer, LLC (4)(10)	L + 5.75%	9.42%	10/2/2028	57,814	57,237	57,236	2.31
Berlin Packaging, LLC (9)	L + 3.75%	6.32%	3/11/2028	8,942	8,734	8,467	0.34
Bway Holding Corporation (8)	L + 3.25%	5.81%	4/3/2024	1,984	1,964	1,857	0.07
Charter NEX US, Inc. (10)	L + 3.75%	6.56%	12/1/2027	6,467	6,214	6,153	0.25
Graham Packaging Co, Inc. (10)	L + 3.00%	6.12%	8/4/2027	4,466	4,416	4,267	0.17
Novolex, Inc. (9)	SOFR + 4.18%	7.31%	4/13/2029	8,978	8,662	8,494	0.34
ProAmpac PG Borrower, LLC (10)	L + 3.75%	6.04%	11/3/2025	2,985	2,994	2,811	0.11
Ring Container Technologies Group, LLC (9)	L + 3.75%	6.87%	8/12/2028	2,985	2,873	2,885	0.12
TricorBraun Holdings, Inc. (9)	L + 3.25%	6.37%	3/3/2028	7,318	7,023	6,892	0.28
Trident TPI Holdings, Inc. (11)	L + 3.25%	6.92%	10/17/2024	3,013	3,013	2,944	0.12
Trident TPI Holdings, Inc. (7)(9)	L + 4.00%	7.67%	9/15/2028	5,688	5,446	5,389	0.22

					108,576	107,396	4.33
Distributors
BP Purchaser, LLC (4)(10)	L + 5.50%	8.74%	12/11/2028	44,604	43,762	43,712	1.76
Bution Holdco 2, Inc. (4)(11)	L + 6.25%	9.37%	10/17/2025	23,399	23,256	23,399	0.94
Dana Kepner Company, LLC (4)(11)	SOFR + 6.00%	9.62%	12/29/2026	15,750	15,784	15,671	0.63
Genuine Cable Group, LLC (4)(10)	L + 5.75%	8.88%	11/2/2026	32,222	31,726	31,900	1.29
Marcone Yellowstone Buyer, Inc. (4)(5)(6)(10)	L + 5.50%	9.17%	6/23/2028	63,361	62,096	62,093	2.51

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Distributors (continued)
Tailwind Colony Holding Corporation (4)(7)(11)	L + 6.25%	9.92%	11/13/2024	31,584	31,108	31,108	1.26
Unified Door & Hardware Group, LLC (4)(11)	L + 5.75%	7.65%	12/18/2027	39,716	39,606	38,723	1.56

					247,339	246,606	9.95
Diversified Consumer Services
Ascend Learning, LLC (9)	L + 3.50%	6.62%	12/11/2028	8,164	7,878	7,560	0.31
Cambium Learning Group, Inc. (4)(7)(10)	L + 5.50%	8.21%	7/20/2028	35,059	35,059	35,059	1.41
Colibri Group, LLC (10)	SOFR + 5.00%	7.34%	3/12/2029	3,980	3,943	3,861	0.16
Dreambox Learning Holding LLC (4)(5)(10)	L + 6.25%	9.44%	12/1/2027	34,200	33,598	32,832	1.32
EM Bidco Limited (6)(9)	SOFR + 4.25%	7.90%	7/6/2029	5,000	4,983	4,719	0.19
KUEHG Corp. (11)	L + 3.75%	6.87%	2/21/2025	6,956	6,796	6,591	0.27
Learning Care Group (11)	L + 3.25%	6.02%	3/13/2025	7,952	7,694	7,542	0.30
Pre-Paid Legal Services, Inc. (9)	L + 3.75%	6.82%	12/15/2028	7,960	7,791	7,579	0.31
Prime Security Service Borrower, LLC (10)	L + 2.75%	5.30%	9/23/2026	4,975	4,833	4,830	0.19
Renaissance Learning, Inc. (4)(9)	SOFR + 4.50%	7.10%	3/30/2029	3,990	3,928	3,837	0.15
Rinchem Company, LLC (4)(9)	SOFR + 4.50%	8.15%	3/2/2029	3,990	3,972	3,825	0.15
University Support Services, LLC (9)	L + 3.25%	6.37%	2/10/2029	9,140	8,924	8,683	0.35
Weld North Education, LLC (9)	L + 3.75%	6.87%	12/21/2027	1,986	1,968	1,926	0.08

					131,365	128,843	5.20
Diversified Financial Services
Barbri Holdings, Inc. (4)(7)(10)	L + 5.75%	8.87%	4/30/2028	52,437	51,925	51,899	2.09
Corporation Service Company (4)(8)	SOFR + 3.25%	3.75%	8/31/2029	2,527	2,451	2,470	0.10
Mitchell International, Inc. (9)	L + 3.75%	6.73%	10/15/2028	8,458	8,191	7,688	0.31
Polaris Newco, LLC (9)	L + 4.00%	7.67%	6/2/2028	6,965	6,656	6,445	0.26
Sedgwick Claims Management Services, Inc. (6)(8)	L + 3.25%	6.37%	12/31/2025	7,469	7,319	7,093	0.29

					76,541	75,595	3.05
Diversified Telecommunication Services
Zacapa, LLC (6)(9)	SOFR + 4.25%	7.80%	3/22/2029	5,970	5,875	5,686	0.23
Zayo Group Holdings, Inc. (9)	SOFR + 4.25%	7.28%	3/9/2027	6,965	6,740	6,088	0.25

					12,615	11,775	0.48

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Electric Utilities
Qualus Power Services Corp. (4)(7)(11)	L + 5.50%	8.27%	3/26/2027	10,796	10,681	10,659	0.43
Electrical Equipment
Madison IAQ, LLC (9)	L + 3.25%	6.82%	6/21/2028	6,712	6,532	6,219	0.25
Electronic Equipment, Instruments & Components
Albireo Energy, LLC (4)(5)(11)	L + 6.00%	9.63%	12/23/2026	14,842	14,654	13,987	0.56
CPI International, Inc. (11)	L + 3.50%	6.62%	7/26/2024	1,985	1,989	1,960	0.08
Infinite Bidco, LLC (9)	L + 3.25%	6.92%	3/2/2028	2,977	2,991	2,832	0.11
Ingram Micro, Inc. (4)(9)	L + 3.50%	7.17%	6/30/2028	2,977	2,990	2,907	0.12

					22,625	21,686	0.87
Energy Equipment & Services
Tetra Technologies, Inc. (4)(6)(11)	L + 6.25%	9.37%	9/10/2025	22,793	22,793	22,793	0.92
Entertainment
CE Intermediate I, LLC (4)(9)	L + 4.00%	6.91%	11/10/2028	4,979	4,974	4,655	0.19
Recorded Books, Inc. (8)	SOFR + 4.00%	7.08%	8/29/2025	4,000	3,948	3,859	0.16

					8,923	8,514	0.35
Health Care Equipment & Supplies
Auris Luxembourg III Sarl (6)(8)	L + 3.75%	5.58%	2/27/2026	7,956	7,620	7,002	0.28
CSHC Buyerco, LLC (4)(7)(11)	L + 4.75%	8.42%	9/8/2026	7,489	7,323	7,352	0.30
CPI Buyer, LLC (4)(7)(10)	L + 5.50%	8.57%	11/1/2028	114,112	110,946	110,575	4.46
Messer GMBH (9)	L + 2.50%	6.17%	3/2/2026	3,396	3,330	3,256	0.13
Mozart Borrower LP (9)	L + 3.25%	6.37%	10/23/2028	8,965	8,743	8,260	0.33
Natus Medical Incorporated (4)(9)	SOFR + 5.50%	6.00%	7/20/2029	3,720	3,478	3,478	0.14
Resonetics, LLC (10)	L + 4.00%	6.37%	4/28/2028	2,977	2,967	2,836	0.11
Sunshine Luxembourg VII S.à r.l, LLC (6)(10)	L + 3.75%	7.42%	10/1/2026	9,937	9,666	9,272	0.37

					154,074	152,030	6.12
Health Care Providers & Services
ACI Group Holdings, Inc. (4)(5)(10)	L + 5.50%	9.17%	8/2/2028	104,553	103,510	103,508	4.18
ADCS Clinics Intermediate Holdings, LLC (4)(7)(11)	L + 6.50%	8.47%	5/7/2027	29,029	28,628	28,571	1.15
ADMI Corp. (9)	L + 3.75%	6.87%	12/23/2027	5,964	5,762	5,323	0.21
AmeriVet Partners Management, Inc. (4)(5)(10)	SOFR + 5.50%	9.20%	2/25/2028	74,244	72,393	72,388	2.92
CCBlue Bidco, Inc. (4)(7)(10)	L + 6.25%	7.17%	12/21/2028	20,796	20,414	19,832	0.80
CHG Healthcare Services, Inc. (9)	L + 3.25%	6.37%	9/29/2028	8,955	8,607	8,622	0.35

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Health Care Providers & Services (continued)
DCA Investment Holdings, LLC (4)(7)(10)	SOFR + 6.25%	9.98%	4/3/2028	24,521	24,284	24,279	0.98%
Electron Bidco, Inc. (9)	L + 3.00%	6.12%	11/1/2028	6,965	6,775	6,617	0.27
Epoch Acquisition, Inc. (4)(11)	L + 6.00%	9.12%	10/4/2024	29,204	29,191	29,191	1.18
Forefront Management Holdings, LLC (4)(7)(9)	SOFR + 4.25%	6.85%	3/23/2029	6,819	6,701	6,481	0.26
Global Medical Response, Inc. (11)	L + 4.25%	6.81%	10/2/2025	4,967	4,865	4,331	0.17
Heartland Dental, LLC (4)(8)	SOFR + 5.00%	8.55%	4/30/2025	34,722	33,069	32,639	1.32
Heartland Dental, LLC (8)	L + 4.00%	7.08%	4/30/2025	4,589	4,592	4,265	0.17
ICS US Holdings, Inc. (4)(6)(9)	SOFR + 4.60%	7.59%	6/8/2028	26,717	24,984	24,980	1.01
Jayhawk Buyer, LLC (4)(11)	L + 5.00%	8.68%	10/15/2026	31,382	31,115	31,069	1.25
LifePoint Health, Inc. (8)	L + 3.75%	6.87%	11/16/2025	7,000	6,994	6,526	0.26
Midwest Physician Administrative Services, LLC (10)	L + 3.25%	6.92%	3/12/2028	2,977	2,982	2,740	0.11
National Mentor Holdings, Inc. (10)	L + 3.75%	7.43%	3/2/2028	3,000	2,540	2,162	0.09
Navigator Acquiror, Inc. (4)(7)(9)	L + 5.75%	8.49%	7/16/2027	16,569	16,504	16,468	0.66
NMSC Holdings, Inc. (10)	SOFR + 5.25%	8.43%	2/23/2029	3,980	3,943	3,592	0.14
Onex TSG Intermediate Corp. (6)(10)	L + 4.75%	7.87%	2/28/2028	1,985	1,999	1,760	0.07
Pathway Vet Alliance, LLC (8)	L + 3.75%	7.42%	3/31/2027	4,967	4,875	4,402	0.18
Pediatric Associates Holding Co., LLC (7)(9)	L + 3.25%	5.08%	12/29/2028	3,718	3,702	3,579	0.14
PetVet Care Centers, LLC (10)	L + 3.50%	6.62%	2/14/2025	6,462	6,290	6,001	0.24
Phoenix Guarantor, Inc. (6)(8)	L + 3.50%	6.67%	3/5/2026	8,447	8,263	8,033	0.32
PSKW Intermediate, LLC (4)(11)	L + 6.25%	9.37%	3/9/2026	35,049	35,049	35,049	1.41
Radnet, Inc. (6)(10)	L + 3.00%	6.12%	4/21/2028	4,280	4,281	4,123	0.17
Reverb Buyer, Inc. (7)(9)	L + 3.50%	6.38%	11/1/2028	3,431	3,390	3,250	0.13
Smile Doctors, LLC (4)(7)(10)	L + 5.75%	9.42%	12/23/2028	123,007	120,552	120,469	4.86
Stepping Stones Healthcare Services, LLC (4)(7)(10)	L + 5.75%	11.00%	1/2/2029	13,058	12,764	12,517	0.51
Surgery Centers Holdings, Inc. (6)(10)	L + 3.75%	6.51%	8/31/2026	9,937	9,717	9,454	0.38

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Health Care Providers & Services (continued)
U.S. Anesthesia Partners, Inc. (9)	L + 4.25%	6.81%	10/1/2028	2,985	3,000	2,812	0.11
US Oral Surgery Management Holdco, LLC (4)(7)(10)	L + 5.50%	8.47%	11/18/2027	23,460	23,088	23,255	0.94
WHCG Purchaser III, Inc. (4)(5)(7)(10)	L + 5.75%	9.42%	6/22/2028	6,365	6,219	5,838	0.24
WP CityMD Bidco, LLC (9)	L + 3.25%	6.92%	12/22/2028	7,157	7,041	6,860	0.28

					688,083	680,986	27.46
Health Care Technology
Edifecs, Inc. (4)(10)	L + 5.50%	9.17%	9/21/2026	9,795	9,670	9,697	0.39
Edifecs, Inc. (4)(11)	L + 7.50%	11.17%	9/21/2026	17,945	18,402	18,483	0.75
GI Ranger Intermediate, LLC (4)(10)	SOFR + 6.00%	9.70%	10/29/2028	34,264	33,751	33,750	1.36
Imprivata, Inc. (9)	SOFR + 4.25%	7.28%	12/1/2027	4,988	4,850	4,836	0.20
Netsmart Technologies, Inc. (10)	L + 4.00%	7.12%	10/1/2027	3,942	3,904	3,773	0.15
Project Ruby Ultimate Parent Corp. (4)(9)	SOFR + 5.75%	6.25%	3/10/2028	38,167	37,025	37,022	1.49
Waystar Technologies, Inc. (8)	L + 4.00%	7.12%	10/22/2026	6,967	6,767	6,697	0.27

					114,369	114,257	4.61
Hotels, Restaurants & Leisure
Alterra Mountain Company (9)	L + 3.50%	6.62%	8/17/2028	6,965	6,748	6,769	0.27
Fertitta Entertainment, LLC (9)	SOFR + 4.00%	7.03%	1/27/2029	6,965	6,665	6,481	0.26
GVC Holdings Gibraltar, Ltd. (6)(9)	L + 2.50%	6.17%	3/29/2027	2,985	2,922	2,914	0.12
IRB Holding Corp. (10)	SOFR + 2.75%	5.87%	2/5/2025	1,984	1,986	1,922	0.08
IRB Holding Corp. (10)	SOFR + 3.00%	5.70%	12/15/2027	7,373	7,199	6,926	0.28
Scientific Games Holdings LP (9)	SOFR + 3.50%	5.62%	4/4/2029	2,000	1,897	1,858	0.07
Tacala Investment Corp. (10)	L + 3.50%	6.62%	2/5/2027	7,977	7,812	7,474	0.30
Twin River Worldwide Holdings, Inc. (6)(9)	L + 3.25%	5.93%	10/2/2028	8,373	8,090	7,585	0.31
Whatabrands, LLC (9)	L + 3.25%	6.37%	8/3/2028	8,797	8,497	8,165	0.33

					51,817	50,094	2.02
Household Durables
AI Aqua Merger Sub, Inc. (6)(9)	SOFR + 3.75%	4.50%	7/31/2028	9,000	8,673	8,395	0.34
Fluidra SA (6)(9)	SOFR + 2.00%	5.13%	1/29/2029	3,970	3,961	3,857	0.16
Hunter Douglas, Inc. (6)(9)	SOFR + 3.50%	6.34%	2/26/2029	4,000	3,982	3,312	0.13

					16,616	15,564	0.63

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Industrial Conglomerates
Engineered Machinery Holdings, Inc. (10)	L + 3.75%	7.42%	5/19/2028	3,980	3,832	3,836	0.15
FCG Acquisitions, Inc. (9)	L + 3.75%	7.42%	3/31/2028	8,947	8,703	8,591	0.35
SPX Flow, Inc. (9)	SOFR + 4.50%	7.63%	4/5/2029	2,000	1,922	1,858	0.07
Vertical US Newco, Inc. (6)(9)	L + 3.50%	6.87%	7/30/2027	4,070	4,035	3,911	0.16
Victory Buyer, LLC (4)(9)	L + 3.75%	7.32%	11/19/2028	5,985	5,957	5,461	0.22

					24,449	23,657	0.95
Insurance
Alera Group, Inc. (4)(10)	L + 5.50%	8.31%	10/2/2028	35,841	35,126	35,125	1.42
Alliant Holdings Intermediate, LLC (8)	L + 3.25%	6.37%	5/9/2025	1,984	1,972	1,906	0.08
Alliant Holdings Intermediate, LLC (9)	L + 3.50%	6.49%	11/6/2027	2,977	2,993	2,829	0.11
AssuredPartners, Inc. (9)	SOFR + 3.50%	6.53%	2/12/2027	8,458	8,231	8,027	0.32
Baldwin Risk Partners, LLC (6)(9)	L + 3.50%	6.26%	10/14/2027	6,955	6,858	6,659	0.27
BroadStreet Partners, Inc. (8)	L + 3.00%	6.12%	1/27/2027	7,952	7,709	7,543	0.30
Foundation Risk Partners Corp. (4)(10)	L + 5.50%	7.75%	10/29/2028	58,774	58,188	58,186	2.35
Galway Borrower, LLC (4)(5)(6)(10)	L + 5.25%	7.50%	9/29/2028	34,350	33,493	33,491	1.35
High Street Buyer, Inc. (4)(5)(10)	L + 6.00%	8.81%	4/14/2028	5,191	5,152	5,152	0.21
Howden Group Holdings Limited (6)(10)	L + 3.25%	6.38%	11/12/2027	4,489	4,490	4,289	0.17
HUB International Limited (10)	L + 3.25%	5.98%	4/25/2025	2,977	2,993	2,874	0.12
HUB International Limited (8)	L + 3.00%	5.77%	4/25/2025	4,807	4,612	4,631	0.19
NFP Corp. (8)	L + 3.25%	6.37%	2/15/2027	9,290	9,003	8,751	0.35
PGIS Intermediate Holdings, LLC (4)(5)(10)	L + 5.50%	8.56%	10/16/2028	48,669	47,091	47,087	1.90
RSC Acquisition, Inc. (4)(5)(10)	SOFR + 5.50%	8.39%	10/30/2026	35,152	34,451	34,448	1.39
SG Acquisition, Inc. (4)(9)	L + 5.00%	9.17%	1/27/2027	67,003	66,933	67,003	2.70
USI, Inc. (4)(11)	L + 3.00%	6.42%	5/16/2024	3,482	3,442	3,397	0.14

					332,738	331,399	13.37
Interactive Media & Services
Ancestry.com Operations, Inc (9)	L + 3.25%	6.37%	12/6/2027	2,970	2,974	2,683	0.11
Cengage Learning, Inc. (11)	L + 4.75%	7.81%	7/14/2026	1,489	1,500	1,352	0.05
MH Sub I, LLC (11)	L + 3.75%	6.87%	9/13/2024	2,971	2,988	2,839	0.11
MH Sub I, LLC (8)	L + 3.75%	6.87%	9/13/2024	4,967	4,799	4,748	0.19

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Interactive Media & Services (continued)
Project Boost Purchaser, LLC (8)	L + 3.50%	6.62%	6/1/2026	6,967	6,787	6,638	0.27
Red Planet Borrower, LLC (9)	L + 3.75%	6.87%	10/2/2028	4,962	4,946	3,302	0.13
SurveyMonkey, Inc. (4)(6)(8)	L + 3.75%	6.87%	10/10/2025	569	568	552	0.02
William Morris Endeavor Entertainment, LLC (8)	L + 2.75%	5.87%	5/18/2025	5,428	5,225	5,194	0.21

					29,786	27,308	1.09
Internet & Direct Marketing Retail
Donuts, Inc. (4)(11)	SOFR + 6.00%	8.91%	12/29/2027	9,710	9,613	9,613	0.39
Donuts, Inc. (4)(11)	SOFR + 6.00%	8.91%	12/29/2026	32,863	32,698	32,535	1.31
Prodege International Holdings, LLC (4)(7)(10)	L + 5.75%	9.04%	12/15/2027	20,608	20,246	20,141	0.81

					62,557	62,288	2.51
IT Services
AI Altius Bidco, Inc. (4)(5)(10)	L + 5.50%	8.28%	12/1/2028	29,429	28,842	28,840	1.16
Dcert Buyer, Inc. (8)	SOFR + 4.00%	6.90%	10/16/2026	9,949	9,595	9,519	0.38
Endurance International Group Holdings, Inc. (10)	L + 3.50%	6.18%	2/10/2028	4,470	4,369	3,799	0.15
Ensono Holdings, LLC (10)	L + 3.75%	6.87%	11/23/2028	2,755	2,718	2,424	0.10
Park Place Technologies, LLC (11)	SOFR + 5.00%	8.13%	11/10/2027	26,618	25,609	25,331	1.02
Rackspace Technology Global (10)	L + 2.75%	5.62%	2/15/2028	790	743	568	0.02
Razor Holdco, LLC (4)(10)	L + 5.75%	8.25%	10/25/2027	25,870	25,415	25,353	1.02
Sabre GLBL, Inc. (4)(6)(9)	L + 3.50%	6.62%	6/30/2028	4,777	4,539	4,437	0.18
Sabre GLBL, Inc. (6)(9)	L + 3.50%	6.62%	12/17/2027	4,975	4,719	4,467	0.18
Turing Midco, LLC (4)(11)	L + 2.75%	4.42%	3/23/2028	2,786	2,749	2,742	0.11
Virtusa Corp. (10)	L + 3.75%	6.88%	2/15/2029	5,975	5,878	5,617	0.23

					115,177	113,098	4.55
Leisure Products
Motion Finco, LLC (6)(8)	L + 3.25%	6.92%	11/12/2026	8,476	8,092	7,767	0.31
Recess Holdings, Inc. (11)	L + 3.75%	6.56%	9/30/2024	2,189	2,187	2,129	0.09

					10,279	9,896	0.40
Life Sciences Tools & Services
Cambrex Corp. (10)	SOFR + 3.50%	6.63%	12/4/2026	5,947	5,869	5,713	0.23
Curia Global, Inc. (10)	L + 3.75%	6.56%	8/30/2026	10,222	9,920	9,528	0.38

					15,789	15,241	0.61
Machinery
Pro Mach Group, Inc. (11)	L + 4.00%	7.12%	8/31/2028	6,105	5,941	5,836	0.24

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Media
Clear Channel Outdoor Holdings, Inc. (6)(8)	L + 3.50%	6.31%	8/21/2026	1,985	1,956	1,779	0.07
Radiate Holdco, LLC (10)	L + 3.25%	6.37%	9/25/2026	3,970	3,977	3,682	0.15
Univision Communications, Inc. (10)	L + 3.25%	6.37%	3/15/2026	3,970	3,967	3,777	0.15
Univision Communications, Inc. (10)	L + 2.75%	5.87%	3/15/2024	381	381	378	0.02
UPC Financing Partnership (4)(11)	L + 3.00%	5.74%	1/31/2029	5,500	5,402	5,266	0.21
Virgin Media Bristol, LLC (4)(11)	L + 3.25%	6.07%	1/31/2029	3,500	3,459	3,397	0.14

					19,142	18,280	0.74
Metals & Mining
SCIH Salt Holdings, Inc. (10)	L + 4.00%	6.81%	3/16/2027	3,963	3,921	3,691	0.15
Oil, Gas & Consumable Fuels
CQP Holdco, LP (9)	L + 3.75%	7.42%	6/5/2028	7,945	7,893	7,680	0.31
Eagle Midstream Canada Finance, Inc. (4)(6)(10)	SOFR + 6.25%	8.96%	8/15/2028	25,906	25,526	25,518	1.03
Freeport LNG Investments, LLLP (9)	L + 3.50%	6.21%	12/21/2028	4,944	4,907	4,589	0.19
KKR Alberta Midstrean Fince, Inc. (4)(6)(10)	SOFR + 6.25%	8.96%	8/15/2028	14,094	13,887	13,882	0.56

					52,213	51,670	2.09
Paper & Forest Products
Profile Products, LLC (4)(10)	L + 5.50%	8.42%	11/12/2027	58,343	57,179	57,176	2.31
Pharmaceuticals
ANI Pharmaceuticals, Inc. (6)(10)	L + 6.00%	9.12%	4/27/2028	40,616	38,935	38,727	1.56
Jazz Pharmaceuticals, Inc. (6)(9)	L + 3.50%	6.62%	5/5/2028	3,581	3,582	3,468	0.14

					42,517	42,195	1.70
Professional Services
ALKU, LLC (4)(10)	SOFR + 5.25%	8.95%	3/1/2028	19,700	19,613	19,651	0.79
Aqgen Island Holdings, Inc. (9)	L + 3.50%	7.19%	8/2/2028	7,960	7,663	7,264	0.29
Armor Holdco, Inc. (6)(9)	L + 4.50%	8.17%	12/11/2028	4,216	4,134	4,105	0.17
Camelot US Acquisition, LLC (6)(11)	L + 3.00%	6.12%	10/30/2026	3,975	3,884	3,852	0.16
Cast & Crew Payroll, LLC (9)	SOFR + 3.75%	6.78%	12/29/2028	4,963	4,960	4,824	0.19
CFGI Holdings, LLC (4)(6)(10)	L + 5.00%	8.12%	11/1/2027	92,940	92,940	92,940	3.75

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Professional Services (continued)
Deerfield Dakota Holding, LLC (11)	SOFR + 3.75%	6.78%	4/9/2027	9,942	9,730	9,403	0.38
Galaxy US Opco, Inc. (6)(9)	SOFR + 4.75%	7.78%	4/29/2029	5,000	4,882	4,713	0.19
IG Investments Holdings, LLC (4)(5)(10)	L + 6.00%	9.12%	9/22/2028	104,361	103,840	103,839	4.19
Kwor Acquisition, Inc. (4)(10)	L + 5.25%	8.85%	12/22/2028	70,557	68,093	68,088	2.75
National Intergovernmental Purchasing Alliance Co. (8)	SOFR + 3.50%	7.05%	5/23/2025	4,977	4,933	4,827	0.19
Sherlock Buyer Corp. (4)(10)	L + 5.75%	9.42%	12/8/2028	21,280	21,121	21,120	0.85
The Dun & Bradstreet Corporation (8)	L + 3.25%	6.33%	2/6/2026	8,034	7,753	7,786	0.31
Trans Union, LLC (9)	L + 2.25%	5.37%	12/1/2028	2,590	2,602	2,514	0.10
Trinity Air Consultants Holdings Corp. (4)(10)	L + 5.25%	7.08%	6/29/2027	90,073	89,175	89,173	3.60
Trinity Partners Holdings, LLC (4)(7)(10)	SOFR + 5.75%	8.31%	12/21/2028	9,269	9,080	9,058	0.37
VT Topco, Inc. (7)(10)	L + 3.75%	6.87%	8/1/2025	6,068	6,022	5,789	0.23
West Monroe Partners, LLC (4)(7)(10)	L + 5.50%	8.32%	11/8/2028	29,414	28,875	28,665	1.16

					489,301	487,611	19.67
Real Estate Management & Development
Cumming Group, Inc. (4)(7)(11)	L + 5.25%	8.92%	5/26/2027	13,775	13,738	13,600	0.55
Progress Residential PM Holdings, LLC (4)(7)(10)	SOFR + 6.25%	9.38%	2/16/2028	18,138	18,299	18,138	0.73

					32,037	31,738	1.28
Road & Rail
Gruden Acquisition, Inc. (4)(5)(11)	L + 5.50%	7.75%	7/1/2028	62,080	61,305	61,304	2.47
Software
2U, Inc. (6)(10)	L + 5.75%	8.87%	12/30/2024	51,608	49,623	49,596	2.00
Apex Group Treasury, LLC (4)(6)(9)	L + 3.75%	6.56%	7/27/2028	40,000	37,400	38,200	1.54
Apex Group Treasury, LLC (6)(9)	L + 3.75%	6.56%	7/27/2028	1,094	1,078	1,045	0.04
Boxer Parent Company, Inc. (8)	L + 3.75%	6.87%	10/2/2025	8,936	8,668	8,493	0.34
Brown Group Holdings, LLC (4)(11)	L + 2.50%	5.62%	6/7/2028	5,968	5,698	5,687	0.23
Cloudera, Inc. (9)	L + 3.75%	6.87%	10/8/2028	8,222	7,932	7,256	0.29
Community Brands ParentCo, LLC (4)(5)(10)	SOFR + 5.75%	8.88%	2/24/2028	58,117	56,958	56,955	2.30
Confine Visual Bidco (4)(6)(10)	L + 5.75%	8.74%	2/23/2029	31,109	30,178	30,176	1.22
ConnectWise, LLC (9)	L + 3.50%	7.17%	9/29/2028	4,466	4,473	4,187	0.17
Delta Topco, Inc. (10)	L + 3.75%	5.84%	12/1/2027	3,980	3,948	3,622	0.15

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Software (continued)
ECI Macola Max Holding, LLC (6)(10)	L + 3.75%	7.42%	11/9/2027	6,967	6,725	6,619	0.27
EP Purchaser, LLC (9)	L + 3.50%	7.17%	11/6/2028	3,483	3,475	3,407	0.14
Epicor Software Corp. (10)	L + 3.25%	6.37%	7/30/2027	9,937	9,670	9,339	0.38
Flexera Software, LLC (10)	L + 3.75%	6.39%	3/3/2028	5,951	5,814	5,700	0.23
GI Consilio Parent, LLC (9)	L + 4.00%	7.12%	5/12/2028	7,172	7,016	6,670	0.27
GovernmentJobs.com, Inc. (4)(7)(10)	L + 5.50%	8.62%	12/1/2028	23,482	22,962	22,881	0.92
GraphPAD Software, LLC (4)(11)	L + 5.50%	6.50%	4/27/2027	11,846	11,728	11,728	0.47
Greeneden U.S. Holdings II, LLC (10)	L + 4.00%	7.12%	12/1/2027	4,466	4,467	4,265	0.17
HS Purchaser, LLC (10)	L + 4.00%	7.13%	11/19/2026	3,972	3,940	3,662	0.15
Hyland Software, Inc. (10)	L + 3.50%	6.62%	7/1/2024	3,972	3,947	3,856	0.16
Idera, Inc. (10)	L + 3.75%	6.32%	3/2/2028	2,977	2,987	2,774	0.11
Informatica, LLC (4)(11)	L + 2.75%	5.88%	10/27/2028	1,592	1,573	1,550	0.06
ION Trading Finance Ltd. (6)(8)	L + 4.75%	8.42%	4/3/2028	7,823	7,464	7,283	0.29
Ivanti Software, Inc. (10)	L + 4.00%	7.14%	12/1/2027	1,985	1,974	1,555	0.06
LD Lower Holdings, Inc. (4)(7)(11)	L + 6.50%	10.17%	2/8/2026	15,021	14,897	14,796	0.60
Maverick Acquisition, Inc. (4)(10)	SOFR + 5.00%	5.75%	5/18/2028	27,500	26,145	26,125	1.05
Medallia, Inc. (4)(13)	L + 6.75 PIK %	9.87%	10/29/2028	45,886	45,108	44,968	1.81
Mitnick Purchaser, Inc. (9)	SOFR + 4.75%	7.39%	5/2/2029	5,000	4,976	4,731	0.19
Monk Holding Co. (4)(7)(10)	L + 5.75%	6.50%	12/1/2027	91,084	88,928	88,828	3.58
MRI Software, LLC (5)(11)	L + 5.50%	9.17%	2/10/2026	7,789	7,571	7,570	0.31
Nintex Topco Limited (4)(6)(10)	L + 6.00%	8.52%	11/13/2028	32,919	32,292	31,932	1.29
NortonLifeLock, Inc. (6)(9)	SOFR + 2.00%	2.50%	9/12/2029	4,000	3,980	3,854	0.16
Perforce Software, Inc. (8)	L + 3.75%	6.87%	7/1/2026	1,343	1,339	1,256	0.05
Project Alpha Intermediate Holding, Inc. (8)	L + 4.00%	7.12%	4/26/2024	2,977	2,971	2,874	0.12
Proofpoint, Inc. (5)(9)	L + 3.25%	6.32%	8/31/2028	8,918	8,566	8,396	0.34
Quest Software US Holdings, Inc. (6)(9)	SOFR + 4.25%	6.98%	2/1/2029	4,000	3,964	2,980	0.12
RealPage, Inc. (9)	L + 3.00%	6.12%	4/24/2028	7,965	7,734	7,483	0.30
Relativity ODA, LLC (4)(7)(11)	L + 9.59%	10.59%	5/12/2027	35,885	35,357	35,339	1.43
Rocket Software, Inc. (8)	L + 4.25%	7.37%	11/28/2025	1,500	1,448	1,438	0.06
Rocket Software, Inc. (9)	L + 4.25%	7.37%	11/28/2025	5,447	5,287	5,240	0.21
S2P Acquisition Borrower, Inc. (6)(8)	SOFR + 3.75%	6.78%	8/14/2026	4,977	4,923	4,871	0.20

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Software (continued)
Solarwinds Holdings, Inc. (4)(11)	L + 2.75%	5.87%	2/5/2024	2,930	2,886	2,884	0.12
Sophia, LP (9)	L + 3.50%	7.17%	10/7/2027	9,950	9,566	9,589	0.39
Sovos Compliance, LLC (9)	L + 4.50%	7.62%	8/11/2028	3,969	3,967	3,794	0.15
SS&C Technologies, Inc. (9)	SOFR + 2.25%	5.38%	3/22/2029	4,422	4,318	4,312	0.17
Stamps.com, Inc. (4)(10)	L + 5.75%	8.38%	10/5/2028	29,850	29,315	29,253	1.18
Stamps.com, Inc. (4)(10)	L + 5.75%	8.38%	10/5/2028	29,850	29,315	29,253	1.18
Surf Holdings, LLC (6)(8)	L + 3.50%	6.67%	3/5/2027	4,967	4,893	4,815	0.19
Symphony Technology Group (5)(6)(10)	L + 4.75%	7.87%	7/27/2028	1,985	1,989	1,798	0.07
Symphony Technology Group (5)(6)(9)	L + 3.75%	6.36%	3/1/2029	5,990	5,882	5,480	0.22
The Ultimate Software Group, Inc. (9)	L + 3.25%	5.54%	5/4/2026	9,197	8,931	8,776	0.35
Triple Lift, Inc. (4)(7)(10)	SOFR + 5.75%	9.58%	5/8/2028	61,047	60,424	60,410	2.44
Veritas US, Inc. (6)(11)	L + 5.00%	8.67%	9/1/2025	3,696	3,696	2,954	0.12
Vision Solutions, Inc. (10)	L + 4.00%	6.78%	4/24/2028	6,034	5,975	5,330	0.22
VS Buyer, LLC (4)(11)	L + 3.00%	6.12%	2/28/2027	3,065	3,021	2,977	0.12

					769,365	760,809	30.70
Specialty Retail
CustomInk, LLC (4)(11)	L + 6.18%	7.18%	5/3/2026	36,866	36,481	36,866	1.49
EG Dutch Finco BV (6)(8)	L + 4.00%	7.67%	2/7/2025	5,979	5,746	5,594	0.23

					42,227	42,461	1.72
Technology Hardware, Storage & Peripherals
Lytx, Inc. (4)(11)	SOFR + 6.75%	9.93%	2/28/2026	29,322	29,200	28,149	1.14
Trading Companies & Distributors
Core and Main, LP (4)(11)	L + 2.50%	4.32%	7/27/2028	3,990	3,904	3,824	0.15
Foundation Building Materials, Inc. (9)	L + 3.25%	6.06%	1/31/2028	6,957	6,704	6,293	0.25
Icebox Holdco III, Inc. (7)(9)	L + 3.75%	7.42%	12/22/2028	4,938	4,875	4,580	0.18
LBM Acquisition, LLC (10)	L + 3.75%	7.12%	12/17/2027	3,980	3,978	3,493	0.14
Park River Holdings, Inc. (10)	L + 3.25%	5.53%	12/28/2027	3,101	3,091	2,648	0.11
Porcelain Acquisition Corp. (4)(7)(11)	L + 5.75%	9.42%	4/1/2027	8,802	8,600	8,740	0.35
Specialty Building Products Holdings, LLC (9)	L + 3.25%	6.30%	10/15/2028	1,995	2,006	1,805	0.07
SRS Distribution, Inc. (9)	SOFR + 3.50%	6.31%	6/2/2028	9,955	9,727	9,207	0.37
The Cook & Boardman Group, LLC (11)	SOFR + 5.75%	8.48%	10/17/2025	47,062	44,620	44,179	1.78

					87,506	84,769	3.40

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Transportation Infrastructure
First Student Bidco, Inc. (9)	L + 3.00%	6.64%	7/21/2028	3,981	3,970	3,695	0.15
Froneri International PLC (4)(11)	L + 2.25%	5.37%	1/29/2027	4,928	4,793	4,664	0.19
Frontline Road Safety, LLC (4)(10)	L + 5.75%	6.68%	5/3/2027	13,305	12,883	12,673	0.51
Roadsafe Holdings, Inc. (4)(11)	L + 5.75%	9.50%	10/19/2027	18,871	18,692	18,683	0.75

					40,338	39,715	1.60
Wireless Telecommunication Services
CCI Buyer, Inc. (10)	SOFR + 4.00%	7.55%	12/17/2027	6,758	6,573	6,388	0.26

First Lien Debt Total					4,841,914	4,781,798	192.89

Second Lien Debt
Diversified Consumer Services
Ascend Learning, LLC (4)(9)	L + 5.75%	8.87%	12/10/2029	$5,301	$4,705	$4,909	0.20%
Health Care Providers & Services
Jayhawk Buyer, LLC (4)(11)	L + 8.75%	11.56%	10/15/2027	24,712	24,520	24,527	0.99
Industrial Conglomerates
Victory Buyer, LLC (4)(9)	L + 7.00%	10.57%	11/1/2029	66,704	65,403	64,870	2.62
Life Sciences Tools & Services
Curia Global, Inc. (4)(10)	L + 6.50%	9.31%	8/31/2029	37,847	36,997	36,995	1.49
Phoenix Newco, Inc. (4)(6)(9)	L + 6.50%	9.62%	11/15/2029	37,847	36,997	36,995	1.49

					73,994	73,991	2.98
Software
Apex Group Treasury, LLC (4)(6)(9)	L + 6.75%	10.42%	7/27/2029	37,847	38,036	38,036	1.53
Proofpoint, Inc. (5)(9)	L + 6.25%	9.32%	8/31/2029	28,890	28,241	28,023	1.13
Vision Solutions, Inc. (5)(10)	L + 7.25%	10.03%	4/23/2029	37,847	32,246	31,969	1.29

					98,522	98,028	3.95
Transportation Infrastructure
Drive Chassis Holdco, LLC (8)	L + 6.75%	9.18%	4/10/2026	28,066	27,963	27,960	1.13

Second Lien Total					295,107	294,284	11.87

Equity
Aerospace & Defense
Loar Acquisition 13, LLC - Common Units (4)				2,547,048	$4,305	$5,272	0.21%
Air Freight & Logistics
AGI Group Holdings LP - A2 Units (4)				194	208	208	0.01

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount (16)	Cost (3)	Fair Value	% of Net Assets
Equity (continued)
Air Freight & Logistics (continued)
Mode Holdings, L.P. - Class A-2 Common Units (4)				1,230,769	2,215	2,265	0.09

					2,424	2,473	0.10
Distributors
Box Co-Invest Blocker, LLC (4)				780,000	780	819	0.03
Diversified Consumer Services
Cambium Holdings, LLC - Senior Preferred Interests (4)				974,662	1,133	1,176	0.05
Deneb Ultimate Topco, LLC - Class A Units (4)				728	728	655	0.03

					1,860	1,831	0.08
Health Care Providers & Services
Jayhawk Holdings, LP - A-1 Common Units (4)				797	210	227	0.01
Jayhawk Holdings, LP - A-2 Common Units (4)				429	113	122	—

					322	349	0.01
Software
Lobos Parent, Inc. - Series A Preferred Shares (4)				5,773	5,700	5,946	0.24
Transportation Infrastructure
Frontline Road Safety Investments, LLC - Class A Common Units (4)				3,936	376	315	0.01

Equity Total					15,767	17,005	0.68

Total Investment Portfolio					5,152,788	5,093,087	205.44

Total Investments—non-controlled/ affiliated
Distributors
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP) - Class A Common Units (4)(6)(14)					1,828	2,676	0.11

Total Equity					1,828	2,676	0.11

Total Investments—non-controlled/ affiliated					1,828	2,676	0.11

Investments—controlled/affiliated
Equity
Specialty Retail
GSO DL CoInvest CI LP (CustomInk, LLC) - Series A Preferred Units (4)(6)(14)					$3,542	$3,770	0.15%

Total Equity					3,542	3,770	0.15

Total Investments— controlled/affiliated					3,542	3,770	0.15

Total Investment Portfolio					5,158,157	5,099,533	205.70

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount (16)	Cost (3)	Fair Value	% of Net Assets
Cash and Cash Equivalents
State Street Institutional U.S. Government Money Market Fund					947	947	0.04
Other Cash and Cash Equivalents					134,125	134,125	5.41

Total Portfolio Investments, Cash and Cash Equivalents					$5,293,229	$5,234,605	211.15%

(1)

All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount is presented for debt investments and the number of shares or units owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either LIBOR (“L”), Canadian Dollar Offered Rate (“CDOR” or “C”), Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR or “S”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of September 30, 2022. Variable rate loans typically include an interest reference rate floor feature. For each such loan, the Company has provided the interest rate in effect on the date presented.

(3)

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

(4)	These investments were valued using unobservable inputs and are considered Level 3 investments.
(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities.

(6)	For unsettled positions the interest rate does not include the base rate.
(7)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments (all commitments are first lien, unless otherwise noted):

Investments—non-controlled/ non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
First Lien Debt
ADCS Clinics Intermediate Holdings, LLC	Revolver	5/7/2027	$781	$(16)
ADCS Clinics Intermediate Holdings, LLC	Delayed Draw Term Loan	5/7/2023	489	—
Barbri Holdings, Inc.	Delayed Draw Term Loan	4/28/2023	1,363	—
Bazaarvoice, Inc.	Delayed Draw Term Loan	11/7/2022	2,831	—

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments—non-controlled/ non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
First Lien Debt (continued)
Bazaarvoice, Inc.	Revolver	5/7/2026	2,123	—
Monk Holding Co.	Delayed Draw Term Loan	8/12/2023	7,996	(106)
Cambium Learning Group, Inc.	Revolver	7/20/2028	3,249	—
CCBlue Bidco, Inc.	Delayed Draw Term Loan	12/21/2023	2,832	—
CPI Buyer, LLC	Delayed Draw Term Loan	5/1/2023	7,175	—
CPI Buyer, LLC	Revolver	11/1/2026	2,974	(59)
CSHC Buyerco, LLC	Delayed Draw Term Loan	9/8/2026	3,511	(44)
Cumming Group, Inc.	Delayed Draw Term Loan	5/26/2027	2,022	(20)
Cumming Group, Inc.	Revolver	5/26/2027	1,776	—
DCA Investment Holdings, LLC	Delayed Draw Term Loan	3/12/2023	173	—
Icebox Holdco III, Inc.	Delayed Draw Term Loan	12/22/2028	1,027	(62)
Express Wash Concepts, LLC	Delayed Draw Term Loan	4/30/2027	19,500	—
Forefront Management Holdings, LLC	Delayed Draw Term Loan	3/23/2029	681	—
The GI Alliance Management, LLC	Delayed Draw Term Loan	11/4/2024	4	—
GovernmentJobs.com, Inc.	Revolver	11/30/2027	2,566	(51)
GovernmentJobs.com, Inc.	Delayed Draw Term Loan	11/30/2023	8,018	(80)
Java Buyer, Inc.	Delayed Draw Term Loan	12/15/2023	3,414	—
Knowledge Pro Buyer, Inc.	Revolver	12/10/2023	1,318	—
Knowledge Pro Buyer, Inc.	Delayed Draw Term Loan	12/10/2027	3,878	(39)
Latham Pool Products, Inc.	Delayed Draw Term Loan	2/18/2029	11,250	(1,181)
LD Lower Holdings, Inc.	Delayed Draw Term Loan	2/8/2023	2,542	—
Reverb Buyer, Inc.	Delayed Draw Term Loan	11/1/2028	552	(25)
Navigator Acquiror, Inc.	Delayed Draw Term Loan	7/16/2023	3,701	—
New Arclin US Holding Corp.	Delayed Draw Term Loan	9/22/2028	382	(28)
Pediatric Associates Holding Co., LLC	Delayed Draw Term Loan	12/29/2028	263	—
Porcelain Acquisition Corp.	Delayed Draw Term Loan	4/1/2027	2,115	(62)
Prodege International Holdings, LLC	Delayed Draw Term Loan	12/15/2022	2,729	(55)
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	3/17/2023	3,721	—
Qualus Power Services Corp.	Delayed Draw Term Loan	3/26/2023	2,004	—
Refficiency Holdings, LLC	Delayed Draw Term Loan	12/16/2027	683	—
Relativity ODA, LLC	Revolver	5/12/2027	538	(8)
RWL Holdings, LLC	Delayed Draw Term Loan	12/1/2027	5,185	(52)
Smile Doctors, LLC	Revolver	12/23/2027	3,932	—
Stepping Stones Healthcare Services, LLC	Delayed Draw Term Loan	12/30/2023	3,263	—
Stepping Stones Healthcare Services, LLC	Revolver	12/30/2026	1,740	—
Tailwind Colony Holding Corporation	Delayed Draw Term Loan	12/10/2022	110	—
Trident TPI Holdings, Inc.	Delayed Draw Term Loan	9/15/2028	278	—
Trinity Partners Holdings, LLC	Delayed Draw Term Loan	12/21/2023	2,518	(25)
Triple Lift, Inc.	Revolver	5/6/2028	1,321	—

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2022

(in thousands)

(Unaudited)

Investments—non-controlled/ non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
First Lien Debt (continued)
US Oral Surgery Management Holdco, LLC	Delayed Draw Term Loan	11/18/2023	4,617	—
US Oral Surgery Management Holdco, LLC	Revolver	11/18/2027	1,915	(29)
VT Topco, Inc.	Delayed Draw Term Loan	8/1/2025	117	—
West Monroe Partners, LLC	Delayed Draw Term Loan	11/9/2023	7,580	—
West Monroe Partners, LLC	Revolver	11/9/2027	2,843	(14)
WHCG Purchaser III, Inc.	Revolver	6/22/2026	741	(54)
WHCG Purchaser III, Inc.	Delayed Draw Term Loan	6/22/2023	1,154	—

Total Unfunded Commitments			$147,494	$(2,010)

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of September 30, 2022 was 0.50%.
(10)	The interest rate floor on these investments as of September 30, 2022 was 0.75%.
(11)	The interest rate floor on these investments as of September 30, 2022 was 1.00%.
(12)	The interest rate floor on these investments as of September 30, 2022 was 1.25%.
(13)	The interest rate floor on these investments as of September 30, 2022 was 1.50%.

Below is selected balance sheet information for the Emerald JV as of September 30, 2022:

September 30, 2022
ASSETS	(Unaudited)
Investments at fair value (cost of $5,158,157 at September 30, 2022)	$5,099,533
Cash and cash equivalents	135,072
Interest receivable	20,893
Receivable for investments sold	25,346
Deferred financing costs	10,627
Subscription receivable	2,287

Total assets	$5,293,758

LIABILITIES
Debt	$2,591,164
Distribution payable	33,536
Payable for investments purchased and other liabilities	190,808

Total liabilities	2,815,508

MEMBERS’ EQUITY
Members’ Equity	2,478,250

Total Members’ Equity	2,478,250

Total liabilities and member’s equity	$5,293,758

Below is selected statement of operations information for the Emerald JV as of September 30, 2022:

	For the Three Months Ended September 30, 2022	For the Nine Months Ended September 30, 2022
Investment income:
From non-controlled/non-affiliated investments:
Interest income	$56,971	$119,898
Other income	150	392

Total investment income	57,121	120,290

Expenses:
Interest expense	18,762	32,957
Other expenses	1,404	2,616

Total expenses	20,166	35,573

Net investment income before taxes	36,955	84,717

Tax Expense	—	—

Net investment income after taxes	$36,955	$84,717

Net realized and change in unrealized gain (loss) on investments
Net change in unrealized gain (loss) on investments	(7,970)	(58,771)
Net realized gains on investments	(2,259)	(2,750)

Total net realized and change in unrealized gain (loss) on investments	(10,229)	(61,521)

Net increase (decrease) in net assets resulting from operations	$26,726	$23,196

Note 12. Twin Peaks Acquisition

Pursuant to a Securities Purchase Agreement, dated March 5, 2021(the “Purchase Agreement”), by and among the Company, Twin Peaks Parent LLC, a Delaware limited liability company not affiliated with the Company (the “Seller”), Twin Peaks, Teacher Retirement System of Texas, an investor in Seller, and the Adviser, the Company acquired Twin Peaks which includes a portfolio of assets from Seller consisting of loans to 41 borrowers, five equity investments, cash and other assets (collectively, the “Assets”) for an aggregate purchase price of $721.0 million. The purchase price represents the fair market value of the Assets of $1,059.0 million determined pursuant to the Company’s valuation procedures (including approval of the valuations by the Company’s Board after review of reports provided by independent valuation providers) within 48 hours of the closing, less the amount of assumed borrowings (including accrued interest) of $338.0 million. The Seller is an entity owned and controlled by a third party and advised by an affiliate of the Adviser. An affiliate of the Adviser owns an approximately 2.9% non-voting interest in the Seller. The acquisition of Twin Peaks was funded with cash on hand, which primarily consists of proceeds from the Company’s offering of its common shares.

Pursuant to the Purchase Agreement, the Company purchased 100% of the limited liability company interests in Twin Peaks, which directly holds Assets and two wholly-owned financing subsidiaries (the “Financing Subsidiaries”), each of which directly holds Assets. Each of the Financing Subsidiaries (Denali Peak Funding and Siris Peak Funding) are now indirectly wholly-owned by the Company and have entered into credit facilities that have been assumed by the Company pursuant to the Purchase Agreement.

The following table summarizes the assets and liabilities of Twin Peaks as of the acquisition date:

March 5, 2021
ASSETS
Investments at fair value	$1,023,188
Cash and cash equivalents	$23,609
Interest receivable	$10,018
Other assets	$2,211

Total assets	$1,059,026

LIABILITIES
Debt	$337,648
Interest payable	$365

Total liabilities	$338,013

NET ASSETS
Total net assets	$721,013

Total liabilities and net assets	$1,059,026

Note 13. Subsequent Events

The Company’s management evaluated subsequent events through the date of issuance of the consolidated financial statements. There have been no subsequent events that occurred during such period that would require disclosure in, or would be required to be recognized in the consolidated financial statements as of September 30, 2022, except as discussed below.

Newly-Formed Joint Venture

On October 21, 2022, a wholly-owned subsidiary of the Company entered into a joint venture (the “Verdelite JV”) with an entity managed by an alternative credit management investment firm with a specialized focus on structured and syndicated credit, including CLO management (the “Verdelite JV Partner”). The Verdelite JV will acquire and hold approximately $667 million of broadly-syndicated loans. The Fund and the Verdelite JV Partner made capital commitments of $147 million and $21 million, respectively, to the Verdelite JV in exchange for initial equity ownership interests of approximately 87.5% and approximately 12.5%, respectively. Investment decisions and all other material decisions with respect to the Verdelite JV must be approved by representatives of the Fund and the Verdelite JV Partner, and the Fund and the Verdelite JV Partner will have equal voting rights with respect to the Verdelite JV and the Verdelite JV’s general partner. The New JV will not be consolidated in the Fund’s consolidated financial statements.

Haydon Peak Funding Facility

On October 7, 2022, Haydon Peak Funding entered into a senior secured revolving credit facility (the “Haydon Peak Funding Facility”) with HSBC Bank USA, National Association (“HSBC”). HSBC serves as administrative agent, Wilmington Trust, National Association, serves as collateral agent, account bank and collateral custodian, and the Company serves as servicer and transferor under the Haydon Peak Funding Facility.

Advances under the Haydon Peak Funding Facility initially bear interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance (which is one- or three-month term SOFR or daily simple SOFR, at the election of Haydon Peak Funding, in the case of dollar advances), plus an applicable margin of 1.75% to 2.25% per annum depending on the nature of the advances being requested under the credit facility. Effective April 7, 2023, Haydon Peak Funding will pay a commitment fee of 0.50% per annum if the unused facility amount is greater than 25%, based on the average daily unused amount of the financing commitments until October 7, 2025, in addition to certain other fees as agreed between Haydon Peak Funding and HSBC.

The initial principal amount of the Haydon Peak Funding Facility is $500 million. Proceeds from borrowings under the Haydon Peak Funding Facility may be used to fund portfolio investments by Haydon Peak Funding and to make advances under revolving loans or delayed draw term loans where Haydon Peak Funding is a lender. The period during which Haydon Peak Funding may make borrowings under the Haydon Peak Funding Facility expires on October 7, 2025, and the Haydon Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by October 7, 2027.

Bear Peak Funding Facility

On October 10, 2022, Bear Peak Funding entered into a senior secured revolving credit facility (the “Bear Peak Funding Facility”) with BNPP. GLAS USA LLC serves as administrative agent, GLAS Trust Corporation Limited serves as collateral agent, and the Company serves as servicer under the Bear Peak Funding Facility.

Advances under the Bear Peak Funding Facility initially bear interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance, plus an applicable margin of 2.45% per annum. Effective February 10, 2023, Bear Peak Funding will pay a commitment fee of 0.90% per annum if the unused facility amount is greater than 50% or 0.35% per annum if the unused facility amount is less than or equal to 50% and greater than 25%, based on the average daily unused amount of the financing commitments until October 10, 2025. Bear Peak Funding will also pay to BNPP an arranger fee, in addition to certain other fees, each as agreed between Bear Peak Funding and BNPP.

The initial principal amount of the maximum funding amounts under the Bear Peak Funding Facility is €500 million. Proceeds from borrowings under the credit facility may be used to fund portfolio investments by Bear Peak Funding and to make advances under delayed draw term loans and revolving loans where Bear Peak Funding is a lender. The period during which Bear Peak Funding may make borrowings under the Bear Peak Funding Facility expires on October 10, 2025, and the Bear Peak Funding Facility will mature and all amounts outstanding under credit facility must be repaid by October 10, 2027.

October 2027 Notes

On October 11, 2022, the Company entered into a Master Note Purchase Agreement (the “October 2022 Note Purchase Agreement”) governing the issuance of $350,000,000 in aggregate principal amount of its 7.49% Series D Senior Notes (the “October 2027 Notes”) to qualified institutional investors in a private placement. The October 2027 Notes were issued on October 11, 2022 for an aggregate issue price of $345,649.50, or $987.57 per $1,000 principal amount of the October 2027 Notes, and will mature on October 11, 2027 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the Notes will be due semiannually. In addition, the Company is obligated to offer to repay the October 2027 Notes at par if certain change in control events occur. The October 2027 Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured, unsubordinated indebtedness issued by the Company. In addition, in the event that a Below Investment Grade Event (as defined in the October 2022 Note Purchase Agreement) occurs, the October 2027 Notes will bear interest at a fixed rate of 8.49% per year from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing.

In connection with the October 2027 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement, the Company receives a fixed interest rate of 7.49% and pays a floating interest rate of three-month term SOFR + 3.72% on a notional amount of $350 million. The Company designated the interest rate swap as the hedging instrument in a qualifying hedge accounting relationship.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The information contained in this section should be read in conjunction with “Item 1. Financial Statements.” This discussion contains forward-looking statements, which relate to future events our future performance or financial condition and involves numerous risks and uncertainties, including, but not limited to, those set forth in “Risk Factors” in Part I, Item 1A of our annual report on Form 10-K for the year ended December 31, 2021 as updated by the Company’s periodic filings with the Securities and Exchange Commission.

Overview and Investment Framework

We are a newly organized, externally managed, non-diversified closed-end management investment company that has elected to be treated as a BDC under the Investment Company Act of 1940, as amended (the “1940 Act”). Formed as a Delaware statutory trust on February 11, 2020, we are externally managed by the Adviser, which is responsible for sourcing potential investments, conducting due diligence on prospective investments, analyzing investment opportunities, structuring investments and monitoring our portfolio on an ongoing basis. Our Adviser is registered as investment adviser with the SEC. We have elected to be treated, and intend to qualify annually, as a RIC under the Code.

Under our Investment Advisory Agreement, we have agreed to pay the Adviser an annual management fee as well as an incentive fee based on our investment performance. Also, under the Administration Agreement, we have agreed to reimburse the Administrator for the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including our allocable portion of the costs of compensation and related expenses of our chief compliance officer, chief financial officer and their respective staffs.

Our investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. Under normal circumstances, we will invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in private credit investments (loans, bonds and other credit instruments that are issued in private offerings or issued by private companies). If we change our 80% test, we will provide shareholders with at least 60 days’ notice of such change. Under normal circumstances we expect that the majority of our portfolio will be in privately originated and privately negotiated investments, predominantly direct lending to U.S. private companies through (i) first lien senior secured and unitranche loans and (ii) second lien, unsecured, subordinated or mezzanine loans and structured credit, as well as broadly syndicated loans (for which we may serve as an anchor investor), club deals (generally investments made by a small group of investment firms) and other debt and equity securities (the investments described in this sentence, collectively, “Private Credit”). To a lesser extent, we will also invest in publicly traded securities of large corporate issuers (“Opportunistic Credit”). We expect that the Opportunistic Credit investments will generally be liquid, and may be used for the purposes of maintaining liquidity for our share repurchase program and cash management, while also presenting an opportunity for attractive investment returns.

Most of our investments are in U.S private companies, but (subject to compliance with BDCs’ requirement to invest at least 70% of its assets in U.S private companies), we also expect to invest to some extent in European and other non-U.S. companies, but do not expect to invest in emerging markets. Subject to the limitations of the 1940 Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other Blackstone Credit funds. From time to time, we may co-invest with other Blackstone Credit funds.

Key Components of Our Results of Operations

Investments

We focus primarily on loans and securities, including syndicated loans, of private U.S. companies. Our level of investment activity (both the number of investments and the size of each investment) can and will vary substantially from period to period depending on many factors, including the amount of debt and equity capital available to private companies, the level of merger and acquisition activity for such companies, the general economic environment, trading prices of loans and other securities and the competitive environment for the types of investments we make.

Revenues

We generate revenue in the form of interest income on debt investments, capital gains, and dividend income from our equity investments in our portfolio companies. Our senior and subordinated debt investments are expected to bear interest at a fixed or floating rate. Interest on debt securities is generally payable quarterly or semiannually. In some cases, some of our investments may provide for deferred interest payments or PIK interest. The principal amount of the debt securities and any accrued but unpaid PIK interest generally will become due at the maturity date. In addition, we may generate revenue in the form of commitment and other fees in connection with transactions. Original issue discounts and market discounts or premiums will be capitalized, and we will accrete or amortize such amounts as interest income. We will record prepayment premiums on loans and debt securities as interest income. Dividend income, if any, will be recognized on an accrual basis to the extent that we expect to collect such amounts. In addition, we generate revenue from various fees in the ordinary course of business such as in the form of structuring, consent, waiver, amendment, syndication and other miscellaneous fees as well as fees for managerial assistance rendered by us.

In addition, we generate revenue in the form of commitment, loan origination, structuring or diligence fees, fees for providing managerial assistance to our portfolio companies, and possibly consulting fees.

Expenses

Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Adviser. We bear all other costs and expenses of our operations, administration and transactions, including, but not limited to (a) investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Investment Advisory Agreement; (b) our allocable portion of compensation, overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) our chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that performs duties for us; and (iii) any internal audit group personnel of Blackstone or any of its affiliates; and (c) all other expenses of our operations, administrations and transactions.

From time to time, the Adviser, the Administrator or their affiliates may pay third-party providers of goods or services. We will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on our behalf. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our shareholders.

Expense Support and Conditional Reimbursement Agreement

We have entered into an Expense Support Agreement with the Adviser. For additional information see “Item 1. Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note 3. Fees, Expenses, Agreements and Related Party Transactions.”

Portfolio and Investment Activity

For the three months ended September 30, 2022, we acquired $9,648.8 million aggregate principal amount of investments (including $976.1 million of unfunded commitments), $8,434.2 million of which was first lien debt, $119.0 million of which was second lien debt, and $1,095.6 million of which was equity (which includes a $1,092.8 million investment in our joint venture).

For the three months ended September 30, 2021, we acquired $9,100.5 million aggregate principal amount of investments (including $1,215.6 million of unfunded commitments), $8,285.5 million of which was first lien debt, $501.6 million of which was second lien debt, $1.6 million of which was unsecured debt, $198.6 million of which was structured finance investments, and $113.2 million of which was equity.

Our investment activity is presented below (information presented herein is at amortized cost unless otherwise indicated) (dollar amounts in thousands):

	As of and for the three months ended September 30,
	2022	2021
Investments:
Total investments, beginning of period	$47,141,027	$11,247,577
New investments purchased	7,206,000	7,789,702
Net accretion of discount on investments	46,758	10,935
Net realized gain (loss) on investments	(99,556)	5,135
Investments sold or repaid	(4,118,609)	(1,394,407)

Total investments, end of period	$50,175,620	$17,658,942

Amount of investments funded at principal:
First lien debt investments	$7,508,082	$7,077,977
Second lien debt investments	69,063	493,498
Unsecured debt	—	1,641
Structured finance investments	—	198,600
Equity investments (4)	1,095,622	113,180

Total	$8,672,767	$7,884,896

Proceeds from investments sold or repaid:
First lien debt investments	$(3,852,026)	$(1,312,168)
Second lien debt investments	(262,208)	(51,889)
Unsecured debt	(4,375)	(30,350)
Structured finance investments	—	—
Equity investments	—	—

Total	$(4,118,609)	$(1,394,407)

Number of portfolio companies	578	404
Weighted average yield on debt and income producing investments, at cost (1)(2)	8.76%	6.47%
Weighted average yield on debt and income producing investments, at fair value (1)(2)	8.99%	6.44%
Average loan to value (LTV) (3)	42.70%	45.20%
Percentage of debt investments bearing a floating rate, at fair value	99.70%	99.02%
Percentage of debt investments bearing a fixed rate, at fair value	0.30%	0.98%

(1)

Computed as (a) the annual stated interest rate or yield plus the annual accretion of discounts or less the annual amortization of premiums, as applicable, on accruing debt included in such securities, divided by (b) total debt investments (at fair value or cost, as applicable) included in such securities. Actual yields earned over the life of each investment could differ materially from the yields presented above.

(2)

As of September 30, 2022 and 2021, the weighted average total portfolio yield at cost was 8.31% and 6.41%, respectively. The weighted average total portfolio yield at fair value was 8.52% and 6.38%, respectively.

(3)

Includes all private debt investments for which fair value is determined by our Board in conjunction with a third-party valuation firm and excludes quoted assets. Average loan-to-value represents the net ratio of loan-to-value for each portfolio company, weighted based on the fair value of total applicable private debt investments. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company as of the most recent quarter end.

(4)	Includes a $1,092.8 million and $0.0 million investment in our joint venture for the three months ended September 30, 2022 and 2021, respectively.

As of September 30, 2022, our portfolio companies had a weighted average annual revenue of $795.3 million weighted average annual EBITDA of $188.5 million. These calculations include all private debt investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes quoted assets. Amounts are weighted based on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently estimated by us, and may reflect a normalized or adjusted amount. Accordingly, we make no representation or warranty in respect of this information.

Our investments consisted of the following (dollar amounts in thousands):

	September 30, 2022			December 31, 2021
	Cost	Fair Value	% of Total Investments at Fair Value	Cost	Fair Value	% of Total Investments at Fair Value
First lien debt	$44,901,859	$43,902,022	89.67%	$28,076,107	$28,143,451	91.39%
Second lien debt	2,256,935	2,111,420	4.31	1,799,656	1,813,872	5.89
Unsecured debt	21,432	17,370	0.04	6,061	5,842	0.02
Structured finance investments	409,571	357,384	0.73	287,275	286,610	0.93
Investment in joint venture	1,895,396	1,856,239	3.79	—	—	—
Equity investments (1)	690,426	714,568	1.46	528,924	545,918	1.77

Total	$50,175,620	$48,959,003	100.00%	$30,698,023	$30,795,693	100.00%

(1)	Includes equity investment in SLC.

As of September 30, 2022 and December 31, 2021, no loans in the portfolio were on non-accrual status.

BCRED Emerald JV LP

BCRED Emerald JV LP (“Emerald JV”), a Delaware limited liability company, was formed as a joint venture between the Company and a large North American pension fund (the “Emerald JV Partner”), and commenced operations on January 18, 2022 and operates under a limited liability company agreement. The Emerald JV’s principal purpose is to make investments, primarily in senior secured loans that are made to middle-market companies or in broadly syndicated loans. The Company and the Emerald JV partner each initially agreed to contribute up to $1,500 million and $500 million, respectively, to the Emerald JV. The Company contributed approximately $733.4 million of cash, and the Emerald JV Partner contributed net assets of approximately $244.5 million (i.e., $977.8 million in net assets contributed less $733.4 million in cash received by the Emerald JV Partner) to the Emerald JV in exchange for initial equity ownership interests of approximately 75% and approximately 25%, respectively. On September 26, 2022, the Company and the Emerald JV Partner entered into the Master Framework Agreement, pursuant to which the Company and the Emerald JV Partner each agreed to increase their capital commitments to the Emerald JV to $2,250 million and $750 million, respectively. Pursuant to the Master Framework Agreement, the Company made capital contributions to the Emerald JV in an aggregate amount of approximately $940 million (consisting of cash capital contributions of $670 million and an in-kind capital contribution of investments valued at approximately $270 million), the Emerald JV Partner made capital contributions to the Emerald JV of approximately $313 million (consisting of a cash contribution of approximately $251 million and an in-kind capital contribution of investments valued at approximately $62 million), and certain of the SPV subsidiaries of the Company sold investments to the Emerald JV for an aggregate cash purchase price of approximately $1,972 million. After giving effect to the foregoing transactions, the equity ownership interests of the Company and the Emerald JV Partner in the Emerald JV remain approximately 75% and approximately 25%, respectively. The Company and the Emerald JV Partner, through their joint control of the Emerald JV’s General Partner, have equal control of the Emerald JV’s investment decisions and generally all other decisions in respect of the Emerald JV must be approved by the Emerald JV’s investment committee or board of directors, each of which consists of an equal number of representatives of the Company and the Emerald JV Partner. Our investment in the Emerald JV is disclosed on the Company’s Consolidated Schedule of Investments as of September 30, 2022.

The Company has a variable interest in the Emerald JV and has determined that the Emerald JV is a variable interest entity under ASC 810. The Company is not deemed to be the primary beneficiary of the Emerald JV as there is equal power between the Company and JV. Accordingly, the Company does not consolidate the Emerald JV.

For additional information on our joint venture debt obligations see “Item 1. Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note 11. Joint Venture.”

Results of Operations

The following table represents our operating results (dollar amounts in thousands):

	Three Months Ended September		Nine Months Ended September 30,
	2022	2021	2022	2021
Total investment income	$1,044,979	$238,815	$2,337,502	$396,328
Net expenses	473,797	92,278	996,001	132,003

Net investment income before excise tax	571,182	146,537	1,341,501	264,325
Excise tax expense	—	—	292	—

Net investment income after excise tax	571,182	146,537	1,341,209	264,325
Net unrealized appreciation (depreciation)	(135,308)	21,126	(1,085,983)	89,657
Net realized gain (loss)	(99,556)	4,255	(110,874)	10,273

Net increase (decrease) in net assets resulting from operations	$336,318	$171,918	$144,352	$364,255

Net increase (decrease) in net assets resulting from operations can vary from period to period as a result of various factors, including acquisitions, the level of new investment commitments, the recognition of realized gains and losses and changes in unrealized appreciation and depreciation on the investment portfolio. Additionally, as we commenced operations on January 7, 2021, many of the period over period changes resulted from our deployment of capital and increased balance of our investments. As a result, comparisons may not be meaningful.

Investment Income

Investment income, was as follows (dollar amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Interest income	$970,341	$231,869	$2,150,852	$380,505
Payment-in-kind interest income	36,734	1,213	89,526	1,913
Dividend income	25,152	—	70,275	—
Fee income	12,752	5,733	26,849	13,910

Total investment income	$1,044,979	$238,815	$2,337,502	$396,328

Total investment income increased to $1,045.0 million for the three months ended September 30, 2022 from $238.8 million for the same period in the prior year primarily driven by our deployment of capital, increasing interest rates, and the increased balance of our investments. The size of our investment portfolio at fair value increased to $48,959.0 million at September 30, 2022 from $17,738.4 million at September 30, 2021. Included in investment income is dividend income which increased to $25.2 million for the three months ended September 30, 2022, from $0.0 million for the same period in the prior year primarily driven by dividend income received from our JV and our investment in SLC.

Total investment income increased to $2,337.5 million for the nine months ended September 30, 2022 from $396.3 million for the same period in the prior year primarily driven by our deployment of capital and the increased balance of our investments. Included in investment income is dividend income which increased to $70.3 million for the nine months ended September 30, 2022, from $0.0 million for the same period in the prior year primarily driven by dividend income received from our JV and our investment in SLC.

We may experience full or partial losses on our investments which may ultimately reduce our investment income in future periods. In addition, the rise in interest rates in order to control inflation may correlate to increases or decreases in our net income. Increases in interest rates may adversely affect our existing borrowers.

Expenses

Expenses were as follows (dollar amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Interest expense	$294,772	$39,759	$566,332	$60,544
Management fees	70,984	22,521	186,552	39,521
Income based incentive fees	83,663	21,735	194,775	35,496
Capital gains incentive fees	—	3,173	(15,059)	12,491
Distribution and shareholder servicing fees
Class S	13,811	3,442	35,703	5,598
Class D	649	97	1,570	120
Professional fees	2,215	720	7,842	2,307
Board of Trustees’ fees	239	130	641	409
Administrative service expenses	1,897	606	4,090	1,225
Other general & administrative	3,918	1,399	9,764	3,658
Organization costs	—	—	—	1,090
Amortization of continuous offering costs	1,649	1,036	3,791	2,645
Excise tax expense	—	—	292	—

Total expenses	473,797	94,618	996,293	165,104

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Expense support	—	—	—	(2,199)
Recoupment of expense support	—	—	—	2,199
Management fees waived	—	(1,231)	—	(18,231)
Incentive fees waived	—	(1,109)	—	(14,870)

Net expenses	$473,797	$92,278	$996,293	$132,003

Interest Expense

Total interest expense (including unused fees and other debt financing expenses), increased to $294.8 million for the three months ended September 30, 2022 from $39.8 million for the same period in the prior year primarily driven by increased borrowings under our credit facilities, unsecured notes and debt securitizations. The average principal debt outstanding increased to $27,552.4 million for the three months ended September 30, 2022 from $6,814.9 million for the same period in the prior year in addition to an increase in our weighted average interest rate to 4.17% for the three months ended September 30, 2022 from 2.19% for the same period in the prior year.

Total interest expense (including unused fees and other debt financing expenses), increased to $566.3 million for the nine months ended September 30, 2022 from $60.5 million for the same period in the prior year primarily driven by increased borrowings under our credit facilities, unsecured notes and debt securitizations. The average principal debt outstanding increased to $22,342.7 million for the nine months ended September 30, 2022 from $3,512.9 million for the same period in the prior year in addition to an increase in our weighted average interest rate to 3.27% for the nine months ended September 30, 2022 from 2.16% for the same period in the prior year.

Management Fees

Management fees increased to $71.0 million for the three months ended September 30, 2022 from $22.5 million for the same period in the prior year primarily due to an increase in gross assets. Management fees increased to $186.6 million for the nine months ended September 30, 2022 from $39.5 million for the same period in the prior year primarily due to an increase in gross assets. Our total gross assets increased to $52,335.2 million at September 30, 2022 from $18,860.1 million at September 30, 2021. For the three and nine months ended September 30, 2021, the Adviser fully waived management fees, which resulted in a waiver of $1.2 million and $18.2 million, respectively.

Income Based Incentive Fees

Income based incentive fees increased to $83.7 million for the three months ended September 30, 2022 from $21.7 million for the same period in the prior year primarily due to our deployment of capital. Income based incentive fees increased to $194.8 million for the nine months ended September 30, 2022 from $35.5 million for the same period in the prior year primarily due to our deployment of capital. For the three and nine months ended September 30, 2021, the Adviser fully waived incentive fees, which resulted in a waiver of $1.1 million and $14.9 million, respectively.

Capital Gains Incentive Fees

We accrued capital gains incentive fees for the three and nine months ended September 30, 2022 of $0.0 million and $(15.1) million, respectively, compared to $3.2 million and $12.5 million for the same periods in the prior year, primarily due to net realized and unrealized losses in the current year contrasted to net realized and unrealized gains during the three and nine months ended September 30, 2021. The accrual for any capital gains incentive fee under U.S. GAAP in a given period may result in an additional expense if such cumulative amount is greater than in the prior period or a reduction of previously recorded expense if such cumulative amount is less in the prior period. If such cumulative amount is negative, then there is no accrual.

Other Expenses

Organization costs and offering costs include expenses incurred in our initial formation and our continuous offering. Professional fees include legal, rating agencies, audit, tax, valuation, technology and other professional fees incurred related to the management of us. Administrative service expenses represent expense reimbursements paid to the Administrator for our allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the administration agreement, including our allocable portion of the cost of certain of our executive officers, their respective staff and other non-investment professionals that perform duties for us. Other general and administrative expenses include insurance, filing, research, our sub-administrator, subscriptions and other costs.

Total other expenses increased to $24.4 million for the three months ended September 30, 2022 from $7.4 million for the same period in the prior year primarily driven by an increase of distribution and shareholder servicing fees, professional fees, administrative service expenses and other general & administrative expenses due to servicing a growing portfolio.

Total other expenses increased to $63.4 million for the nine months ended September 30, 2022 from $17.1 million for the same period in the prior year primarily driven by an increase of distribution and shareholder servicing fees, professional fees, administrative service expenses and other general & administrative expenses due to servicing a growing portfolio.

Income Taxes, Including Excise Taxes

We elected to be treated as a RIC under Subchapter M of the Code, and we operate in a manner so as to continue to qualify for the tax treatment applicable to RICs. To qualify for tax treatment as a RIC, we must, among other things, distribute to our shareholders in each taxable year generally at least 90% of the sum of our investment company taxable income, as defined by the Code (without regard to the deduction for dividends paid), and net tax-exempt income for that taxable year. To maintain our tax treatment as a RIC, we, among other things, intend to make the requisite distributions to our shareholders, which generally relieve us from corporate-level U.S. federal income taxes.

Depending on the level of taxable income earned in a tax year, we may carry forward taxable income (including net capital gains, if any) in excess of current year dividend distributions from the current tax year into the next tax year and pay a nondeductible 4% U.S. federal excise tax on such taxable income, as required. To the extent that we determine that our estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such income, we will accrue excise tax on estimated excess taxable income.

For the three months ended September 30, 2022 and 2021, we did not incur any, respectively in U.S. federal excise tax. For the nine months ended September 30, 2022 and 2021, we incurred $0.3 million and $0.0 million, respectively in U.S. federal excise tax.

Net Unrealized Gain (Loss)

Net unrealized gain (loss) was comprised of the following (dollar amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net unrealized gain (loss) on investments	$(139,266)	$21,126	$(1,088,272)	$89,657
Net unrealized gain (loss) on foreign currency forward contracts	3,958	—	2,289	—
Net unrealized gain (loss) on forward purchase obligation	—	—	—	—

Net unrealized gain (loss)	$(135,308)	$21,126	$(1,085,983)	$89,657

For the three months ended September 30, 2022, the net unrealized loss was primarily driven by a decrease in the fair value of our debt investments during the period. The fair value of our debt investments as a percentage of principal decreased by 1.2% during the period due to volatility in the quarter in part by rising rates and inflation. For the three months ended September 30, 2021, the fair value of our debt investments increased due to continued spread tightening in the credit markets driven primarily by a strong recovery in economic activity in the period.

For the nine months ended September 30, 2022, the net unrealized loss was primarily driven by a decrease in the fair value of our debt investments during the period. The fair value of our debt investments as a percentage of principal decreased by 2.3% September 30, 2021, the fair value of our debt investments increased due to continued spread tightening in the credit markets driven primarily by a strong recovery in economic activity in the period.

Net Realized Gain (Loss)

The realized gains and losses on fully exited and partially exited investments comprised of the following (dollar amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net realized gain (loss) on investments	$(92,364)	$5,135	$(108,268)	$5,912
Net realized gain (loss) on forward purchase obligation	—	—	—	3,709
Net realized gain (loss) on derivative	—	—	—	2,334
Net realized gain (loss) on translation of assets and liabilities in foreign currencies	(7,192)	(880)	(2,606)	(1,682)

Net realized gain (loss)	$(99,556)	$4,255	$(110,874)	$10,273

For the three and nine months ended September 30, 2022, we generated realized gains of $11.1 million and $16.3 million, respectively, partially offset by realized losses of $110.7 million and $127.2 million, respectively, primarily from full or partial sales of our debt investments.

For the three and nine months ended September 30, 2021, we generated realized gains on investments of $4.3 million and $10.3 million, respectively, which was primarily comprised of net realized gains on sales of quoted loans and, for the nine months ended September 30, 2021, the net realized gains on sales of quoted loans, net realized gain on forward purchase obligation and net realized gains on derivative upon settlement of the Syndicated Warehouse.

The rise in interest rates in order to control inflation may correlate to increases in our net income. Increases in interest rates may adversely affect our existing borrowers.

Interest Rate Swaps

We use interest rate swaps to mitigate interest rate risk associated with the Company’s fixed rate liabilities. We have designated certain interest rate swaps to be in a hedge accounting relationship. See “Item 1. Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note 2. Significant Accounting Policies” for additional disclosure regarding our accounting for derivative instruments designated in a hedge accounting relationship. See our schedule of investments for additional disclosure regarding these derivative instruments. See “Item 1. Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note 7. Borrowings” for additional disclosure regarding the carrying value of our debt.

Financial Condition, Liquidity and Capital Resources

We generate cash primarily from the net proceeds of our continuous offering of common shares, proceeds from net borrowings on our credit facilities and income earned on our debt investments. The primary uses of our cash and cash equivalents are for (i) originating and purchasing debt investments, (ii) funding the costs of our operations (including fees paid to our Adviser and expense reimbursements paid to our Administrator), (iii) debt service, repayment and other financing costs of our borrowings, (iv) funding repurchases under our Share Repurchase Program and (v) cash distributions to the holders of our shares.

As of September 30, 2022 and December 31, 2021, we had fifteen and twelve asset based leverage facilities, one and one revolving credit facility, twelve and seven unsecured note issuances, five and three debt securitizations and short term borrowings related to repurchase obligations outstanding, respectively. We have and will continue to, from time to time, enter into additional credit facilities, increase the size of our existing credit facilities or issue additional debt securities, including debt securitizations, unsecured debt, interest rate swaps and other forms of debt. Any such incurrence or issuance may be from sources within the U.S. or from various foreign geographies or jurisdictions, and may be denominated in currencies other than the U.S. Dollar. Additionally, any such incurrence or issuance would be subject to prevailing market conditions, our liquidity requirements, contractual and regulatory restrictions and other factors. In accordance with the 1940 Act, with certain limited exceptions, we are only allowed to incur borrowings, issue debt securities or issue preferred stock, if immediately after the borrowing or issuance, the ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, is at least 150%. As of September 30, 2022 and December 31, 2021, we had an aggregate amount of $27,543.1 million and $18,301.5 million, respectively, of debt securities outstanding and our asset coverage ratio was 181.7% and 170.2%.

Cash and cash equivalents as of September 30, 2022, taken together with our $7,871.7 million of available capacity under our credit facilities (subject to borrowing base availability), proceeds from new or amended financing arrangements and the continuous offering of our common shares is expected to be sufficient for our investing activities and to conduct our operations in the near term. This determination is based in part on our expectations for the timing of funding investment purchases and the timing and amount of future proceeds from sales of our common shares and the use of existing and future financing arrangements. As of September 30, 2022, we had significant amounts payable and commitments for new investments, which we planned to fund using proceeds from offering our common shares and available borrowing capacity under our credit facilities. Additionally, we held $9,207.6 million of Level 2 debt investments as of September 30, 2022, which could provide additional liquidity if necessary.

Although we were able to close on a new revolving credit facility, issue several new unsecured notes and issue a debt securitization during the three months ended September 30, 2022, recent macroeconomic or market volatility, COVID-19, geopolitical uncertainties or any other negative economic development could restrict our access to financing in the future. We may not be able to find new financing for future investments or liquidity needs and, even if we are able to obtain such financing, such financing may not be on as favorable terms as we could have obtained prior to the outbreak of the pandemic. These factors may limit our ability to make new investments and adversely impact our results of operations.

As of September 30, 2022, we had $1,589.0 million in cash and cash equivalents. During the nine months ended September 30, 2022, cash used in operating activities was $18,356.2 million, primarily as a result of funding portfolio investments of $24,992.6 million, partially offset by proceeds from sale of investments of $5,604.9 million and an increase in payables for investments purchases of $381.8 million. Cash provided by financing activities was $19,332.0 million during the period, primarily as a result of new share issuances related to $11,093.5 million of subscriptions and net borrowings of $9,306.1 million.

As of September 30, 2021, we had $392.8 million in cash and cash equivalents. During the nine months ended September 30, 2021, cash used in operating activities was $16,041.5 million, primarily as a result of funding portfolio investments of $18,427.3 million, the acquisition of Twin Peaks for $697.4 million (net of cash assumed), partially offset by proceeds from sale of investments of $2,117.8 million and an increase in payables for investments purchases of $1,336.6 million. Cash provided by financing activities was $16,434.3 million during the period, primarily as a result of new share issuances related to $8,277.0 million of subscriptions and net borrowings of $8,326.9 million.

Equity

The following table summarizes issuances and repurchases of our common shares of beneficial interest during the three months ended September 30, 2022 (dollars in thousands except share amounts):

	September 30, 2022
	Shares	Amount
CLASS I
Subscriptions	50,251,731	$1,253,674
Share transfers between classes	672,828	16,753
Distributions reinvested	6,079,533	151,911
Share repurchases	(24,860,836)	(612,073)
Early repurchase deduction	—	426

Net increase (decrease)	32,143,256	$810,691

CLASS S
Subscriptions	24,072,466	$601,002
Share transfers between classes	(260,310)	(6,483)
Distributions reinvested	2,447,304	61,154
Share repurchases	(1,963,074)	(48,331)
Early repurchase deduction	—	360

Net increase (decrease)	24,296,386	$607,702

CLASS D
Subscriptions	7,190,702	$179,680
Share transfers between classes	(412,518)	(10,270)
Distributions reinvested	456,349	11,404
Share repurchases	(154,765)	(3,810)
Early repurchase deduction	—	14

Net increase (decrease)	7,079,768	$177,018

Total net increase (decrease)	63,519,410	$1,595,411

The following table summarizes issuances and repurchases of our common shares of beneficial interest during the nine months ended September 30, 2022 (dollars in thousands except share amounts):

	September 30, 2022
	Shares	Amount
CLASS I
Subscriptions	271,964,030	$6,973,021
Share transfers between classes	2,206,163	56,232
Distributions reinvested	14,582,560	370,696
Share repurchases	(36,739,213)	(908,178)
Early repurchase deduction	—	3,339

Net increase (decrease)	252,013,540	$6,495,110

CLASS S
Subscriptions	132,866,990	$3,406,722
Share transfers between classes	(437,194)	(11,003)
Distributions reinvested	5,600,358	142,331
Share repurchases	(3,628,447)	(90,294)
Early repurchase deduction	—	711

Net increase (decrease)	134,401,707	$3,448,467

CLASS D
Subscriptions	27,916,681	$713,712
Share transfers between classes	(1,768,969)	(45,229)
Distributions reinvested	973,728	24,710
Share repurchases	(246,189)	(6,087)
Early repurchase deduction	—	73

Net increase (decrease)	26,875,251	$687,179

Total net increase (decrease)	413,290,498	$10,630,756

The following table summarizes transactions in common shares of beneficial interest during the three months ended September 30, 2021 (dollars in thousands except share amounts):

	Shares	Amount
CLASS I
Subscriptions	96,021,435	$2,479,115
Share transfers between classes	569,253	14,693
Distributions reinvested	1,899,280	49,034
Share repurchases	(109,860)	(2,845)
Early repurchase deduction	—	44

Net increase (decrease)	98,380,108	$2,540,041

CLASS S
Subscriptions	31,873,180	$823,021
Share transfers between classes	(133,281)	(3,439)
Distributions reinvested	599,258	15,471
Share repurchases	(3,875)	(100)
Early repurchase deduction	—	13

Net increase (decrease)	32,335,282	$834,966

	Shares	Amount
CLASS D
Subscriptions	5,133,862	$132,547
Share transfers between classes	(435,972)	(11,254)
Distributions reinvested	46,849	1,210
Share repurchases	—	—
Early repurchase deduction	—	1

Net increase (decrease)	4,744,739	$122,504

Total net increase (decrease)	135,460,129	$3,497,511

The following table summarizes transactions in common shares of beneficial interest during the nine months ended September 30, 2021 (dollars in thousands except share amounts):

	Shares	Amount
CLASS I
Subscriptions	240,492,026	$6,148,343
Share transfers between classes	675,642	17,438
Distributions reinvested	2,859,118	73,596
Share repurchases	(158,598)	(4,103)
Early repurchase deduction	—	63

Net increase (decrease)	243,868,188	$6,235,337

CLASS S
Subscriptions	74,739,583	$1,916,892
Share transfers between classes	(133,281)	(3,439)
Distributions reinvested	807,553	20,812
Share repurchases	(3,875)	(100)
Early repurchase deduction fees	—	19

Net increase (decrease)	75,409,980	$1,934,184

CLASS D
Subscriptions	8,259,128	$212,894
Share transfers between classes	(542,361)	(13,999)
Distributions reinvested	49,260	1,272
Share repurchases	—	—
Early repurchase deduction fees	—	1

Net increase (decrease)	7,766,027	$200,168

Total net increase (decrease)	327,044,195	$8,369,689

Distributions and Dividend Reinvestment

The following table summarizes our distributions declared and payable for the nine months ended September 30, 2022 (dollar amounts in thousands, except share amounts):

			Class I
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 26, 2022	January 31, 2022	February 24, 2022	$0.1740	$66,686
February 23, 2022	February 28, 2022	March 25, 2022	0.1740	75,042
March 23, 2022	March 31, 2022	April 28, 2022	0.1740	82,959
April 23, 2022	April 30, 2022	May 27, 2022	0.1740	89,838
May 23, 2022	May 31, 2022	June 29, 2022	0.1740	96,450
June 23, 2022	June 30, 2022	July 27, 2022	0.1740	100,372
July 20, 2022	July 31, 2022	August 29, 2022	0.1740	102,863
August 24, 2022	August 31, 2022	September 28, 2022	0.2440	148,413	(1)
September 7, 2022	September 30, 2022	October 26, 2022	0.1740	108,483

			$1.6360	$871,106

			Class S
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 26, 2022	January 31, 2022	February 24, 2022	$0.1556	$23,816
February 23, 2022	February 28, 2022	March 25, 2022	0.1556	26,598
March 23, 2022	March 31, 2022	April 28, 2022	0.1557	29,834
April 23, 2022	April 30, 2022	May 27, 2022	0.1557	32,985
May 23, 2022	May 31, 2022	June 29, 2022	0.1558	35,893
June 23, 2022	June 30, 2022	July 27, 2022	0.1561	38,018
July 20, 2022	July 31, 2022	August 29, 2022	0.1564	39,451
August 24, 2022	August 31, 2022	September 28, 2022	0.2263	58,706	(1)
September 7, 2022	September 30, 2022	October 26, 2022	0.1562	41,985

			$1.4734	$327,287

			Class D
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 26, 2022	January 31, 2022	February 24, 2022	$0.1686	$3,469
February 23, 2022	February 28, 2022	March 25, 2022	0.1686	3,961
March 23, 2022	March 31, 2022	April 28, 2022	0.1686	4,551
April 23, 2022	April 30, 2022	May 27, 2022	0.1686	5,126
May 23, 2022	May 31, 2022	June 29, 2022	0.1686	5,699
June 23, 2022	June 30, 2022	July 27, 2022	0.1687	6,190
July 20, 2022	July 31, 2022	August 29, 2022	0.1688	6,555
August 24, 2022	August 31, 2022	September 28, 2022	0.2388	10,007	(1)
September 7, 2022	September 30, 2022	October 26, 2022	0.1688	7,401

			$1.5881	$52,959

The following table presents distributions that were declared during the nine months ended September 30, 2021:

			Class I
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 29, 2021	January 31, 2021	February 24, 2021	$0.1151	$3,431
February 24, 2021	February 28, 2021	March 29, 2021	0.1427	7,206
March 30, 2021	March 31, 2021	April 28, 2021	0.1458	10,483
April 23, 2021	April 30, 2021	May 26, 2021	0.1510	15,074
May 25, 2021	May 31, 2021	June 28, 2021	0.1563	19,336
June 29, 2021	June 30, 2021	July 28, 2021	0.1667	24,261
June 29, 2021	June 30, 2021	July 28, 2021	0.1233	17,944	(1)
July 21, 2021	July 31, 2021	August 27, 2021	0.1740	31,252
August 25, 2021	August 31, 2021	September 28, 2021	0.1740	36,103
September 27, 2021	September 30, 2021	October 27, 2021	0.1740	42,453

			$1.5229	$207,543

			Class S
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 29, 2021	January 31, 2021	February 24, 2021	$0.1008	$277
February 24, 2021	February 28, 2021	March 29, 2021	0.1250	827
March 30, 2021	March 31, 2021	April 28, 2021	0.1281	1,426
April 23, 2021	April 30, 2021	May 26, 2021	0.1329	2,994
May 25, 2021	May 31, 2021	June 28, 2021	0.1382	4,607
June 29, 2021	June 30, 2021	July 28, 2021	0.1484	6,391
June 29, 2021	June 30, 2021	July 28, 2021	0.1233	5,311	(1)
July 21, 2021	July 31, 2021	August 27, 2021	0.1557	8,187
August 25, 2021	August 31, 2021	September 28, 2021	0.1557	9,376
September 27, 2021	September 30, 2021	October 27, 2021	0.1557	11,742

			$1.3638	$51,138

			Class D
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
May 25, 2021	May 31, 2021	June 28, 2021	0.1510	205
June 29, 2021	June 30, 2021	July 28, 2021	0.1613	487
June 29, 2021	June 30, 2021	July 28, 2021	0.1233	373	(1)
July 21, 2021	July 31, 2021	August 27, 2021	0.1686	749
August 25, 2021	August 31, 2021	September 28, 2021	0.1686	997
September 27, 2021	September 30, 2021	October 27, 2021	0.1686	1,309

			$0.9414	$4,120

(1)	Represents a special distribution.

With respect to distributions, we have adopted an “opt out” dividend reinvestment plan for shareholders. As a result, in the event of a declared cash distribution or other distribution, each shareholder that has not “opted out” of the dividend reinvestment plan will have their dividends or distributions automatically reinvested in additional shares rather than receiving cash distributions. Shareholders who receive distributions in the form of shares will be subject to the same U.S. federal, state and local tax consequences as if they received cash distributions.

Sources of distributions, other than net investment income and realized gains on a U.S. GAAP basis, include required adjustments to U.S. GAAP net investment income in the current period to determine taxable income available for distributions. The following tables reflect the sources of cash distributions on a U.S. GAAP basis that we declared on our shares of common stock during the nine months ended September 30, 2022:

	Class I		Class S		Class D
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$1.6360	$871,106	$1.4734	$327,287	$1.5881	$52,959
Net realized gains	—	—	—	—	—	—

Total	$1.6360	$871,106	$1.4734	$327,287	$1.5881	$52,959

The following tables reflect the sources of cash distributions on a U.S. GAAP basis that the Company has declared on its shares of common stock during the nine months ended September 30, 2021:

	Class I		Class S		Class D
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$1.5229	$207,543	$1.3638	$51,138	$0.9414	$4,120
Net realized gains	—	—	—	—	—	—

Total	$1.5229	$207,543	$1.3638	$51,138	$0.9414	$4,120

Share Repurchase Program

At the discretion of the Board, the Company has commenced a share repurchase program in which the Company may repurchase, in each quarter, up to 5% of the NAV of the Company’s common shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. The Board may amend or suspend the share repurchase program at any time if in its reasonable judgment it deems such action to be in the best interest of shareholders, such as when a repurchase offer would place an undue burden on the Company’s liquidity, adversely affect the Company’s operations or risk having an adverse impact on the Company that would outweigh the benefit of the repurchase offer. As a result, share repurchases may not be available each quarter. The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Securities Exchange Act of 1934, as amended, and the 1940 Act. All shares purchased pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under the share repurchase plan, to the extent the Company offers to repurchase shares in any particular quarter, it is expected to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders across all shares.

During the three months ended September 30, 2022, approximately 26,978,676 shares were repurchased (total value of $664.2 million based on September 30, 2022 NAV of $24.62). During the nine months ended September 30, 2022, approximately 40,613,906 shares were repurchased (total value of $1.0 billion based on September 30, 2022 NAV of $24.62).

During the three and nine months ended September 30, 2021, approximately 113,735 shares were repurchased (total value of $2.9 million based on September 30, 2021 NAV of $25.90).

The following table further summarizes the share repurchases completed during the nine months ended September 30, 2022:

Repurchase deadline request	Percentage of Outstanding Shares the Company Offered to Repurchase (1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (all classes) (3)	Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased (1)	Maximum number of shares that may yet be purchased under the repurchase plan (2)
February 28, 2022	5.00%	$25.82	March 31, 2022	$54,464	2,146,916	0.43%	—
May 31, 2022	5.00%	$24.80	June 30, 2022	$282,505	11,488,257	1.66%	—
August 31, 2022	5.00%	$24.62	September 30, 2022	$663,415	26,978,603	3.19%	—

(1)	Percentage is based on total shares as of the close of the previous calendar quarter.
(2)	All repurchase requests were satisfied in full.
(3)	Amounts shown net of Early Repurchase Deduction

The following table further summarizes the share repurchases completed during the nine months ended September 30, 2021:

Repurchase deadline request	Percentage of Outstanding Shares the Company Offered to Repurchase (1)	Repurchase Pricing Date	Amount Repurchased (all classes) (3)	Number of Shares Repurchased (all classes) (1)	Percentage of Outstanding Shares Repurchased (2)
May 28, 2021	5.00%	June 30, 2021	$1,233	48,738	0.06%
August 31, 2021	5.00%	September 30, 2021	$2,887	113,735	0.06%

(1)	Percentage is based on total shares as of the close of the previous calendar quarter. All repurchases requests were satisfied in full.

Borrowings

Our outstanding debt obligations were as follows (dollar amounts in thousands):

	September 30, 2022
	Aggregate Principal Committed	Outstanding Principal	Carrying Value	Unused Portion (1)	Amount Available (2)
Bard Peak Funding Facility (3)	$1,650,000	$1,449,196	$1,449,196	$200,804	$200,804
Castle Peak Funding Facility (4)	1,600,000	1,195,027	1,195,027	404,973	327,034
Maroon Peak Funding Facility	800,000	800,000	800,000	—	—
Summit Peak Funding Facility (5)	2,300,000	1,535,572	1,535,572	764,428	111,342
Denali Peak Funding Facility	750,000	749,800	749,800	200	200
Bushnell Peak Funding Facility	600,000	600,000	600,000	—	—
Granite Peak Funding Facility	750,000	562,700	562,700	187,300	113,734
Middle Peak Funding Facility	800,000	599,950	599,950	200,050	200,050
Bison Peak Funding Facility	1,500,000	1,467,300	1,467,300	32,700	32,700
Blanca Peak Funding Facility	1,500,000	1,000,000	1,000,000	500,000	380,923
Windom Peak Funding Facility(6)	2,000,000	1,612,648	1,612,648	387,352	386,613
Monarch Peak Funding Facility	2,000,000	1,123,400	1,123,400	876,600	46,780
Borah Peak Funding Facility	400,000	381,000	381,000	19,000	19,000

	September 30, 2022
	Aggregate Principal Committed	Outstanding Principal	Carrying Value	Unused Portion (1)	Amount Available (2)
Naomi Peak Funding Facility	400,000	340,000	340,000	60,000	60,000
Meridian Peak Funding Facility	500,000	100,000	100,000	400,000	400,000
2022-1 BSL WH	400,000	168,000	168,000	232,000	232,000
Revolving Credit Facility (7)	5,150,000	1,543,710	1,543,710	3,606,290	3,578,119
June 2024 Notes (8)(11)	435,000	435,000	413,517	—	—
June 2026 Notes (8)	400,000	400,000	397,444	—	—
September 2024 Notes (8)(11)	365,000	365,000	344,879	—	—
December 2026 Notes (8)(11)	1,250,000	1,250,000	1,155,655	—	—
November 2026 Eurobonds (8)(9)	580,475	580,475	484,402	—	—
November 2024 Notes (8)(11)	500,000	500,000	470,872	—	—
March 2027 Notes (8)	1,000,000	1,000,000	988,722	—	—
January 2025 Notes (8)(11)	500,000	500,000	469,326	—	—
January 2029 Notes (8)	650,000	650,000	638,778	—	—
March 2025 Notes (8)(11)	900,000	900,000	852,378	—	—
May 2027 Notes (8)(11)	625,000	625,000	593,636	—	—
April 2026 UK Bonds (8)(9)(12)	326,925	326,925	248,301	—	—
September 2025 Notes	600,000	600,000	590,541	—	—
2021-1 BSL Debt (10)	663,000	663,000	661,975	—	—
2022-1 BSL Debt (10)	420,000	420,000	418,376	—	—
2021-2 Debt (10)	505,800	505,800	504,222	—	—
MML 2021-1 Debt (10)	690,000	690,000	685,943	—	—
MML 2022-1 Debt (10)	759,000	759,000	753,757	—	—
MML 2022-2 Debt(10)	300,500	300,500	297,971	—	—
Short-Term Borrowings	844,083	844,083	844,083	—	—

Total	$35,414,783	$27,543,087	$27,043,081	$7,871,697	$6,089,299

	December 31, 2021
	Aggregate Principal Committed	Outstanding Principal	Carrying Value	Unused Portion (1)	Amount Available (2)
Bard Peak Funding Facility (3)	$1,650,000	$879,000	$879,000	$771,000	$—
Castle Peak Funding Facility (4)	1,600,000	1,171,809	1,171,809	428,191	131,041
Maroon Peak Funding Facility	700,000	483,952	483,952	216,048	216,048
Summit Peak Funding Facility (5)	2,000,000	1,643,154	1,643,154	356,846	86,767
Denali Peak Funding Facility	675,000	668,400	668,400	6,600	6,600
Bushnell Peak Funding Facility	600,000	395,500	395,500	204,500	98,376
Granite Peak Funding Facility	250,000	248,000	248,000	2,000	2,000
Middle Peak Funding Facility	800,000	799,550	799,550	450	68
Bison Peak Funding Facility	1,500,000	1,320,800	1,320,800	179,200	69,364
Blanca Peak Funding Facility	1,000,000	892,800	892,800	107,200	107,200
Windom Peak Funding Facility(6)	1,000,000	989,759	989,759	10,241	6,471
Monarch Peak Funding Facility	1,000,000	567,400	567,400	432,600	68,250
Revolving Credit Facility (7)	3,250,000	1,144,422	1,144,422	2,105,578	2,105,578
June 2024 Notes (8)	435,000	435,000	431,854	—	—
June 2026 Notes (8)	400,000	400,000	396,952	—	—
September 2024 Notes (8)	365,000	365,000	361,805	—	—
December 2026 Notes (8)	1,250,000	1,250,000	1,227,844	—	—
November 2026 Eurobonds (8)(9)	569,958	569,958	563,695	—	—

	December 31, 2021
	Aggregate Principal Committed	Outstanding Principal	Carrying Value	Unused Portion (1)	Amount Available (2)
November 2024 Notes (8)	500,000	500,000	496,054	—	—
March 2027 Notes (8)	1,000,000	1,000,000	987,298	—	—
2021-1 BSL Debt (10)	663,000	663,000	661,910	—	—
2021-2 Debt (10)	505,800	505,800	504,124	—	—
MML 2021-1 Debt (10)	690,000	690,000	685,696	—	—
Short-Term Borrowings	718,156	718,156	718,156	—	—

Total	$23,121,914	$18,301,460	$18,239,934	$4,820,454	$2,897,763

(1)	The unused portion is the amount upon which commitment fees, if any, are based.
(2)	The amount available reflects any limitations related to each respective credit facility’s borrowing base.
(3)

Under the Bard Peak Funding Facility, the Company may borrow in U.S. dollars or certain other permitted currencies. As of September 30, 2022, the Company had borrowings denominated in Canadian Dollars (CAD) and Euros (EUR) of 39.2 million and 36.0 million, respectively.

(4)

Under the Castle Peak Funding Facility, the Company may borrow in U.S. dollars or certain other permitted currencies. As of September 30, 2022, the Company had borrowings denominated in Canadian Dollars (CAD), British Pounds (GBP), and Euros (EUR) of 60.0 million, 42.4 million, and 36.0 million respectively. As of December 31, 2021, the Company had borrowings denominated in Canadian Dollars (CAD) and British Pounds (GBP) of 60.0 million and 42.4 million, respectively.

(5)

Under the Summit Peak Funding Facility, the Company may borrow in U.S. dollars or certain other permitted currencies. As of September 30, 2022, the Company had borrowings denominated in Canadian Dollars (CAD) and British Pounds (GBP) of 99.2 million and 6.1 million, respectively. As of December 31, 2021, the Company had borrowings denominated in Canadian Dollars (CAD) of 60.0 million.

(6)

Under the Windom Peak Funding Facility, the Company may borrow in U.S. dollars or certain other permitted currencies. As of September 30, 2022 and December 31, 2021, the Company had borrowings denominated in British Pounds (GBP) of 43.6 million and 43.6 million, respectively.

(7)

Under the Revolving Credit Facility, the Company may borrow in U.S. dollars or certain other permitted currencies. As of September 30, 2022, the Company had borrowings denominated in Canadian Dollars (CAD), Swiss Franc (CHF), British Pounds (GBP), and Euros (EUR) of 323.6 million, 105.1 million, 660.3 million, and 75.5 million, respectively . As December 31, 2021 the Company had borrowings denominated in Canadian Dollars (CAD) and British Pounds (GBP) of 46.8 million and 156.9 million, respectively.

(8)

The carrying value of the Company’s June 2024 Notes, June 2026 Notes, September 2024 Notes, December 2026 Notes, November 2026 Eurobonds, November 2024 Notes, March 2027 Notes, January 2025 Notes, January 2029 Notes, March 2025 Notes, May 2027 Notes, April 2026 UK Bonds, and September 2025 Notes are presented net of unamortized debt issuance costs of $2.2 million, $2.5 million, $2.3 million, $19.6 million, $6.1 million, $3.1 million, $11.3 million, $3.9 million, $11.2 million, $7.3 million, $2.5 million, $3.1 million, and $8.9 million, respectively, as of September 30, 2022. The carrying value of the Company’s June 2024 Notes, September 2024 Notes, June 2026 Notes, December 2026 Notes, November 2026 Eurobonds, November 2024 Notes and March 2027 Notes are presented net of unamortized debt issuance costs of $3.1 million, $3.2 million, $3.0 million, $22.2 million, $6.3 million, $3.9 million and $12.7 million, respectively, as of December 31, 2021.

(9)

The November 2026 Eurobonds are denominated in Euros and were converted from local currency (EUR) to U.S. Dollars at the time of the transaction. The April 2026 UK Bonds are denominated in British Pounds and were converted from local currency (GBP) to U.S. Dollars at the time of the transaction.

(10)

The carrying value of the Company’s 2021-1 BSL Debt, 2022-1 BSL Debt, 2021-2 Debt, MML 2021-1 Debt, MML 2022-1 Debt and MML 2022-2 Debt is presented net of unamortized debt issuance costs of $1.0 million, $1.6 million, $1.6 million, $4.2 million, $5.3 million, and $2.5 million as of September 30, 2022. The carrying value of the Company’s 2021-1 BSL Debt, 2021-2 Debt and MML 2021-1 Debt is

presented net of unamortized debt issuance costs of $1.1 million, $1.7 million and $4.3 million as of December 31, 2021.
(11)	Inclusive of change in fair market value of effective hedge.

For additional information on our debt obligations see “Item 1. Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note 7. Borrowings.”

Off-Balance Sheet Arrangements

Portfolio Company Commitments

Our investment portfolio contains and is expected to continue to contain debt investments which are in the form of lines of credit or delayed draw commitments, which require us to provide funding when requested by portfolio companies in accordance with underlying loan agreements. As of September 30, 2022 and December 31, 2021, we had unfunded delayed draw term loans and revolvers with an aggregate principal amount of $6,856.5 million and $4,870.5 million, respectively.

From time to time, we may become a party to certain legal proceedings incidental to the normal course of its business. At September 30, 2022, management is not aware of any pending or threatened litigation.

Twin Peaks Acquisition

Pursuant to a Securities Purchase Agreement, dated March 5, 2021 (the “Purchase Agreement”), by and among us, Twin Peaks Parent LLC, a Delaware limited liability company not affiliated with the Company (the “Seller”), BCRED Twin Peaks LLC (“Twin Peaks”), Teacher Retirement System of Texas, an investor in Seller, and the Adviser, we acquired Twin Peaks which includes a portfolio of assets from Seller consisting of loans to 41 borrowers (including delayed draw term loans), five equity investments, cash and other assets (collectively, the “Assets”) for an aggregate purchase price of $721.0 million. For additional information see “Item 1. Financial Statements—Notes to Financial Statements—Note 12. Twin Peaks Acquisition.”

Related-Party Transactions

We entered into a number of business relationships with affiliated or related parties, including the following:

•	the Investment Advisory Agreement;

•	the Administration Agreement;

•	Intermediary Manager Agreement;

•	Expense Support and Conditional Reimbursement Agreement; and

•	Twin Peaks Acquisition

In addition to the aforementioned agreements, we, our Adviser and certain of our Adviser’s affiliates have been granted exemptive relief by the SEC to co-invest with other funds managed by our Adviser or its affiliates in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. See “Item 1. Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note 3. Fees, Expenses, Agreements and Related Party Transactions.”

Performance

	Inception Date	YTD Return (1)
Class I	January 7, 2021	1.26%
Class S (no upfront placement fee)	January 7, 2021	0.62%
Class S (with upfront placement fee)	January 7, 2021	(2.90)%
Class D (no upfront placement fee)	May 1, 2021	1.07%
Class D (with upfront placement fee)	May 1, 2021	(0.43)%

(1)	YTD return is through September 30, 2022 and assumes distributions are reinvested pursuant to the Company’s dividend reinvestment plan. Amounts are not annualized.

Recent Developments

Macroeconomic Environment

The U.S. Federal Reserve’s recent actions to increase interest rates in order to control inflation have created further uncertainty for the economy and for our borrowers. Although our business model is such that rising interest rates will, all else being equal, correlate to increases in our net income, increases in interest rates may adversely affect our existing borrowers. It is difficult to predict the full impact of recent changes and any future changes in interest rates or inflation.

Reference Rate Reform

LIBOR and certain other floating rate benchmark indices to which our floating rate loans and other loan agreements are tied, including, without limitation, the Euro Interbank Offered Rate, or EURIBOR, the Stockholm Interbank Offered Rate, or STIBOR, the Australian Bank Bill Swap Reference Rate, or BBSY, the Canadian Dollar Offered Rate, or CDOR, the Swiss Average Rate Overnight, or SARON, and the Copenhagen Interbank Offering Rate, or CIBOR, or collectively, IBORs, are the subject of recent national, international and regulatory guidance and proposals for reform. As of December 31, 2021, the ICE Benchmark Association, or IBA, ceased publication of all non-USD LIBOR and the one-week and two-month USD LIBOR and, as and previously announced, intends to cease publication of remaining U.S. dollar LIBOR settings immediately after June 30, 2023. Further, on March 15, 2022, the Consolidated Appropriations Act of 2022, which includes the Adjustable Interest Rate (LIBOR) Act, was signed into law in the U.S. This legislation establishes a uniform benchmark replacement process for financial contracts maturing after June 30, 2023 that do not contain clearly defined or practicable fallback provisions. The legislation also creates a safe harbor that shields lenders from litigation if they choose to utilize a replacement rate recommended by the Board of Governors of the Federal Reserve.

The U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, a steering committee composed of large U.S. financial institutions, has identified the Secured Overnight Financing Rate, or SOFR, a new index calculated using short-term repurchase agreements backed by U.S. Treasury securities, as its preferred alternative rate for USD LIBOR. Additionally, market participants have started to transition from GBP LIBOR to the Sterling Overnight Index Average, or SONIA, in line with guidance from the U.K. regulators.

At this time, it is not possible to predict how markets will respond to SOFR, SONIA, or other alternative reference rates as the transition away from USD LIBOR and GBP LIBOR proceeds. Despite the LIBOR transition in other markets, benchmark rate methodologies in Europe, Australia, Canada, Switzerland, and Denmark have been reformed and rates such as EURIBOR, STIBOR, BBSY, CDOR, SARON, and CIBOR may persist as International Organization of Securities Commissions, or IOSCO, compliant reference rates moving forward. However, multi-rate environments may persist in these markets as regulators and working groups have suggested market participants adopt alternative reference rates.

Critical Accounting Estimates

The preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets, and any other parameters used in determining such estimates could cause actual results to differ. Our critical accounting estimates, including those relating to the valuation of our investment portfolio, are described in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 9, 2022, and elsewhere in our filings with the SEC. There have been no material changes in our critical accounting policies and practices.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

Valuation Risk

We have invested, and plan to continue to invest, primarily in illiquid debt and equity securities of private companies. Most of our investments will not have a readily available market price, and we value these investments at fair value as determined in good faith by the Board, based on, among other things, the input of the Adviser, our Audit Committee and independent third-party valuation firms engaged at the direction of the Board, and in accordance with our valuation policy. There is no single standard for determining fair value. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize amounts that are different from the amounts presented and such differences could be material.

Interest Rate Risk

Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. We intend to fund portions of our investments with borrowings, and at such time, our net investment income will be affected by the difference between the rate at which we invest and the rate at which we borrow. Accordingly, we cannot assure shareholders that a significant change in market interest rates will not have a material adverse effect on our net investment income. As of the date of this report, the Federal Reserve has raised the fed funds target range to 2.25-2.50% and has indicated that it expects additional increases in the coming months.

As of September 30, 2022, 99.7% of our debt investments at fair value were at floating rates. Additionally, we entered into interest rate swaps with certain of our Notes in order to align the interest rates of our liabilities with our investment portfolio. Based on our Consolidated Statements of Assets and Liabilities as of September 30, 2022, the following table shows the annualized impact on net income of hypothetical base rate changes in interest rates (considering base rate floors and ceilings for floating rate instruments assuming no changes in our investment and borrowing structure) (dollar amounts in thousands):

	Interest Income	Interest Expense	Net Income (1)
Up 300 basis points	$1,439,893	$(747,403)	$692,490
Up 200 basis points	959,929	(498,269)	461,660
Up 100 basis points	479,964	(249,134)	230,830
Down 100 basis points	(479,319)	249,134	(230,185)
Down 200 basis points	(952,227)	498,269	(453,958)

(1)

Excludes the impact of income based incentive fees. See Note 3 to our consolidated financial statements for the three months ended September 30, 2022 for more information on the income based incentive fees.

We may in the future hedge against interest rate fluctuations by using hedging instruments such as additional interest rate swaps, futures, options and forward contracts. While hedging activities may mitigate our exposure to adverse fluctuations in interest rates, certain hedging transactions that we may enter into in the future, such as interest rate swap agreements, may also limit our ability to participate in the benefits of changes in interest rates with respect to our portfolio investments.

Inflation

In the U.S., rising interest rates and the resulting higher cost of capital has the potential to negatively impact the free cash flow and credit quality of certain borrowers. In addition, rising costs resulting from heightened energy prices and input costs are contributing to margin pressures at certain of our portfolio companies. Such investments would continue to be negatively impacted by a sustained high rate of inflation if they are unable to mitigate margin pressures, especially if concurrent with an increase in their debt service costs. If higher than expected rates of inflation and expected significant interest rate increases in 2022 occur concurrently with a period of economic weakness or a slowdown in growth, portfolio performance in our portfolio companies may be negatively impacted. Although rising interest rates have the potential to negatively impact the financial performance of certain borrowers, the performance of the Company has generally benefited from rising interest rates as a substantial majority of the portfolio is floating rate. In addition, continued market dislocation may create attractive deployment opportunities, as borrowers seek alternative lending sources. Nonetheless, significant market dislocation could limit the liquidity of certain assets traded in the credit markets, and this would impact the Company’s ability to sell such assets at attractive prices or in a timely manner.

Inflation persisted at multi-decade highs in many major economies around the world, prompting central banks to pursue monetary policy tightening actions that are likely to continue to create headwinds to economic growth. In the U.S., annual inflation was 8.2% in September, down from 9.1% in June but still well above the Federal Reserve’s long-run target of 2%. In Eurozone economies, inflation increased to a record 9.9% in September, up from 9.1% in August.

Item 4. Controls and Procedures.

(a) Evaluation of Disclosure Controls and Procedures

In accordance with Rules 13a-15(b) and 15d-15(b) of the Securities Exchange Act of 1934, as amended, we, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q and determined that our disclosure controls and procedures are effective as of the end of the period covered by the Quarterly Report on Form 10-Q.

(b) Changes in Internal Controls Over Financial Reporting

There have been no changes in our internal control over financial reporting that occurred during the quarter ended September 30, 2022 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II—OTHER INFORMATION

Item 1. Legal Proceedings.

We are not currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceeding threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. Our business is also subject to extensive regulation, which may result in regulatory proceedings against us. While the outcome of any such future legal or regulatory proceedings cannot be predicted with certainty, we do not expect that any such future proceedings will have a material effect upon our financial condition or results of operations.

Item 1A. Risk Factors.

For information regarding factors that could affect our results of operations, financial condition and liquidity, see the risk factors discussed in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December  31, 2021.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

Refer to our Current Reports on Form 8-K filed with SEC on October 20, 2022, September 22, 2022 and August 24, 2022 for information about unregistered sales of our equity securities during the quarter.

The following table sets forth information regarding repurchases of shares of our common stock during the quarter ended September 30, 2022:

Offer Date	Tender Offer Expiration	Percentage of Outstanding Shares the Company Offered to Repurchase (1)	Tender Offer (2)	Purchase Price per Share	Shares Repurchased
August 04, 2022	August 31, 2022	5.00%	663,415	$24.62	26,978,603

(1)	Percentage is based on total shares as of the close of the previous calendar quarter.
(2)	Amounts not inclusive of Early Repurchase Deduction.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

None.

Item 6. Exhibits.

Exhibit Number	Description of Exhibits

4.1	Indenture, dated as of September 15, 2021, by and between the Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on September 15, 2021).

4.2	Tenth Supplemental Indenture, dated as of September 27, 2022, relating to the 7.050% Notes due 2025, by and between the Fund and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on September 27, 2022).

4.3	Form of 7.050% Notes due 2025 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on September 27, 2022).

4.4	Registration Rights Agreement, dated as of September 27, 2022, relating to the Notes, by and among the Fund and BofA Securities, Inc., Citigroup Global Markets Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as the representatives of the Initial Purchasers (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on September 27, 2022).

10.1	Amended and Restated Investment Advisory Agreement, dated August 2, 2022 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 3, 2022).

10.2	Note Purchase Agreement, dated October 11, 2022, by and among Blackstone Private Credit Fund and the Purchasers party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 12, 2022).

31.1	Certification of Principal Executive Officer Pursuant to Rule 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*

31.2	Certification of Principal Financial Officer Pursuant to Rule 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*

32.1	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

32.2	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blackstone Private Credit Fund

November 14, 2022	/s/ Brad Marshall
Brad Marshall
Chief Executive Officer

November 14, 2022	/s/ Kevin Kresge
Kevin Kresge
Interim Chief Financial Officer